   As filed with the Securities and Exchange Commission on September 26, 2003.
                                                Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                              EMPIRE RESORTS, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                            5810                     13-4141279
(State or other jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)          Classification Number)       Identification No.)

                             c/o Monticello Raceway
                                    Route 17B
                                  P.O. Box 5013
                           Monticello, New York 12701
                       Telephone: (845) 794-4100, ext. 478
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Scott A. Kaniewski
                             Chief Financial Officer
                              Empire Resorts, Inc.
                         707 Skokie Boulevard, Suite 600
                           Northbrook, Illinois 60062
                            Telephone: (847) 418-3804
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   COPIES TO:

            Robert H. Friedman, Esq.                     Raymond Y. Lin, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP           Latham & Watkins LLP
            505 Park Avenue                                885 Third Avenue
       New York, New York 10022-1170                 New York, New York 10022-4802
             (212) 753-7200                                 (212) 906-1200

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As
soon as practicable  after this  Registration  Statement  becomes  effective and
prior  to  the  effective  time  of  the  proposed  merger   described  in  this
Registration Statement.

            If the securities being registered on this Form are being offered in connection  with the formation of a holding company and there is compliance with
General Instruction G, check the following box. / /

            If this  Form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b) under the  Securities  Act of 1933, as amended
(the  "Securities  Act"),  check the following box and list the  Securities  Act
Registration  Statement number of the earlier effective  Registration  Statement for the same offering. / /

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  Registration
Statement for the same offering. / /

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                       Proposed Maximum        Proposed Maximum
   Title of Each Class of             Amount to be       Offering Price       Aggregate Offering      Amount of Registration
Securities to be Registered           Registered (1)      Per Share(2)             Price(2)                   Fee(2)
------------------------------------------------- ----------------------- ---------------------------------------------------
Common Stock, par value $0.01           17,016,746           $0.27               $4,619,535                   $373.72
per share
============================================================================================================================
     (1)   Represents  the maximum number of shares of the  Registrant's  common stock to be  issued  in  connection  with the  transaction,  based on
           4,187,922  shares of Empire  Resorts'  common  stock  estimated to be outstanding at the anticipated closing.
     (2)   Estimated  solely for the purpose of calculating the registration fee pursuant to Rule  457(f)(2)  under the  Securities  Act. The proposed
           maximum  aggregate  offering  price  is  based  on  $4,619,535,   the
           aggregate  book  value,  as of  September  25,  2003,  of the  equity interests of Monticello Raceway Management,  Inc.,  Monticello Casino
           Management,  LLC,  Monticello Raceway  Development  Company,  LLC and
           Mohawk Management, LLC that are being acquired by the Registrant.

                               ------------------

            THE  REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH
DATE OR  DATES AS MAY BE  NECESSARY  TO  DELAY  ITS  EFFECTIVE  DATE  UNTIL  THE
REGISTRANT SHALL FILE A FURTHER  AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS
REGISTRATION  STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE  REGISTRATION  STATEMENT
SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE  COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                       ii

                         [Empire Resorts, Inc. Logo]

                        Information Statement/Prospectus

            This information  statement/prospectus  is being furnished to you in connection with Empire Resorts,  Inc.'s ("EMPIRE RESORTS") proposed  acquisition of  Monticello  Raceway  Management,  Inc.  ("MONTICELLO  RACEWAY  MANAGEMENT"),
Monticello Casino Management,  LLC ("MONTICELLO CASINO MANAGEMENT"),  Monticello
Raceway Development Company,  LLC ("MONTICELLO RACEWAY  DEVELOPMENT") and Mohawk
Management,  LLC  ("MOHAWK  MANAGEMENT")  for 80.25% of Empire  Resorts'  common stock,  calculated  on a  post-consolidation  fully  diluted  basis.  Presently,
Monticello   Raceway  Management  is  a  wholly  owned  subsidiary  of  Catskill
Development,   L.L.C.  ("CATSKILL  DEVELOPMENT"),   each  of  Monticello  Casino
Management and Mohawk  Management is 60% owned by Catskill  Development  and 40%
owned  indirectly by Empire  Resorts and Monticello  Raceway  Development is 75%
owned by Americas Tower  Partners,  12.5% by Robert A. Berman,  Empire  Resorts'
chief  executive  officer,  a member of its board of  directors  and its  former chairman, 6% by Scott A. Kaniewski,  Empire Resorts' chief financial officer and a former  member  of its  board of  directors,  0.25% by two  affiliates  of Mr.
Kaniewski  and 6.25% by Philip B.  Berman,  Empire  Resorts'  vice  president of project coordination.  Immediately after consummation of the consolidation, each of Monticello  Raceway  Management,  Monticello  Casino  Management,  Monticello
Raceway  Development and Mohawk Management will become wholly owned subsidiaries of Empire  Resorts and the members of both Catskill  Development  and Monticello
Raceway  Development  will,  together,  hold a  controlling  interest  in Empire
Resorts.

            Empire  Resorts' board of directors has approved the  consolidation, subject to a recommendation from its independent  special committee,  consisting
of  a  disinterested   director.   The  special   committee  has  evaluated  the
consolidation  and has  recommended  that  Empire  Resorts'  board of  directors proceed with the consolidation. In its evaluation of the proposed consolidation, the special  committee was provided with  independent  legal advice from the law firm of  Wollmuth  Maher  &  Deutsch,  LLP,  and  received  an  opinion  from an independent valuation consulting firm as to the fairness, from a financial point of view, of the  consolidation's  terms to Empire Resorts and its  stockholders.
The board of directors has also approved:

            o    an amendment to Empire  Resorts'  certificate of  incorporation that provides for a staggered board of directors;

            o    an amendment to Empire  Resorts'  certificate of  incorporation that  provides  the  holders of Series E  Preferred  Stock with certain voting rights; and

            o    the nomination of three Class I, three Class II and three Class
                 III directors.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE  REQUESTED NOT TO SEND
US A PROXY

            By  executing  an  irrevocable  written  consent,  Robert A. Berman,
Philip B. Berman,  Scott A. Kaniewski,  Paul A. deBary,  Joseph E. Bernstein and
certain of their affiliates (collectively, the "CONTROLLING STOCKHOLDERS"), have already approved:

            o    the contribution agreement;

            o    an amendment to Empire  Resorts'  certificate of  incorporation providing for a staggered board of directors;

            o    an amendment to Empire  Resorts'  certificate of  incorporation providing the holders of Series E Preferred  Stock with certain voting rights; and

            o    the  election  of three Class I, three Class II and three Class
                 III directors.

As the Controlling  Stockholders control enough shares of Empire Resorts' voting stock to approve each of these matters,  regardless of how Empire Resorts' other stockholders vote, no further vote of Empire Resorts'  stockholders is necessary to consummate the consolidation or any matter related thereto.  Consequently, we are not asking you for a proxy and you are not requested to send us a proxy.  As we explain in this information statement/prospectus,  however, completion of the consolidation  remains  subject  to  the  satisfaction  or  waiver  of  numerous conditions.  We  cannot  predict  with  certainty  when  we  will  complete  the consolidation, but we anticipate to complete it in the fourth quarter of 2003.

            PLEASE SEE "RISK  FACTORS"  BEGINNING ON PAGE 16 FOR A DISCUSSION OF
MATTERS RELATING TO AN INVESTMENT IN EMPIRE RESORTS' COMMON STOCK.

            This  information   statement/prospectus  is  also  Empire  Resorts'
prospectus  for the shares of common  stock being  issued to the members of both
Catskill   Development  and  Monticello  Raceway  Development  as  part  of  the consolidation. Empire Resorts' common stock currently trades on the Nasdaq Small
Cap  Market  and  Boston  Stock  Exchange  under the  symbols  "NYNY" and "NYN,"
respectively,  and the shares of common stock to be issued in the  consolidation will also be listed on the Nasdaq Small Cap Market and Boston Stock Exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
   COMMISSION HAS APPROVED OF THE CONSOLIDATION OR THE SECURITIES TO BE ISSUED
  UNDER THIS INFORMATION STATEMENT/PROSPECTUS OR DETERMINED IF THE INFORMATION
     STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

    This information statement/prospectus is dated ____________, 2003, and it is first being mailed to Empire Resorts' stockholders on or about ________, 2003.

                                       2

                                    IMPORTANT

            This  document,  which is sometimes  referred to as the  information statement/prospectus,  constitutes  an  information  statement of Empire Resorts with respect to the  consolidation  and a prospectus  of Empire  Resorts for the shares of Empire  Resorts'  common  stock that Empire  Resorts will issue to the members of both Catskill  Development and Monticello Raceway Development as part of the  consolidation.  As  permitted  under  the  rules of the  Securities  and
Exchange   Commission,   this  information   statement/prospectus   incorporates
important  business  and  financial  information  about  Empire  Resorts and its affiliates that is contained in documents filed with the Securities and Exchange
Commission  and that is not  included  in or  delivered  with  this  information statement/prospectus.  You may obtain copies of these documents, without charge, from the  website  maintained  by the  Securities  and  Exchange  Commission  at
www.sec.gov, as well as other sources. See "Where You Can Find More Information"
beginning  on page 143. You may also obtain  copies of these documents,  without charge, from Empire Resorts by writing or calling:

                              Empire Resorts, Inc.
                             c/o Monticello Raceway
                                    Route 17B
                                 P.O. Box 5013
                           Monticello, New York 12701
                            (845) 794-4100, ext. 478
                         Attention: Corporate Secretary

            IN ORDER TO OBTAIN  DELIVERY OF THESE  DOCUMENTS PRIOR TO COMPLETION
OF  THE  CONSOLIDATION,   YOU  SHOULD  REQUEST  SUCH  DOCUMENTS  NO  LATER  THAN
_____________________, 2003.

                                       3

                               Table of Contents
                                                                            Page
                                                                            ----

             Certain Non-Voting Members Relinquish their Interests

             Registration Statement, Stockholder Vote, and

             Redemption of Empire Resorts' Interest in Catskill
               Development...................................................58
             Distribution by Catskill Development of its Interests
               in Monticello Raceway Management, Monticello

                               Table of Contents

             Monticello Raceway Development..................................82
             Mohawk Management...............................................88
Management's Discussion and Analysis of Financial Condition

Amendment to Certificate of Incorporation
  to Create a Staggered Board of Directors..................................122
Amendment of Certificate of Incorporation

Appendix A:.Securities Contribution Agreement, as amended

                                       ii

                  QUESTIONS AND ANSWERS ABOUT THE CONSOLIDATION

            Q:  WHAT IS THE PROPOSED TRANSACTION?

            A:  Empire  Resorts is proposing  to acquire all of the  outstanding membership  interests  and  capital  stock  of  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management from the members of both Catskill  Development and Monticello Raceway
Development in exchange for 80.25% of Empire Resorts'  common stock,  calculated on a post-consolidation, fully diluted basis.

            Q:  WHY IS EMPIRE RESORTS ACQUIRING  MONTICELLO RACEWAY  MANAGEMENT,
MONTICELLO  CASINO  MANAGEMENT,   MONTICELLO  RACEWAY   DEVELOPMENT  AND  MOHAWK
MANAGEMENT?

            A:  Collectively,  Empire Resorts,  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management own all of the development and management  rights with respect to 229 acres of land in Monticello,  New York. In order to improve the existing  gaming facilities,  to install video lottery terminals and/or develop a Native American casino on this land,  the entities  will need to raise a  significant  amount of financing  from  outside  investors.  Empire  Resorts  and the  members  of both
Catskill  Development and Monticello Raceway  Development believe that combining the  operations and assets of Empire  Resorts,  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management into an integrated public company structure would facilitate  raising the necessary  financing.  The result of this  consolidation  will be a publicly traded company owning all of the development and management rights for 229 acres of land in Monticello,  New York compared with a group of  interrelated  private companies  with  separate  rights  over  this land  prior to the  consolidation.
Furthermore, as a result of the consolidation,  Empire Resorts would immediately and  directly  own an operating  business,  providing  it with direct  access to revenue  streams as opposed to relying on dividend  payments  and  distributions from its minority owned  subsidiaries.  For a more detailed discussion of Empire
Resorts'  reasons  for the  consolidation,  as well as the  acquired  companies'
reasons  for the  consolidation,  please  see "The  Consolidation  -  Reasons to
Combine Companies" beginning on page 32.

            Q:  IS THERE ANY  PRE-EXISTING  RELATIONSHIP  BETWEEN EMPIRE RESORTS
AND THE COMPANIES BEING ACQUIRED?

            A:  Yes. Empire Resorts, through its wholly owned subsidiary,  Alpha
Monticello,  Inc.  ("ALPHA  MONTICELLO"),  presently  owns  approximately  a 25%
economic ownership interest of Catskill Development,  which in turn owns 100% of the equity interests of Monticello  Raceway Management and 60% of the membership interests of both  Monticello  Casino  Management and Mohawk  Management.  Alpha
Monticello  owns the remaining  40%  membership  interest in  Monticello  Casino
Management  and Alpha  Casino  Management,  Inc.  ("ALPHA  CASINO  MANAGEMENT"),
another  wholly owned  subsidiary  of Empire  Resorts,  owns the  remaining  40%
membership  interest in Mohawk  Management.  Currently,  Empire Resorts does not have any development  rights for the 229 acres of land in Monticello,  New York.
Certain  officers and directors of Empire Resorts also have  significant  equity interests in Catskill  Development and the members of both Catskill  Development and  Monticello  Raceway  Development.  See "The  Consolidation  - Interests  of
Certain Persons in the Consolidation" beginning on page 39.

            Q:  WHAT WILL I RECEIVE AS A RESULT OF THE CONSOLIDATION?

            A:  Empire  Resorts'   stockholders  will  not  receive  any  direct
consideration as part of the consolidation. However, Empire Resorts does believe that its stockholders will receive an indirect benefit from the consolidation in light  of the  present  and  anticipated  future  value of the  companies  being acquired.

            Q:  WHO ARE THE CONTROLLING  STOCKHOLDERS AND WHAT WILL THEY RECEIVE
IN THE CONSOLIDATION?

            A:  The Controlling  Stockholders consist of Robert A. Berman, Scott
A. Kaniewski, Philip B. Berman, Paul A. deBary and Joseph E. Bernstein. Pursuant
to  the  terms  of the  contribution  agreement,  these  individuals  and  their affiliates,  collectively,  are  expected  to receive  approximately  38% of the
shares  of  Empire   Resorts'   common  stock  being  issued   pursuant  to  the
consolidation.  See "The  Consolidation  - Interests  of Certain  Persons in the
Consolidation" beginning on page 39.

            Q:  IS ANY FURTHER VOTE OF EMPIRE  RESORTS'  STOCKHOLDERS  NEEDED TO
APPROVE THE CONSOLIDATION?

            A:  No.  Delaware law allows  stockholders to act by written consent in lieu of holding a meeting,  unless prohibited by the company's certificate of incorporation.  Empire Resorts'  certificate of incorporation  does not prohibit stockholder  action  by  written  consent.  Since  Empire  Resorts'  Controlling
Stockholders,  who collectively  control a sufficient  amount of Empire Resorts'
voting stock to approve the  consolidation,  have previously  executed a written consent  approving  it, no  further  vote by  Empire  Resorts'  stockholders  is required.

            Q:  WILL  I  HAVE   APPRAISAL   RIGHTS   IN   CONNECTION   WITH  THE
CONSOLIDATION?

            A:  No. Under Delaware law,  holders of Empire Resorts' common stock will not have appraisal rights in connection with the consolidation.

            Q:  WHAT ARE THE TAX CONSEQUENCES OF THE TRANSACTION?

            A: The parties to the  contribution  agreement  intend that  neither
Empire  Resorts nor any of Empire  Resorts'  stockholders  recognize any gain or loss as a direct result of the consolidation. See "The Consolidation -  Material
Federal Income Tax Consequences" beginning on page 40.

            Q:  WHAT DO I NEED TO DO NOW?

            A:  Nothing,   other  than  to  carefully   read  this   information
statement/prospectus,  as  each  of  Empire  Resorts'  board  of  directors  and
Controlling  Stockholders has already approved the consolidation and all related matters.

            Q:  WHEN DOES EMPIRE RESORTS EXPECT TO COMPLETE THE CONSOLIDATION?

            A:  Empire Resorts expects to complete the consolidation on or after the 20th day following distribution of this information  statement/prospectus to its stockholders,  provided all closing conditions have been either satisfied or waived.  See "The Contribution  Agreement - Conditions to Closing"  beginning on page 51.

            Q:  WHERE CAN I FIND MORE INFORMATION?

            A:  You  can  obtain  more  information  from  various  sources,  as provided under "Where You Can Find More Information" beginning on page 143.

                                     SUMMARY

            This summary highlights selected  information from this document and may not  contain  all of the  information  that is  important  to you. To better understand the  consolidation  and for a more complete  description of the legal terms of the  consolidation,  you should carefully read this entire document and the documents to which you have been referred.

                                  THE COMPANIES

EMPIRE RESORTS, INC.
C/O MONTICELLO RACEWAY
ROUTE 17B
P.O. BOX 5013
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 478
ATTENTION: INVESTOR RELATIONS

            Empire Resorts is a Delaware  corporation with no direct  operations and no meaningful assets other than a 48.31% economic ownership interest, 36.88%
economic ownership interest and 25% economic ownership  interest,  respectively, in Catskill Development's casino and wagering operations, horse racing and other pari-mutuel  activities and real estate  ownership and  development  operations.
Catskill  Development  is the  owner  of  approximately  229  acres  of  land in
Monticello,  New York, the sole stockholder of Monticello Raceway Management and the controlling member of Monticello Casino Management and Mohawk Management.

MONTICELLO RACEWAY MANAGEMENT, INC.
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Monticello  Raceway  Management  is  a  New  York  corporation  that operates  Monticello  Raceway,  a  harness  horse  racing  facility  located  in
Monticello,  New York. While Monticello Raceway Management is currently a wholly
owned   subsidiary   of   Catskill   Development,   immediately   prior  to  the
consolidation's  closing,  Catskill  Development  will  distribute  all  of  its interest in Monticello Raceway Management to Catskill Development's then current members.

MONTICELLO CASINO MANAGEMENT, LLC
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Monticello Casino Management is a New York limited liability company with the exclusive right to manage,  on behalf of the Cayuga Nation of New York, any Class III Gaming  operations and related  activities that may occur on 29 of the 229 acres of land presently owned by Catskill Development in Monticello, New
York.  Currently,  Monticello Casino Management has no operations,  employees or assets other than its gaming management rights. Catskill Development owns 60% of the membership  interests of Monticello  Casino  Management and Empire  Resorts,
through a wholly  owned  subsidiary,  owns 40% of the  membership  interests  of
Monticello Casino Management.  However, immediately prior to the consolidation's closing,  Catskill Development will distribute all of its interest in Monticello
Casino Management to Catskill Development's then current members.

MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Monticello  Raceway  Development  is a New  York  limited  liability company with the exclusive right to design,  engineer,  develop,  construct, and furnish a Class III Gaming  facility that is developed on 29 of the 229 acres of land presently owned by Catskill Development in Monticello, New York. Monticello
Raceway  Development  also has the exclusive  right to develop the remaining 200 acres of land to provide for activities  supportive of gaming,  such as lodging, food  service and  retail.  Currently,  Monticello  Raceway  Development  has no
operations,  employees or assets other than its development  rights.  Monticello
Raceway  Development's  membership  interests  are owned 75% by  Americas  Tower
Partners, an affiliate of Catskill Development and partially owned indirectly by
Morad Tahbaz,  Empire Resorts' president and a member of its board of directors,
12.5% by Robert A. Berman,  Empire Resorts' chief executive officer, a member of its board of directors and its former chairman, 6% by Scott A. Kaniewski, Empire
Resorts' chief financial  officer and a former member of its board of directors,
0.25% by two affiliates of Mr.  Kaniewski and 6.25% by Philip B. Berman,  Empire
Resorts' vice president of project coordination.

MOHAWK MANAGEMENT, LLC
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Mohawk Management is a New York limited liability company originally formed to operate,  in conjunction  with the St. Regis Mohawk Tribe, a Class III
Gaming  facility  on 29 of the 229  acres of land  presently  owned by  Catskill
Development  in  Monticello,  New  York.  Currently,  Mohawk  Management  has no
operations,   employees  or  assets   other  than  claims   against  Park  Place
Entertainment  Corporation,  Gary  Melius,  Ivan  Kaufman  and  Walter  Horn for
tortious  interference  with  contractual  and  business  relations  and  fraud.
Catskill  Development owns 60% of the membership  interests of Mohawk Management and  Empire  Resorts,  through  a  wholly  owned  subsidiary,  owns  40%  of the membership  interests of Mohawk  Management.  However,  immediately prior to the consolidation's  closing,  Catskill  Development  will  distribute  all  of  its interest in Mohawk Management to Catskill Development's then current members.

            A diagram  summarizing  the current  ownership  structure  of Empire
Resorts, Monticello Raceway Management, Monticello Casino Management, Monticello
Raceway  Development and Mohawk  Management,  both before and after the proposed consolidation, is provided on the following page.

                                Pre-Consolidation

                               [Graphic Omitted]

------------
(1)  Includes a .125%  membership  interest  held by  Kaniewski  Family  Limited
Partnership, with respect to which Mr. Kaniewski is the general partner and a 1%
limited partner (with sole voting and disposition rights) and a .125% membership interest  held by KFP  Trust,  with  respect  to  which  Stacey  Kaniewski,  Mr.
Kaniewski's  wife,  is  the  sole  trustee,  and  with  respect  to  which,  Mr.
Kaniewski's  children  are  its  sole  beneficiaries.  Mr.  Kaniewski  disclaims beneficial ownership of all interests held by KFP Trust.

(2) The  diagram  shows only those  partners  of  Americas  Tower  Partners  and
Watertone  Holdings,  L.P.  ("Watertone  Holdings")  that  served as officers or directors  of  Empire  Resorts  at  the  time  the  contribution  agreement  was negotiated and executed.

(3) Certain members of Catskill  Development,  owning in the aggregate less than
2.5% of the membership interests of Catskill Development,  are not shown in this diagram.

(4) Catskill Development has three classes of economic ownership interests, with each class  corresponding  to one of Catskill  Development's  three  businesses.
Class  A  economic   ownership   interests   represent   the  right  to  receive
distributions  and allocations from Catskill  Development's  casino and wagering operations;  Class B economic ownership interests represent the right to receive distributions and allocations from Catskill Development's  horseracing and other pari-mutuel  activities;  and Class C economic ownership interests represent the right to receive distributions and allocations from Catskill  Development's real estate ownership and development  operations.  Of Catskill  Development's  eight members,  the vast majority of these  economic  ownership  interests are held by
Alpha  Monticello,  Watertone  Holdings,  Americas Tower Partners and Monticello
Realty L.L.C. ("Monticello Realty").  Specifically, Alpha Monticello, which is a wholly owned subsidiary of Empire Resorts, holds approximately 48%, 37% and 25%, respectively,  of Catskill  Development's  Class A, Class B and Class C economic ownership  interests;  Watertone Holdings holds  approximately 15%, 13% and 25%, respectively,  of Catskill  Development's  Class A, Class B and Class C economic ownership  interests;  Americas Tower Partners holds  approximately 33%, 25% and
25%,  respectively,  of  Catskill  Development's  Class A,  Class B and  Class C
economic  ownership  interests and Monticello  Realty holds  approximately  33%,
22.5% and 22.5%,  respectively,  of Catskill  Development's Class A, Class B and
Class C economic ownership interests. In addition,  under Catskill Development's operating  agreement,  Alpha  Monticello,  Watertone  Holdings,  Americas  Tower
Partners and Monticello Realty are the only members of Catskill Development with voting  rights,  with each of these  four  members  entitled  to one vote on all matters submitted to members for a vote.

                              Post-Consolidation(1)
                               ------------------

                               [Graphic Omitted]

(1)  As  Catskill  Development  will  be  redeeming  all of  Alpha  Monticello's interests in Catskill  Development and then distributing all of its interests in
Monticello   Raceway   Management,   Monticello  Casino  Management  and  Mohawk
Management  to  Catskill   Development's  then  current  members  prior  to  the
consolidation's  closing,   Catskill  Development  has  been  omitted  from  the
post-consolidation   ownership  diagram.  Americas  Tower  Partners,   Watertone
Holdings and Monticello Realty have been listed as the owners of Empire Resorts, as these  entities  will  receive  the vast  majority  of the  shares  of Empire
Resorts'  common  stock being  issued to Catskill  Development's  members at the consolidation's  closing in exchange for such  members'  interests in Monticello
Raceway Management, Monticello Casino Management and Mohawk Management.

                          REASONS FOR THE CONSOLIDATION

            Collectively,   Empire  Resorts,   Monticello  Raceway   Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management own all of the development and management  rights with respect to 229 acres of land in Monticello,  New York. In order to improve the existing  gaming facilities,  to install video lottery terminals and/or develop a Native American casino on this land,  the entities  will need to raise a  significant  amount of financing  from  outside  investors.  Empire  Resorts  and the  members  of both
Catskill  Development and Monticello Raceway  Development believe that combining the  operations and assets of Empire  Resorts,  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management  into  an  integrated   public  company  structure  would  facilitate
accessing the required financing sources and raising the necessary capital.  The result of this consolidation will be a publicly traded company owning all of the development and management rights for 229 acres of land in Monticello,  New York compared with a group of  interrelated  private  companies with separate  rights over  this  land  prior to the  consolidation.  Furthermore,  as a result of the
consolidation,   Empire  Resorts  would  directly  own  an  operating  business, providing  it with  direct  access to  revenue  streams as opposed to relying on dividend payments and distributions from its minority owned subsidiaries.  For a more detailed  discussion of Empire Resorts' reasons for the  consolidation,  as well as the acquired  companies' reasons for the consolidation,  please see "The
Consolidation - Reasons to Combine Companies" beginning on page 32.

                            THE PROPOSED TRANSACTION

            In  the  proposed  consolidation,   the  members  of  both  Catskill
Development and Monticello  Raceway  Development  shall  contribute all of their respective  ownership  interests in Monticello  Raceway  Management,  Monticello
Casino  Management,   Monticello  Raceway  Development  and  Mohawk  Management,
together  with all of their right,  title and interest in and to the business of
Monticello  Raceway,  including  all of the assets and  liabilities  of Catskill
Development,  except for its  interest in 229 acres of land in  Monticello,  New
York and its right to certain  litigation  claims, to Empire Resorts in exchange for, in the aggregate,  80.25% of Empire Resorts' common stock,  calculated on a post-consolidation,  fully diluted basis. As a result of the consolidation, each of Monticello  Raceway  Management,  Monticello  Casino  Management,  Monticello
Raceway  Development and Mohawk Management will become wholly owned subsidiaries of Empire  Resorts and the members of both Catskill  Development  and Monticello
Raceway   Development,   together,   will  become  Empire  Resorts'  controlling
stockholders.

     NO FURTHER STOCKHOLDER APPROVAL REQUIRED; EMPIRE RESORTS BOARD APPROVAL

            We are not asking you to vote on the consolidation. On September __,
2003, Empire Resorts' Controlling Stockholders,  who collectively control 51% of
Empire Resorts' voting stock, executed a written consent:

            o   adopting the contribution agreement;

            o   approving the consolidation;

                                       10

            o   amending Empire Resorts' certificate of incorporation to provide for a staggered board of directors;

            o   amending Empire Resorts' certificate of incorporation to provide the  holders of Series E  Preferred  Stock with  certain  voting rights; and

            o   electing  three  Class I,  three  Class II and  three  Class III directors.

This written consent satisfied all stockholder  approval  requirements for these matters under Delaware law, Empire  Resorts'  certificate of  incorporation  and
Empire Resorts' bylaws.

            Empire Resorts' board of directors  believes that the  consolidation is advisable and in Empire  Resorts' best  interest.  The board of directors has unanimously approved:

            o   the contribution agreement;

            o   the consolidation;

            o   an amendment to Empire  Resorts'  certificate  of  incorporation providing for a staggered board of directors;

            o   an amendment to Empire  Resorts'  certificate  of  incorporation providing  the holders of Series E Preferred  Stock with certain voting rights; and

            o   the  nomination  of those  persons  elected  by Empire  Resorts'
                Controlling  Stockholders  as Class I,  Class II and  Class  III
                directors.

            A special  committee  of the board of  directors,  consisting  of an independent director and advised by an independent counsel and by an independent financial  advisor  retained for the purpose of delivering a fairness opinion to the special committee, has reviewed the transaction and has recommended that the board of directors proceed with the consolidation.

                                FAIRNESS OPINION

            Empire Resorts'  special  committee  received a written opinion from
Kane Reece Associates, Inc. ("KANE REECE ASSOCIATES"),  an independent valuation consulting  firm,  attesting  to the  fairness of the  consolidation's  terms to
Empire  Resorts and its  stockholders  from a financial  point of view. The full text of the opinion is available for inspection  and copying at Empire  Resorts'
principal  executive  offices  during  regular  business hours by any interested stockholder of Empire Resorts or any  representative  who has been so designated in  writing.  PLEASE  NOTE,  HOWEVER,  THAT KANE  REECE  ASSOCIATES'  OPINION IS
DIRECTED TO THE SPECIAL  COMMITTEE AND DOES NOT CONSTITUTE A  RECOMMENDATION  TO
ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE CONSOLIDATION.

                                       11

                                THE CONSOLIDATION

THE CONTRIBUTION AGREEMENT (SEE PAGE 42)

            The  contribution  agreement is the legal  document that governs the consolidation.  It is  attached  to  this  information  statement/prospectus  as
Appendix  A,  and you are  urged  to  carefully  read  it in its  entirety.  The following is a summary of its terms and omits numerous details.

WHAT EMPIRE RESORTS IS RECEIVING (SEE PAGE 42)

            Under the terms of the  consolidation,  in exchange for issuing that number  of  shares of common  stock  equal to 80.25% of Empire  Resorts'  common stock,  calculated on a post-consolidation,  fully diluted basis, Empire Resorts will receive:

            o   all  of the  issued  and  outstanding  membership  interests  in
                Monticello Casino Management that it does not already own;

            o   all of the issued and outstanding membership interests in Mohawk
                Management that it does not already own;

            o   all  of the  issued  and  outstanding  membership  interests  in
                Monticello Raceway Development;

            o   all of the issued and  outstanding  capital  stock of Monticello
                Raceway Management;

            o   all of the rights in and to the business of Monticello  Raceway,
                including  all  of  the  assets  and   liabilities  of  Catskill
                Development,  except  for its  interest  in 229 acres of land in
                Monticello, New York and its right to certain litigation claims;
                and

           o    a  leasehold  interest in 200 acres of land in  Monticello,  New
                York and an option to purchase those 200 acres, together with 29 acres of adjacent property.

CONDITIONS TO THE CONSOLIDATION (SEE PAGE 51)

            The completion of the consolidation depends upon meeting a number of conditions, including:

            o   approval  for listing on the Nasdaq  Small Cap Market and Boston
                Stock  Exchange of the shares of Empire  Resorts'  common  stock being issued in the consolidation;

            o   no outstanding statute,  rule, law,  injunction,  order or other legal restraint preventing the consolidation;

            o   approvals and consents from various  third  parties,  as well as other material regulatory approvals and consents;

            o   receipt of a legal opinion about certain tax consequences of the consolidation;

                                       12

            o   representations  and  warranties  of  Empire  Resorts,  Catskill
                Development  and the members of both  Catskill  Development  and
                Monticello  Raceway  Development  contained in the  contribution agreement  remaining  true and  correct  at the  consolidation's closing;

            o   execution  by Empire  Resorts and Catskill  Development  of a 48
                year  ground  lease  with  respect  to  200  acres  of  land  in
                Monticello, New York;

            o   Catskill  Development  having  redeemed  all of Empire  Resorts'
                interest, whether direct or indirect, in Catskill Development;

            o   the creation of a litigation  trust and the  assignment to it by each of Catskill  Development,  Mohawk Management and Monticello
                Raceway  Development  of their rights to any  proceeds  from the ongoing litigation against Park Place Entertainment Corporation,
                Gary Melius, Ivan Kaufman and Walter Horn;

            o   subsequent  to (1) the  redemption  by Catskill  Development  of
                Empire  Resorts'  interests in Catskill  Development and (2) the creation of a litigation  trust and the assignment to such trust by Catskill  Development,  Monticello  Raceway  Development  and
                Mohawak  Management  of all of their rights to the proceeds from their claims against Park Place Entertainment Corporation,  Gary
                Melius,  Ivan  Kaufman  and Walter  Horn,  Catskill  Development
                having contributed all of its rights, title and interest in and to the  business  of  Monticello  Raceway  and all of its  other
                assets  and  liabilities,   except  for  Catskill  Development's
                interest  in 229  acres  of land in  Monticello,  New  York,  to
                Monticello  Casino  Management and Catskill  Development  having subsequently  distributed  all of its  interests  in  Monticello
                Raceway  Management,  Monticello  Casino  Management  and Mohawk
                Management to Catskill Development's then current members;

            o   Empire  Resorts  having  provided the U.S.  Attorney  with prior notice of the redemption of Empire Resorts' common stock held by
                The Bryanston Group,  Inc. ("THE BRYANSTON  GROUP") and Beatrice
                Tollman,  and Empire Resorts having  subsequently  redeemed such stock;

            o   adoption by Empire Resorts of a stockholder rights agreement and certain  amendments  to its  certificate  of  incorporation  and bylaws  that  provide for the  creation of a staggered  board of directors; and

            o   each of Empire Resorts,  Catskill Development and the members of both Catskill  Development  and Monticello  Raceway  Development
                having  complied in all  material  respects  with its  covenants under the contribution agreement.

REGULATORY APPROVALS (SEE PAGE 41)

            Empire Resorts and Monticello  Raceway  Management are both required to  make  filings  with  or  obtain  approvals  from  certain  state  regulatory authorities in connection with the  consolidation,  including the New York State
Racing  and  Wagering   Board.   Empire  Resorts   believes  that  all  material
notifications, filings and approvals have been made or obtained, or will be made
or  obtained  prior  to  the  date  of  the  consolidation's   closing  (or,  if
appropriate, after the consolidation is effective).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 40)

            Each of the parties to the contribution  agreement  intends that the consolidation be a tax free transaction for Empire Resorts and its stockholders.
Moreover,  it is a condition to the consolidation's  closing that the parties to

                                       13

the   contribution   agreement   receive  a  legal  opinion   stating  that  the
consolidation  will be treated as a transfer of property under Section 351(a) of the Internal Revenue Code, and that no party to the contribution  agreement will recognize  any gain or loss for federal  income tax  purposes as a result of the consolidation.

ACCOUNTING TREATMENT (SEE PAGE 41)

            The consolidation will be accounted for as a "reverse merger" and an
"affiliated  transaction"  for  accounting  and  financial  reporting  purposes.
Accordingly,  Empire Resorts will book Catskill Development's current assets and liabilities  and the  ownership  interests  in  Monticello  Raceway  Management,
Monticello Casino Management and Mohawk Management according to their cost basis at the closing.

TERMINATION (SEE PAGE 56)

            The contribution agreement may be terminated,  and the consolidation abandoned,  only in a very limited  number of  circumstances,  including,  among other things, the following:

            o   if the consolidation is not completed by January 31, 2004;

            o   by Empire Resorts, on the one hand, or Catskill  Development and the members of both Catskill  Development and Monticello Raceway
                Development,  on the other  hand,  if the  other is in  material
                breach  of  its   representations,   warranties,   covenants  or
                agreements;

            o   if any governmental  entity issues an order, decree or ruling or takes any action permanently  enjoining or otherwise prohibiting the  consolidation,  and such order,  ruling or other action has become final and nonappealable; or

            o   if the parties  mutually  agree to  terminate  the  contribution agreement.

INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION (SEE PAGE 39)

            You should be aware that a number of Empire Resorts'  principals had a  significant  interest in each of  Catskill  Development,  Monticello  Raceway
Development   and  Americas  Tower  Partners  at  the  time  the  terms  of  the contribution  agreement  were  negotiated.  Such  interests  may have led Empire
Resorts' to receive a less  favorable  result than it would have if the acquired companies had been  contributed by an independent  third party  following  arm's length negotiations.

VOTING CONTROL (SEE PAGES 28 and 64)

            At the time Empire Resorts'  Controlling  Stockholders  approved the consolidation,  there were 5,805,751  shares of Empire Resorts' common stock and
44,258  shares of its  Series B  Preferred  Stock  issued  and  outstanding  and entitled to vote. Each share of common stock entitles its holder to one vote and each share of Series B  Preferred  Stock  entitles  its  holder to  eight-tenths
(8/10)  of one  vote.  At the time the  Controlling  Stockholders  approved  the consolidation,  Empire Resorts' directors and executive officers,  together with

                                       14

their affiliates,  controlled  2,964,203 shares of Empire Resorts' common stock, representing  51% of Empire Resorts' voting stock.  The affirmative  vote of the holders  of a  majority  of  Empire  Resorts'  voting  stock on the date  Empire
Resorts'  Controlling  Stockholders  approved the  consolidation was required to approve the consolidation.

            Pursuant to Catskill Development's operating agreement, only four of its seven  members,  Americas Tower  Partners,  Watertone  Holdings,  Monticello
Realty and Alpha Monticello,  have voting rights,  with each voting member being entitled to one vote. However, on _____________,  2003, Americas Tower Partners,
Watertone Holdings,  Monticello Realty and Alpha Monticello unanimously voted to allow Catskill  Development's  non-voting  members to vote on whether to approve the  consolidation,  and gave each non-voting member one vote for this occasion.
Soon thereafter,  Catskill  Development's seven members unanimously approved the consolidation.  On June __, 2003, Catskill Development's directors and executive
officers,   together  with  their   affiliates,   controlled  100%  of  Catskill
Development's voting members, but had no interest in its non-voting members. The affirmative  vote of at least four of Catskill  Development's  seven members was required to approve the consolidation.

            On __________  __, 2003,  each of Americas Tower  Partners'  general partners, [Americas Towers Limited Partners Limited Partnership, NYL Development
Corporation  and  NYL  Limited  Partners  Limited  Partnership],   approved  the
consolidation.  Pursuant to Americas Tower Partners'  partnership  agreement,  a
[unanimous]  vote of its  [three]  general  partners  was  required  in order to approve the consolidation.]

NO DISSENTERS' RIGHTS (SEE PAGE 28)

            Delaware  law does not  provide  for any  dissenters'  rights  to an appraisal for Empire Resorts stockholders in connection with the consolidation.

                           PRICE RANGE OF COMMON STOCK

            Empire  Resorts'  common  stock has been trading on The Nasdaq Small
Cap Market and the Boston  Stock  Exchange  under the symbols  "NYNY" and "NYN,"
respectively,  since 1993. None of Monticello Raceway  Management's,  Monticello
Casino  Management's,  Monticello Raceway  Development's nor Mohawk Management's
equity  interests  are traded in any  established  market.  The table below sets forth, for the calendar quarters indicated,  the range of high and low per share sales  prices for Empire  Resorts'  common  stock as reported  by Nasdaq.  These quotations reflect the inter-dealer prices,  without retail markup,  markdown or commission and may not necessarily represent actual transactions.  No equivalent market price data is available for  Monticello  Raceway  Management,  Monticello
Casino Management, Monticello Raceway Development or Mohawk Management.

                              First          Second      Third       Fourth
                              Quarter        Quarter     Quarter     Quarter
Fiscal 2003
      High                    $ 10.97        $ 11.23     $           N/A
      Low                     $  1.77        $  7.05     $           N/A

                                       15

                              First          Second      Third       Fourth
                              Quarter        Quarter     Quarter     Quarter
Fiscal 2002
     High                     $ 13.74        $ 13.20     $  8.47     $ 2.33
     Low                      $ 10.50        $  5.40     $  0.95     $ 1.17
Fiscal 2001
     High                     $ 12.18        $ 10.40     $ 11.39     $21.00
     Low                      $  6.87        $  6.20     $  4.31     $ 6.11

            On February 3, 2003,  the last trading day before the  consolidation was  announced,  Empire  Resorts'  common  stock  closed at $7.49 per share.  On
___________,  2003,  the  last  practicable  day  before  the  printing  of this
information  statement/prospectus,   Empire  Resorts'  common  stock  closed  at
$_____________  per share.  You may obtain more recent  stock price  quotes from most newspapers or other financial sources and you are encouraged to do so.

                              CAUTIONARY STATEMENT
                      CONCERNING FORWARD-LOOKING STATEMENTS

            Certain  information  included or  incorporated by reference in this
information   statement/prospectus   may  be  deemed  to  be  "forward   looking
statements"  within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements,  other than statements of historical facts, that address activities, events or developments that Empire Resorts,  Catskill Development or the members of  Monticello  Raceway  Development  intends,  expects,  projects,  believes or anticipates will or may occur in the future are forward looking statements. Such
statements  are   characterized  by  terminology  such  as  "believe,"   "hope,"
"anticipate,"   "should,"   "intend,"  "plan,"  "will,"  "expect,"   "estimate,"
"project," "positioned,"  "strategy," and similar expressions.  These statements are based on assumptions and  assessments  made by management of Empire Resorts,
Catskill  Development,  and  Monticello  Raceway  Development  in light of their experience  and their  perception  of  historical  trends,  current  conditions, expected future  developments  and other factors they believe to be appropriate.
These  forward  looking  statements  are  subject  to  a  number  of  risks  and uncertainties, including, but not limited to, those set forth below.

                                  RISK FACTORS

            As a result of the  consolidation,  Empire Resorts' business will be subject to the  following new or increased  risks  related to the  consolidation and/or the  businesses  of  Monticello  Raceway  Management,  Monticello  Casino
Management, Monticello Raceway Development and Mohawk Management. In addition to the risks described below,  the combined  enterprise will continue to be subject to the risks described in the documents that Empire Resorts has previously filed with the  Securities  and  Exchange  Commission  and that  are  incorporated  by reference  into  this  information  statement/prospectus.  If any  of the  risks described  below  or in  the  documents  incorporated  by  reference  into  this
information   statement/prospectus   actually  occur,  the  business,  financial
condition,  results of operations or cash flows of the combined enterprise could be materially  adversely  affected.  The risks below should be considered  along with the other  information  included or  incorporated  by  reference  into this information statement/prospectus.

                                       16

RISKS RELATED TO THE CONSOLIDATION

            VARIOUS  CONFLICTS  OF  INTEREST  EXISTED  WHILE  THE  TERMS  OF THE
CONSOLIDATION WERE NEGOTIATED.

            While the terms of the consolidation were being negotiated,  each of
Empire  Resorts,  Catskill  Development,   Monticello  Raceway  Development  and
Americas Tower Partners were under some level of common  control.  Specifically,
Catskill  Development has three classes of economic  ownership  interests,  with each class  corresponding  to one of Catskill  Development's  three  businesses.
Class  A  economic   ownership   interests   represent   the  right  to  receive
distributions  and allocations from Catskill  Development's  casino and wagering operations;  Class B economic ownership interests represent the right to receive distributions and allocations from Catskill Development's  horseracing and other pari-mutuel  activities;  and Class C economic ownership interests represent the right to receive distributions and allocations from Catskill  Development's real estate  ownership  and  development  operations.  At the time  the  contribution
agreement  was  negotiated  and  executed,   Empire  Resorts   indirectly   held
approximately 48%, 37% and 25%, respectively, of Catskill Development's Class A,
Class B and Class C economic ownership interests.  Watertone Holdings,  which is controlled by Robert A. Berman,  Empire  Resorts'  chief  executive  officer,  a member  of its  board of  directors  and its  former  chairman  (at the time the consolidation  was  negotiated  and executed),  and Scott A.  Kaniewski,  Empire
Resorts' chief  financial  officer and a former member of its board of directors
(at the time the consolidation was negotiated and executed),  held approximately
15%, 13% and 25%,  respectively,  of Catskill Development's Class A, Class B and
Class C  economic  ownership  interests.  Furthermore,  Morad  Tahbaz,  Catskill
Development's  president,  Empire  Resorts'  president  and a member  of  Empire
Resorts' board of directors,  held a 20% interest in Americas Tower Partners,  a general partnership that held approximately 33%, 25% and 25%,  respectively,  of
Catskill  Development's  outstanding  Class  A,  Class B and  Class  C  economic ownership  interests  at the time the  consolidation's  terms  were  negotiated.
Furthermore,  Monticello  Raceway  Development  was owned 75% by Americas  Tower
Partners,  12.5% by Robert A.  Berman,  6% by Scott A.  Kaniewski,  0.25% by two
affiliates of Mr. Kaniewski and 6.25% by Philip B. Berman,  Empire Resorts' vice president of project  coordination,  at the time the consolidation's  terms were negotiated.

            Given these facts,  Empire  Resorts'  principals that negotiated the consolidation's  terms were subject to various  conflicts of interest,  possibly causing them to advocate different positions from what they would have advocated if Empire Resorts had been their only interest in the  consolidation.  Moreover, since a number of these  individuals also had various personal  interests in the consideration  being  paid to the  members  of  both  Catskill  Development  and
Monticello  Raceway  Development,  they may have refrained from  negotiating the best deal  possible  for Empire  Resorts.  The terms of the  consolidation  were reviewed by a special  committee  of the board of  directors  of Empire  Resorts consisting of an independent  director,  and that special committee  retained an independent  counsel  and  retained  an  independent  financial  advisor for the purpose  of  delivering  a  fairness  opinion  relating  to the  consolidation's fairness from a financial point of view. The special committee did not, however, negotiate  the terms of the  consolidation,  which had been  negotiated  and set forth in a letter  of intent  before  the  special  committee  was  constituted.
Therefore,   while  the  special   committee   reviewed   the  fairness  of  the
consolidation's  terms,  that review does not  eliminate  the  possibility  that

                                       17

Empire  Resorts'  is  receiving  a less  favorable  deal  than  if the  acquired companies had been  contributed by an independent  third party  following  arm's length negotiations.

            FOLLOWING THE  CONSOLIDATION,  EMPIRE RESORTS' COMMON STOCK COULD BE
EXCLUDED FROM THE NASDAQ SMALL CAP MARKET.

            Empire Resorts'  common stock  presently  trades on the Nasdaq Small
Cap Market and Boston Stock Exchange.  Under the Nasdaq Stock Market Marketplace
Rules,  Nasdaq  requires  its  issuers  to  comply  with the  initial  inclusion requirements  (rather than  continued  inclusion)  when an issuer  merges with a non-Nasdaq  entity  that  results in a change in control of the  issuer.  As the proposed  consolidation  with Monticello Raceway  Management,  Monticello Casino
Management,  Monticello Raceway Development and Mohawk Management will result in a change in  control of Empire  Resorts,  for Empire  Resorts'  common  stock to continue  being  listed on the Nasdaq  Small Cap  Market,  Empire  Resorts  must satisfy the following requirements after the consolidation:

            o   net tangible  assets (total assets,  excluding  goodwill,  minus total  liabilities)  must be at  least  $5  million,  or  market capitalization  must be at least $50  million,  or net income in the latest  fiscal  year or two of the last three  fiscal  years must be at least $750,000;

            o   "public  float" must be at least 1 million  shares not including shares held  directly or  indirectly by officers or directors or by any other person who beneficially  owns more than ten percent of Empire Resorts' total outstanding shares;

            o   the  market  value of Empire  Resorts'  public  float must be at least $5 million;

            o   the minimum bid price of Empire Resorts' common stock must be at least $4 per share;

            o   there must be at least three market  makers for Empire  Resorts'
                common stock;

            o   there  must be at least  300  stockholders  of  Empire  Resorts'
                common  stock  with each such  stockholder  holding at least 100 shares of common stock;

            o   Empire  Resorts must have an  operating  history of at least one year; and

            o   Empire  Resorts must meet specific  corporate  governance  tests promulgated by Nasdaq.

            There can be no  assurance  that  Empire  Resorts  will  meet  these requirements following the consolidation.  Moreover, even if Empire Resorts does satisfy these  requirements,  Nasdaq may  nevertheless,  in its sole discretion, still  preclude  Empire  Resorts'  common  stock from being listed on the Nasdaq
Small Cap  Market or apply  additional  or more  stringent  listing  conditions.
Accordingly,  there can be no assurance that Empire  Resorts'  common stock will continue to be reported on the Nasdaq Small Cap Market after the  consolidation.
Should  Empire  Resorts fail to maintain its Nasdaq Small Cap listing,  it would become more difficult to obtain accurate quotes for Empire Resorts' common stock

                                       18

and to locate  interested  buyers and  sellers.  Consequently,  Empire  Resorts'
stockholders  may not be able to readily  liquidate their Empire Resorts' common stock in the future at desired times and prices.

            THE PRICE OF EMPIRE RESORTS' COMMON STOCK IS VOLATILE AND THERE WILL
BE NO  ADJUSTMENTS  TO THE  NUMBER OF SHARES  RECEIVED  BY THE  MEMBERS  OF BOTH
CATSKILL  DEVELOPMENT AND MONTICELLO RACEWAY  DEVELOPMENT IF THE MARKET PRICE OF
EMPIRE RESORTS' COMMON STOCK CHANGES.

            In connection with the closing of the consolidation,  the members of both Catskill  Development and Monticello Raceway  Development will receive,  in the aggregate,  that number of shares of Empire  Resorts'  common stock equal to
80.25% of Empire  Resorts'  common stock,  calculated  on a  post-consolidation, fully  diluted  basis.  No adjustment to this figure will be made as a result of changes in the market price of Empire  Resorts'  common stock.  In addition,  no party to the  contribution  agreement  may  terminate or  renegotiate  its terms solely because of a change in the common stock's market price. Therefore, if the price of Empire  Resorts' common stock  increases,  the members of both Catskill
Development  and Monticello  Raceway  Development  may receive more value at the completion  of the  consolidation  than  the  parties  intended  or  than  would otherwise be fair.

            FOLLOWING THE CONSOLIDATION,  EMPIRE RESORTS' USE FOR FEDERAL INCOME
TAX PURPOSES OF ITS  ACCUMULATED  NET  OPERATING  LOSSES TO OFFSET FUTURE INCOME
WILL BE LIMITED.

            As  of  June  30,  2003,  Empire  Resorts  had  net  operating  loss carryforwards of approximately  $66,500,000 set to expire between 2008 and 2022.
The  consolidation,  however,  will trigger  certain  provisions of the Internal
Revenue  Code that will  limit the future  utilization  of Empire  Resorts'  net operating  loss  carryforwards  to offset its  future  federal  taxable  income.
Generally  speaking,  following the  consolidation,  Empire Resorts will only be permitted to utilize that portion of its net operating  loss  carryforwards  per year (subject to certain  carryforward  rules) equal to the fair market value of its stock  immediately  prior to the  consolidation,  multiplied  by the federal long-term  tax  exempt  rate on such  date  (currently  4.65%  for the  month of
September 2003).

            FUTURE SALES OF EMPIRE RESORTS'  COMMON STOCK MAY NEGATIVELY  AFFECT
ITS MARKET PRICE.

            The approximately  17,016,746 shares of Empire Resorts' common stock that are to be issued pursuant to the consolidation will be immediately eligible for  resale by the  members  of  Catskill  Development  and  Monticello  Raceway
Development.  If  the  holders  of  these  shares  were  to  attempt  to  sell a substantial  amount  of their  holdings  at once,  the  market  price of  Empire
Resorts' common stock would likely decline.  Empire Resorts also has outstanding options to purchase an aggregate of 777,928 shares of common stock at an average exercise  price of $2.12  per  share.  As the  exercise  price for many of these options is well below the current market price of Empire  Resorts' common stock, these  options are likely to be  exercised,  causing  existing  stockholders  to experience  substantial dilution,  and, most likely, a consequential drop in the common  stock's  market price.  Moreover,  the perceived  risk of this potential dilution could cause  stockholders to attempt to sell their shares and investors to "short" the stock,  a practice in which an investor  sells  shares that he or she does not own at prevailing market prices, hoping to purchase shares later at a lower price to cover the sale.  As each of these events would cause the number

                                       19

of shares of Empire  Resorts'  common stock being  offered for sale to increase, the common  stock's  market price would  likely  further  decline.  All of these events could combine to make it very difficult for Empire Resorts to sell equity or  equity-related  securities  in the  future at a time and price that it deems appropriate.

            AS PART OF THE CONSOLIDATION,  EMPIRE RESORTS IS OBLIGATED TO REDEEM
2,392,857  SHARES OF ITS  COMMON  STOCK,  CAUSING  THE  POSSIBLE  ASSUMPTION  OF
LIABILITIES.

            One of the conditions to the  consolidation's  closing is for Empire
Resorts to redeem from The Bryanston Group and Beatrice  Tollman an aggregate of
2,392,857  shares of common  stock at $2.12 per  share.  The total  cost of this redemption  is  $5,072,284,  which Empire  Resorts can pay in cash, by issuing a note,  or any  combination  of the  two.  As  Empire  Resorts  does  not  have a significant  amount of cash on hand, to redeem these shares Empire  Resorts will likely  need to issue a note for the full  $5,072,284.  The  terms of this  note would  require  approximately  13% of the  principal  to be  paid  on the  first anniversary  of issuance and for the whole note to be repaid within three years.
No assurance can be given that Empire  Resorts will have enough  revenue or cash on hand to repay this indebtedness when it becomes due.

            A SUBSTANTIAL  NUMBER OF SHARES OF EMPIRE RESORTS' COMMON STOCK WILL
BE ISSUED  PURSUANT TO THE TERMS OF THE  CONTRIBUTION  AGREEMENT,  SUBSTANTIALLY
DILUTING EMPIRE RESORTS' CURRENT STOCKHOLDERS' OWNERSHIP POSITION.

            Under the terms of the contribution  agreement,  Empire Resorts will issue that  number of shares of common  stock to the  members  of both  Catskill
Development  and  Monticello  Raceway  Development  equal to, in the  aggregate,
80.25%  of  Empire   Resorts'   outstanding   common  stock,   calculated  on  a
post-consolidation,  fully diluted basis.  As a result of this issuance,  Empire
Resorts'  existing  stockholders  will go from controlling  approximately 60% of
Empire  Resorts'  outstanding  common  stock  prior  to  the  redemption  of The
Bryanston  Group's and Beatrice  Tollman's  Empire  Resorts'  common  stock,  as described in the preceding risk factor,  to holding just 19.75% after completion of the consolidation. Thus, Empire Resorts' existing stockholders will remain as minority  stockholders,  but with less power or influence  over Empire  Resorts'
future direction.

RISKS RELATED TO THE COMBINED ENTERPRISE

            EMPIRE RESORTS CURRENTLY FACES A LIQUIDITY SHORTFALL.

            Empire  Resorts  had no revenue  in 2002,  and at August 1, 2003 its current liabilities exceed current assets by $1,169,967.  In addition,  to begin the development of a Native American  casino,  Empire Resorts will need to raise substantial  capital from outside  investors.  Empire  Resorts  expects to raise these needed funds  through  either debt or equity  financing.  Empire  Resorts'
ability to secure debt financing,  however,  is questionable,  as it will likely have over $5 million in  subordinated  debt at closing due to the  redemption of the common  stock held by The  Bryanston  Group and  Beatrice  Tollman,  and its
assets will consist almost entirely of Monticello Raceway, a small harness horse racing facility located in Monticello,  New York, and various contractual rights related  to the  development  of a tribal  casino,  which  contracts  may not be directly  financeable  until  some of them have been  approved  by the  National
Indian Gaming Commission and/or the Bureau of Indian Affairs.  See "Risk Factors

                                       20

- Risks Related to the Combined  Enterprise - Monticello  Casino  Management and
Monticello  Raceway  Development  have entered into  agreements  with the Cayuga
Nation of New York which may not be financeable  until some of them are approved by the National Indian Gaming Commission and/or the Bureau of Indian Affairs,  a
process that could take years" beginning on page 25. Nevertheless, should Empire
Resorts  be  able  obtain  debt   financing,   such  debt  will  likely  contain
restrictions that may limit or prohibit future actions,  and allow the lender to accelerate  the loan upon a default.  Empire  Resorts'  ability to secure equity financing is also highly uncertain, given current market conditions and the fact that neither Empire Resorts nor its subsidiaries have significant  casino gaming experience.  In addition,  any future  equity  financing  will dilute the equity position of Empire  Resorts'  stockholders  and no  assurance  can be given that equity financing can be obtained on reasonable terms or at all.

            EMPIRE  RESORTS  HAS  RECEIVED  AN OPINION  FROM ITS  AUDITORS  THAT
EXPRESSES DOUBT ABOUT EMPIRE RESORTS' ABILITY TO CONTINUE AS A GOING CONCERN.

            The  opinion  of  Friedman  Alpren  &  Green  LLP,  Empire  Resorts'
independent  auditors with respect to Empire Resorts' financial statements as of
December 31, 2001 and 2002,  contains an  explanatory  paragraph  that expresses substantial  doubt as to Empire Resorts' ability to continue as a going concern.
This opinion  indicates that substantial  doubt exists regarding Empire Resorts'
ability to  continue  to remain in business  as  currently  structured.  Such an opinion may adversely  affect Empire Resorts' ability to obtain new financing on reasonable terms or at all.

            FOLLOWING THE CONSOLIDATION,  EMPIRE RESORTS WILL BE STRUCTURED AS A
HOLDING COMPANY,  DEPENDENT ON THE OPERATIONS OF MONTICELLO RACEWAY  MANAGEMENT,
MONTICELLO  CASINO  MANAGEMENT,   MONTICELLO  RACEWAY   DEVELOPMENT  AND  MOHAWK
MANAGEMENT,  AND THEIR ABILITY TO PAY DIVIDENDS OR MAKE DISTRIBUTIONS,  IN ORDER
TO GENERATE INTERNAL CASH FLOW.

            Following  the  consolidation,  Empire  Resorts  will  be a  holding company,  owning  all  the  capital  stock  of  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management. Empire Resorts will therefore be dependent on these companies to pay dividends or make  distributions in order to generate  internal cash flow and to satisfy  its  obligations.  There  can  be no  assurance,  however,  that  these subsidiaries  will generate  enough  revenue to pay cash  dividends or make cash distributions.  In addition,  these  subsidiaries  may enter into contracts that limit or prohibit their ability to pay dividends or make distributions.

            THE ABILITY OF EMPIRE RESORTS TO  SUCCESSFULLY  MANAGE AND DEVELOP A
NATIVE  AMERICAN  CASINO IS UNCERTAIN  GIVEN EMPIRE  RESORTS' LACK OF EXPERIENCE
WITH NATIVE AMERICAN CASINOS.

            Empire  Resorts has no experience  in managing or developing  Native
American  casinos.  Native  American  casinos are unique  gaming  ventures  that require  highly  skilled and  knowledgeable  managers  given the  complexity  of regulation governing their operation.  In addition,  as the respective interests of the Native American tribe and the casino's  management company are not always aligned,  avoiding disputes can sometimes prove difficult.  As a result of these special  features,  several  companies with gaming experience that have tried to become involved in the management and/or  development of Native American casinos

                                       21

have been unsuccessful. No assurance can be given that Empire Resorts, given its lack of Native  American gaming  experience,  will be able to avoid the pitfalls that  have  befallen  other  companies  in order to create a  successful  gaming enterprise in conjunction with the Cayuga Nation of New York.

            THE  CONTINUING  DECLINE  IN THE  POPULARITY  OF  HORSE  RACING  AND
INCREASING  COMPETITION IN SIMULCASTING  COULD ADVERSELY  IMPACT THE BUSINESS OF
THE COMBINED ENTERPRISE.

            There has been a general  decline in the number of people  attending and wagering at live horse races at North American racetracks due to a number of
factors,   including   increased   competition   from  other  forms  of  gaming,
unwillingness  of customers to travel a significant  distance to racetracks  and the increasing  availability of off-track wagering.  The declining attendance at live horse  racing  events  has  prompted  racetracks  to rely  increasingly  on
revenues  from  inter-track,   off-track  and  account  wagering  markets.   The
industry-wide  focus on inter-track,  off-track and account wagering markets has increased  competition  among  racetracks  for outlets to  simulcast  their live races.  A  continued  decrease  in  attendance  at live  events and in  on-track wagering,  as well as increased  competition in the  inter-track,  off-track and account  wagering  markets,  could lead to a decrease  in the amount  wagered at
Monticello Raceway. Empire Resorts' post-consolidation business plan anticipates the possibility of Monticello  Raceway attracting new customers to its racetrack wagering  operations  through  potential  casino  development  or video  lottery operations  in order to  offset  the  general  decline  in  raceway  attendance.
However,  there can be no  assurances  that new  customers  will be attracted to
Monticello  Raceway,  and,  even if the  numerous  arrangements,  approvals  and legislative changes necessary for casino development or video lottery operations occur,  Monticello  Raceway may not be able to maintain  profitable  operations.
Public tastes are unpredictable  and subject to change.  Any decline in interest in horse racing or any change in public tastes may adversely  affect  Monticello
Raceway's  revenues  and,  therefore,  limit  its  ability  to  make a  positive contribution to Empire Resorts' future results.

            GAMING  ACTIVITIES  ARE  DEPENDENT ON  GOVERNMENTAL  REGULATION  AND
APPROVALS.  CHANGES IN SUCH REGULATION OR THE FAILURE TO OBTAIN OR MAINTAIN SUCH
APPROVALS COULD ADVERSELY AFFECT EMPIRE RESORTS.

            The current or future gaming  operations  of Empire  Resorts and its subsidiaries  are  contingent  upon  continued  governmental  approval  of these operations  as forms  of  legalized  gaming.  Their  current  or  future  gaming operations  are  subject  to  extensive  governmental  regulation  and  could be subjected at any time to additional or more  restrictive  regulation,  or banned entirely.  Empire  Resorts  and/or  its  subsidiaries  may be unable to  obtain, maintain or renew governmental  licenses,  registrations,  permits and approvals necessary  for the  operation  of their  pari-mutuel  wagering  and other gaming activities.  For example,  a license to conduct live horse racing and  simulcast wagering must be obtained  annually by Monticello  Raceway  Management  from the
State of New York. A significant  change to current  racing law, or the loss, or non-renewal, of licenses,  registrations,  permits or approvals could materially impact Monticello Raceway Management's revenue, limit the number of races it can conduct or the form or types of pari-mutuel wagering it offers, and could have a material  adverse  effect  on its  business.  In  addition,  Monticello  Raceway
Management  currently devotes significant  financial and management resources to complying with the various governmental  regulations to which its operations are subject. Any significant increase in governmental  regulation would increase the

                                       22

amount  of its  resources  devoted  to  governmental  compliance,  substantially restrict  its  business,  and,  consequently,  materially  adversely  affect its results.

            THE GAMING  INDUSTRY  IN THE  NORTHEASTERN  UNITED  STATES IS HIGHLY
COMPETITIVE,   WITH  MANY  OF  EMPIRE  RESORTS'  COMPETITORS  BETTER  KNOWN  AND
FINANCIALLY STRONGER.

            The gaming  industry  in the  Northeastern  United  States is highly competitive  and  increasingly  run by  multinational  corporations  that  enjoy widespread  name  recognition,  established  brand  loyalty,  decades  of casino operation experience and a diverse portfolio of gaming assets.  Atlantic City is only two  hours  away and Park  Place  Entertainment  Corporation,  the  world's largest gaming conglomerate,  and Trading Cove Associates, the developers of the
Mohegan  Sun casino in  Connecticut,  are  currently  trying to develop a Native
American casino on properties  that neighbor  Monticello  Raceway.  In contrast,
Empire Resorts has limited financial resources and, following the consolidation, will initially be limited to the operation of a harness horse racing facility in
Monticello, New York. No assurance can be given that Empire Resorts will be able to compete  successfully  with the  established  Atlantic City  casinos,  or the casinos  proposed to be developed by Park Place  Entertainment  Corporation  and
Trading Cove Associates in the Catskills region, for local gaming customers.

            IF  EMPIRE  RESORTS  DOES NOT MEET  CERTAIN  REGULATORY  SUITABILITY
REQUIREMENTS,  IT MAY BE FORCED TO SELL ITS OWNERSHIP INTEREST IN CERTAIN GAMING
ACTIVITIES AT A DISCOUNT.

            Empire  Resorts is required to be licensed or otherwise  approved in each  jurisdiction  where  a  gaming  entity  in  which  Empire  Resorts  has  a significant  ownership  interest  operates.  Obtaining  such a license  normally
involves   Empire   Resorts   receiving  a   determination   of   "suitability."
Consequently,  should Empire Resorts ever be found to be unsuitable by the State of New York to participate in gaming operations,  Empire Resorts would be forced to liquidate all of its interests in Monticello Raceway  Management,  Monticello
Casino Management and Monticello  Raceway  Development in a prescribed period of time, as each of these  entities is either  involved in, or plans to be involved in, gaming activities in the State of New York. Moreover,  should Empire Resorts ever be  ordered  by the  State  of New  York to sell  all of its  interests  in
Monticello  Raceway  Management,  Monticello  Casino  Management  and Monticello
Raceway  Development  within a relatively  short period of time,  Empire Resorts would likely be forced to sell these  interests at a discount,  thus causing the value of its stock to diminish.

            SEVERAL OF EMPIRE  RESORTS'  FORMER OFFICERS AND DIRECTORS HAVE BEEN
INDICTED ON FRAUD CHARGES,  AND EMPIRE  RESORTS'  SUITABILITY  DETERMINATION  TO
PARTICIPATE IN GAMING ACTIVITIES COULD ACCORDINGLY BE ADVERSELY AFFECTED.

            During 2002,  certain  affiliates  of The  Bryanston  Group,  Empire
Resorts'  largest  stockholder,  and six of Empire  Resorts' former officers and directors were indicted for various counts of tax and bank fraud.  Moreover,  on
September 5, 2003, one of these former directors who is also an affiliate of The
Bryanston Group, Brett Tollman,  pleaded guilty to felony tax fraud. In December
2002,  Empire  Resorts  entered into an agreement  with The Bryanston  Group and certain of these  individuals  pursuant to which Empire Resorts acquired a three year option to repurchase  most of their  interests in Empire Resorts and Robert
Berman,  Empire Resorts' chief executive officer,  acquired the voting rights to these shares for three years.  See "Material  Conditions to Closing - Redemption

                                       23

of Certain Shares of Common Stock"  beginning on page 62. While none of the acts these  individuals  have been charged with relate to their former positions with or ownership interests in Empire Resorts, there can be no assurance that none of the various  governmental  agencies that now, or in the future may, regulate and
license  Empire  Resorts'  gaming  related   activities  will  factor  in  these
indictments  in  evaluating  Empire  Resorts'  suitability.  Should a regulatory agency  fail to  acknowledge  that these  indictments  are not related to Empire
Resorts' operations,  Empire Resorts could lose its gaming licenses or be forced to liquidate certain or all of its gaming  interests.  See "Risk Factors - Risks
Related to the  Combined  Enterprise  - If Empire  Resorts does not meet certain regulatory  suitability  requirements,  it may be forced  to sell its  ownership interest in certain gaming activities at a discount" beginning on page 23.

            EACH  OF  MONTICELLO  CASINO   MANAGEMENT  AND  MONTICELLO   RACEWAY
DEVELOPMENT  HAS ENTERED INTO  AGREEMENTS WITH THE CAYUGA NATION OF NEW YORK FOR
THE  PURPOSE  OF  JOINTLY  DEVELOPING  A CASINO IN  MONTICELLO,  NEW  YORK.  THE
ENFORCEMENT OF THESE  CONTRACTUAL  RIGHTS AGAINST THE CAYUGA NATION OF NEW YORK,
HOWEVER, MAY BE DIFFICULT.

            Federally   recognized   Native   American  tribes  are  independent
governments,  subordinate to the United States, with sovereign powers, except as those powers may have been limited by treaty or the United States Congress. Such tribes  maintain  their own  governmental  systems and often their own  judicial systems and have the right to tax,  and to require  licenses and to impose other forms of regulation and regulatory fees, on persons and businesses  operating on their lands. As sovereign nations,  federally  recognized Native American tribes are  generally  subject  only to  federal  regulation.  States  do not  have the authority to regulate them, unless such authority has been specifically  granted by  Congress,  and state laws  generally  do not  directly  apply to them and to activities taking place on their lands, unless they have a specific agreement or compact with the state or federal  government  allowing for the  application  of state  law.  Each  of  the  contracts  that  Monticello  Casino  Management  and
Monticello  Raceway  Development  has entered into with the Cayuga Nation of New
York for the joint development of a casino provides that the law of the State of
New York will be the  governing  law of such  contract.  Empire  Resorts  cannot guarantee,  however,  that  these  choice of law  clauses  will be  enforceable, causing  Monticello  Casino  Management's and Monticello  Raceway  Development's
rights and remedies under such contracts to be uncertain.

            Federally  recognized  Native  American  tribes also generally enjoy sovereign  immunity  from  lawsuit  similar to that of the states and the United
States federal government. In order to sue a Native American tribe (or an agency or  instrumentality  of a Native American tribe), the Native American tribe must have  effectively  waived its  sovereign  immunity with respect to the matter in dispute.  Moreover,  even if a Native  American  tribe  effectively  waives  its sovereign immunity, there exists an issue as to the forum in which a lawsuit can be brought against the tribe.  Federal courts are courts of limited jurisdiction and generally do not have  jurisdiction  to hear civil cases relating to matters concerning  Native  American  lands or the internal  affairs of Native  American governments.  Federal  courts may have  jurisdiction  if a federal  question  is raised by the  lawsuit,  but that is  unlikely  in a typical  contract  dispute.
Diversity of citizenship,  another common basis for federal court  jurisdiction, is not  generally  present in a suit against a tribe  because a Native  American tribe is not considered a citizen of any state. Accordingly,  in most commercial

                                       24

disputes with tribes, the jurisdiction of the federal courts may be difficult or impossible to obtain. Therefore,  while the Cayuga Nation of New York has waived its right to sovereign  immunity and consented to the  jurisdiction of state and federal courts located in the State of New York, and arbitration with respect to certain disputes, there can be no assurance that any of these provisions and the contractual rights under these agreements will be enforceable.

            MONTICELLO CASINO MANAGEMENT AND MONTICELLO RACEWAY DEVELOPMENT HAVE
ENTERED  INTO  AGREEMENTS  WITH THE  CAYUGA  NATION OF NEW YORK WHICH MAY NOT BE
FINANCEABLE  UNTIL  SOME OF THEM ARE  APPROVED  BY THE  NATIONAL  INDIAN  GAMING
COMMISSION AND/OR THE BUREAU OF INDIAN AFFAIRS, A PROCESS THAT COULD TAKE YEARS.

            Monticello Casino Management and Monticello Raceway Development have entered into a management  and  development  agreement with the Cayuga Nation of
New York, giving Monticello Casino Management and Monticello Raceway Development
exclusive  management and  development  rights over any gaming  enterprise on 29 acres of land adjacent to Monticello  Raceway.  In order for  Monticello  Casino
Management and  Monticello  Raceway  Development to carry out their  obligations under these agreements,  Empire Resorts will likely need to raise financing from outside  investors.  However,  such  financing  is not likely to be available on reasonable terms, or at all, until the management agreement has been approved by the  National  Indian  Gaming  Commission  and the Bureau of Indian  Affairs has
approved the transfer of those 29 acres of land to the United  States of America in trust for the Cayuga Nation of New York.  See "The  Consolidation  - General"
beginning on page 28. Obtaining such approvals,  however, can take several years and no  assurance  can be given that these  approvals  will be  obtained at all.
While Empire  Resorts  expects these  agreements to receive an expedited  review from the National Indian Gaming Commission and Bureau of Indian Affairs,  as the
Bureau of Indian  Affairs has  previously  approved a similar  arrangement  with respect to the same site, prompt approval cannot be assured.

            CATSKILL  DEVELOPMENT  AND/OR  EMPIRE  RESORTS  MAY  NOT BE  ABLE TO
TRANSFER  LAND TO THE UNITED STATES OF AMERICA IN TRUST FOR THE CAYUGA NATION OF
NEW YORK FOR THE PURPOSE OF DEVELOPING A NATIVE AMERICAN CASINO.

            The Indian Gaming Regulatory Act provides that all "off-reservation"
gambling  projects  on lands to be  transferred  and held in trust by the United
States of America for the benefit of a Native  American  tribe must be expressly authorized by the Bureau of Indian  Affairs.  Specifically,  the statute  states that  gaming may not be  conducted  on lands  acquired  by the United  States of
America in trust for the benefit of a Native  American  tribe after  October 17,
1988, unless the Bureau of Indian Affairs, after consultation with the tribe and appropriate state and local officials, determines that a gaming establishment on newly acquired lands would be in the best interest of the tribe and its members, would not be detrimental to the surrounding  community,  and the governor of the state in which the gaming activity is to be conducted concurs with the Bureau of
Indian  Affair's  determination.  While in 2000,  the  Bureau of Indian  Affairs
approved an  application  to transfer  the same 29 acres of land  subject to the
Land Purchase Agreement (see "Material  Conditions to Closing - Ground Lease and
Land Purchase  Agreement"  beginning on page 59) to the United States of America in trust for the benefit of the St. Regis  Mohawk  Tribe,  no  assurance  can be given that the Bureau of Indian Affairs will again approve such a transfer.

                                       25

Absent this  approval,  it would be very difficult for Empire Resorts to execute its current  business plan of jointly  developing a Native  American casino with the Cayuga Nation of New York.

            PENDING  LAWSUITS  COULD  THREATEN  THE  VIABILITY  EMPIRE  RESORTS'
POST-CONSOLIDATION BUSINESS PLAN.

            Empire Resorts' ability to help develop and manage a Native American casino in  conjunction  with the Cayuga  Nation of New York could be hampered by the  outcome of two pending  lawsuits  that seek to enjoin the State of New York from permitting the  construction of any new Native American  casinos within the
State of New York's  borders.  While the trial court recently  dismissed both of these cases, the plaintiffs have announced that they intend to appeal. Should an appellate  court  overrule the trial court and  reinstate  these  lawsuits,  and should the plaintiffs  ultimately  prevail,  Empire  Resorts'  business would be restricted to the operation of Monticello  Raceway and video lottery  terminals.
Moreover,  a reinstatement of these lawsuits,  even prior to a definitive ruling on the merits of the cases,  would  hamper  fundraising  efforts  and  adversely affect the implementation of Empire Resorts' business plan, as the Cayuga Nation of New  York and  investors  might  abandon  the  tribal  casino  project  or be reluctant to invest given the uncertainty that such a holding would create.

            EMPIRE  RESORTS  DEPENDS ON ITS KEY  PERSONNEL AND THE LOSS OF THEIR
SERVICES COULD ADVERSELY AFFECT ITS OPERATIONS.

            If Empire  Resorts  is  unable to  maintain  its key  personnel  and attract new  employees  following  the  consolidation,  the  execution of Empire
Resorts'  business  strategy may be hindered and its growth  limited.  If one or more of these  individuals were unable or unwilling to continue in their present positions,  Empire Resorts' and/or its subsidiaries' business could be seriously harmed.

            THE  MARKET  PRICE OF  EMPIRE  RESORTS'  COMMON  STOCK IS  VOLATILE,
LEADING  TO THE  POSSIBILITY  OF  ITS  VALUE  BEING  DEPRESSED  AT A  TIME  WHEN
STOCKHOLDERS WANT TO SELL THEIR HOLDINGS.

            As stated above,  the market price of Empire  Resorts'  common stock has in the past been, and may in the future  continue to be,  volatile.  Between
January 1, 2001 and  September 25, 2003,  the closing  price of Empire  Resorts'
common stock has ranged  between $.95 and $20.00.  A variety of events can cause the market price of Empire  Resorts'  common  stock to fluctuate  significantly, including, but not necessarily limited to:

            o   quarter to quarter variations in operating results;

            o   adverse news announcements; and

            o   changes in market conditions in the gaming industry.

            In  addition,  the  stock  market in  recent  years has  experienced significant  price and volume  fluctuations  for reasons  unrelated to operating performance.  These market fluctuations may adversely affect the price of Empire
Resorts' common stock at a time when an investor wants to sell its interest.

                                       26

            EMPIRE RESORTS STOCKHOLDER RIGHTS PLAN AND CERTAIN PROVISIONS OF ITS
CERTIFICATE  OF  INCORPORATION  AND  BYLAWS  DISCOURAGE   UNSOLICITED   TAKEOVER
PROPOSALS  AND  COULD  PREVENT  YOU FROM  REALIZING  A  PREMIUM  RETURN  ON YOUR
INVESTMENT IN EMPIRE RESORTS' COMMON STOCK.

            Concurrently with the closing of the  consolidation,  Empire Resorts is amending its certificate of  incorporation  and bylaws in order to divide its board of directors into three classes of directors, with each class constituting one-third of the total number of directors and the members of each class serving staggered  three-year  terms. The  classification of the board of directors will make it more difficult for  stockholders  to change the composition of the board of directors  because only a minority of the  directors  can be elected at once.
The  classification   provisions  could  also  discourage  a  third  party  from accumulating  Empire  Resorts'  stock or attempting to obtain  control of Empire
Resorts,  even though this attempt  might be  beneficial  to Empire  Resorts and
some,  or  a  majority,   of  its  stockholders.   Accordingly,   under  certain
circumstances Empire Resorts' stockholders could be deprived of opportunities to sell their  shares of common  stock at a higher  price than might  otherwise  be available.

            In addition,  in connection with the  consolidation,  Empire Resorts adopted a stockholder  rights plan under which Empire  Resorts  issued rights to purchase shares of its Series F Preferred  Stock (or comparable  preferred stock of Empire Resorts if the aggregate  amount of issued and  outstanding  shares of
Series F Preferred  Stock to be used equals the authorized  amount).  Each right entitles Empire Resorts' common stockholders to buy one one-hundredth of a share of  such  preferred  stock  at an  exercise  price  of  $____.  The  rights  are exercisable if a person or group acquires 15% or more of Empire  Resorts' common stock,  announces  a tender  offer or  exchange  offer for 15% or more of Empire
Resorts'  common stock or is declared an adverse person by Empire Resorts' board of directors.  The stockholder  rights plan also provides Empire Resorts' common stockholders with the right to purchase,  in lieu of the preferred stock, shares of  Empire  Resorts'  common  stock at 50% of its  market  price  under  certain circumstances  where a person  or  group  has  acquired  a 50%  block of  Empire
Resorts'  common  stock or been  declared an adverse  person by Empire  Resorts'
board of directors. Empire Resorts is entitled to redeem the rights at $.001 per right at any time  until ten days  following  a public  announcement  that a 15%
position  has  been  acquired.  As this  stockholder  rights  plan  would  cause substantial  dilution  to a person or group  that  attempts  to  acquire a large interest in Empire  Resorts on terms not approved in advance by Empire  Resorts'
board  of  directors,  the  stockholder  rights  plan may  have  the  effect  of discouraging unsolicited takeover proposals.

            Finally,  pursuant to Empire Resorts'  certificate of incorporation,
Empire Resorts' board of directors has the authority,  without further action by the  stockholders,  to issue up to 3,269,304  shares of preferred  stock on such terms and with such rights,  preferences and  designations,  including,  without limitation,  restricting  dividends on Empire Resorts' common stock, dilution of the common  stock's  voting power and  impairing the  liquidation  rights of the holders  of  Empire  Resorts'  common  stock,  as its  board  of  directors  may determine.  Issuance  of  such  preferred  stock,  depending  upon  its  rights, preferences and designations may also have the effect of delaying,  deterring or preventing a change in control.

                                       27

            FOLLOWING  THE  CLOSING OF THE  CONSOLIDATION,  THE  MEMBERS OF BOTH
CATSKILL DEVELOPMENT AND MONTICELLO RACEWAY DEVELOPMENT,  TOGETHER, WILL BE ABLE
TO CONTROL THE OUTCOME OF ALL MATTERS REQUIRING STOCKHOLDER APPROVAL.

            Following  the  closing of the  consolidation,  the  members of both
Catskill  Development and Monticello Raceway  Development will,  together,  hold more than 80% of Empire Resorts'  outstanding common stock. These  stockholders, when acting  together,  will  therefore be able to determine  the outcome of all matters requiring stockholder approval,  including the election of directors and the approval of  significant  corporate  transactions,  such as mergers or other business combinations. This concentration of ownership may lead to actions being taken by Empire  Resorts that are  inconsistent  with the best  interests of the
public   stockholders  such  as  lax  corporate   governance  or  resistance  to
acquisition offers.

                                THE CONSOLIDATION

GENERAL

            This information  statement/prospectus  is being furnished to you in connection  with Empire  Resorts'  proposed  acquisition  of Monticello  Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk  Management for 80.25% of Empire Resorts'  common stock,  calculated on a post-consolidation fully diluted basis. Presently, Monticello Raceway Management is a wholly owned subsidiary of Catskill Development.  Each of Monticello Casino
Management and Mohawk  Management is 60% owned by Catskill  Development  and 40%
indirectly owned by Empire Resorts.  Monticello Raceway Development is 75% owned by Americas Tower  Partners,  12.5% by Robert A. Berman,  Empire  Resorts' chief executive  officer,  a member of its board of directors and its former chairman,
6% by Scott A. Kaniewski,  Empire Resorts' chief financial  officer and a former member of its board of directors,  0.25% by two affiliates of Mr.  Kaniewski and
6.25%  by  Philip  B.  Berman,   Empire   Resorts'  vice  president  of  project
coordination.  Upon completion of the consolidation,  each of Monticello Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk Management will become wholly owned  subsidiaries of Empire Resorts,  and the members of both Catskill  Development  and Monticello  Raceway  Development,
together, will hold a controlling interest in Empire Resorts.

            The mechanics of the  consolidation  will be carried out as provided in the  securities  contribution  agreement,  dated  as of July 3,  2003  and as amended on September __, 2003, by and among Empire Resorts, Catskill Development and the members of both Catskill Development and Monticello Raceway Development.
A  copy  of  the  contribution  agreement,  as  amended,  is  attached  to  this information  statement/prospectus as Appendix A and is incorporated by reference into this information statement/prospectus.

            EMPIRE  RESORTS'  STOCKHOLDERS  WILL NOT BE  ENTITLED  TO  STATUTORY
DISSENTERS' APPRAISAL RIGHTS IN CONNECTION WITH THE CONSOLIDATION.

            The purpose of this  information  statement/prospectus  is to inform you of the consolidation. Your vote is not required to approve the consolidation or any related matter, as Empire Resorts' Controlling  Stockholders have already executed a written consent:

                                       28

            o   adopting the contribution agreement;

            o   approving the consolidation;

            o   amending Empire Resorts' certificate of incorporation to provide for a staggered board of directors;

            o   amending Empire Resorts' certificate of incorporation to provide the  holders of Series E  Preferred  Stock with  certain  voting rights; and

            o   electing  three  Class I,  three  Class II and  three  Class III directors.

            At the time  Empire  Resorts'  Controlling  Stockholders  signed the written consent,  they  controlled,  collectively,  approximately  51% of Empire
Resorts' voting stock,  which represented  enough votes to have approved each of these  items at a  meeting  of Empire  Resorts'  stockholders.  As a result,  no meeting or further  approval of Empire  Resorts'  stockholders  is  necessary to effect  these  matters,  which will  become  effective  on or after the 20th day following  distribution  of  this  information  statement/prospectus  to  Empire
Resorts'  stockholders,   provided  all  closing  conditions  have  been  either
satisfied or waived.

            This information  statement/prospectus also constitutes a prospectus of Empire  Resorts,  which is a part of the  registration  statement on Form S-4 filed by Empire Resorts with the Securities  and Exchange  Commission  under the
Securities  Act of 1933,  as amended,  in order to register the shares of Empire
Resorts'  common stock to be issued to the members of both Catskill  Development and Monticello Raceway Development  pursuant to the consolidation.  The value of the  aggregate  consideration  to be received  by the  members of both  Catskill
Development and Monticello Raceway  Development in the  consolidation,  based on the closing  price per share of Empire  Resorts'  common stock on September  24,
2003 of $12.68, is approximately $215,772,339.

            This information  statement/prospectus  has been sent to you because on __________,  2003, the day Empire Resorts' Controlling  Stockholders executed the written consent:

            o   adopting the contribution agreement;

            o   approving the consolidation;

            o   amending Empire Resorts' certificate of incorporation to provide for a staggered board of directors;

            o   amending Empire Resorts' certificate of incorporation to provide the  holders of Series E  Preferred  Stock with  certain  voting rights; and

            o   electing  three  Class I,  three  Class II and  three  Class III directors,

you were a holder of record of Empire Resorts' common stock.

                                       29

            To the extent  that  certain  holders  may be  required to deliver a prospectus  in  connection  with the  reoffering  and resale of shares of Empire
Resorts' common stock issued in the  consolidation,  the registration  statement will also cover any such reoffering and resale.

BACKGROUND OF THE CONSOLIDATION

            EMPIRE  RESORTS'  AND CATSKILL  DEVELOPMENT'S  JOINT EFFORT TO BRING
CASINO GAMBLING TO NEW YORK STATE

            Casino  gambling  is illegal in New York State.  However,  a federal statute,  the Indian Gaming  Regulatory Act, permits  different types of gaming, including casino gambling,  on Native American land under specified  conditions.
The  Indian  Gaming  Regulatory  Act  classifies  gaming  activities  into three different  categories.  Native American tribes have exclusive  jurisdiction over
Class I gaming,  which  includes  social games and  traditional  forms of Indian gaming connected to tribal  ceremonies.  Class II gaming,  defined by the Indian
Gaming  Regulatory  Act to include "the game of chance  commonly  known as bingo
(whether  or not  electronic,  computer  or other  technologic  aids are used in connection  therewith) ... including (if played in the same location) pull-tabs, lotto,  punch boards,  tip jars, instant bingo, and other games similar to bingo
....," is regulated by the National Indian Gaming Commission ("CLASS II GAMING").
All  other  gaming  activity  (including  both  electronic  gaming  devices  and traditional  casino  games,  such as card  tables,  craps,  roulette,  and  slot machines) is Class III gaming ("CLASS III GAMING").

            The Indian Gaming  Regulatory Act permits Native  American tribes to petition the governor of their host state for a so-called  "compact"  that would allow Class III Gaming on  reservation  lands and/or on lands to be acquired and held in trust by the  United  States of  America  for the  benefit of the tribe.
These compacts define which types of Class III Gaming  activities the tribes can conduct,  and usually  provide that a portion of the gaming  revenues will go to the state.  Any compact  between the state and the tribe must be approved by the
Bureau  of  Indian  Affairs.  To  date,  only  three  tribes  in New  York  have successfully  petitioned  the governor for compacts:  the Oneida Nation in 1992, the St.  Regis  Mohawk  Tribe in 1993 and the Seneca  Nation of Indians in 2002.
Following  the signing of these  compacts,  the Oneida Nation opened a casino in western New York,  near Syracuse,  the St. Regis Mohawk Tribe opened a casino on their Akwesasne  Reservation near the Canadian  border,  and on January 1, 2003, the Seneca  Nation of Indians  opened an 82,500  square  foot  casino in Niagara
Falls.

            In 1995,  leaders of the St. Regis  Mohawk Tribe opened  discussions with Empire Resorts and a group of Sullivan  County,  New York  businessmen  who were  looking  to  develop a gaming  enterprise,  using  Monticello  Raceway  in
Monticello,  New York as a cornerstone for the operation. In October 1995, these businessmen  and  Empire  Resorts  formed a  coalition  which  created  Catskill
Development  to pursue this  project  and seek  federal  approval  for the plan.
Catskill  Development  planned  to  [donate]  29 acres of land to the St.  Regis
Mohawk Tribe,  which would  transfer the land to the United States of America to hold in trust for the St. Regis Mohawk Tribe.  Catskill  Development  would then help the St. Regis Mohawk Tribe  operate the casino,  and in return take a share of the revenues.

                                       30

            Catskill Development acquired Monticello Raceway and its surrounding land for $10 million on June 3, 1996. Of the real property  purchased,  29 acres adjacent to Monticello  Raceway were set aside for the casino. At the same time,
Catskill  Development  and Empire Resorts  created Mohawk  Management to provide technical  and  financial  expertise  to assist the St.  Regis  Mohawk  Tribe in obtaining financing and to manage, operate, and maintain the casino. The parties also created Monticello Raceway Development to develop the casino property,  and to  assist  the St.  Regis  Mohawk  Tribe in  obtaining  a loan to  finance  the construction,  equipping,  and  operation  of the  casino.  As the  coordinating entity,  Catskill  Development  acted for both Mohawk  Management and Monticello
Raceway  Development in seeking the necessary local, state and federal approvals needed to build and operate the casino.

            On July 31, 1996, the St. Regis Mohawk Tribe,  Catskill Development,
Mohawk Management and Monticello  Raceway  Development  entered into a number of agreements, which were last amended in 1999. The agreements were as follows:

            o   a land purchase agreement between the St. Regis Mohawk Tribe and
                Catskill  Development  pursuant to which,  in  exchange  for $10 million, Catskill Development would transfer of 29 acres of land adjacent to  Monticello  Raceway to the United States of America
                in trust for the St. Regis Mohawk Tribe;

            o   a  gaming   facility   management   agreement   granting  Mohawk
                Management   the  exclusive   right  to  manage  the  day-to-day
                operations of the contemplated casino;

            o   a shared facilities agreement between the St. Regis Mohawk Tribe and Catskill Development, under which the St. Regis Mohawk Tribe agreed to develop and build the casino, and Catskill Development agreed to improve and operate the racetrack; and

            o   a development and construction  agreement  between the St. Regis
                Mohawk Tribe and Monticello  Raceway  Development,  in which the
                St. Regis Mohawk Tribe granted  Monticello  Raceway  Development the  right to plan  and to  build  the  casino,  and  Monticello
                Raceway  Development  agreed to help the St.  Regis Mohawk Tribe obtain financing for the construction.

            RECEIPT OF REGULATORY APPROVALS

            Before work could begin under any of these agreements,  however, the parties  needed to receive a number of state and federal  regulatory  approvals.
Specifically,  pursuant to the Indian Gaming  Regulatory Act, gaming  management contracts for Class III Gaming, and all collateral  arrangements,  must first be approved by the National  Indian  Gaming  Commission.  In  addition,  the Indian
Gaming Regulatory Act provides that off-reservation  gaming projects on lands to be transferred and held in trust by the United States of America for the benefit of a Native American tribe must be expressly  authorized by the Bureau of Indian
Affairs  and the  governor  of the state in which the gaming  activity  is to be conducted.

            On August 2, 1996,  Catskill  Development  and the St.  Regis Mohawk
Tribe  applied to the  National  Indian  Gaming  Commission  for approval of the gaming  facility  management  agreement  and to the Bureau of Indian  Affairs to

                                       31

transfer the land adjacent to Monticello Raceway to the United States of America
in trust for the benefit of the St. Regis Mohawk  Tribe.  After  reviewing  this application for 3 1/2 years,  the Bureau of Indian Affairs  approved it on April
6, 2000 and requested that New York State Governor George Pataki concur with its findings.  However,  before  Governor  Pataki had time to concur or the National
Indian  Gaming  Commission  had  a  chance  to  approve  the  casino  management agreement,  Park Place  Entertainment  Corporation  induced the St. Regis Mohawk
Tribe to renounce all of their  agreements  with  Catskill  Development,  Mohawk
Management and Monticello Raceway Development.  Following these events, Catskill
Development,  Mohawk  Management and Monticello  Raceway  Development each began searching for a new Native  American  partner and sued Park Place  Entertainment
Corporation,   and  certain  individuals,   for  intentional  interference  with
contractual  relations and interference with business  relations.  See "Material
Conditions to Closing - Formation of Litigation  Trust" beginning on page 60 for a more detailed discussion of this litigation.

            DISCUSSIONS  WITH  CAYUGA  NATION OF NEW YORK AND  APPROVAL OF VIDEO
LOTTERY TERMINALS

            Empire Resorts' and Catskill  Development's  search for a new Native
American  partner  eventually  led them to the Cayuga Nation of New York, and in
October of 2002, Catskill  Development signed a confidential  non-binding letter of  intent  with the  Cayuga  Nation of New York to  develop a Class III  Gaming enterprise  under the same basic terms and conditions as were agreed to with the
St. Regis Mohawk  Tribe.  Empire  Resorts was  subsequently  made a party to the letter of intent, and on April 6, 2003,  Catskill  Development,  Empire Resorts,
Monticello  Casino  Management,  a newly formed entity  jointly held by Catskill
Development and Empire Resorts,  Monticello  Raceway  Development and the Cayuga
Nation of New York entered into a series of  agreements  virtually  identical to the ones  previously  entered into with the St. Regis Mohawk Tribe.  As with the
St. Regis Mohawk Tribe, Catskill Development agreed to transfer 29 acres of land to the United  States of America in trust for the Cayuga  Nation of New York for
$10 million and Monticello  Casino  Management  (whose ownership is identical to
Mohawk  Management) and Monticello  Raceway  Development were granted  exclusive management and  development  rights for the casino and agreed to help the Cayuga
Nation of New York secure  financing.  On April 10, 2003,  all of the agreements that require  approval were once again submitted to the Bureau of Indian Affairs and National Indian Gaming Commission.

REASONS TO COMBINE COMPANIES

            MUTUAL REASONS FOR THE CONSOLIDATION

            In February 2003, while Catskill Development and Empire Resorts were trying to secure  the  Cayuga  Nation of New York as their new  gaming  partner,
Catskill  Development and Empire Resorts also began  discussions with each other about combining their respective operations.  A consolidation made sense to both sides for a number  of  reasons,  of which an  important  one was that  Catskill
Development and Empire Resorts believed that should Catskill Development, Empire
Resorts  and their  affiliates  enter  into a series of casino  development  and management  agreements  with a Native  American tribe  substantially  similar to those previously entered into with the St. Regis Mohawk Tribe, the review by the
Bureau of Indian Affairs and/or the National Indian Gaming  Commission  might be able to be conducted  expeditiously because agreements in substantially the same forms had already been reviewed and approved in 2000.  Catskill  Development and

                                       32

Empire Resorts also shared the view that should their agreements with the Cayuga
Nation of New York receive a fairly  prompt  approval,  their ability to quickly raise the necessary funds from the public equity markets to begin development of
the  casino  project  would  be  substantially  improved.   Moreover,   Catskill
Development  and Empire Resorts  believed that it would be much easier to market publicly  traded  securities  in a single  public  company that owned all of the management and  development  rights with respect to the proposed Native American casino,  rather than securities from a public company with no operating business or assets  other than a minority  interest in a number of  interrelated  closely held companies that held these management and development rights separately.

            The reasons to combine became more  compelling on May 15, 2003, when the New York State  legislature  enacted a bill  enhancing  the  incentives  for racetracks to  participate in New York State's video lottery  terminal  program.
While New York State had previously  approved the  installation of video lottery terminals at certain  racetracks  in 2001,  including  Monticello  Raceway,  the operating  conditions  imposed on those  racetracks by the state made installing video lottery terminals financially impractical. However, the new incentives now make the  implementation  of a video  lottery  terminal  program  at  Monticello
Raceway a  potentially  lucrative  endeavor.  Catskill  Development  and  Empire
Resorts   estimate   that  it  will  cost  about  $20  million  to  develop  the infrastructure at Monticello Raceway necessary to begin a video lottery terminal program. As with the casino,  Catskill Development and Empire Resorts are of the opinion that the best way to raise this needed  financing is through the sale to the public of equity  securities in an integrated  public  company that operates both Monticello Raceway and the neighboring casino.

            SPECIFIC EMPIRE RESORTS' REASONS FOR THE CONSOLIDATION

            In  addition  to  making  it  easier  to  secure  financing  for the development of a Native American casino and video lottery terminal program,  the consolidation  is advantageous to Empire Resorts,  because it would give it 100%
direct  ownership of  Monticello  Raceway  Management,  a  profitable  operating
company,   and  100%  direct  ownership  of  Monticello  Casino  Management  and
Monticello Raceway  Development,  two companies that Empire Resorts  anticipates will be highly profitable once the required federal and state approvals to begin development of the proposed casino are received. Empire Resorts currently has no direct  operations or  significant  assets other than its ownership  interest in
Catskill  Development,  Monticello Casino Management and Mohawk Management,  and
therefore its only existing  potential source of revenue is  distributions  from
Catskill Development. However, as Empire Resorts has only a minority interest in
Catskill   Development,   it  cannot  compel   Catskill   Development   to  make
distributions  to its  members.  Moreover,  pursuant to  Catskill  Development's operating agreement,  even if distributions were made by Catskill Development at some point,  certain of Catskill  Development's  creditors  and members would be entitled to receive the first $47 million of such distributions.  Given this $47
million  priority,   absent  the  consolidation,   Empire  Resorts,  even  under
optimistic  assumptions,  is not  likely to have a  positive  cash flow until at
least  2009.   In  connection   with  the   consolidation,   however,   Catskill
Development's  operating  agreement  will be amended and Empire  Resorts will no longer be subject to this $47 million priority.

                                       33

RECOMMENDATION OF EMPIRE RESORTS' SPECIAL COMMITTEE

            On September 9, 2003,  the special  committee  that was appointed by
Empire   Resorts'   board  of   directors   to  evaluate  the  fairness  of  the
consolidation's terms delivered a report to Empire Resorts in which it concluded that the  consolidation  is fair and in the best interests of Empire Resorts and its  stockholders and recommended that Empire Resorts' board of directors direct its management to complete the consolidation.

            In its report, the special committee  expressed its view that absent the  consolidation,  Empire  Resorts  would  not be able  to  realize  upon  the potential value of its economic interests in Catskill Development because of the adverse combination of:

            o   Empire Resorts' overall financial  condition,  liquidity crisis, inability to access debt and equity markets, lack of a record of success in gaming industry endeavors to date, and the effects of the indictments of its former executives,  albeit in relation to
                business   matters  not  involving  Empire  Resorts  (See  "Risk
                Factors"   beginning   on   page   16    of   this   Information
                Statement/Prospectus  and on page  __ of  Empire  Resorts'  Form
                10-KSB for the year ended December 31, 2002);

            o   Empire   Resorts'   minority   voting   interest   in   Catskill
                Development; and

            o   the  likelihood  that any  disposition  by Empire Resorts of its interests  in  Catskill  Development  would be at a  substantial minority  interest  discount  even though  Empire  Resorts would retain the risks  associated  with the  development  of a Native
                American  gaming  enterprise  in  Monticello,  New  York and the installation of video lottery terminals at Monticello Raceway.

            The special committee  believes that the  consolidation  will, among other advantages:

            o   enhance  the  ability  of Empire  Resorts  to  realize  upon the potential  value of the  development of a Native American gaming enterprise in Monticello, New York and the installation of video lottery  terminals at  Monticello  Raceway to an extent  greater than a sale of its interests in Catskill Development;

            o   provide  Empire  Resorts with a measure of liquidity to meet its present liquidity crisis;

            o   provide Empire  Resorts with a basis for financing  arrangements that should enable it to proceed with the video lottery terminal project and, in due course,  the casino  project with the Cayuga
                Nation of New York or another  Native  American tribe or nation;
                and

            o   provide  Empire Resorts with a unified and  experienced  project development  team for the  Monticello  casino and video  lottery terminal projects.

                                       34

OPINION OF KANE REECE ASSOCIATES, INC.

            Empire Resorts' special  committee  engaged Kane Reece Associates to act as its financial advisor in connection with the proposed  consolidation.  In connection with its engagement,  the special committee requested that Kane Reece
Associates evaluate the fairness of the consolidation's  terms to Empire Resorts and its stockholders  from a financial point of view. On September 8, 2003, Kane
Reece  Associates  delivered  a  written  opinion  to  Empire  Resorts'  special committee  stating that, as of that date and based on and subject to the matters described in its opinion, the consolidation's  terms were fair, from a financial point of view, to the holders of Empire Resorts' common stock.

            In arriving at its opinion, Kane Reece Associates:

            o   reviewed the contribution agreement and related documents;

            o   held  discussions  with  senior  officers,  directors  and other representatives  and  advisors  of  Empire  Resorts  and  senior officers,  representatives and advisors of Catskill  Development concerning  the  businesses,  operations and prospects of Empire
                Resorts and Catskill Development;

            o   examined publicly available  business and financial  information relating to Empire Resorts;

            o   examined  financial  forecasts and other information and data of
                Empire Resorts and Catskill  Development  which were provided to or  otherwise  discussed  with  Kane  Reece  Associates  by  the management of both Empire Resorts and Catskill Development;

            o   considered,  to the extent  publicly  available,  the  financial terms of other transactions recently effected that it considered relevant in evaluating the consolidation;

            o   analyzed  financial,  stock market and other publicly  available information  relating to the businesses of other companies whose operations it considered  relevant in evaluating those of Empire
                Resorts and Catskill Development; and

            o   conducted other analyses and  examinations  and considered other financial, economic and market criteria it deemed appropriate in arriving at its opinion.

            In rendering its opinion,  Kane Reece Associates assumed and relied, without  independent  verification,  on the  accuracy  and  completeness  of all financial and other  information  and data that it reviewed or considered.  With respect to the financial  forecasts and projections  that were made available to
Kane Reece Associates and used in its analyses,  Kane Reece  Associates  assumed that  they were  reasonably  prepared  on bases  reflecting  the best  currently available  estimates and judgments of Empire  Resorts and Catskill  Development.
Kane  Reece  Associates'  opinion  was  based  on  economic,  market  and  other conditions  existing  on,  and the  information  made  available  to Kane  Reece
Associates as of, the date of its opinion.

                                       35

            In  connection  with its  opinion,  Kane  Reece  Associates  was not requested to, and did not,  participate in the negotiation or structuring of the consolidation,  and Kane Reece  Associates  was not  authorized to, and did not, solicit  interest from any party with respect to the  acquisition of all or part of Empire  Resorts.  Kane  Reece  Associates  expressed  no view as to,  and its opinion does not address,  the relative merits of the  consolidation as compared to any  alternative  business  strategies that might exist for Empire Resorts or the effect of any other transaction in which Empire Resorts might engage.

            In preparing its opinion,  Kane Reece Associates performed a variety of financial and comparative  analyses,  including those  described  below.  The summary  of  these  analyses  is not a  complete  description  of  the  analyses underlying Kane Reece Associates' opinion. The preparation of a fairness opinion is a complex analytical process involving various  determinations as to the most appropriate  and relevant  methods of financial  analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not  readily  susceptible  to summary  description.  Accordingly,  Kane Reece
Associates  believes  that its analyses  must be  considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors,  could  create a misleading  or  incomplete  view of the  processes underlying its analyses and opinion.

            In  its  analyses,   Kane  Reece  Associates   considered   industry
performance,  general business,  economic,  market and financial  conditions and other matters  existing as of the date of its opinion,  many of which are beyond the control of Empire Resorts and Catskill Development. No company,  transaction or  business  used in those  analyses as a  comparison  is  identical  to Empire
Resorts,  Catskill  Development  or  the  proposed  consolidation,   nor  is  an
evaluation of those analyses entirely mathematical; rather, the analyses involve
complex   considerations  and  judgments   concerning  financial  and  operating
characteristics  and other  factors  that could affect the  acquisition,  public trading or other  values of the  companies,  business  segments or  transactions being analyzed.

            The estimates  contained in Kane Reece Associates'  analyses and the valuation  ranges  resulting  from any particular  analysis are not  necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition,  analyses  relating to the value of  businesses  or  securities do not purport  to be  appraisals  or to  reflect  the  prices at which  businesses  or securities actually may be sold.  Accordingly,  Kane Reece Associates'  analyses and estimates are inherently subject to substantial uncertainty.

            Kane Reece  Associates'  opinion and analyses  were only one of many factors considered by Empire Resorts' special committee in its evaluation of the consolidation  and should not be viewed as  determinative of the views of Empire
Resorts' special committee with respect to the proposed consolidation.

            The  full  text of Kane  Reece  Associates'  written  opinion  dated
September 8, 2003, which describes the assumptions made,  matters considered and limitations of the review undertaken, is available for inspection and copying at
Empire Resorts' principal executive offices during regular business hours by any interested  stockholder of Empire Resorts or any  representative who has been so designated in writing. PLEASE NOTE, HOWEVER, THAT KANE REECE ASSOCIATES' OPINION

                                       36

IS DIRECTED TO THE SPECIAL COMMITTEE AND DOES NOT CONSTITUTE A RECOMMENDATION TO
ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE CONSOLIDATION.  The summary of
Kane Reece  Associates'  opinion described below is qualified in its entirety by reference to the full text of its opinion.

            The  following  is a  summary  of the  material  financial  analyses performed by Kane Reece Associates in connection with its opinion to the special committee:

             DISCOUNTED CASH FLOW ANALYSIS.

            Kane Reece  Associates  considered the results of a discounted  cash flow analysis of the following discrete businesses:

            o   video lottery terminals at Monticello Raceway,

            o   Monticello Raceway's racetrack operations; and

            o   Management  of a Native  American  casino  owned  by the  Cayuga
                Nation of New York.

            Kane Reece Associates  calculated the net present value of the video lottery  terminals'  projected  ten-year stream of unlevered free cash flows and projected a continuing  value  multiple of year ten (2014)  debt-free  cash flow based on the  financial  projections  provided to Kane Reece  Associates  by the management of both Empire Resorts and Catskill  Development.  Two scenarios were contemplated;  the first being that the casino venture is successful,  i.e., the
Cayuga Nation of New York's casino opens for business, thus entitling the Cayuga
Nation of New York to  purchase a 1/3  interest  in the video  lottery  terminal operations of Monticello  Raceway at cost (estimated at $5 million).  The second scenario  assumed that the casino never opens, and Empire Resorts is entitled to
100% of the cash flows from the video lottery terminal  operations at Monticello
Raceway.  Kane Reece Associates  applied a discount rate of 20% and a continuing value  multiple  of 7.3 times year eleven  after-tax  cash flow.  This  analysis resulted  in a fair  market  enterprise  value  of the  video  lottery  terminal operations of $37.9 million under  scenario one and $48.3 million under scenario two. Assuming a debt level of $15 million under both scenarios, the equity value of the video  lottery  terminal  operations  are $22.8 million and $33.3 million under scenarios one and two, respectively.

            CAPITALIZATION OF INCOME

            Monticello  Raceway's existing  operations were valued by Kane Reece
Associates under a  capitalization  of income model.  Cash flow,  defined as net income less capital expenditures plus depreciation, was calculated from the 2001 and 2002  financial  statements.  A discount rate of 12% was applied as was a 3%
long term growth rate,  yielding a  capitalization  multiple of 11.4x.  The fair market value of Monticello  Raceway's  operations  under the  capitalization  of income approach was calculated by Kane Reece Associates to be $11.4 million.

                                       37

            NET PRESENT VALUE

            Kane Reece  Associates  calculated  the net present  value of Empire
Resorts' prospective casino management  operations,  post-closing,  based on the financial  projections  provided by the  management  of both Empire  Resorts and
Catskill  Development and the terms of the seven year Gaming Facility Management
Agreement.  See  "Business -  Monticello  Casino  Management  - Gaming  Facility
Management  Agreement"  beginning  on  page  77.  In its  analysis,  Kane  Reece
Associates  adjusted the  management  fee  projected  under the Gaming  Facility
Management Agreement for a 2% expense factor, tax effected the cash flow stream, and  applied a 20%  discount  rate.  Kane Reece  Associates  also  assumed a 40%
probability  of the casino  successfully  opening  with a  commencement  date of
January 1, 2006 (such 40% probability figure was selected solely for purposes of developing  a model to  assess  the fair  market  value of the  Gaming  Facility
Management  Agreement  and  should  in no  way  be  interpreted  as  Kane  Reece
Associates'  opinion of the actual likelihood that a Native American casino will ever  open  on  the  land  adjacent  to  Monticello  Raceway).  Based  on  these assumptions,  Kane Reece Associates concluded that the current fair market value of the Gaming Facility Management Agreement,  based on the financial projections provided by the managements of both Empire Resorts and Catskill Development, was
$146.3 million.  Scenarios were then examined by Kane Reece  Associates  whereby revenue assumptions were relaxed,  casino start dates were extended further into the future and the  probability of success was changed.  Under these  scenarios, the values of the Gaming  Facility  Management  Agreement  ranged from a high of
$146.3 million to a low of $103.9 million.  Kane Reece Associates then, based on its  analyses,  concluded  that the fair  market  value of the seven year Gaming
Facility Management Agreement was $140.0 million.

            ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

            Kane  Reece  Associates  also  analyzed  the  consideration  paid in several merger and acquisition  transactions  which Kane Reece Associates deemed to be reasonably  similar to the  operations of Monticello  Raceway.  Kane Reece
Associates  considered  multiples that compare the transactions' entity value to the subject company's revenue and EBITDA. The comparable transactions,  of which there were three, yielded an average total invested capital to sales multiple of
1.2x and an average total invested  capital to EBITDA  multiple of 13.0x.  These multiples were applied to the 2001 and 2002 average  Monticello  Raceway revenue and EBITDA to yield  values of $14.5  million and $22.2  million,  respectively.
Kane Reece Associates then weighted the revenue multiple higher, yielding a fair market  value of $17.0  million  for  Monticello  Raceway  under the  comparable transaction method.

            Kane Reece  Associates is a highly  respected  financial  consulting firm engaged in the valuation of businesses  and their  securities in connection with merger and  acquisition  transactions,  and has  substantial  experience in transactions  similar  to the  proposed  consolidation.  The  special  committee selected Kane Reece Associates to deliver a fairness opinion based on Kane Reece
Associates' reputation and expertise.

            Under the terms of Kane Reece Associates' engagement, Empire Resorts agreed to pay Kane Reece Associates an aggregate fee of $75,000 for its opinion.
In addition,  Empire Resorts  agreed to reimburse Kane Reece  Associates for its reasonable travel and other out-of-pocket  expenses, and to indemnify Kane Reece

                                       38

Associates  against  liabilities,   including   liabilities  under  the  federal
securities  laws,  relating  to,  or  arising  out of,  Kane  Reece  Associates'
engagement.

INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION

            You  should  be  aware  of  the  interests  that  certain  executive
officers,   directors   and   stockholders   of  Empire   Resorts  have  in  the
consolidation,  as these interests, in certain respects, are different from your interests as stockholders.  Specifically,  while the contribution  agreement was being  negotiated,  each of Empire  Resorts,  Catskill  Development,  Monticello
Raceway  Development and Americas Tower Partners were under some level of common control. As discussed above,  Catskill Development has three classes of economic
ownership   interests,   with  each  class  corresponding  to  one  of  Catskill
Development's  three businesses.  Class A economic ownership interests represent the right to receive  distributions and allocations from Catskill  Development's casino and wagering  operations;  Class B economic ownership interests represent the right to receive  distributions and allocations from Catskill  Development's horseracing and other  pari-mutuel  activities;  and Class C economic  ownership interests  represent the right to receive  distributions  and  allocations  from
Catskill Development's real estate ownership and development operations.  At the time the contribution agreement was negotiated and executed, Empire Resorts held approximately 48%, 37% and 25%, respectively, of Catskill Development's Class A,
Class B and Class C economic ownership interests.  Watertone Holdings,  which is controlled by Robert A. Berman,  Empire  Resorts'  chief  executive  officer,  a member  of its  board of  directors  and its  former  chairman  (at the time the contribution  agreement was negotiated and  executed),  and Scott A.  Kaniewski,
Empire  Resorts'  chief  financial  officer and a former  member of its board of directors (at the time the contribution  agreement was negotiated and executed), held approximately  15%, 13% and 25%,  respectively,  of Catskill  Development's
Class A, Class B and Class C economic ownership interests, which interests shall each increase to  approximately  33%  immediately  before closing as a result of
Catskill   Development's   redemption  of  Empire  Resorts'  economic  ownership
interests  in  Catskill  Development.   Furthermore,   Morad  Tahbaz,   Catskill
Development's  president and Empire Resorts'  president,  was a member of Empire
Resorts'  board of  directors  and held a 20%  partnership  interest in Americas
Tower Partners,  a general partnership that held approximately 33%, 25% and 25%, respectively,  of Catskill  Development's  Class A, Class B and Class C economic ownership  interests  at  the  time  the  consolidation  was  negotiated,  which interests shall each increase to approximately 33% immediately before closing as a result  of  Catskill  Development's  redemption  of Empire  Resorts'  economic ownership  interests in Catskill  Development.  Furthermore,  Monticello Raceway
Development was owned 75% by Americas Tower Partners, 12.5% by Robert A. Berman,
6% by Scott A. Kaniewski,  0.25% by two affiliates of Mr. Kaniewski and 6.25% by
Philip B. Berman, Empire Resorts' vice president of project coordination, at the time the consolidation was negotiated.  Finally,  Thomas W. Aro, Empire Resorts'
executive  vice  president,  secretary  and a  former  member  of its  board  of directors (at the time the contribution  agreement was negotiated and executed), was a member of  Monticello  Raceway  Management's  board of directors  and both
Robert  A.  Berman  and  Thomas  W.  Aro  were  members  of  Monticello   Casino
Management's  and  Mohawk  Management's  board  of  managers  at  the  time  the consolidation was negotiated and approved by each of these boards.

            Given  these  facts,  a number of Empire  Resorts'  principals  that negotiated  the  consolidation's  terms were  subject to  various  conflicts  of interest,  possibly causing them to advocate different  positions from what they

                                       39

would have otherwise advocated had they been truly independent.  Moreover, since a number of these  individuals also had a personal interest in the consideration being paid to the members of both Catskill  Development  and Monticello  Raceway
Development, they may have refrained from negotiating the best deal possible for
Empire  Resorts.   The  special   committee's  review  of  the  results  of  the
negotiations does not eliminate the possibility that Empire Resorts is receiving a less favorable deal than if the acquired  companies had been contributed by an independent third party following arm's length negotiations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

            The  following  discussion,  which is based on the opinion of Olshan
Grundman Frome Rosenzweig & Wolosky LLP,  counsel to Empire Resorts,  summarizes the material U.S. federal income tax consequences of the consolidation to Empire
Resorts,  Catskill  Development's  members and Monticello Raceway  Development's members.  Except as is  specifically  set forth below,  this discussion does not address  all  aspects of  taxation  that may be  relevant to the members of both
Catskill  Development  and  Monticello  Raceway  Development  in  light of their personal  investment  or tax  circumstances  or to persons  that are  subject to
special  treatment  under  the  federal  income  tax  laws.  Furthermore,   this
discussion does not address any state, local or foreign tax considerations.  The members of both Catskill  Development  and Monticello  Raceway  Development  are
urged to consult their own tax advisors as to the specific tax  consequences  of the consolidation,  including the applicable  federal,  state, local and foreign tax consequences of the consolidation.

            This  discussion is based on the Internal  Revenue Code,  applicable
Department  of Treasury  regulations,  judicial  authority,  and  administrative
rulings   and   practice,   all   as   of   the   date   of   this   information
statement/prospectus,  as well as representations as to factual matters made by, among others,  Empire Resorts.  Future legislative,  judicial, or administrative changes or interpretations, or the failure of any such factual representation to be true, correct and complete in all material respects, may adversely affect the accuracy of the statements and conclusions described in this document.  Any such changes or interpretations  could be applied  retroactively and could affect the tax consequences of the consolidation.  Empire Resorts is currently not aware of any facts or circumstances  that would cause any  representations  made by it to
Olshan Grundman Frome  Rosenzweig & Wolosky LLP to be untrue or incorrect in any material respect.

            The material  federal income tax  consequences of the  consolidation are as follows:

            o   the  consolidation  will  constitute a tax-free  exchange  under
                Section 351(a) of the Internal Revenue Code;

            o   no gain or loss will be recognized by Empire Resorts as a result of the consolidation; and

            o   no gain or loss  will be  recognized  by the  members  of either
                Catskill  Development  or Monticello  Raceway  Development  as a
                result of the consolidation.

            The obligation to complete the  consolidation  is conditioned  upon, among other things,  receipt of an opinion from Olshan Grundman Frome Rosenzweig
& Wolosky LLP that the  consolidation  will constitute a tax-free exchange under

                                       40

Section  351(a) of the  Internal  Revenue  Code.  The opinion of counsel will be based  in  part  upon  representations,  made  as of the  effective  time of the consolidation,  by Empire Resorts, which counsel will assume to be true, correct and complete.  If the  representations  are  inaccurate,  the opinion of counsel could be  adversely  affected.  Empire  Resorts  has not  requested  nor will it request a private letter ruling from the Internal  Revenue Service as to whether the  consolidation  qualifies as a tax-free  transaction under Section 351(a) of the Internal  Revenue Code.  The opinion of counsel will not be binding upon the
Internal Revenue Service or any court.

ACCOUNTING TREATMENT

            The  consolidation  will be accounted for as a "reverse  merger" for accounting  and financial  reporting  purposes.  Although  Empire Resorts is the legal acquirer and will survive as the legal post consolidation entity, Catskill
Development   is  considered   the  acquirer  for   accounting   purposes.   The
consolidation  is also considered a "related party  transaction"  for accounting and  financial  reporting  purposes.  Accordingly,  the  transfer  of certain of
Catskill   Development's  current  assets  and  liabilities  and  its  ownership interests in Monticello  Raceway  Management,  Monticello  Casino Management and
Mohawk  Management,  first to its  members and then to Empire  Resorts,  will be recorded at Catskill  Development's  historical  costs  basis  determined  under generally accepted accounting principles.

REGULATORY APPROVALS

            Section  303  of the  New  York  Racing,  Pari-Mutuel  Wagering  and
Breeding Law provides that upon the transfer of the stock of any entity licensed to  conduct  harness  horse  race  meetings  at  which  pari-mutuel  betting  is conducted,  the issuer  must  submit to the New York State  Racing and  Wagering
Board an affidavit from the  transferee  stating that the transferee is the sole beneficial owner of the transferred stock, and whether or not the transferee:

            o   has been convicted of a crime involving moral turpitude;

            o   has  been  engaged  in  bookmaking  or other  forms  of  illegal gambling;

            o   has been  found  guilty  of any  fraud or  misrepresentation  in connection with racing or breeding;

            o   has been found guilty of any violation or attempt to violate any law,  rule or regulation  of any racing  jurisdiction  for which suspension from racing might be imposed in such jurisdiction; or

            o   has violated any rule, regulation or order of the New York State
                Racing and Wagering Board.

            While  the  transferee  does not need to  subsequently  wait for any formal  ruling  by the New  York  State  Racing  and  Wagering  Board  as to its
suitability to complete a transfer, the New York State Racing and Wagering Board is empowered, if the board so determines that it is inconsistent with the public interest,  convenience  or  necessity,  or with the  best  interests  of  racing

                                       41

generally,  that any  transferee  continue to be a stockholder  of record or the beneficial  owner of any association or corporation  licensed to conduct harness horse  racing  in New  York,  or  which  owns  25% or more of the  stock of such licensee,  to order or direct such transferee or beneficial owner,  irrespective of the time when such  transferee or  beneficial  owner  acquired its stock,  to dispose  of such  stock.  As  Monticello  Raceway  Management  is a  corporation licensed  to conduct  harness  horse race  meetings  in the State of New York at which  pari-mutuel  betting is conducted,  Empire Resorts will have to submit an affidavit as described  above and will be subject to a ruling that its ownership of Monticello  Raceway  Management is  inconsistent  with the public interest or racing in  general.  While  Empire  Resorts  is not  required  to, it intends to attempt  to obtain an  informal,  non-binding,  opinion  from the New York State
Racing and Wagering Board prior to consummating the  consolidation  that the New
York State Racing and Wagering Board will not object to Empire Resorts  becoming the sole stockholder of Monticello Raceway Management.

CERTAIN NON-VOTING MEMBERS RELINQUISH THEIR INTERESTS IN CATSKILL DEVELOPMENT

            In connection with the closing of the consolidation, and in exchange for shares of Empire  Resorts'  common  stock  received in  connection  with the consolidation,  Clifford A. Ehrlich,  Shamrock  Strategies,  Inc. and Fox-Hollow
Lane,  L.L.C.,  the three  non-voting  members  of  Catskill  Development,  will relinquish their membership interests in Catskill Development.

                           THE CONTRIBUTION AGREEMENT

            The following summary  highlights  selected  information and may not contain all of the information contained within the contribution agreement.  The following  description  does not purport to be complete  and is qualified in its entirety by reference to the contribution agreement, which has been incorporated into this document by reference.

GENERAL TERMS OF THE CONTRIBUTION AGREEMENT

            On  July 3,  2003,  Empire  Resorts,  Catskill  Development  and the
members of Monticello Raceway Development entered into a securities contribution agreement, which agreement was amended by an amendment entered into on September
__,  2003 by  Empire  Resorts,  Catskill  Development  and the  members  of both
Catskill Development and Monticello Raceway  Development,  pursuant to which the members of both Catskill  Development and Monticello Raceway  Development agreed
to  contribute  all  of  their  respective   interests  in  Monticello   Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk  Management,  together with all of their right, title and interest in and to  the  business  of  Monticello  Raceway,  including  all of  the  assets  and liabilities  of Catskill  Development,  except for its  interest in 229 acres of land in  Monticello,  New York and its right to certain  litigation  claims,  to
Empire  Resorts in exchange  for, in the  aggregate,  80.25% of Empire  Resorts'
common  stock,   calculated  on  a   post-consolidation,   fully-diluted  basis.
Immediately  after   consummating   this   consolidation,   Monticello   Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk  Management  will become wholly owned  subsidiaries of Empire Resorts and the members of both Catskill  Development  and Monticello  Raceway  Development,
together, will become Empire Resorts' controlling stockholders.

                                       42

THE TRANSACTION

            At the closing time,  the members of both Catskill  Development  and
Monticello  Raceway  Development  shall deliver their  respective  interests (by delivery of stock certificates,  limited liability company interest  assignments or other  evidence of ownership) in Monticello  Raceway  Management,  Monticello
Casino  Management,  Monticello  Raceway  Development  and Mohawk  Management to
Empire Resorts, and Empire Resorts shall deliver to the members of both Catskill
Development and Monticello  Raceway  Development  registered stock  certificates representing,  in  the  aggregate,  80.25%  of  Empire  Resorts'  common  stock, calculated on a post-consolidation, fully-diluted basis.

REPRESENTATIONS AND WARRANTIES

            In the contribution agreement,  the parties made representations and warranties to each other about their respective companies.

            Catskill  Development,  and  each of its  members,  represented  and warranted to the following:

            o   capital structure of Monticello Raceway  Management,  Monticello
                Casino Management and Mohawk Management;

            o   interests to be contributed  being validly  issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o   no declared or unpaid  dividends  with respect to the  interests being contributed;

            o   interests being contributed by Catskill Development's members on the closing  date  representing  all of  Catskill  Development's interests in Monticello  Raceway  Management,  Monticello Casino
                Management  and Mohawk  Management on the date the  contribution agreement was executed; and

            o   ownership  of and power to transfer  free and clear title to the interests being contributed.

            Catskill  Development  further  represented  and  warranted  to  its knowledge, without independent investigation, to the following:

            o   corporate existence of Monticello Raceway Management, Monticello
                Casino Management and Mohawk Management and their  qualification to do current and proposed business;

            o   power and  authority  to enter  into and  carry out  obligations under the contribution agreement;

            o   with   respect  to  itself  and  each  of   Monticello   Raceway
                Management,  Monticello Casino Management and Mohawk Management,
                absence of conflict or breach of any laws, contracts,  leases or

                                       43

                other   material   agreements,   including  any   organizational
                documents,   as  a  result  of  execution  of  the  contribution
                agreement or the  contribution  of interests in accordance  with the contribution agreement;

            o   required  governmental or third party consents and approvals for the  execution  and delivery of the  contribution  agreement and related  agreements or for the  consummation of the transactions contemplated therein;

            o   absence  of  subsidiaries  of  Catskill  Development  other than
                Monticello Raceway Management,  Monticello Casino Management and
                Mohawk Management;

            o   accuracy of information supplied in the financial statements for the year ending  December  31,  2002 and for the quarter  ending
                March 31, 2003;

            o   with respect to Monticello Raceway Management, Monticello Casino
                Management and Mohawk  Management,  absence of material  changes since March 31, 2003;

            o   absence of undisclosed  material contracts of Monticello Raceway
                Management, Monticello Casino Management and Mohawk Management;

            o   Monticello Raceway Management's,  Monticello Casino Management's
                and Mohawk  Management's  full ownership or adequate  license to use, without payment, all proprietary rights;

            o   absence   of   material   undisclosed   liabilities,   debts  or
                obligations of Monticello Raceway Management,  Monticello Casino
                Management or Mohawk Management;

            o   absence of any event that has  resulted in a material  breach or default of a material contract of Monticello Raceway Management,
                Monticello Casino Management or Mohawk Management;

            o   substantial   compliance  by  Monticello   Raceway   Management,
                Monticello  Casino  Management  and Mohawk  Management  with any relevant laws,  and absence of any notices  regarding the breach of any relevant laws;

            o   absence of pending or threatened  litigation  or any  reasonable basis therefor against Monticello Raceway Management, Monticello
                Casino Management and Mohawk Management;

            o   material  taxes of  Monticello  Raceway  Management,  Monticello
                Casino Management and Mohawk Management having been paid, filed, reported,  withheld,  collected and accounted for,  except those being contested in good faith;

            o   no finder,  broker,  or investment  banker being entitled to any fee or commission in connection with the contribution  agreement or related transactions;

                                       44

            o   valid  title  or   leasehold   rights  of   Monticello   Raceway
                Management,  Monticello  Casino Management and Mohawk Management
                with respect to any real, personal or leased property;

            o   material compliance by Monticello Raceway Management, Monticello
                Casino  Management and Mohawk Management with all relevant laws;
                and

            o   absence of material  employment  issues or labor  activities and practices that would adversely  affect the business or financial conditions of Monticello Raceway  Management,  Monticello Casino
                Management or Mohawk Management.

            Each  member  of  Monticello  Raceway  Development  represented  and warranted, severally and not jointly, on an individual basis, to the following:

            o   Monticello Raceway Development's capital structure;

            o   interests to be contributed  being validly  issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o   no declared or unpaid  dividends  with respect to the  interests being contributed; and

            o   ownership  of and power to transfer  free and clear title to the interests being contributed.

            Each  member  of  Monticello  Raceway  Management   represented  and
warranted to its or his knowledge, without independent investigation,  severally and not jointly, on an individual basis, to the following:

            o   corporate  existence of Monticello  Raceway  Development and its qualification to do current and proposed business;

            o   power and authority to enter into and carry out its  obligations under the contribution  agreement and the  enforceability of the contribution agreement;

            o   with  respect  to itself  and  Monticello  Raceway  Development, absence of conflict or breach of any laws, contracts,  leases or
                other   material   agreements,   including  its   organizational
                documents,   as  a  result  of  execution  of  the  contribution
                agreement   or  the   contribution   of   interests   under  the
                contribution agreement;

            o   required  governmental or third party consents and approvals for the  execution  and delivery of the  contribution  agreement and related  agreements or for the  consummation of the transactions contemplated therein;

            o   absence of ownership or control of any other business entity;

                                       45

            o   Monticello Raceway Development's absence of employees,  material operations,  assets or other contractual rights,  other than the right to develop a 229 acre  parcel of land in  Monticello,  New
                York;

            o   absence of undisclosed  material contracts of Monticello Raceway
                Development;

            o   Monticello  Raceway  Development's  full  ownership  or adequate license to use, without payment, all proprietary rights;

            o   absence   of   material   undisclosed   liabilities,   debts  or
                obligations of any kind of Monticello Raceway Development;

            o   absence of any event that has  resulted in a material  breach or
                default   of  a  material   contract   of   Monticello   Raceway
                Development;

            o   substantial  compliance of Monticello  Raceway  Development with any  relevant  laws,  and absence of any notices  regarding  the breach of any relevant laws;

            o   absence of pending or threatened  litigation  or any  reasonable basis therefor against Monticello Raceway Development;

            o   material  taxes of Monticello  Raceway  Development  having been paid, filed,  reported,  withheld,  collected and accounted for, except those being contested in good faith;

            o   no finder,  broker,  or investment  banker being entitled to any fee or commission in connection with the contribution  agreement or related transactions; and

            o   material  compliance by Monticello Raceway  Development with all relevant  laws.

            Empire  Resorts  (on  behalf of itself  and any  subsidiaries  where relevant) represented and warranted to the following:

            o   corporate existence and qualification to do current and proposed business;

            o   power and authority to enter into and carry out its  obligations under the contribution  agreement and the  enforceability of the contribution agreement;

            o   absence of conflict or breach of any laws, contracts,  leases or
                other   material   agreements,   including  its   organizational
                documents,   as  a  result  of  execution  of  the  contribution
                agreement or the  issuance of its shares under the  contribution agreement;

            o   required governmental or third party consents and approvals;

            o   no finder,  broker,  or investment  banker being entitled to any fee or commission in connection with the contribution  agreement or related transactions;

                                       46

            o   material  compliance of all Securities  and Exchange  Commission filings;

            o   absence of material changes since March 31, 2003;

            o   capital structure;

            o   shares of common stock to be issued pursuant to the contribution agreement being validly authorized, issued and fully paid;

            o   shares of common stock to be issued pursuant to the contribution agreement  representing  80.25% of Empire  Resorts'  outstanding common stock as of the closing date;

            o   to the best of its  knowledge  and belief,  without  independent investigation, absence of undisclosed material obligations;

            o   to the best of its  knowledge  and belief,  without  independent investigation,  absence  of any  undisclosed  outstanding  civil judgment  or court  order  (past,  current or  pending)  against
                Stanley  Tollman,   Beatrice  Tollman,   Monty  Hundley  or  The
                Bryanston Group, in favor of the U.S. Attorney, S.D.N.Y;

            o   recapitalization   agreement   between  Empire  Resorts,   Alpha
                Monticello,  The  Bryanston  Group,  Stanley  Tollman,  Beatrice
                Tollman and Monty Hundley being duly authorized and executed;

            o   to the best of its knowledge and belief,  material  taxes having been paid, filed,  reported,  withheld,  collected and accounted for, except for those being contested in good faith;

            o   absence of any action,  agreement,  plan or  circumstances  that
                would   prevent  the   consolidation   from   qualifying   as  a
                contribution  and exchange  under Section 351(a) of the Internal
                Revenue Code;

            o   not being an investment company;

            o   material compliance with all relevant laws;

            o   disclosure of all reasonably related available information;

            o   absence of any omissions, untrue, or misleading statements by it in the contribution agreement; and

            o   investigation  or the  opportunity to investigate and understand the consolidation and associated risks.

                                       47

COVENANTS

            Each of the parties to the  contribution  agreement have agreed that from the date of the contribution agreement through the consolidation's  closing or contribution agreement's termination, to, among other things:

            o   provide each other with access to information;

            o   notify each other of current or potential  material  breaches to the representations, warranties and covenants;

            o   use   commercially   reasonable   efforts  to   consummate   the
                consolidation;

            o   obtain all  consents or  approvals  necessary  to  complete  the
                consolidation  and  other   transactions   contemplated  by  the
                contribution agreement;

            o   cooperate with the valuation firm in preparation of the fairness opinion;

            o   assign,  or  cause  to be  assigned,  to  the  extent  it or its subsidiaries  is a plaintiff in the ongoing  litigation  against
                Park Place Entertainment Corporation,  Gary Melius, Ivan Kaufman
                and Walter Horn,  all claims  against  Park Place  Entertainment
                Corporation,  Gary  Melius,  Ivan  Kaufman  and Walter Horn to a
                litigation trust; and

            o   take no actions to jeopardize the  transactions  contemplated in the contribution agreement to qualify as a transaction described in Section 351(a) of the Internal Revenue Code.

            Catskill Development further covenants in the contribution agreement to, among other things:

            o   lease  200  acres  of land in  Monticello,  New  York to  Empire
                Resorts.

            Empire Resorts further  covenants in the contribution  agreement to, among other things:

            o   nominate certain directors; and

            o   amend certain employment agreements.

            Except as contemplated by the contribution agreement,  from the date
of  the  contribution   agreement   through  the   consolidation's   closing  or
contribution agreement's  termination,  Empire Resorts further covenants that it will not, and Catskill  Development and the members of both Catskill Development and  Monticello  Raceway  Development  further  covenant  that they  will  cause
Monticello Raceway Management,  Monticello Casino Management, Monticello Raceway
Development and Mohawk Management not to, without the other party's consent:

            o   take any action that would  reasonably  be expected to result in any of the conditions to closing not being satisfied;

                                       48

            o   amend any organizational document;

            o   declare or pay any dividends or distribute  any capital stock or equity interests;

            o   alter any  capital  stock or equity  interests,  through,  among other things, stock splits, combinations, and issuances;

            o   repurchase,  redeem or  otherwise  acquire any capital  stock or equity interests;

            o   merge or consolidate with another business organization;

            o   acquire the assets,  an equity  interest or the capital stock of another business organization;

            o   incur, issue or guarantee any indebtedness;

            o   amend any material contract or agreement;

            o   authorize  any capital  expenditures  or fixed  asset  purchases exceeding $100,000 in the aggregate;

            o   grant  any  additional   compensation  or  termination  pay  for
                officers or employees, except in the ordinary course of business in accordance with past practice;

            o   enter into  additional  employment  agreements,  transactions or policies  benefiting  past and  present  directors,  officers or employees, other than as required by law;

            o   pay  or  discharge  any  material   obligations  or  liabilities
                inconsistent with past business practices;

            o   adopt any plan of reorganization;

            o   settle or compromise any material litigation;

            o   make any material tax election;

            o   take any action that would limit the ability to acquire  shares, vote shares or restrict business combinations; or

            o   agree or take any action to do any of the foregoing.

            Empire  Resorts   further   agrees  that,   from  the  date  of  the
contribution  agreement  through  the  consolidation's  closing or  contribution agreement's  termination,  except as contemplated by the contribution agreement, it will  conduct  its  business  in the  ordinary  course  consistent  with past practice.  In addition,  among other  things and subject to certain  exceptions,
Empire  Resorts will not,  without the consent of Catskill  Development  and the members of both Catskill Development and Monticello Raceway Development:

                                       49

            o   issue, deliver, sell, pledge or dispose of any shares of capital stock, including options or warrants (other than the issuance of shares of common  stock  upon the  exercise  of  employee  stock option  outstanding on the date the  contribution  agreement was executed and up to 200,000  options  issued  thereafter  and the issuance of shares of common stock  pursuant to Empire  Resorts'
                ongoing private placement); or

            o   dispose, sell or pledge any material asset.

            Catskill  Development  and the members of both Catskill  Development and Monticello  Raceway  Development  have further agreed that, from the date of the contribution  agreement through the consolidation's  closing or contribution agreement's  termination,  except as contemplated by the contribution agreement, they  will  cause  each of  Monticello  Raceway  Management,  Monticello  Casino
Management,  Monticello Raceway Development and Mohawk Management to conduct its business in the ordinary  course  consistent  with past  practice.  In addition, among other things and subject to certain exceptions,  Catskill  Development and the members of both Catskill Development and Monticello Raceway Development will cause each of  Monticello  Raceway  Management,  Monticello  Casino  Management,
Monticello  Raceway  Development  and Mohawk  Management  not to, without Empire
Resorts' prior consent:

            o   issue, deliver, pledge, dispose of, encumber or sell any capital stock, or options,  warrants,  convertible securities,  or other capital interests; or

            o   dispose, sell or pledge any material asset.

REGISTRATION STATEMENT, STOCKHOLDER VOTE, AND BRYANSTON LITIGATION

            The parties to the contribution agreement have agreed to provide one another with any  information  reasonably  requested in connection  with the S-4 registration statement.

            Empire Resorts will further:

            o   promptly take any action  required to file the S-4  registration statement and have it declared effective as soon as possible;

            o   make  any  modifications  to  the  S-4  registration   statement
                reasonably  requested by Catskill  Development or the members of
                Monticello  Raceway  Development  prior  to  filing  it with the
                Securities and Exchange Commission;

            o   notify  the  other   parties  of  comments   received  from  the
                Securities   and   Exchange   Commission   concerning   the  S-4
                registration statement;

            o   cause the S-4  registration  statement to remain effective until the earlier of (i) the date on which all of the shares of common stock being issued pursuant to the consolidation  have been sold to the  public or (ii) the date on which all of such  shares can be  freely  sold  to the  public  pursuant  to  Rule  144 of the
                Securities   Act  of  1933,  as  amended,   without  any  volume
                limitations;

                                       50

            o   prepare and file with the  Securities  and  Exchange  Commission
                such  amendments  (including   post-effective   amendments)  and
                supplements to the S-4 registration statement and the prospectus used in connection with the S-4 registration statement as may be necessary to keep the S-4 registration  statement  effective and to comply with the  provisions of the Securities Act of 1933, as amended, with respect to the disposition of all of the shares of common stock being issued pursuant to the  consolidation  at all times during the period for which Empire  Resorts is required to maintain the effectiveness of the S-4 registration statement;

            o   cause the shares of common  stock  being  issued to be listed on the Nasdaq Small Cap Market and Boston Stock Exchange;

            o   take all action necessary to obtain stockholder  approval of the consolidation; and

            o   redeem the shares of common  stock held by The  Bryanston  Group and certain shares of common stock held by Beatrice Tollman.

            Catskill  Development  and the members of both Catskill  Development and Monticello  Raceway  Development  will further provide Empire Resorts with a
list  of   Catskill   Development's   and   Monticello   Raceway   Development's
"affiliates,"  including  any  changes  to the  list,  prior  to  completion  of consolidation. Empire Resorts will receive from each "affiliate" an agreement to comply with the  restrictions  of Rule 145 under the  Securities Act of 1933, as amended.

CONDITIONS TO CLOSING

            The  obligations  of each party to complete  the  consolidation  are subject to the satisfaction or waiver of various  conditions,  which include, in addition to other closing conditions, the following:

            o   Empire  Resorts  shall have  obtained all  required  consents or approvals;

            o   all  required  authorizations,  consents  or  approvals  of,  or registrations  with,  any  governmental  entity  shall have been obtained or made;

            o   no  statute,   rule,  regulation,   order,   judgment,   decree,
                injunction,  or ruling  shall be in effect  that  prohibits  the consolidation;

            o   the parties  shall have  received an opinion of Olshan  Grundman
                Frome  Rosenzweig  & Wolosky LLP that none of the  parties  will recognize any income,  gain or loss for tax purposes as a result of the consolidation;

            o   Catskill  Development and Empire Resorts shall have entered into a lease for 200 acres of land in Monticello, New York;

            o   Empire Resorts shall have provided the U.S.  Attorney with prior notice of the  redemption  of certain  common  stock held by The
                Bryanston  Group and Beatrice  Tollman and Empire  Resorts shall have subsequently redeemed such stock;

                                       51

            o   New York Gaming,  LLC shall have distributed all its interest in
                Catskill  Development  to  Alpha  Monticello,   a  wholly  owned
                subsidiary of Empire Resorts;

            o   subsequent  to  New  York  Gaming,  LLC's  distribution  of  its interests in Catskill Development to Alpha Monticello,  a wholly owned subsidiary of Empire Resorts,  Catskill  Development shall have redeemed all interests in itself held by Alpha  Monticello, a wholly owned subsidiary of Empire Resorts;

            o   a trust  shall  have  been  created  and  Catskill  Development,
                Monticello Raceway  Development and Mohawk Management shall have assigned to such trust  their  rights to the  proceeds  from any settlement  or judgment  related to their  claims  against  Park
                Place Entertainment  Corporation,  Gary Melius, Ivan Kaufman and
                Walter Horn;

            o   amendments to the  certificate  of  incorporation  and bylaws of
                Empire  Resorts  providing  for a staggered  board of  directors shall have been approved;

            o   a  stockholders  rights  agreement  shall  have been  adopted by
                Empire Resorts;

            o   the  S-4   registration   statement  shall  have  been  declared
                effective and shall not be the subject of any stop order, and no proceedings  shall have been brought or, to the knowledge of the parties, threatened for that purpose;

            o   consummation  of  the  consolidation   shall  have  been  deemed
                consistent with the Cayuga Nation's prior approval of the Gaming
                Facility Management Agreement; and

            o   all material  agreements and covenants  required to be performed before closing shall have been performed.

            Except as may be waived in writing by Empire Resorts, the obligation of  Empire  Resorts  to effect  the  consolidation  is  further  subject  to the satisfaction of the following conditions:

            o   representations  and warranties of Catskill  Development and its members in the contribution  agreement shall be true and correct in all  material  respects,  and not  subject  to any  knowledge
                qualification,   and  Empire   Resorts  shall  have  received  a
                certificate  executed by an officer of Catskill  Development and each member of Catskill Development to such effect;

            o   representations    and   warranties   of   Monticello    Raceway
                Development's  members  contained in the contribution  agreement shall be true and correct in all material  respects,  and Empire
                Resorts  shall have  received  a  certificate  executed  by each member of Monticello Raceway Development to such effect;

            o   each  affiliate  shall have  executed  and  delivered  to Empire
                Resorts an affiliate agreement;

                                       52

            o   the  special  committee  of the  board of  directors  of  Empire
                Resorts   shall  have   received  an  opinion  from  Kane  Reece
                Associates,  addressed  solely  to and  solely  for the  special committee,  opining  that the  consolidation  is fair to  Empire
                Resorts from a financial point of view;

            o   Empire  Resorts'  special  committee  shall  have  approved  the consolidation;

            o   subsequent  to  (1)  Catskill  Development's  redemption  of all interests  in itself held by Alpha  Monticello,  a wholly  owned
                subsidiary  of  Empire   Resorts  and  (2)  the  creation  of  a
                litigation  trust and the  assignment  to such trust by Catskill
                Development,   Monticello   Raceway   Development   and   Mohawk
                Management  of all of their  rights to the  proceeds  from their
                claims  against  Park  Place  Entertainment  Corporation,   Gary
                Melius, Ivan Kaufman and Walter Horn, Catskill Development shall have contributed all of its rights, title and interest in and to the business of  Monticello  Raceway and all of its other assets and liabilities,  except for Catskill  Development's interest in
                229 acres of land in Monticello,  New York, to Monticello Casino
                Management and then shall have  distributed all of its interests in Monticello Raceway  Management,  Monticello Casino Management
                and Mohawk  Management  to Catskill  Development's  then current members;

            o   Catskill   Development   and  the   members  of  both   Catskill
                Development  and  Monticello  Raceway   Development  shall  have
                provided  Empire Resorts with all audited  financial  statements required to be included in the S-4 registration statement;

            o   Empire  Resorts  shall have  received an opinion from a law firm reasonably acceptable to it as to certain legal matters;

            o   Empire  Resorts shall have received a certificate  from Catskill
                Development, dated the closing date, as to the capitalization of
                Monticello Raceway Management,  Monticello Casino Management and
                Mohawk Management; and

            o   to the knowledge of the members of both Catskill Development and
                Monticello Raceway Development,  since July 3, 2003, there shall not have  been any  change  in or any  potential  change  in the
                business,   operations  or  financial  condition  of  Monticello
                Raceway  Management,  Monticello Casino  Management,  Monticello
                Raceway  Development or Mohawk Management,  having or reasonably likely to have a material  adverse effect on Monticello  Raceway
                Management,  Monticello Casino  Management,  Monticello  Raceway
                Development or Mohawk Management.

            Except as may be waived in writing by Catskill  Development  and the members of both Catskill  Development and Monticello  Raceway  Development,  the
obligation of Catskill  Development and the members of both Catskill Development and  Monticello  Raceway  Development  to effect  the  consolidation  is further subject to the satisfaction of the following conditions:

                                       53

            o   representations  and warranties of Empire  Resorts  contained in the  contribution  agreement  shall be true and  correct  in all material respects,  and Catskill  Development and the members of both Catskill  Development  and Monticello  Raceway  Development
                shall have  received  a  certificate  executed  by an officer of
                Empire Resorts to such effect;

            o   Catskill Development and its members shall have received a legal opinion from Olshan Grundman Frome Rosenzweig & Wolosky LLP;

            o   the shares of common stock being issued by Empire  Resorts shall have been  approved  for listing on the Nasdaq  Small Cap Market and Boston Stock Exchange;

            o   Robert A. Berman and Scott A. Kaniewski  shall have entered into a voting  agreement  regarding  their shares of Empire  Resorts'
                common stock;

            o   there shall be no outstanding or pending civil judgment or court order against Stanley Tollman,  Beatrice Tollman,  Monty Hundley or The Bryanston Group in favor of the U.S.  Attorney  affecting consummation of the consolidation;

            o   since July 3, 2003,  there  shall have been no change in, or the knowledge of a potential  change in, the business,  operation or financial  condition  of Empire  Resorts  having  or  reasonably likely to have a material adverse effect on Empire Resorts;

            o   Catskill  Development  and its  members  shall  have  received a
                certificate  from  Empire  Resorts   verifying  Empire  Resorts'
                capitalization;

            o   Catskill  Development  shall have  received  an  assignment  and assumption  agreement  from  Empire  Resorts  reflecting  Empire
                Resorts' assumption of certain liabilities; and

            o   certain employment agreements shall have been amended.

SURVIVAL OF REPRESENTATION AND WARRANTIES

            The  representations  and  warranties  made by Empire Resorts in the contribution  agreement  will not  survive  the  closing  date except for Empire
Resorts'  representation  and warranty about its capital  structure  (which will terminate on the first anniversary of the closing date), but the accuracy of all of Empire Resorts' representations and warranties forms the basis of a condition to closing regarding the obligations of Catskill  Development and the members of both Catskill Development and Monticello Raceway Development.

            The representations and warranties made by Catskill  Development and its members in the  contribution  agreement  will not  survive the closing  date except for the  representations and warranties with respect to the matters below
(which will terminate on the first  anniversary  of the closing  date),  but the

                                       54

accuracy of all of Catskill  Development's and its members'  representations and warranties  forms the basis of a condition to closing  regarding the obligations of Empire Resorts:

            o   capital structure of Monticello Raceway  Management,  Monticello
                Casino Management and Mohawk Management;

            o   interests to be contributed  being validly  issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o   no declared or unpaid  dividends  with respect to the  interests being contributed;

            o   ownership  of and power to transfer  free and clear title to the interests being contributed;

            o   power  and   authority   to  enter  into  and  carry  out  their
                obligations under the contribution agreement;

            o   with  respect  to  themselves  and  each of  Monticello  Raceway
                Management,  Monticello Casino Management and Mohawk Management,
                absence of conflict or breach of any laws, contracts,  leases or
                other   material   agreements,   including  any   organizational
                documents,   as  a  result  of  execution  of  the  contribution
                agreement or the  contribution  of interests in accordance  with the contribution agreement;

            o   required  governmental or third party consents and approvals for the  execution  and delivery of the  contribution  agreement and related  agreements or for the  consummation of the transactions contemplated therein; and

            o   absence  of  subsidiaries  of  Catskill  Development  other than
                Monticello Raceway Management,  Monticello Casino Management and
                Mohawk Management.

            The representations and warranties made by the members of Monticello
Raceway Development in the consolidation  agreement will not survive the closing date except for the  representations  and warranties with respect to the matters below (which will terminate on the first  anniversary of the closing date),  but the accuracy of all of the  representations  and warranties forms the basis of a condition to closing regarding the obligations of Empire Resorts:

            o   capital structure of Monticello Raceway Development;

            o   interests to be contributed  being validly  issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o   no declared or unpaid  dividends  with respect to the  interests being contributed;

            o   ownership  of and power to transfer  free and clear title to the interests being contributed;

                                       55

            o   power  and   authority   to  enter  into  and  carry  out  their
                obligations under the contribution agreement;

            o   with respect to themselves and Monticello  Raceway  Development, absence of conflict or breach of any laws, contracts,  leases or
                other   material   agreements,   including  any   organizational
                documents,   as  a  result  of  execution  of  the  contribution
                agreement or the  contribution  of interests in accordance  with the contribution agreement; and

            o   required  governmental or third party consents and approvals for the  execution  and delivery of the  contribution  agreement and related  agreements or for the  consummation of the transactions contemplated therein.

INDEMNIFICATION

            o   the members of both Catskill  Development and Monticello Raceway
                Development will, severally and not jointly,  indemnify and hold harmless Empire Resorts from any losses, liabilities and damages
                (financial or otherwise, including reasonable attorneys fees and other costs) due to  inaccuracies or the breach of any surviving representation  or warranty of  Catskill  Development,  Catskill
                Development's   members  or  Monticello  Raceway   Development's
                members,  or  the   non-performance  by  Catskill   Development,
                Catskill    Development's    members   or   Monticello   Raceway
                Development's  members of any covenant or  obligation  under the contribution  agreement;  provided  that none of the  members of
                Catskill Development nor Monticello Raceway Development shall be required to indemnify Empire Resorts for any losses in excess of the value (as of closing time) of the shares of Empire  Resorts'
                common stock issued to it at closing.

            o   Empire  Resorts  will  indemnify  and  hold  harmless   Catskill
                Development and each of the members of both Catskill Development and Monticello Raceway  Development for any losses,  liabilities
                and  damages  (financial  or  otherwise,   including  reasonable
                attorney fees and other costs) due to inaccuracies or the breach of any Empire Resorts  surviving  representation  or warranty or the  non-performance  by  Empire  Resorts  of  any  covenant  or obligation  under  the  contribution  agreement,  provided  that
                Empire  Resorts  shall not be  required  to  indemnify  Catskill
                Development  and the members of both  Catskill  Development  and
                Monticello  Raceway  Development  for any losses that exceed the value (as of closing  time) of the shares to be issued by Empire
                Resorts at closing.

TERMINATION

            The  contribution  agreement  can be terminated at any time prior to the closing time by:

            o   mutual written consent;

            o   by  any  of  the  parties  if the  consolidation  has  not  been completed  by January 31,  2004,  provided  that a party  cannot terminate the contribution  agreement if such party's actions or

                                       56

                failure  to  act  caused  or  resulted  in  the  failure  of the consolidation's timely closing;

            o   by any party not in breach if another party materially  breaches any of its representations,  warranties, covenants or agreements contained in the contribution agreement; or

            o   by any of the parties if a court of  competent  jurisdiction  or other  governmental  entity  issues an  order,  decree or ruling
                (which is final and  nonappealable),  or takes any other action, having  the  effect of  permanently  restraining,  enjoining  or otherwise prohibiting the consolidation.

            If the contribution agreement is terminated by mutual consent or the failure to close by January 31, 2004,  then the agreement is void and there will be no liability or cause of action as a result of terminating the agreement.  If the  contribution  agreement is terminated by a non-breaching  party following a material breach, however, the parties reserve their right to take legal action.

MISCELLANEOUS

            Other   provisions  of  the  contribution   agreement   include  the
following:

            o   the  parties  have  the  right to seek a  temporary  restraining order, injunction or other equitable remedy due to the nature of the agreement;

            o   there   shall  be  no  public   announcements   related  to  the
                consolidation  and  other   transactions   contemplated  by  the
                contribution agreement prior to the closing;

            o   the  contribution  agreement  supersedes  all prior  agreements, whether written or oral;

            o   the  contribution  agreement will inure to the benefit of and be binding  upon the parties and their  respective  successors  and assigns;

            o   the contribution agreement may not be assigned without the prior written consent of the other parties;

            o   the contribution  agreement shall be subject to New York law and the jurisdiction of New York courts (state and federal);

            o   sections in the contribution  agreement are severable if a court of competent jurisdiction declares a section to be void, illegal or  unenforceable,  with the  remainder of the agreement in full force. The parties agree to replace such severed provisions with a valid provision; and

            o   the  parties  may  not   interpret   the   ambiguities   in  the
                contribution  agreement  against  the  party  that  drafted  the agreement.

                                       57

                         MATERIAL CONDITIONS TO CLOSING

            As indicated above, the contribution  agreement provides for various actions that must occur before the consolidation can be effectuated. A number of these actions will have a material  impact on Empire Resorts  existing  business structure, the rights of its stockholders and its post-consolidation objectives.
These closing conditions, therefore, are described below in greater detail.

REDEMPTION OF EMPIRE RESORTS' INTEREST IN CATSKILL DEVELOPMENT

            Alpha  Monticello,  a wholly owned subsidiary of Empire Resorts,  is currently a member of Catskill Development and holds a 48.31% economic ownership interest in its casino and  wagering  operations,  a 36.88%  economic  ownership interest in its horseracing and other pari-mutuel  activities and a 25% economic ownership  interest in its real estate  ownership  and  development  operations.
Immediately prior to the consolidation's closing, but following New York Gaming,
LLC's contribution of its interests in Catskill Development to Alpha Monticello, a wholly owned  subsidiary of Empire Resorts,  Catskill  Development will redeem all of Empire Resorts' indirect membership  interests in Catskill Development in exchange for 40 shares of Monticello  Raceway  Management,  representing  40% of
Monticello Raceway  Management's  outstanding capital stock. As a result of this redemption, Empire Resorts' will not receive, directly or indirectly, any of the shares of Empire  Resorts'  common stock to be issued to the members of Catskill
Development  pursuant to the  consolidation.  Moreover,  Catskill  Development's redemption of Empire  Resorts'  indirect  interest will result in Americas Tower
Partners' and Watertone Holdings' (both of which are controlled by or affiliated with certain  officers and directors of Empire Resorts)  membership  interest in
Catskill  Development  increasing to approximately 33% each, giving them and the other members of Catskill  Development the right to receive a greater percentage of the consideration to be received by Catskill Development's members as part of the consolidation.

DISTRIBUTION  BY CATSKILL  DEVELOPMENT  OF ITS INTERESTS IN  MONTICELLO  RACEWAY
MANAGEMENT, MONTICELLO CASINO MANAGEMENT AND MOHAWK MANAGEMENT

            Catskill   Development   currently   owns  all  of  the  issued  and
outstanding  common  shares  of  Monticello  Raceway  Management  and 60% of the outstanding membership interests of both Monticello Casino Management and Mohawk
Management.  Immediately  following  Catskill  Development's  redemption  of all interests  in itself held by Alpha  Monticello,  a wholly  owned  subsidiary  of
Empire  Resorts  (as  described  in  the  prior  paragraph),  but  prior  to the consolidation's closing, Catskill Development will contribute all of its rights, title and interest in and to the business of  Monticello  Raceway and all of its other assets and liabilities,  except for Catskill Development's interest in 229 acres  of land in  Monticello,  New York and its  right  to  certain  litigation
claims,  to  Monticello   Casino  Management  and  Catskill   Development  shall
subsequently  distribute all of its interests in Monticello Raceway  Management,
Monticello  Casino  Management and Mohawk  Management to Catskill  Development's
then  current  members.  Catskill  Development's  members  will  then,  in turn, contribute  all of these  equity  interests  to Empire  Resorts in exchange  for shares of Empire  Resorts'  common stock.  As a result of this  distribution  by
Catskill Development,  at the consolidation's closing, Catskill Development will

                                       58

neither be contributing any assets to Empire Resorts nor receiving any shares of
Empire Resorts' common stock.  Rather,  Catskill  Development's  members will be
transferring  all  of  Catskill   Development's   current  equity  interests  in
Monticello   Raceway   Management,   Monticello  Casino  Management  and  Mohawk
Management  to Empire  Resorts in  exchange  for a direct  issuance of shares of
Empire Resorts' common stock. Furthermore, as a result of this distribution,  at the time of the consolidation's closing,  Catskill Development will not have any assets other than 229 acres of land in Monticello, New York.

GROUND LEASE AND LAND PURCHASE AGREEMENT

            Catskill Development  currently owns approximately 229 acres of land in Monticello,  New York,  encompassing  Monticello Raceway. A 29 acre parcel of this land is presently  subject to a land  purchase  agreement  that was entered into by  Catskill  Development  and the Cayuga  Catskill  Gaming  Authority,  an
affiliate of the Cayuga Nation of New York, on April 3, 2003 (the "LAND PURCHASE
AGREEMENT").  Pursuant  to the terms of the Land  Purchase  Agreement,  Catskill
Development  has  agreed to  convey  this 29 acre  parcel of land to the  United
States of  America to be held in trust for the  benefit of the Cayuga  Nation of
New York  following the Bureau of Indian  Affairs'  approval of the transfer and its  authorization  to use such land for Class II and Class III Gaming purposes.
At the same time, Catskill  Development and the Cayuga Catskill Gaming Authority
also entered into a shared  facilities  agreement,  whereby the Cayuga  Catskill
Gaming  Authority  agreed,  among other things,  not to use the property for any purpose other than Class II or Class III Gaming,  and  activities  incidental to gaming such as the  operation of  entertainment,  parking,  restaurant or retail facilities.  However,  if the required  approvals  for the land transfer are not received by  Catskill  Development  and the Cayuga  Nation of New York by May 1,
2004, the Land Purchase Agreement shall terminate.

            As  part  of the  consolidation,  Catskill  Development  and  Empire
Resorts have agreed to enter into a 48 year ground lease with respect to the 200 acres of land in Monticello, New York owned by Catskill Development that are not subject to the Land  Purchase  Agreement.  Under the terms of the ground  lease,
Empire Resorts will pay Catskill  Development  $1,800,000  per year,  subject to annual  adjustments  consistent with the consumer price index,  payable in equal monthly  installments.  During  the first  year of the  lease,  however,  Empire
Resorts has the right,  at its option,  to defer its monthly rental payments for up to 12 months,  with such deferred rent accruing  interest at the rate of 4.5%
per annum.

            Without Catskill  Development's prior written consent, which consent may be withheld by Catskill  Development at its  discretion,  Empire Resorts may not assign its rights under the ground  lease,  sublet any part of the property, nor enter into a transaction  or series of  transactions  that would result in a change of  control  of Empire  Resorts.  However,  in the  event  that  Catskill
Development  withholds its consent to the  assignment of the ground lease or the subletting  of all or part of the  property,  Empire  Resorts  may  acquire  the property,  together  with the  interior  29 acres  subject to the Land  Purchase
Agreement, for a purchase price equal to the sum of (x) the rent payable for the year in which Empire Resorts exercises this purchase option divided by 5% (which would equal $36,000,000 in the first year of the ground lease) and (y) an amount equal to all transfer taxes and closing costs  incurred by Catskill  Development as seller,  less the amount of the purchase price, if any, that has been paid to
Catskill  Development  under the Land  Purchase  Agreement.  Under this  option,
Empire  Resorts  would be required  to  purchase  all 229 acres of land owned by

                                       59

Catskill  Development,  as opposed to just the 200 acres that are subject to the ground lease.

            Notwithstanding  the terms of the purchase  option  described in the paragraph  above,  during  the first  three  years of the ground  lease,  Empire
Resorts  may  purchase  all,  but not less  than  all,  of the 200 acres of land subject to the ground  lease plus the  adjacent 29 acres of land  subject to the
Land  Purchase  Agreement  for the same option  price.  Should  Empire  Resorts'
provide  Catskill  Development  with notice of its  intention  to exercise  this option,  but fail to close on the purchase  within 90 days, the purchase  option price shall be increased by $100,000.

            Under the terms of the ground lease,  absent Catskill  Development's prior written consent, Empire Resorts is required to use the property solely for racing,  gaming,  entertainment,  retail,  lodging,  food service, any other use related to so-called "tourism" and other ancillary and related activities.

FORMATION OF LITIGATION TRUST

            Another  material  condition to the  consolidation's  closing is for
each  of  Catskill  Development,   Monticello  Raceway  Development  and  Mohawk
Management  to assign to a grantor trust (the  "LITIGATION  TRUST") all of their claims under or related to the  alienation and  frustration of their  agreements and business  relations  with the St. Regis Mohawk Tribe and their rights to any proceeds  from any  judgment or  settlement  that may arise from any  litigation relating to that claim,  including (1) that certain litigation entitled Catskill
Development,   L.L.C.,   Mohawk  Management,   L.L.C.,  and  Monticello  Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern District Of New York) (the "PARK PLACE  LITIGATION") and
(2) that  certain  litigation  entitled  Catskill  Development,  L.L.C.,  Mohawk
Management,   L.L.C.,  and  Monticello  Raceway  Development  Company,   L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company, et al, Defendants. (Index No. 891/03 (Supreme Court of
the State of New York County of Sullivan) (the "MELIUS LITIGATION").

            BACKGROUND OF LITIGATION CLAIMS

            As  mentioned  above  in  "The  Consolidation  -  Background  of the
Consolidation"  beginning on page 30, in 1996, a group of  businessmen  formed a coalition with Empire Resorts and two other entities and commenced  negotiations with the St. Regis Mohawk  Tribe about  developing a Class III Gaming  casino on land adjacent to Monticello  Raceway.  This coalition then formed three entities to accomplish distinct aspects of the project:

            o   Catskill Development was formed to acquire the land on which the casino would be built and obtain  approval for and implement the transfer  of the land to the  United  States of America in trust for the St. Regis Mohawk Tribe for off-reservation gaming.

            o   Monticello Raceway  Development was formed to develop the casino property,  and provide  technical  expertise  for the  planning, design,  engineering,  and construction of the casino.  It would

                                       60

                also help the St. Regis Mohawk Tribe in obtaining  financing for the casino undertaking.

            o   Mohawk Management was formed to manage the casino.

            Each party negotiated a separate  contract with the St. Regis Mohawk
Tribe to cover its role.  Thus,  Catskill  Development,  after itself  acquiring title to  Monticello  Raceway  and the  surrounding  property  for $10  million, negotiated a land  purchase  agreement;  Mohawk  Management  negotiated a gaming facility management agreement;  and Monticello Raceway Development  negotiated a gaming  facility  development  and  construction  agreement.  Each  of the  land purchase  agreement and gaming  facility  management  agreement  were subject to certain  regulatory  approvals from the Bureau of Indian  Affairs,  the National
Indian Gaming Commission and the State of New York.

            On August 2,  1996,  Catskill  Development  applied to the Bureau of
Indian Affairs and National  Indian Gaming  Commission to place 29 acres of land adjacent to Monticello Raceway in trust status and to approve the land for Class
III Gaming.  The Bureau of Indian  Affairs then spent 3 1/2 years  reviewing and
processing  the  application,   finally  approving  it  on  April  6,  2000  and
simultaneously requesting that New York State Governor George Pataki concur.

            Before the Governor  could  formally  concur or the National  Indian
Gaming  Commission  could approve the casino  management  agreement,  Park Place
Entertainment  Corporation,  the world's largest gaming corporation and Atlantic
City's largest casino  operator,  induced the St. Regis Mohawk Tribe to renounce their agreements with Catskill  Development,  Monticello Raceway Development and
Mohawk  Management  and commit their casino  efforts  exclusively  to Park Place
Entertainment Corporation. In a secret agreement executed on April 14, 2000, the
St.  Regis  Mohawk  Tribe  promised to abandon  their  contracts  with  Catskill
Development,   Monticello   Raceway   Development   and  Mohawk   Management  in
consideration for $3,000,000 in cash and Park Place Entertainment  Corporation's promise to indemnify the St. Regis Mohawk Tribe against any litigation  that may result. As for the new casino project, Park Place Entertainment  Corporation and the St. Regis Mohawk Tribe agreed to enter into agreements very similar to those
between  Catskill   Development,   Monticello  Raceway  Development  and  Mohawk
Management and the St. Regis Mohawk Tribe, substituting Park Place Entertainment
Corporation's  name  for  that  of  Catskill  Development,   Monticello  Raceway
Development and Mohawk Management.

            In  response  to  these  events,   each  of  Catskill   Development,
Monticello   Raceway   Development   and  Mohawk   Management  sued  Park  Place
Entertainment  Corporation,  asserting claims under New York law for intentional
interference   with  contractual   relations  and  interference   with  business
relations.  The trial court  subsequently  dismissed  the claim for  intentional interference  with  contractual  relations and granted Park Place  Entertainment
Corporation's  motion for summary judgment with respect to the interference with business  relations  complaint,  effectively  dismissing the entire case.  These court rulings, however, are now being appealed by the plaintiffs.

            Separately,  on  April  11,  2003,  each  of  Catskill  Development,
Monticello  Raceway  Development and Mohawk  Management  filed suit against Gary
Melius,  Ivan  Kaufman and Walter Horn,  each of whom served as an  intermediary

                                       61

between the St.  Regis  Mohawk  Tribe and Park Place  Entertainment  Corporation
during Park Place  Entertainment  Corporation's  successful effort to induce the
St. Regis Mohawk Tribe to renounce their  agreements with Catskill  Development,
Monticello  Raceway  Development  and Mohawk  Management and commit their casino efforts  exclusively to Park Place Entertainment  Corporation.  In this lawsuit, the  plaintiffs  have alleged  that the  defendants  engaged in a conspiracy  to restrain  and  interfere  with the  plaintiffs'  efforts  to develop a casino in
Monticello,  New  York  with  the St.  Regis  Mohawk  Tribe.  In  addition,  the plaintiffs have alleged that the defendants engaged in a fraud and conspiracy by withholding  material  evidence from the  plaintiffs  in  connection  with their lawsuit against Park Place Entertainment Corporation. The plaintiffs are seeking
$2 billion in damages. This lawsuit is still in its preliminary stages.

            SPIN-OFF OF LITIGATION CLAIMS

            In  order to  better  focus on the  development  of a video  lottery terminal program at Monticello  Raceway and current business  arrangements  with the Cayuga  Nation of New York,  while at the same time not  surrendering  their claims against Park Place Entertainment  Corporation,  Gary Melius, Ivan Kaufman
and Walter Horn,  the parties  have made it a condition  to the  consolidation's closing that Catskill  Development,  Monticello  Raceway  Development and Mohawk
Management assign all of their claims emanating from the above described actions against Park Place  Entertainment  Corporation,  Gary  Melius,  Ivan Kaufman and
Walter  Horn,  along with their  rights to any  proceeds  from any  judgment  or settlement  that may arise from any litigation  relating to such subject matter, to a litigation  trust in which Empire  Resorts'  common  stockholders of record immediately before the consolidation's  closing (but following the redemption of the common stock held by The Bryanston  Group and Beatrice  Tollman) will have a
19.75% interest. Empire Resorts will separately enter into an agreement with the litigation  trust pursuant to which Empire Resorts will provide the trust with a
$2,500,000  line of  credit to  finance  the  litigation.  However,  aside  from performing its obligations under this line of credit, neither Empire Resorts nor any of its post-consolidation subsidiaries will have any future involvement with the ongoing  litigation  or any future suits that may arise.  Paul A. deBary,  a member of Empire Resorts' board of directors,  and Joseph E. Bernstein, a member of Empire Resorts' board of directors and a managing  director of Americas Tower
Partners, have agreed to serve as co-trustees for the trust. For these services,
Messrs.  deBary  and  Bernstein  will  receive 1% and 4%,  respectively,  of any proceeds  that the trust  receives  from the ongoing  litigation,  or any future litigation that may be brought by the trust.

REDEMPTION OF CERTAIN SHARES OF COMMON STOCK

            On April 17, 2002, a 44 count federal  indictment  was issued for an alleged $42 million  bank and tax fraud scheme that named as  defendants,  among others,  Stanley  Tollman,  Empire  Resorts' former chairman and chief executive officer,  Brett  Tollman,  a former  member  of its  board of  directors,  Monty
Hundley, Empire Resorts' former president and chief executive officer and two of
Empire  Resorts'  former vice  presidents,  James  Cutler and Sanford  Freedman.
Although all of these people have resigned from Empire Resorts at various points over the previous two years,  the allegations in the indictment  include charges that the defendants improperly misrepresented their ownership of Empire Resorts'
stock  and  the  ownership  of The  Bryanston  Group,  Empire  Resorts'  largest stockholder.  In  addition,  the  indictment  includes a  substitution  of asset

                                       62

provision  stating  that the U.S.  Attorney  plans  to try to seize  any  Empire
Resorts stock owned by the defendants and The Bryanston Group. These indictments had an immediate negative impact on Empire Resorts, as the New York State Racing and Wagering  Board  commenced  an  investigation  of the  ownership of Catskill
Development,  Empire Resorts'  auditors  resigned and Empire Resorts'  principal lender began contemplating an acceleration of Empire Resorts' outstanding debt.

            In light of these indictments, on December 10, 2002, in an effort to remove the principal  defendants  from any position of control or influence over
Empire Resorts,  Empire Resorts entered into a  recapitalization  agreement with
Stanley Tollman,  Beatrice Tollman (Stanley Tollman's wife), Monty Hundley,  The
Bryanston  Group and  Alpha  Monticello,  a wholly  owned  subsidiary  of Empire
Resorts. Under this agreement,  each of The Bryanston Group and Beatrice Tollman granted  Empire  Resorts a three year option to redeem from them up to 2,326,857 and 66,000 shares of Empire Resorts' common stock, respectively, at a redemption price of $2.12 per share,  payable in cash or by promissory  note. The Bryanston
Group and Beatrice Tollman also granted Robert A. Berman,  Empire Resorts' chief executive  officer,  an  irrevocable  three year  proxy to vote these  shares of common stock at his discretion.

            Prior to closing of the consolidation,  in accordance with the terms of the contribution  agreement,  Empire Resorts is required to redeem all of the shares of Empire Resorts' common stock that are subject to the  recapitalization agreement  and that are held by The  Bryanston  Group and Beatrice  Tollman.  In order to consummate  this  redemption,  Empire Resorts will need to pay to these parties, either in cash, by issuance of a promissory note, or any combination of the two, the sum of  $5,072,284.  Should Empire  Resorts pay any portion of this amount by issuing a promissory note, such note would be payable over three years pursuant to the following schedule:

                    Date                                    Amount
                    ----                                    ------
         (1 Year Anniversary of Note)           (13.33% of the Note Amount)
         (18 Month Anniversary of Note)         (17.78% of the Note Amount)
         (2 Year Anniversary of Note)           (22.22% of the Note Amount)
         (30 Month Anniversary of Note)         (26.67% of the Note Amount)
         (3 Year Anniversary of Note)           (20.00% of the Note Amount)

            In addition,  under the terms of the note,  interest would accrue on the  outstanding  principal  amount at the rate of 7% per  annum,  and upon each principal  amount  payment,  Empire  Resorts  would also be  required to pay all unpaid accrued interest with respect to such principal amount payment.

LISTING OF COMMON STOCK ON NASDAQ

            In the contribution agreement,  Empire Resorts has agreed to use all reasonable efforts to cause the shares of Empire Resorts' common stock which are to be issued  pursuant  to the  consolidation  to be listed  for  trading on the
Nasdaq Small Cap Market and Boston Stock  Exchange.  Such listing is a condition to the  obligations  of Catskill  Development  and the members of both  Catskill
Development and Monticello Raceway Development to consummate the consolidation.

                                       63

                              THE VOTING AGREEMENT

            As  an   inducement   for  them  to  enter  into  or  authorize  the
consolidation,   each  of  Americas  Tower  Partners,   Watertone  Holdings  and
Monticello  Realty,  together the principal members of Catskill  Development and
Monticello Raceway Development,  required Empire Resorts' principal stockholders and  their  affiliates  to enter  into a voting  agreement.  These  stockholders include Robert A. Berman,  Empire Resorts' chief executive  officer, a member of its board of directors  and its former  chairman (at the time the  consolidation was negotiated  and executed),  and Scott A.  Kaniewski,  Empire  Resorts' chief financial officer and a former member of its board of directors (at the time the consolidation  was negotiated and executed).  Pursuant to the voting  agreement,
Messrs. Berman and Kaniewski have agreed to vote their shares of Empire Resorts'
common  stock in favor of the  election  of those  persons  selected by Americas
Tower Partners,  Watertone  Holdings and Monticello  Realty to serve as Class I,
Class II and Class III  directors  of Empire  Resorts  upon the  consolidation's closing.

            On the date  Messrs.  Berman  and  Kaniewski,  and their  respective affiliates,  executed  the majority  stockholders'  consent to elect these board members,  there were 5,805,751 shares of Empire Resorts' common stock and 44,258 shares of its Series B Preferred  Stock issued and  outstanding  and entitled to vote.  Each share of common stock entitles its holder to one vote and each share of Series B Preferred  Stock entitles its holder to  eight-tenths  (8/10) of one vote.  Empire  Resorts'  Series E Preferred  Stock does not  presently  have any voting  rights.  As Empire  Resorts'  Controlling  Stockholders  (which  include
Messrs.  Berman and  Kaniewski)  collectively  held voting power over  2,964,203 shares  of  Empire  Resorts'  common  stock  when  they  executed  the  majority stockholders' consent, representing in the aggregate approximately 51% of Empire
Resorts'  voting stock,  Empire  Resorts'  Controlling  Stockholders  controlled enough votes to approve the election of the directors selected by Americas Tower
Partners,  Watertone Holdings and Monticello Realty.  Neither Mr. Berman nor Mr.
Kaniewski was paid any additional  consideration  in connection  with the voting agreement.

            Each of Mr.  Berman  and Mr.  Kaniewski  has  agreed  not to sell or otherwise  transfer  the shares of Empire  Resorts'  common  stock  directly  or indirectly controlled or owned by them that are covered by the voting agreement, except for any transfer in which Mr.  Berman or Mr.  Kaniewski,  as the case may be,  retains full voting  rights with respect to the shares or a transfer to any person who has agreed in writing to be bound by the voting agreement. The voting agreement will terminate upon the earlier of the consolidation's  closing or the contribution  agreement's  termination.  The  voting  agreement  is  filed as an exhibit to Empire Resorts'  registration  statement,  of which this  information statement/prospectus is a part.

                               UNAUDITED PRO FORMA
                   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

            The  following   unaudited  pro  forma  consolidated   statement  of
operations  for the period ended December 31, 2002 and for the period ended June
30, 2003 was  prepared as if the  consolidation  was  effective as of January 1,
2002. The pro forma consolidated  balance sheet as of June 30, 2003 was prepared as if the consolidation was effective as of such date.

                                       64

            The unaudited pro forma consolidated  financial statements should be read in conjunction with the historical  financial  statements and notes thereto incorporated by reference for Empire  Resorts,  and included herein for Catskill
Development  and  Monticello  Raceway  Development.   The  pro  forma  financial
information is presented for  illustrative  purposes only and is not necessarily indicative of the future  financial  position or future results of operations of
the  combined   enterprise  after  the  consolidation  of  Empire  Resorts  with
Monticello Raceway Management,  Monticello Casino Management,  Mohawk Management
and Monticello Raceway  Development,  or of the financial position or results of operations of the combined  enterprise that would have actually occurred had the consolidation  been effected as of the dates described above. The  consolidation will be accounted for as a reverse acquisition wherein Catskill  Development and the members of Monticello  Raceway  Development  will be treated as the acquirer for  accounting  purposes  since the members of both  Catskill  Development  and
Monticello Raceway Development will control the combined enterprise.

                 Condensed Consolidated Pro Forma Balance Sheet
                               as of June 30, 2003
                    (in thousands, except for per share data)

                                                                                               Pro Forma
                                                                                             (Consolidated
                                                                                             Empire Resorts,
                                                                                                Catskill
                                                                                             Development and
                                                                  Monticello                    Monticello
                                           Empire      Catskill    Raceway                      Raceway
                                           Resorts    Development Development   Adjustments    Development)
                                           --------   ----------- -----------   -----------    --------------
ASSETS

Current Assets
  Cash .................................. $      94    $   1,396    $    --     $     --       $   1,490
  Receivables and other current assets ..        12          960         --           --             972
                                          ---------    ---------    ---------   -----------    ------------
  Total current assets ..................       106        2,356         --           --           2,426
  Net property and equipment ............      --          5,576         --       (5,576)A         --
  Investments and advances in affiliates      7,517         --           --       (7,517)C         --
  Development costs Cayuga Nation .......     1,056         --           --           --           1,056
  Deferred costs - leased property
  development ...........................      --          6,790         --           --           6,790
                                         ----------    ---------    ---------   -----------    ------------
      Total assets ....................   $   8,679    $  14,722    $    --     $(13,093)      $  10,308
                                         ==========    =========    =========   ===========    ============

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities
  Accounts payable and accrued expenses . $     981    $   2,947    $    --      $    --      $   3,928
  Accrued payroll and related liabilities       360         --           --           --            360
                                          ---------    ---------    ---------   -----------  -------------
      Total current liabilities .......       1,341        2,947         --           --          4,288
                                          ---------    ---------    ---------    ----------   ------------
Long-term debt
  Notes payable .........................      --          7,154         --      (7, 154)D         --
                                                                                   5,073 F        5,073
Capital
  Common stock ..........................        57         --           --          166 B          223

                                       65

                                                                                                      Pro Forma
                                                                                                    (Consolidated
                                                                                                    Empire Resorts,
                                                                                                       Catskill
                                                                                                   Development and
                                                                      Monticello                    Monticello
                                           Empire      Catskill         Raceway                      Raceway
                                           Resorts    Development     Development    Adjustments    Development)
                                           --------   -----------     -----------    -----------    --------------

Contributed capital and other .........        --         18,149           --        (18,149) G           --
Preferred stock .......................       6,855         --             --              --          6,855
Paid in capital .......................     114,174         --             --         (7,517) C
                                                                                    (113,748) E
                                                                                       7,154  D
                                                                                        (166) B
                                                                                      (5,576) A
                                                                                      18,149  G       12,470
Deficit ...............................    (113,748)     (13,528)          --        113,748  E      (13,528)
Treasury stock ........................        --           --             --         (5,073) F       (5,073)
                                         ----------    ---------      ------------   ----------    ------------
      Total capital ...................       7,338        4,621           --        (11,012)            947
                                         ----------    ---------      ------------   ----------    ------------
      Total liabilities and capital ...   $   8,679    $  14,722      $    --      $ (13,093)      $  10,308
                                          =========    =========      ============   ==========    ============

            Condensed Consolidated Pro Forma Statements of Operations
                      for the year ended December 31, 2002
                    (in thousands, except for per share data)

                                                                                                      Pro Forma
                                                                                                    (Consolidated
                                                                                                    Empire Resorts,
                                                                                                       Catskill
                                                                                                   Development and
                                                                       Monticello                    Monticello
                                           Empire      Catskill         Raceway                      Raceway
                                           Resorts    Development     Development    Adjustments    Development)
                                           --------   -----------    ------------    -----------    -------------

Revenues ...............................   $   --      $ 11,366       $    --        $   --           $ 11,366
Costs and Expenses
  Pari-mutuel wagering purses ..........       --         3,932            --            --              3,932
  Rent - Monticello Raceway lease ......       --          --              --            1,800 I         1,800
  Selling, general, administrative and
  other ................................      2,672       7,991            --            --             10,618
  Interest .............................        459         620            --             (620)H           814
                                                                                           355 G
  Depreciation .........................         77         756            --             (756)J            77
  Pre-opening and development costs ....         24        --              --            --                 24
                                           --------    --------        ----------      ---------      -----------
      Total costs and expenses .........      3,187      13,299            --              779          17,265
                                           --------    --------        ----------      ---------      -----------
Other income (loss)
  Impairment loss - Casino Ventures ....     (3,000)       --              --           --              (3,000)
  Gain on sale of investments and related
  management contract ..................      3,277        --              --           --               3,277
  Gain on extinguishment of debt .......        326        --              --           --                 326
                                           --------    --------        ----------      ---------      -----------
      Total other net income ...........        603        --              --           --                 603
                                           --------    --------        ----------      ---------      -----------
Net loss before minority interest ......     (2,584)     (1,933)           --             (779)         (5,296)
Minority interest ......................         18        --              --           --                  18
                                           --------    --------        ----------      ---------      -----------
Net loss ...............................     (2,566)     (1,933)           --             (779)       $ (5,278)
                                           ========    ========        ==========      =========      ===========

                                       66

                                                                                                      Pro Forma
                                                                                                    (Consolidated
                                                                                                    Empire Resorts,
                                                                                                       Catskill
                                                                                                   Development and
                                                                       Monticello                    Monticello
                                           Empire      Catskill         Raceway                      Raceway
                                           Resorts    Development     Development    Adjustments    Development)
                                           --------   -----------     -----------    -----------    --------------
Cumulative undeclared dividends on .....       (174)       --              --              --             (174)
preferred stock
Loss applicable to common shares .......     (2,740)     (1,933)           --             (779)       $ (5,452)
                                           ========    ========        ==========      =========      ===========
Weighted average common shares
outstanding, basic and diluted .........      4,615      16,643            --           (2,393)A        18,865
                                           ========    ========        ==========      =========      ===========
Loss per common share, basic
and diluted.............................   $  (0.59)   $  (0.12)       $   --          $   --         $  (0.29)
                                           ========    ========        ==========      =========      ===========

            Condensed Consolidated Pro Forma Statements of Operations
                     for the six months ended June 30, 2003
                    (in thousands, except for per share data)

                                                                                                      Pro Forma
                                                                                                    (Consolidated
                                                                                                    Empire Resorts,
                                                                                                       Catskill
                                                                                                   Development and
                                                                       Monticello                    Monticello
                                           Empire      Catskill         Raceway                      Raceway
                                           Resorts    Development    Development     Adjustments    Development)
                                           --------   -----------   -------------    -----------    ---------------
Revenues ...............................   $   --      $  4,834     $      --        $   --         $  4,834
Costs and Expenses
  Pari-mutuel wagering purses ..........       --         1,667            --            --            1,667
  Rent - Monticello Raceway lease ......       --          --              --             900 J          900
  Selling, general, administrative and
  other ................................      3,260       3,862            --            --            7,122
  Interest .............................        556         333            --            (333)I          734
                                                                                          178 H
Depreciation ...........................       --           348            --            (348)K           --
                                          ---------    --------    ------------      -----------     ----------
      Total costs and expenses .........      3,816       6,210            --             397         10,423
                                          ---------    --------    ------------      -----------     ----------
Other income (loss)
Equity in loss of affiliate ............       (344)       --              --             344 L         --
Gain on sale of investments and related
management contract ....................        135        --              --            --              135
Gain on extinguishment of debt .........        389        --              --            --              389
Recovery of insurance proceeds .........        500        --              --            --              500
                                          ---------    --------    ------------      -----------     ----------
      Total other net income ...........        680        --              --            344           1,024
                                          ---------    --------    ------------      -----------     ----------
Net loss ...............................     (3,136)     (1,376)           --            (53)         (4,565)
                                          =========    ========    ============      ===========     ==========
Cumulative undeclared dividends on
preferred stock ........................       (779)       --              --            --             (779)
Net loss applicable to common shares ...   $ (3,915)   $ (1,376)    $      --        $   (53)        $(5,344)
                                          =========    ========    ============      ===========     ==========

                                       67

                                                                                                    Pro Forma
                                                                                                  (Consolidated
                                                                                                  Empire Resorts,
                                                                                                     Catskill
                                                                                                  Development and
                                                                       Monticello                    Monticello
                                           Empire      Catskill         Raceway                      Raceway
                                           Resorts    Development     Development    Adjustments    Development)
                                           --------   -----------     -----------    -----------    ------------
Weighted average common shares
outstanding, basic and diluted .........      5,121      16,643              --       (2,393) B       19,371
                                          =========    ========       ===========    ===========    ============
Loss per common share,
basic and diluted......................    $  (0.76)   $  (0.08)      $      --      $   --         $  (0.28)
                                          =========    ========       ===========    ===========    ============

         Notes to Pro Forma Condensed Consolidated Financial Statements

            The following are brief descriptions of the pro forma adjustments to the balance  sheets and statements of operations of Empire  Resorts,  Monticello
Raceway  Development,  an inactive company,  and Catskill Development to reflect
the   consolidation.   This   consolidation  was  accounted  for  as  a  reverse
acquisition.  Empire  Resorts is acquiring from Catskill  Development's  members certain assets and  liabilities  and all of their equity  holdings of Monticello
Casino Management,  Monticello  Raceway Management and Mohawk Management.  After
the  distribution  of Empire  Resorts'  stock to the  members  of both  Catskill
Development and Monticello  Raceway  Development  pursuant to the consolidation, the members of Monticello Raceway Development and Catskill Development will hold
80.25% of the outstanding common stock of Empire Resorts.

            The pro forma financial  statements that represent the  consolidated financial position of Monticello Raceway  Development,  Catskill Development and
Empire Resorts are based on estimates and historical cost. These estimates could and most likely will vary, possibly substantially,  from the actual results that will be reported in a future  reporting  period  after the date of the  closing.
Prior to the closing, new approvals, regulations,  ratification of contracts and certified  appraisals  may be  disclosed  in  future  public  filings,  possibly changing a reader's  evaluation of the  consolidation.  In addition,  subsequent public filings may contain  information  different from the information in these pro forma financial statements.

            The condensed consolidated pro-forma balance sheet is based upon the historical balance sheets of Empire Resorts,  Monticello Raceway Development and
Catskill  Development  as of June 30, 2003 and assumes  the  consolidation  took place on that date.  The condensed  statements of operations  for the year ended
December  31, 2002 and the for the six months ended June 30, 2003 are based upon the historical statements of Empire Resorts,  Monticello Raceway Development and
Catskill  Development for those periods.  The pro-forma statements of operations have been adjusted to reflect the assumption that the  consolidation  took place on January 1, 2002.

            The unaudited pro forma financial statements should be read together
with  the  financial   statements  and  notes  of  Empire  Resorts,   which  are
incorporated  by reference from Empire Resorts' Annual Report on Form 10-KSB for the year ended  December 31, 2002 and  Quarterly  Reports on Form 10-QSB for the
quarters  ended  March 31 and  June 30,  2003,  and the  consolidated  financial

                                       68

statements of Catskill  Development for the year ended December 31, 2002 and the six months ended June 30, 2003.

PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED BALANCE SHEET ARE AS
FOLLOWS:

(A)  Distribution  of net property and equipment of Catskill  Development to the members of Catskill Development excluding Empire Resorts.

(B)  Issuance of approximately 16,643,000 shares of Empire Resorts' common stock in  connection  with the  consolidation.  The table  below  summarizes  the changes  to  Empire  Resorts'  capitalization  that  will  result  from the
     consolidation.   The  outstanding  balance  of  common  stock  and  options outstanding  as of July  2003 was used for the  presentation  of these  pro
     forma   financial   statements.   At  the  date  of  the   closing  of  the
     consolidation,  the shares of common  stock  issued will reflect the actual amount of shares outstanding as of that date.

     Number of shares of common stock outstanding prior to the
     consolidation (approximated)......................................   5,711,000
     Number of shares of common stock to be redeemed (see note F)......  (2,393,000)
     Outstanding options (approximated)................................     778,000
     Shares issued in consolidation to members of both Catskill
     Development and Monticello Raceway Development (approximated).....  16,643,000
     Total percentage of shares to be issued pursuant to the
     consolidation (actual).........................................        80.25%

(C)  To eliminate Empire Resorts' investment in Catskill Development recorded on
     Empire Resorts' balance sheet at June 30, 2003 in the amount of $7,517,000.

(D)  Contribution  of long term debt and related  interest by certain members of
     Catskill Development to the new consolidated entity in consideration of the consolidation.

(E)  Elimination  of  Empire  Resorts'  recorded  deficit,   as  the  accounting
     acquiree.

(F)  Redemption  of Empire  Resorts'  common  stock of certain  stockholders  in
     exchange   for   approximately    $5,073,000   of   individual    long-term
     non-convertible   7%  notes   payable,   which  was  a  condition   of  the
     consolidation.

PRO  FORMA  ADJUSTMENTS  TO THE  CONDENSED  CONSOLIDATED  BALANCE  SHEET AND THE
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE AS FOLLOWS:

(G)  Elimination  of  contributed   capital  of  Catskill   Development  as  the
     accounting acquirer.

                                       69

PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE
AS FOLLOWS:

(H)  Records the interest  expense for the year ended  December 31, 2002 and the six months ended June 30, 2003 as a result of Item F above.

(I)  Elimination  of  interest  on long term debt (see (D))  related  to certain members of Catskill Development.

(J)  Reflects recognition of rent expense to be paid to Catskill Development for the year ended  December  31,  2002 and for the six  months  ended June 30,
     2003.

(K)  Elimination of  depreciation  of net property and equipment  distributed by
     Catskill Development to its members not including Empire Resorts.

(L)  Elimination of Empire Resorts' recorded loss in equity of affiliate for the six months  ended June 30.  2003  included  in the  operations  of Catskill
     Development.

                                    BUSINESS

                                 EMPIRE RESORTS

            For a  detailed  discussion  of  the  following  items  and  further information concerning Empire Resorts,  please see Empire Resorts' Annual Report on Form 10-KSB for the year ended  December  31,  2002,  Empire  Resorts'  Proxy
Statement dated February 21, 2003 for its 2003 Annual Meeting of Stockholders on
Schedule 14A and Empire Resorts' Quarterly Report on Form 10-QSB for the quarter
ended   June  30,   2003,   copies   of   which   accompany   this   information
statement/prospectus:

            o   Empire Resorts' business;

            o   Empire Resorts' property;

            o   pending  legal   proceedings   involving  Empire  Resorts,   its
                principal stockholders and/or managers;

            o   matters  submitted  to a vote of  Empire  Resorts'  stockholders during the fourth quarter of 2002;

            o   the  market  for  Empire  Resorts'  common  stock  and  sales of unregistered securities;

            o   Empire Resorts' disclosure controls and procedures;

            o   Empire Resorts' directors and executive officers;

            o   Empire Resort's executive compensation;

                                       70

            o   security  ownership of certain  beneficial owners and management of Empire Resorts and related stockholder matters;

            o   changes in and disagreements  with accountants in accounting and financial disclosure;

            o   certain relationships and related transactions  involving Empire
                Resorts; and

            o   fees paid to Empire Resorts'  principal  accountants in 2002 and the services that were performed.

            For further  information,  please also review the documents that are incorporated by reference into this information statement/prospectus. See "Where
You Can Find  More  Information"  beginning  on page 143 and  "Incorporation  of
Documents by Reference" beginning on page 143.

BUSINESS AFTER THE CONSOLIDATION

            Following the consolidation,  each of Monticello Raceway Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management  will become  wholly owned  subsidiaries  of Empire  Resorts.  Empire
Resorts  intends to manage  these  holdings  in a manner  consistent  with their existing  businesses and plans of operation.  See "Business - Monticello Raceway
Management"  beginning  on page 71,  "Business - Monticello  Casino  Management"
beginning on page 77, "Business - Monticello Raceway  Development"  beginning on page 83 and "Business - Mohawk Management"  beginning on page 88. Empire Resorts does not have any additional  business plans following the  consolidation  other than overseeing its investment in these acquired companies.

                          MONTICELLO RACEWAY MANAGEMENT

GENERAL

            Monticello  Raceway  Management is a New York corporation whose sole business is the operation of Monticello Raceway, a harness horseracing  facility located in Monticello,  New York,  approximately  90 miles northwest of New York
City in the Catskills Mountains.

RACETRACK OPERATIONS

            Monticello  Raceway began  operation in 1958 and offers  pari-mutuel wagering on live harness horseracing  throughout the year, along with year round simulcasting  from  various  harness  and  thoroughbred  racetracks  across  the country. Monticello Raceway derives its revenue principally from (i) wagering at
Monticello  Raceway on live races run at the track;  (ii) fees from  wagering at
out-of-state   locations  on  races  run  at  Monticello  Raceway  using  export simulcasting;  (iii)  revenue  allocations,  as  prescribed by law, from betting activity at  "off-track  betting"  facilities  located in New York City,  Nassau
County and the Catskills  region;  (iv) wagering at Monticello  Raceway on races broadcast  from  out-of-state  racetracks  using  import  simulcasting;  and (v)

                                       71

admission  fees,  program and racing form sales,  the sale of food and beverages and certain other ancillary  activities.  Some of Monticello Raceway's off-track betting revenue, however, is shared with Yonkers Raceway, a harness horse racing facility located in Yonkers, New York.

VIDEO LOTTERY TERMINALS

            Video lottery terminals are video gaming devices generally  operated under the auspices of a state  lottery.  To the patron,  these  devices are very similar in appearance to a traditional slot machine. During the past decade, the operation of these gaming  devices at racetracks in several  states  outside New
York has been authorized, with a portion of the revenues dedicated to increasing purses.  The operation of these devices has generally  improved the economics of the racetracks' operations.

            On October 31, 2001,  the State of New York enacted a bill  granting seven racetracks across the state,  including  Monticello Raceway,  the right to have the New  York  State  Lottery  install  video  lottery  terminals  on their premises. The video lottery terminal operation will be conducted by the New York
State Lottery with the racetracks functioning largely as agents for the New York
State  Lottery.  Under  the  initial  New  York  video  lottery  terminal  laws,
Monticello Raceway would be permitted to retain 25% of the revenues generated by video lottery terminal operations after the payout of prizes, but must apply 35%
of its revenue from video lottery  terminals in their first year of operation to enhancing  purses at the track  (escalating  to 45% of  revenue in years two and three),  and to surrender an additional  5% of such revenue to a state  breeding
development  fund.  Monticello  Raceway,   under  additional   legislation,   is
authorized to enter into an agreement with the  organizations  representing  its horsemen  to reduce the  percentages  of its vendor  fees  dedicated  to enhance purses at such track during the initial three years,  to an amount not less than
25% of any gross revenues received by Monticello Raceway. The initial law allows
Monticello  Raceway to operate its video  lottery  terminals  from 10:00 a.m. to
10:00 p.m. on weekdays and midnight on weekends.  Also,  the initial law was set to expire December 31, 2007.

            Monticello  Raceway  Management has submitted a business plan to the
New York State Lottery,  in accordance  with New York State Lottery  procedures, based upon the initial  legislation and certain  assumptions  recommended by the
New York State Lottery and other estimates considered  preliminary by Monticello
Raceway  Management.  Based upon this business  plan, the New York State Lottery has made an initial  allocation of 1,800 video  lottery  terminals to Monticello
Raceway. Using these estimates and assumptions,  the plan did not show levels of operating income currently  considered adequate by Monticello Raceway Management to go  forward  with  the  project.  The  New  York  State  Lottery  has not yet established a firm start date or adopted regulations with regard to the program.

            On May 15, 2003, New York State enacted legislative  amendments that extend the initial  term of the program to 10-years  from the date of  inception and that permit year round operations with extended hours.  Approximately 29% of total video lottery terminal revenue received is to be distributed to the tracks and  their  horsemen/breeders'  associations.  A  percentage  of  video  lottery terminal revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding  fund,  thus improving the quality of racing at the track.  During the initial  eighteen months of the program,  the New York

                                       72

State Lottery has the ability to approve the opening of temporary  video lottery terminal structures, while more comprehensive construction takes place.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Monticello Raceway Management's directors and executive officers are as follows:

            Name                         Age          Position
            ----                         ---          --------
            Philip B. Berman             47           Director
            Thomas W. Aro                60           Director
            Philip Carter                52           Director
            Clifford A. Ehrlich          43           President, Treasurer and
                                                      Director
            Morad Tahbaz                 47           Vice President, Secretary
                                                      and Director

            The principal  occupation for the past five years and current public directorships of each of Monticello Raceway Management's directors and executive officers are as follows:

            PHILIP B. BERMAN.  Philip B. Berman is the vice president of project coordination of Empire  Resorts.  From 1995 to 2003, Mr. Berman was the director of project operations for Watermark Group, Inc. Prior to that, he was a regional manager of the insurance division at Markel Rhulen Insurance Corporation and was
the  operations   manager  at  Maranatha   Associates,   a  civil   engineering,
construction  development and consulting firm. Mr. Berman holds the professional
designations  of  project   management   professional  and  certified   internet
webmaster.  Mr. Berman has a B.A. in business  management from the University of
Miami, Florida and is completing his studies and thesis for an M.S. in strategic management from Manhattanville College.

            THOMAS W.  ARO.  Thomas W. Aro is  Empire  Resorts'  executive  vice president  and  secretary  and was a member of its board of directors  from 1994 through July 2003.  Mr. Aro has been Empire  Resorts'  executive  vice president since its formation in 1993 and its secretary since 1998. Mr. Aro also serves as chief operating  officer of Empire Resorts' gaming  subsidiaries and has over 30 years experience in the hospitality and gaming industries.  Mr. Aro received his
B.S. from the University of Arizona and is a certified public accountant.

            PHILIP  CARTER.  Philip  Carter is a member of the State Bars of New
York and California,  specializing in real estate and partnership taxation.  Mr.
Carter began his legal career working on Wall Street at the law firms of Emmett,
Marvin  & Martin  and  Rosenman  &  Colin,  before  starting  his own law  firm,
Bernstein  & Carter,  in 1980.  Mr.  Carter  was a member of the  ownership  and development team that built Americas Tower at 1177 Avenue of the Americas,  is a partner in Americas  Tower  Partners and is involved in the racetrack and casino development at Monticello  Raceway.  Since 1996, Mr. Carter has been involved on an almost daily basis with the track  operations.  Mr. Carter is a member of the
Catskill  Development  Executive Committee in charge of operations at Monticello
Raceway.  Mr. Carter is also the chairman and chief  executive  officer of Urban
Partners,  an owner and  developer  of real  estate  in  Manhattan.  Mr.  Carter received both a B.S. in political  science and a J.D. from the University of San
Francisco  and  attended  the  masters of law  taxation  program at the New York
University School of Law.

                                       73

            CLIFFORD A.  EHRLICH.  Clifford A. Ehrlich has served as  Monticello
Raceway  Management's  president and general manager since [1995].  From 1981 to
1994,  Mr.  Ehrlich was vice  president and an owner of the Pines Resort Hotel &
Conference  Center, a legendary  year-round resort hotel in the Catskills.  Over the years, Mr. Ehrlich has also held the position of executive  committee member of the Sullivan  County  Tourism  Advisory  Board and served as president of the
Catskill Resort  Association.  Mr. Ehrlich  graduated with a Bachelors Degree in business  administration  with an emphasis in management  and marketing from the
University of Colorado Business School in 1981.

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America.  In 1983, Mr. Tahbaz joined Americas Partners,  at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development of Americas Tower, a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

EXECUTIVE COMPENSATION

            The following table provides certain  information for the year ended
December  31, 2002  concerning  compensation  awarded  to,  earned by or paid to
Monticello  Raceway  Management's  president.   Other  than  Monticello  Raceway
Management's president,  none of its executive officers received compensation in excess of $100,000 during fiscal 2002.

                                                                                         Long Term
                                                                                        Compensation
                                                                                        ------------
                                                                                         Securities
Name and Principal                                                Other Annual           Underlying
Position                      Year        Salary ($)    Bonus     Compensation ($)(1)      Options
---------                     ----        ------        -----     ------------             -------
Clifford A. Ehrlich
  President and Secretary     2002        $120,000        --           --                    --

(1)  Perquisites  and other  personal  benefits,  securities or property did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Monticello Raceway  Management's capital stock, as of September 26, 2003, by (i)
each person  known to be the  beneficial  owner of more than five percent of its capital  stock,  (ii) each director and executive  officer  required to be named hereunder and (iii) all directors and executive officers as a group. Unless

                                       74

otherwise noted,  each person listed below has sole voting and dispositive power with  respect to the  shares  beneficially  owned by him and his  address is c/o
Monticello Raceway, Route 17B, P.O. Box 5013, Monticello, NY, 12701.

                       Common Stock Beneficially Owned(1)
Name and Address                    Shares(2)            Percentage(2)
----------------                    ---------            -------------
Robert A. Berman(3)                  11.56                  11.56%
Joseph E. Bernstein(4)                8.75                   8.75%
Ralph J. Bernstein(5)                 8.75                   8.75%
JB Trust(4)                           8.58%                  8.58%
Maurice Dabbah(6)                     7.88                   7.88%
Morad Tahbaz(7)                       5.00                   5.00%
Clifford A. Ehrlich(8)                1.38                   1.38%
Philip Carter                         2.50                   2.50%
Thomas W. Aro                           --                     --
Philip B. Berman                      6.46                   6.46%
All Directors and Executive
Officers as a Group (5
persons) (7)(8)                      66.90                  66.90%

--------------

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the record date upon the exercise  of  options  and  warrants  and  the  conversion  of  convertible securities.  Each beneficial  owner's percentage of ownership is determined by assuming that all options,  warrants or convertible  securities  held by such person  (but not those held by any other  person)  that are  currently exercisable  or  convertible  (i.e.,  that are  exercisable  or convertible within 60 days after the record date) have been exercised or converted.

(2)  As Monticello  Raceway  Management is a wholly owned subsidiary of Catskill
     Development,  except as otherwise noted, each person's beneficial ownership is determined by his beneficial ownership in Catskill Development.

(3)  Robert A. Berman beneficially owns a 67.66% limited partnership interest of
     Watertone  Holdings,  which owns an economic ownership interest of 15%, 13%
     and 25%,  respectively,  of  Catskill  Development's  casino  and  wagering operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development  operations.  Mr. Berman also  beneficially  owns
     390,127  shares of Empire  Resorts'  common  stock,  which owns an economic ownership  interest of 48.31%,  36.88% and 25%,  respectively,  of Catskill
     Development's  casino  and  wagering  operations;   horseracing  and  other
     pari-mutuel   activities;   and  real  estate   ownership  and  development
     operations.  Mr.  Berman is a member  of  Catskill  Development's  board of directors.

(4)  Joseph E.  Bernstein  beneficially  owns a 1% economic  interest  and a 50%
     voting interest of Americas Tower Partners.  The JB Trust,  with respect to which Mr. Bernstein's mother, Helen Bernstein,  is its sole trustee and Mr.
     Bernstein's  children are its sole  beneficiaries,  beneficially owns a 49%
     non-voting  economic  interest in Americas Tower  Partners.  Americas Tower
     Partners  owns  an  economic  ownership  interest  of  33%,  25%  and  25%, respectively,  of Catskill  Development's  casino and wagering  operations, horseracing and other pari-mutuel activities, and real estate ownership and development  operations.  By separate  agreement,  Mr. Bernstein and the JB
     Trust beneficially own 2% and 98%,  respectively,  of 35% of Americas Tower
     Partners' economic ownership interests in Catskill  Development.  By virtue of Mr.  Bernstein's  50% voting  control of Americas  Tower  Partners,  Mr.
     Berstein  is deemed to be the  beneficial  owner of 35% of  Americas  Tower
     Partners'  economic  ownership  interests  in  Catskill  Development.   Mr.
     Bernstein disclaims beneficial ownership of the assets of the JB Trust.

                                       75

(5)  Ralph J. Bernstein beneficially owns a 35% partnership interest of Americas
     Tower Partners,  which owns an economic  ownership interest of 33%, 25% and
     25%,   respectively,   of  Catskill   Development's   casino  and  wagering
     operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development operations. Mr. Bernstein is a member of Catskill
     Development's board of directors.

(6)  Maurice  Dabbah  beneficially  owns  35% of  the  membership  interests  of
     Monticello Realty,  which owns an economic ownership interest of 33%, 22.5%
     and 22.5%,  respectively,  of Catskill  Development's  casino and  wagering operations;  horseracing and other pari-mutuel activities;  and real estate ownership and  development  operations.  Mr. Dabbah is a member of Catskill
     Development's board of directors.

(7)  Morad Tahbaz beneficially owns a 20% partnership interest of Americas Tower
     Partners,  which owns an economic  ownership  interest of 33%, 25% and 25%, respectively,  of Catskill  Development's  casino and wagering  operations;
     horseracing and other pari-mutuel activities; and real estate ownership and development operations.

(8)  Clifford  A.  Ehrlich  owns an  economic  ownership  interest  of  1.38% of
     Catskill  Development's  casino and wagering  operations;  horseracing  and other  pari-mutuel  activities;  and real estate  ownership and development operations.

MARKET FOR MONTICELLO RACEWAY MANAGEMENT'S CAPITAL STOCK,  DIVIDENDS AND RELATED
MATTERS

            At this  time,  there is no public  trading  market  for  Monticello
Raceway  Management's  capital stock,  nor is any such public market expected to develop. As indicated above, Monticello Raceway Management is presently a wholly owned subsidiary of Catskill Development.

            There  are no  outstanding  options  or  warrants  to  purchase,  or securities convertible into, Monticello Raceway Management's capital stock.

            No shares of Monticello  Raceway  Management's  capital stock can be sold  pursuant to Rule 144 under the  Securities  Act of 1933,  as amended,  and neither Empire Resorts nor Monticello  Raceway Management has agreed to register any shares of Monticello Raceway Management's capital stock under the Securities
Act of 1933,  as amended,  for sale by security  holders.  Furthermore,  neither
Empire Resorts nor Monticello  Raceway  Management has any intention to publicly offer any capital stock of Monticello Raceway Management now or in the future.

            Monticello  Raceway  Management  has not  declared a dividend on its common shares and does not have an equity compensation plan.

                                       76

                          MONTICELLO CASINO MANAGEMENT

GENERAL

            Monticello  Casino  Management  was  formed  by Empire  Resorts  and
Catskill  Development  in July  2000 for the  stated  purpose  of  managing  the operations of a casino and related  gaming  activities on those 29 acres of land subject to the Land Purchase Agreement.

GAMING FACILITY MANAGEMENT AGREEMENT

            On April 3, 2003, Monticello Casino Management entered into a gaming facility management  agreement with the Cayuga Nation of New York and the Cayuga
Catskill  Gaming  Authority (the "GAMING  FACILITY  MANAGEMENT  AGREEMENT"),  an
instrumentality of the Cayuga Nation of New York which was formed to develop and conduct  gaming  operations on the 29 acres of land subject to the Land Purchase
Agreement.  Under this  agreement,  the Cayuga  Catskill  Gaming  Authority  has retained Monticello Casino Management to manage all Class III Gaming activities, other  than  horseracing,  that may be  conducted  on the land for  seven  years commencing  upon  the  National  Indian  Gaming  Commission's  approval  of  the agreement.  Monticello  Casino  Management  has also been retained to manage all lawful  commercial  activities  on the land  related to gaming such as automatic teller machines, food service,  lodging and retail. At the same time, Monticello
Casino  Management  has agreed to assist the Cayuga  Catskill  Gaming  Authority
obtain  financing  for  the  gaming   enterprise  and  all  related   commercial
activities.  In exchange for these  services,  Monticello  Casino  Management is entitled to receive a management  fee equal to 35% of the net  revenues  derived from the operations it manages.

            Monticello   Casino   Management  is  entitled  to  pay  itself  its
management fee on or before the 25th day of each calendar month. However, before
Monticello  Casino  Management  can pay itself its fee, it must first pay to the
Cayuga  Catskill  Gaming  Authority a minimum return of  $516,666.66  per month.
These minimum  priority  payments are to be charged  against the Cayuga Catskill
Gaming Authority's  distribution of net revenues and, when there is insufficient net  revenues  in a given  month to pay the minimum  return,  Monticello  Casino
Management  is obligated to advance the funds  necessary to  compensate  for the deficiency,  with the Cayuga Catskill Gaming  Authority  reimbursing  Monticello
Casino Management in the next succeeding month or months.  The minimum return is required to be paid to the Cayuga Catskill  Gaming  Authority every month gaming is  conducted,  including on a pro rata basis during those months when gaming is conducted only for part of a month.

            While the terms of the Gaming Facility Management  Agreement provide
Monticello   Casino  Management  with  wide  discretion  as  to  the  day-to-day management of the gaming  facilities,  all major decisions or expenditures  must first  be  approved  by a  management  business  board to be  comprised  of four persons, two of whom are to be appointed by the Cayuga Catskill Gaming Authority and the other two of whom are to be appointed by Monticello  Casino  Management.
In addition,  absent  approval from this management  business board,  Monticello
Casino  Management's  operational  expenses for any fiscal year must stay within the budget that has been agreed to by the board for that fiscal  year.  Finally, under the Gaming  Facility  Management  Agreement,  the Cayuga  Catskill  Gaming
Authority is entitled to select a  reasonable  number of  inspectors  that shall have full  access,  without  notice,  to all  aspects of the gaming  enterprise,

                                       77

including the daily  operations of the  enterprise,  and the right to verify the daily gross revenues and all income of the gaming enterprise.  Monticello Casino
Management  is also required to have the gaming  enterprise's  books and records audited  each  year by a  nationally  recognized  independent  certified  public accounting firm with casino industry experience.

            In  carrying  out its  duties as  manager  of the  gaming  facility,
Monticello  Raceway  Management  is required to provide the Cayuga Nation of New
York and other recognized Native American tribes with certain  preferences.  For instance,  under the Gaming Facility  Management  Agreement,  Monticello  Casino
Management must:

            o   give preference in recruiting,  training and employment first to qualified members of the Cayuga Nation of New York, and secondly to other qualified Native Americans and the local community;

            o   provide  training  programs for members of the Cayuga  Nation of
                New York;

            o   use reasonable  commercial  efforts to recruit and train members of the Cayuga Nation of New York, including, without limitation, providing job fairs for members of the Cayuga Nation of New York and clearly  specifying in all job advertisements the preference for members of the Cayuga Nation of New York; and

            o   in entering into  contracts for the supply of goods and services for the gaming  enterprise,  give preference  first to qualified members of the Cayuga Nation of New York, and qualified business entities  certified by the Cayuga Catskill  Gaming  Authority or the Cayuga Nation of New York as being  controlled by members of the Cayuga  Nation of New York,  and  second to other  qualified
                Native Americans and qualified  business  entities  certified by the Cayuga Catskill Gaming  Authority to be controlled by Native
                Americans and to the local community.

PLAN OF OPERATIONS

            Monticello  Casino  Management  does not have any plan of operations for the next twelve  months,  other than waiting for the National  Indian Gaming
Commission  and  Bureau of Indian  Affairs  to  approve  the terms of the Gaming
Facility Management Agreement and Land Purchase Agreement,  respectively.  Until the National Indian Gaming Commission  approves the terms of the Gaming Facility
Management  Agreement  and  the  Land  Purchase  Agreement,   Monticello  Casino
Management  will  not  have any  cash  requirements  nor the  need to raise  any additional funds. Following approval of the Gaming Facility Management Agreement and the Land Purchase  Agreement,  Monticello Casino Management intends to carry out its duties under the Gaming Facility Management  Agreement as the manager of all  Class  III  Gaming  on the 29 acres of land  subject  to the Land  Purchase
Agreement,  and to assist the Cayuga Catskill Gaming  Authority in its effort to obtain  financing  for the gaming  facility  and all  ancillary  activities.  As
Monticello Casino Management's  obligations under the Gaming Facility Management
Agreement do not require any meaningful initial expenditures,  Monticello Casino
Management  does not  expect  its  capital  needs to change  should  the  Gaming

                                       78

Facility Management Agreement and Land Purchase Agreement be approved within the next twelve months. Initially,  Monticello Casino Management anticipates that it will only need to hire three to five employees,  whose salaries would be covered by the management  fees  Monticello  Casino  Management is entitled to under the
Gaming  Facility  Management  Agreement.  Alternatively,  these  funds  will  be provided by Empire Resorts,  either directly from Empire Resorts'  cash-on-hand, or from the  issuance  by  Empire  Resorts  of  additional  equity  and/or  debt securities. Also, Monticello Casino Management plans to use office space located within a building at Monticello  Raceway at no cost, as both  Monticello  Casino
Management  and Monticello  Raceway will be owned and leased by Empire  Resorts, respectively, at closing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Monticello Casino Management's managers and executive officers are as follows:

            Name                           Age          Position
            ----                           ---          --------
            Robert A. Berman               43           Manager
            Ralph J. Bernstein             46           Manager
            Thomas W. Aro                  60           Manager
            Morad Tahbaz                   47           Manager

            The principal  occupation for the past five years and current public directorships of each of Monticello Casino Management's managers are as follows:

            ROBERT  A.  BERMAN.  Robert  A.  Berman  is  Empire  Resorts'  chief executive  officer,  a member of its board of directors and its former chairman.
As the managing director of Watermark Investments Limited from 1994 to 2000, Mr.
Berman  oversaw a number  of  private  partnerships  investing  in real  estate, technology and basic industries. From 1998 to 1999, Mr. Berman was vice chairman and a director of Executone  Information Systems, a telecommunications  company.
From  1995 to 1999,  Mr.  Berman  served  as  chairman  of the  board  and chief executive  officer of  Hospitality  Worldwide  Services,  Inc., a hotel services company with average annual sales above $150 million.

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  Mr.  Bernstein  holds a Bachelor of Arts degree in economics  from the
University of California at Davis.

            THOMAS W.  ARO.  Thomas W. Aro is  Empire  Resorts'  executive  vice president  and  secretary  and was a member of its board of directors  from 1994 through July 2003.  Mr. Aro has been Empire  Resorts'  executive  vice president since its formation in 1993 and its secretary since 1998. Mr. Aro also serves as chief operating  officer of Empire Resorts' gaming  subsidiaries and has over 30

                                       79

years experience in the hospitality and gaming industries.  Mr. Aro received his
BS from the University of Arizona and is a certified public accountant.

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America. In 1983 Mr. Tahbaz joined Americas Partners, at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development  of Americas  Tower,  a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

EXECUTIVE COMPENSATION

            Monticello Casino Management has never had any meaningful operations or engaged in any  business  other than the  negotiation  and  execution  of the
Gaming Facility Management Agreement. Consequently, Monticello Casino Management
has never  elected or appointed  any  officers,  or persons  acting in a similar capacity. Moreover, Monticello Casino Management has never had any employees and no member,  manager or other person has ever  received any form of  compensation from Monticello Casino Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Monticello Casino Management's  membership interests,  as of September 26, 2003, by (i) each person known to be the beneficial owner of more than five percent of
Monticello  Casino  Management's  membership  interests,  (ii) each  manager and executive  officer  required to be named  hereunder  and (iii) all  managers and executive officers as a group.  Unless otherwise noted, each person listed below has sole voting and dispositive power with respect to the interests beneficially owned by him and his address is c/o  Monticello  Raceway,  Route 17B,  P.O.  Box
5013, Monticello, NY, 12701.

                            Percentage Membership Interests
Name and Address                 Beneficially Owned(1)
----------------                 ---------------------
Catskill Development                   60.00%
Alpha Monticello                       40.00%
Empire Resorts(2)                      40.00%
Robert A. Berman(3)                     9.74%
Maurice Dabbah(4)                       7.00%
Joseph E. Bernstein(5)                  7.00%
Ralph J. Bernstein(6)                   7.00%
JB Trust(5)                             6.79%
Morad Tahbaz(7)                         4.00%
Thomas W. Aro                            *

                                       80

                            Percentage Membership Interests
Name and Address                 Beneficially Owned(1)
----------------                 ---------------------
All Managers and Executive
Officers as a Group (4 persons)
(4)(6)(7)                              20.74%
--------------
* less than 1%

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the record date upon the exercise  of  options  and  warrants  and  the  conversion  of  convertible securities.  Each beneficial  owner's percentage of ownership is determined by assuming that all options,  warrants or convertible  securities  held by such person  (but not those held by any other  person)  that are  currently exercisable  or  convertible  (i.e.,  that are  exercisable  or convertible within 60 days after the record date) have been exercised or converted.

(2)  These  membership  interests are held by Alpha  Monticello,  a wholly owned subsidiary of Empire Resorts.

(3)  Robert A. Berman beneficially owns a 67.66% limited partnership interest of
     Watertone  Holdings,  which owns an economic ownership interest of 15%, 13%
     and 25%,  respectively,  of  Catskill  Development's  casino  and  wagering operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development  operations.  Mr. Berman also  beneficially  owns
     390,127  shares of Empire  Resorts'  common  stock,  which owns an economic ownership  interest of 48.31%,  36.88% and 25%,  respectively,  of Catskill
     Development's  casino  and  wagering  operations;   horseracing  and  other
     pari-mutuel   activities;   and  real  estate   ownership  and  development
     operations.  Catskill  Development owns 60% of Monticello Casino Management and Empire Resorts, through a wholly owned subsidiary,  beneficially owns a
     40% membership interest of Monticello Casino Management.

(4)  Maurice  Dabbah  beneficially  owns  35% of  the  membership  interests  of
     Monticello Realty,  which owns an economic ownership interest of 33%, 22.5%
     and 22.5%,  respectively,  of Catskill  Development's  casino and  wagering operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development operations. Catskill Development, in turn, owns a
     60% membership interest of Monticello Casino Management.

(5)  Joseph E.  Bernstein  beneficially  owns a 1% economic  interest  and a 50%
     voting interest of Americas Tower Partners.  The JB Trust,  with respect to which Mr. Bernstein's mother, Helen Bernstein,  is its sole trustee and Mr.
     Bernstein's  children are its sole  beneficiaries,  beneficially owns a 49%
     non-voting  economic  interest in Americas Tower  Partners.  Americas Tower
     Partners  owns  an  economic  ownership  interest  of  33%,  25%  and  25%, respectively,  of Catskill  Development's  casino and wagering  operations, horseracing and other pari-mutuel activities, and real estate ownership and development  operations.  By separate  agreement,  Mr. Bernstein and the JB
     Trust beneficially own 2% and 98%,  respectively,  of 35% of Americas Tower
     Partners' economic ownership interests in Catskill  Development.  By virtue of Mr.  Bernstein's  50% voting  control of Americas  Tower  Partners,  Mr.
     Berstein  is deemed to be the  beneficial  owner of 35% of  Americas  Tower
     Partners'  economic  ownership  interests  in  Catskill  Development.   Mr.
     Bernstein disclaims beneficial ownership of the assets of the JB Trust.

(6)  Ralph J. Bernstein beneficially owns a 35% partnership interest of Americas
     Tower Partners,  which owns an economic  ownership interest of 33%, 25% and

                                       81

     25%,   respectively,   of  Catskill   Development's   casino  and  wagering
     operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development operations. Catskill Development, in turn, owns a
     60% membership interest of Monticello Casino Management.

(7)  Morad Tahbaz beneficially owns a 20% partnership interest of Americas Tower
     Partners,  which owns an economic  ownership  interest of 33%, 25% and 25%, respectively,  of Catskill  Development's  casino and wagering  operations;
     horseracing and other pari-mutuel activities; and real estate ownership and
     development  operations.   Catskill  Development,   in  turn,  owns  a  60%
     membership interest of Monticello Casino Management.

MARKET FOR MONTICELLO CASINO MANAGEMENT'S  MEMBERSHIP  INTERESTS,  DIVIDENDS AND
RELATED MATTERS

            At this  time,  there is no public  trading  market  for  Monticello
Casino Management's membership interests, nor is any such public market expected to develop.  As  indicated  above,  Monticello  Casino  Management's  membership interests  are  presently  owned 60% by  Catskill  Development  and 40% by Alpha
Monticello, a wholly owned subsidiary of Empire Resorts.

            There  are no  outstanding  options  or  warrants  to  purchase,  or
securities   convertible  into,   Monticello  Casino   Management's   membership
interests.

            No equity  interests of  Monticello  Casino  Management  can be sold pursuant to Rule 144 under the Securities  Act of 1933, as amended,  and neither
Empire  Resorts nor  Monticello  Casino  Management  has agreed to register  any membership  interest of Monticello Casino Management under the Securities Act of
1933, as amended,  for sale by any of its members.  Furthermore,  neither Empire
Resorts nor Monticello Casino Management has any intention to publicly offer any membership interests of Monticello Casino Management now or in the future.

            Monticello  Casino  Management  has  never  made a  distribution  of profits  or losses to its  members,  though it  intends to do so once the Gaming
Facility  Management  Agreement and Land Purchase  Agreement are approved by the
National   Indian  Gaming   Commission   and  the  Bureau  of  Indian   Affairs,
respectively, and Monticello Casino Management commences full-time operations.

            Monticello  Casino  Management does not have an equity  compensation plan.

                         MONTICELLO RACEWAY DEVELOPMENT

GENERAL

            Monticello  Raceway  Development  was originally  formed by Americas
Tower  Partners  and BKB,  LLC,  an  affiliate  of Robert A. Berman and Scott A.
Kaniewski, in October 1995 for the stated purpose of developing and constructing a casino, a raceway,  lodging  facilities,  retail,  entertainment and amusement facilities on those 229 acres of land in Monticello,  New York that are owned by
Catskill Development.

                                       82

DEVELOPMENT, LEASING AND PROPERTY MANAGEMENT AGREEMENT

            On December 1, 1995,  Monticello  Raceway  Development  and Catskill
Development entered into a development leasing and property management agreement
(the "DEVELOPMENT LEASING AND PROPERTY MANAGEMENT AGREEMENT"), pursuant to which
Catskill  Development granted Monticello Raceway Development the exclusive right for 25 years to develop,  lease and manage Catskill  Development's  229 acres of land in Monticello,  New York. Specifically,  Monticello Raceway Development was
made  responsible for all  improvements to the property,  including a casino,  a hotel, an  attached/incorporated  raceway  facility,  retail,  entertainment and amusement facilities. This agreement also contemplated the conveyance of land to the United States of America in trust for a Native  American  tribe to operate a
Class II and Class III Gaming  facility.  In such event, the parties agreed that
Monticello  Raceway  Development would be the exclusive  developer of the casino buildings and related facilities for the Native American tribe.

            For these services,  Monticello  Raceway  Development is entitled to receive the following compensation:

            o    for development,  construction,  rehabilitation,  renovation or tenant  improvement,  a  developer's  fee  of 5% of  the  total project costs;

            o    a  monthly  property  management  fee that is  consistent  with property  management  fees charged for similar  services in the
                 Monticello area; and

            o    leasing commissions that are consistent with leasing commission rates for similar properties in the Monticello area.

            The  terms  of  payment  under  this  agreement   provide  that  the
developer's  fee shall be  payable in  accordance  with  Catskill  Development's approved  budget and schedule of payments for each project  approved by Catskill
Development.  Fees for property management and leasing commissions shall be paid on a monthly basis. Fees earned, but not paid, shall accrue interest at the rate of 1% per month until paid.

GAMING FACILITY DEVELOPMENT AND CONSTRUCTION AGREEMENT

            On April 3, 2003,  Monticello  Raceway  Development  entered  into a gaming facility  development and  construction  agreement with the Cayuga Gaming
Authority  and the Cayuga Nation of New York (the "GAMING  FACILITY  DEVELOPMENT
AND  CONSTRUCTION  AGREEMENT"),  pursuant  to which the Cayuga  Catskill  Gaming
Authority granted Monticello Raceway  Development the exclusive right to design, engineer,  construct,  furnish and  develop the gaming  facility to be opened on those 29 acres of land subject to the Land Purchase  Agreement,  and  Monticello
Raceway Development agreed to help arrange financing of the project. In exchange for these  services,  the Cayuga  Catskill  Gaming  Authority  has agreed to pay
Monticello  Raceway  Development a development fee equal to 5% of the first $505 million  of the  project's  costs,  payable  monthly  as the  project  costs are incurred.  However,  the Cayuga Catskill Gaming  Authority is entitled to retain
10% of such  development  fees until the  project is 50%  completed  and then 5%
until the project is completed.  On the  completion  date,  the Cayuga  Catskill
Gaming  Authority  is  required  to pay  Monticello  Raceway  Development  these retained fees.

                                       83

            Similar to the Gaming Facility Management Agreement among Monticello
Casino Management,  the Cayuga Nation of New York and the Cayuga Catskill Gaming
Authority,  in the execution of its duties under the Gaming Facility Development and  Construction  Agreement,  Monticello  Raceway  Development  must first seek approval  from a  development  business  board  before  any major  decisions  or unapproved material  expenditures are made. The development business board shall be  comprised  of four  persons,  two of whom are to be  appointed by the Cayuga
Catskill  Gaming  Authority  and the  other two of whom are to be  appointed  by
Monticello  Raceway  Development.  In addition,  absent prior  approval from the development  business board,  Monticello Raceway Development must operate within the objectives,  schedule  requirements,  design criteria,  space  requirements, special  equipment,  design  requirements  and budget  that is  approved  by the development  business board before the  commencement of development  activities.
Finally,  similar to the covenants of the Gaming Facility Management  Agreement, the Gaming Facility  Development and  Construction  Agreement  provides that any general  contractor  hired  by  Monticello  Raceway  Development  shall  use its reasonable  best efforts to give and to cause  subcontractors  to give, a hiring preference to qualified members of the Cayuga Nation of New York.

PLAN OF OPERATIONS

            Monticello Raceway  Development does not have any plan of operations for the next twelve months,  other than waiting for the Bureau of Indian Affairs to approve the terms of the Land Purchase Agreement and continuing to serve as a plaintiff  in the Park Place and Melius  Litigations  (subject  to the terms and conditions of the declaration of trust of the Litigation  Trust). As the cost of the Park Place and Melius Litigations has been, and through the closing will be, financed by Catskill Development, at which point the litigation will be financed by Empire Resorts,  until the Bureau of Indian Affairs approves the terms of the
Land Purchase  Agreement,  Monticello Raceway Development will not have any cash requirements nor the need to raise any additional funds.  Following  approval of the Land Purchase Agreement, Monticello Raceway Development intends to carry out its duties under the Gaming Facility  Development and Construction  Agreement as
the  exclusive  developer of the 29 acres of land  subject to the Land  Purchase
Agreement and to help the Cayuga Catskill Gaming  Authority secure financing for the design,  development  and  construction  of a gaming facility to be built on that land.  As Monticello  Raceway  Development's  obligations  under the Gaming
Facility  Development and  Construction  Agreement do not require any meaningful initial  expenditures,  Monticello Raceway  Development does not expect that its capital needs will change should the Land Purchase  Agreement be approved within the next twelve months.  Initially,  Monticello Raceway Development  anticipates that it will only need to hire three to five employees,  whose salaries would be covered by the development  fees Monticello  Raceway  Development is entitled to under the Gaming Facility Development and Construction Agreement. Alternatively,
these funds will be  provided by Empire  Resorts,  either  directly  from Empire
Resorts'  cash-on-hand,  or from the  issuance by Empire  Resorts of  additional equity and/or debt securities. Also, Monticello Raceway Development plans to use office space located within a building at Monticello Raceway at no cost, as both
Monticello  Raceway  Development and Monticello Raceway will be owned and leased by Empire Resorts, respectively, at closing. Monticello Raceway Development does not  plan  to  develop  any of the  other  200  acres  of  land  subject  to the
Development  Leasing and Property  Management  Agreement  during the next twelve months.

                                       84

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Monticello Raceway Development's managers and executive officers are as follows:

            Name                           Age          Position
            ----                           ---          --------
            Joseph E. Bernstein            54           Manager
            Ralph J. Bernstein             46           Manager
            Philip B. Berman               47           Manager
            Scott A. Kaniewski             39           Manager

            The principal  occupation for the past five years and current public directorships  of each  of  Monticello  Raceway  Development's  managers  are as follows:

            PHILIP B. BERMAN.  Philip B. Berman is the vice president of project coordination of Empire  Resorts.  From 1995 to 2003, Mr. Berman was the director of project operations for Watermark Group, Inc. Prior to that, he was a regional manager of the insurance division at Markel Rhulen Insurance Corporation and was
the  operations   manager  at  Maranatha   Associates,   a  civil   engineering,
construction  development and consulting firm. Mr. Berman holds the professional
designations  of  project   management   professional  and  certified   internet
webmaster.  Mr. Berman has a B.A. in business  management from the University of
Miami, Florida and is completing his studies and thesis for an M.S. in strategic management from Manhattanville College.

            JOSEPH E.  BERNSTEIN.  Joseph E.  Bernstein  started his career as a corporate  tax  attorney  on Wall  Street at Cahill  Gordon & Reindel  and as an
international  tax  attorney  at  Rosenman  & Colin.  He later  started  his own international tax practice. Since the early 1980s, Mr. Bernstein (along with his brother Ralph,  and their  partner,  Morad Tahbaz,  through their  jointly-owned entity,  Americas Tower  Partners) has been involved in the development of three million  square feet of  commercial  property in Manhattan,  including  Americas
Tower,  a 50-story  office  building on Avenue of the  Americas and 46th Street, serving as world headquarters to  PriceWaterhouseCoopers  and US headquarters to
Israel's  largest bank,  Bank  Hapoalim.  Americas  Tower  Partners is presently developing AQUARIA  Entertainment City, a $375 million tourism project in Eilat,
Israel, and the $100 million Mt. Arbel Resort & Residence Club, with 36 holes of golf  designed by Robert  Trent Jones II,  overlooking  the Sea of Galilee.  Mr.
Bernstein  holds a B.A. in economics from the University of California at Davis;
a B.A. in agricultural  business management from the University of California at
Davis; an M.B.A. in Finance from UCLA Graduate School of Management; a J.D. from the  University  of  California  at Davis  School of Law;  and, a Master of Laws
Degree (LL.M.) in taxation from the New York University School of Law.

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director

                                       85

for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  He holds a Bachelor of Arts degree in economics from the University of
California at Davis.

            SCOTT  A.  KANIEWSKI.  Scott A.  Kaniewski  is the  chief  financial officer of Empire  Resorts and was a member of its board of directors from March
2002 through July 2003.  Mr.  Kaniewski was a director of Watermark  Investments
Limited from 1995 to 2000. From 1995-1999, Mr. Kaniewski served as a director of
Hospitality  Worldwide Services,  Inc. and president of its real estate advisory group from 1998 to 1999. From 1989 to 1995, Mr. Kaniewski held several positions with VMS Realty  Partners,  a real estate  investment and  development  company, including vice president of hotel  investments.  Mr. Kaniewski received his B.S.
from Indiana University and is a certified public accountant.

EXECUTIVE COMPENSATION

            Monticello   Raceway   Development  has  never  had  any  meaningful
operations or engaged in any business other than the  negotiation  and execution of a gaming facility  development and  construction  agreement with both the St.
Regis Mohawk Tribe and the Cayuga Nation of New York.  Consequently,  Monticello
Raceway  Development  has never elected or appointed  any  officers,  or persons acting in a similar capacity. Moreover, Monticello Raceway Development has never had any employees  and no member,  manager or other person has ever received any form of compensation from Monticello Raceway Development.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Monticello Raceway Development's membership interests, as of September 26, 2003, by (i) each person known to be the beneficial owner of more than five percent of
Monticello Raceway  Development's  membership  interests,  (ii) each manager and executive  officer  required to be named  hereunder  and (iii) all  managers and executive officers as a group.  Unless otherwise noted, each person listed below has sole voting and dispositive power with respect to the interests beneficially owned by him and his address is c/o  Monticello  Raceway,  Route 17B,  P.O.  Box
5013, Monticello, NY, 12701.

                                         Percentage Membership Interest
Name and Address                             Beneficially Owned(1)
----------------                             ---------------------
Americas Tower Partners                             75.00%
Joseph E. Bernstein(2)                              26.25%
Ralph J. Bernstein(3)                               26.25%
JB Trust(2)                                         25.73%
Morad Tahbaz(4)                                     15.00%
Robert A. Berman                                    12.50%
Phillip Carter (5)                                   7.50%
Phillip Berman                                       6.25%
Scott A. Kaniewski(6)                                6.25%
All Managers and Executive
Officers as a Group (4 persons)
(2)(3)(6)                                           71.25%

                                       86

--------------
* less than 1%

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the record date upon the exercise  of  options  and  warrants  and  the  conversion  of  convertible securities.  Each beneficial  owner's percentage of ownership is determined by assuming that all options,  warrants or convertible  securities  held by such person  (but not those held by any other  person)  that are  currently exercisable  or  convertible  (i.e.,  that are  exercisable  or convertible within 60 days after the record date) have been exercised or converted.

(2)  Joseph E.  Bernstein  beneficially  owns a 1% economic  interest  and a 50%
     voting interest of Americas Tower Partners.  The JB Trust,  with respect to which Mr. Bernstein's mother, Helen Bernstein,  is its sole trustee and Mr.
     Bernstein's  children are its sole  beneficiaries,  beneficially owns a 49%
     non-voting  economic  interest in Americas Tower  Partners.  Americas Tower
     Partners  owns  an  economic  ownership  interest  of  33%,  25%  and  25%, respectively,  of Catskill  Development's  casino and wagering  operations, horseracing and other pari-mutuel activities, and real estate ownership and development  operations.  By separate  agreement,  Mr. Bernstein and the JB
     Trust beneficially own 2% and 98%,  respectively,  of 35% of Americas Tower
     Partners' economic ownership interests in Catskill  Development.  By virtue of Mr.  Bernstein's  50% voting  control of Americas  Tower  Partners,  Mr.
     Berstein  is deemed to be the  beneficial  owner of 35% of  Americas  Tower
     Partners'  economic  ownership  interests  in  Catskill  Development.   Mr.
     Bernstein disclaims beneficial ownership of the assets of the JB Trust.

(3)  Ralph J. Bernstein beneficially owns a 35% partnership interest of Americas
     Tower Partners,  which owns a 75% membership interest of Monticello Raceway
     Development.

(4)  Morad Tahbaz beneficially owns a 20% partnership interest of Americas Tower
     Partners,  which  owns a 75%  membership  interest  of  Monticello  Raceway
     Development.

(5)  Philip  Carter  beneficially  owns a 10%  partnership  interest of Americas
     Tower Partners,  which owns a 75% membership interest of Monticello Raceway
     Development.

(6)  Includes a 0.125%  membership  interest  held by Kaniewski  Family  Limited
     Partnership, with respect to which Mr. Kaniewski is the general partner and a 1% limited partner (with sole voting and disposition rights) and a 0.125%
     membership  interest  held by KFP  Trust,  with  respect  to  which  Stacey
     Kaniewski,  Mr. Kaniewski's wife, is the sole trustee,  and with respect to which, Mr. Kaniewski's  children are its sole beneficiaries.  Mr. Kaniewski disclaims beneficial ownership of all interests held by KFP Trust.

MARKET FOR MONTICELLO RACEWAY DEVELOPMENT'S MEMBERSHIP INTERESTS,  DIVIDENDS AND
RELATED MATTERS

            At this  time,  there is no public  trading  market  for  Monticello
Raceway  Development's  membership  interests,  nor is any  such  public  market expected to develop.  Monticello Raceway Development's  membership interests are presently  owned 75% by  Americas  Tower  Partners,  12.5% by Robert A.  Berman,
Empire Resorts' chief executive  officer, a member of its board of directors and its former chairman,  6% by Scott A. Kaniewski,  Empire Resorts' chief financial officer and a former member of its board of directors,  0.25% by two  affiliates of Mr.  Kaniewski and 6.25% by Philip B. Berman,  Empire Resorts' vice president of project coordination.

            There  are no  outstanding  options  or  warrants  to  purchase,  or
securities   convertible  into,  Monticello  Raceway  Development's   membership
interests.

            No membership  interests of Monticello  Raceway  Development  can be sold  pursuant to Rule 144 under the  Securities  Act of 1933,  as amended,  and neither Empire Resorts nor Monticello Raceway Development has agreed to register any membership  interest of Monticello Raceway  Development under the Securities
Act of 1933, as amended,  for sale by any of its members.  Furthermore,  neither

                                       87

Empire Resorts nor Monticello Raceway  Development has any intention to publicly offer any membership  interests of Monticello Raceway  Development now or in the future.

            Monticello  Raceway  Development  has never made a  distribution  of profits  or losses to its  members,  though  it  intends  to do so once the Land
Purchase  Agreement is approved by the Bureau of Indian  Affairs and  Monticello
Raceway Development commences full-time operations.

            Monticello Raceway  Development does not have an equity compensation plan.

                                MOHAWK MANAGEMENT

GENERAL

            Mohawk Management was formed in May 1996 by Catskill Development and
Empire  Resorts  to  manage  the  operations  of a  casino  and  related  gaming activities on 29 acres of land in Monticello,  New York, in accordance  with the terms of a gaming facility  management  agreement,  dated July 31, 1996, between
Mohawk  Management  and the St.  Regis  Mohawk  Tribe.  Aside from aiding in the preparation  and filing of the required  applications  in order for the National
Indian Gaming Commission to approve this management contract,  Mohawk Management has never had any  operations.  In  addition,  since the St.  Regis Mohawk Tribe withdrew from the  management  agreement in 2000 to pursue a casino project with
Park Place Entertainment  Corporation,  Mohawk Management has had no business or operations  except  for  serving  as a  plaintiff  in the Park  Place and Melius
Litigations.  See  "Material  Conditions  to Closing - Formation  of  Litigation
Trust"  beginning on page 60 for a more detailed  description  of the Park Place and Melius Litigations.

PLAN OF OPERATIONS

            Mohawk  Management  has no plan of  operation  for the  next  twelve months  other  than to  continue  serving as a  plaintiff  in the Park Place and
Melius  Litigations,  subject to the terms and conditions of the  declaration of trust  of the  Litigation  Trust.  As the  cost of the  Park  Place  and  Melius
Litigations  has been,  and through the  closing  will be,  financed by Catskill
Development,  at which point the litigation  will be financed by Empire Resorts, over  the  next  twelve  months,  Mohawk  Management  will  not  have  any  cash requirements nor the need to raise any additional funds.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Mohawk Management's managers and executive officers are as follows:

            Name                        Age          Position
            ----                        ---          --------
            Ralph J. Bernstein          46           Manager
            Robert A. Berman            43           Manager
            Thomas W. Aro               60           Manager
            Morad Tahbaz                47           Manager

                                       88

            The principal  occupation for the past five years and current public directorships of each of Mohawk Management's managers are as follows:

            ROBERT  A.  BERMAN.  Robert  A.  Berman  is  Empire  Resorts'  chief executive  officer,  a member of its board of directors and its former chairman.
As the managing director of Watermark Investments Limited from 1994 to 2000, Mr.
Berman  oversaw a number  of  private  partnerships  investing  in real  estate, technology and basic industries. From 1998 to 1999, Mr. Berman was vice chairman and a director of Executone  Information Systems, a telecommunications  company.
From  1995 to 1999,  Mr.  Berman  served  as  chairman  of the  board  and chief executive  officer of  Hospitality  Worldwide  Services,  Inc., a hotel services company with average annual sales above $150 million.

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  Mr.  Bernstein  holds a Bachelor of Arts degree in economics  from the
University of California at Davis.

            THOMAS W.  ARO.  Thomas W. Aro is  Empire  Resorts'  executive  vice president  and  secretary  and was a member of its board of directors  from 1994 through July 2003.  Mr. Aro has been Empire  Resorts'  executive  vice president since its formation in 1993 and its secretary since 1998. Mr. Aro also serves as chief operating  officer of Empire Resorts' gaming  subsidiaries and has over 30 years experience in the hospitality and gaming industries.  Mr. Aro received his
B.S. from the University of Arizona and is a certified public accountant.

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America.  In 1983, Mr. Tahbaz joined Americas Partners,  at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development of Americas Tower, a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

                                       89

EXECUTIVE COMPENSATION

            As stated  above,  Mohawk  Management  has never had any  meaningful operations or engaged in any business other than the  negotiation  and execution of a gaming  facility  management  agreement with the St. Regis Mohawk Tribe and serving as a plaintiff in the Park Place and Melius  Litigations.  Consequently,
Mohawk Management has never elected or appointed any officers, or persons acting in a similar capacity.  Moreover,  Mohawk Management has never had any employees and  no  member,  manager  or  other  person  has  ever  received  any  form  of compensation from Mohawk Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Mohawk Management's  membership interests, as of September 26, 2003, by (i) each person  known to be the  beneficial  owner of more than five  percent  of Mohawk
Management's  membership  interests,  (ii) each  manager and  executive  officer required to be named hereunder and (iii) all managers and executive  officers as a group.  Unless  otherwise  noted,  each party listed below has sole voting and dispositive  power with respect to the interests  beneficially  owned by him and his address is c/o Monticello Raceway, Route 17B, P.O. Box 5013, Monticello, NY,
12701.

                                             Percentage Membership Interests
Name and Address                                  Beneficially Owned(1)
----------------                                  ---------------------
Catskill Development                                       60.00%
Alpha Casino Management, Inc.                              40.00%
Empire Resorts(2)                                          40.00%
Robert A. Berman(3)                                         9.74%
Maurice Dabbah(4)                                           7.00%
Joseph E. Bernstein(5)                                      7.00%
Ralph J. Bernstein(6)                                       7.00%
JB Trust(5)                                                 6.79%
Morad Tahbaz(7)                                             4.00%
Thomas W. Aro                                                  *
All Managers and Executive
Officers as a Group (4 persons)
(4)(6)(7)                                                  20.74%
--------------
* less than 1%

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the record date upon the exercise  of  options  and  warrants  and  the  conversion  of  convertible securities.  Each beneficial  owner's percentage of ownership is determined by assuming that all options,  warrants or convertible  securities  held by such person  (but not those held by any other  person)  that are  currently exercisable  or  convertible  (i.e.,  that are  exercisable  or convertible within 60 days after the record date) have been exercised or converted.

(2)  These  membership  interests  are held by Alpha Casino  Management,  Inc, a wholly owned subsidiary of Empire Resorts.

                                       90

(3)  Robert A. Berman beneficially owns a 67.66% limited partnership interest of
     Watertone  Holdings,  which owns an economic ownership interest of 15%, 13%
     and 25%,  respectively,  of  Catskill  Development's  casino  and  wagering operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development  operations.  Mr. Berman also  beneficially  owns
     390,127  shares of Empire  Resorts'  common  stock,  which owns an economic ownership  interest of 48.31%,  36.88% and 25%,  respectively,  of Catskill
     Development's  casino  and  wagering  operations;   horseracing  and  other
     pari-mutuel   activities;   and  real  estate   ownership  and  development
     operations.  Catskill  Development owns 60% of Mohawk Management and Empire
     Resorts,  through  a  wholly  owned  subsidiary,  beneficially  owns  a 40%
     membership interest of Mohawk Management.

(4)  Maurice  Dabbah  beneficially  owns  35% of  the  membership  interests  of
     Monticello Realty,  which owns an economic ownership interest of 33%, 22.5%
     and 22.5%,  respectively,  of Catskill  Development's  casino and  wagering operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development operations. Catskill Development, in turn, owns a
     60% membership interest of Mohawk Management.

(5)  Joseph E.  Bernstein  beneficially  owns a 1% economic  interest  and a 50%
     voting interest of Americas Tower Partners.  The JB Trust,  with respect to which Mr. Bernstein's mother, Helen Bernstein,  is its sole trustee and Mr.
     Bernstein's  children are its sole  beneficiaries,  beneficially owns a 49%
     non-voting  economic  interest in Americas Tower  Partners.  Americas Tower
     Partners  owns  an  economic  ownership  interest  of  33%,  25%  and  25%, respectively,  of Catskill  Development's  casino and wagering  operations, horseracing and other pari-mutuel activities, and real estate ownership and development  operations.  By separate  agreement,  Mr. Bernstein and the JB
     Trust beneficially own 2% and 98%,  respectively,  of 35% of Americas Tower
     Partners' economic ownership interests in Catskill  Development.  By virtue of Mr.  Bernstein's  50% voting  control of Americas  Tower  Partners,  Mr.
     Berstein  is deemed to be the  beneficial  owner of 35% of  Americas  Tower
     Partners'  economic  ownership  interests  in  Catskill  Development.   Mr.
     Bernstein disclaims beneficial ownership of the assets of the JB Trust.

(6)  Ralph J. Bernstein beneficially owns a 35% partnership interest of Americas
     Tower Partners,  which owns an economic  ownership interest of 33%, 25% and
     25%,   respectively,   of  Catskill   Development's   casino  and  wagering
     operations;  horseracing and other pari-mutuel activities;  and real estate ownership and development operations. Catskill Development, in turn, owns a
     60% membership interest of Mohawk Management.

(7)  Morad Tahbaz beneficially owns a 20% partnership interest of Americas Tower
     Partners,  which owns an economic  ownership  interest of 33%, 25% and 25%, respectively,  of Catskill  Development's  casino and wagering  operations;
     horseracing and other pari-mutuel activities; and real estate ownership and
     development  operations.   Catskill  Development,   in  turn,  owns  a  60%
     membership interest of Mohawk Management.

MARKET FOR MOHAWK  MANAGEMENT'S  MEMBERSHIP  INTERESTS,  DIVIDENDS  AND  RELATED
MATTERS

            At  this  time,  there  is  no  public  trading  market  for  Mohawk
Management's  membership  interests,  nor is any such public market  expected to develop.  As indicated  above,  Mohawk  Management's  membership  interests  are presently owned 60% by Catskill  Development and 40% by Alpha Casino Management,
a wholly owned subsidiary of Empire Resorts.

                                       91

            There  are no  outstanding  options  or  warrants  to  purchase,  or securities convertible into, Mohawk Management's membership interests.

            No membership interests of Mohawk Management can be sold pursuant to
Rule 144 under the  Securities  Act of 1933,  as  amended,  and  neither  Empire
Resorts nor Mohawk Management has agreed to register any membership  interest of
Mohawk Management under the Securities Act of 1933, as amended,  for sale by any of its members.  Furthermore,  neither Empire Resorts nor Mohawk  Management has any intention to publicly  offer any membership  interests of Mohawk  Management now or in the future.

            Mohawk Management has never made a distribution of profits or losses to its members, nor does it intend to do so in the future.

            Mohawk Management does not have an equity compensation plan.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                 EMPIRE RESORTS

            For  Empire  Resorts'   management's   discussion  and  analysis  of
financial condition and results of operations, please see Empire Resorts' Annual
Report on Form 10-KSB for the year ended  December  31,  2002,  Empire  Resorts'
Proxy  Statement  dated  February  21,  2003  for its  2003  Annual  Meeting  of
Stockholders on Schedule 14A and Empire Resorts' Quarterly Report on Form 10-QSB
for the quarter ended June 30, 2003,  copies of which accompany this information statement/prospectus.  For further information, please also review the documents that are incorporated by reference into this  information  statement/prospectus.
See  "Where  You  Can  Find  More   Information"   beginning  on  page  143  and
"Incorporation of Documents by Reference" beginning on page 143.

                   CATSKILL DEVELOPMENT AND ACQUIRED COMPANIES

            As  none  of  Monticello  Casino   Management,   Monticello  Raceway
Development  and Mohawk  Management has had revenue from operations in either of the last two fiscal years, no management's  discussion and analysis of financial condition  and results of  operations  has been  provided  for these  companies.
Rather, in lieu of such disclosure,  a plan of operations for each of Monticello
Casino Management,  Monticello Raceway Development and Mohawk Management for the
next twelve  months has been  described  above under the heading  Business.  See
"Business - Monticello Casino Management - Plan of Operations" beginning on page
78; "Business - Monticello Raceway  Development - Plan of Operations"  beginning on page 84; and "Business - Mohawk Management - Plan of Operations" beginning on page 88.

            Monticello  Raceway  Management  has had revenue from  operations in each of the last two fiscal years. However, rather than providing a management's discussion  and analysis of financial  condition  and results of  operations  of
Monticello Raceway  Management on a stand-alone  basis,  Empire Resorts believes that a management's  discussion and analysis of financial  condition and results of  operations  covering  Catskill  Development,  currently  Monticello  Raceway

                                       92

Management's  sole  stockholder,  provides more  informative  disclosure.  While
Empire  Resorts is  technically  purchasing  assets from Catskill  Development's members as part of the  consolidation,  Empire Resorts is effectively  acquiring
Catskill  Development  since the consolidation  will leave Catskill  Development with only an interest in a 229 acre parcel of land in  Monticello,  New York, in which  Empire  Resorts  will hold a leasehold  interest  and a purchase  option.
Empire Resorts believes that providing a management's discussion and analysis of financial  condition and results of operations  for Catskill  Development,  on a
combined   basis,  is  more   informative  to  stockholders   and  investors  in
understanding the consolidation.

BACKGROUND

            Catskill  Development  was  formed as a New York  limited  liability company in 1995 to pursue the  development  of gaming  operations in Monticello,
New York. Catskill  Development's  business plan envisioned three distinct lines of business: casino activities with a Native American tribe, real estate related activities  and  gaming  operations  related  to  Monticello  Raceway  including pari-mutuel wagering and video lottery terminal operations. Catskill Development currently  owns all of the issued and  outstanding  capital  stock of Monticello
Raceway  Management,  the licensed  operator of  Monticello  Raceway,  and a 60%
membership  interest of both Mohawk Management and Monticello Casino Management.
As stated above,  both Mohawk  Management and Monticello  Casino  Management are
inactive at this time.

            Currently,   Catskill   Development,   through   Monticello  Raceway
Management,  conducts  pari-mutuel  wagering on live harness horse race meetings and participates in intrastate and interstate  simulcast  wagering at Monticello
Raceway.  Monticello  Raceway  Management is also pursuing the  development of a video lottery terminal program.  See "Business - Monticello Raceway  Management"
beginning on page 71.  Catskill  Development  currently owns  approximately  229 acres of land in Monticello, New York, encompassing Monticello Raceway, and is a party to a land purchase  agreement  pursuant to which Catskill  Development has proposed to  transfer  29 acres of this land to the United  States of America in trust for the Cayuga Nation of New York for the purpose of Class III Gaming. See
"Material  Conditions  to Closing - Ground  Lease and Land  Purchase  Agreement"
beginning  on page 59.  Finally,  Catskill  Development  is  seeking to manage a
Native  American  casino on these 29 acres once the land is  transferred  to the
United  States of  America  in trust  for the  Cayuga  Nation  of New York.  See
"Business - Monticello Casino Management" beginning on page 77.

DISCUSSION

            The  following  discussion  should be read in  conjunction  with the consolidated  financial  statements  of Catskill  Development  and notes thereto included elsewhere in this information statement/prospectus.

            For the  years  ended  December  31,  2002 and  December  31,  2001,
Catskill  Development  had net cash used in  operating  activities  which mainly consisted of the expenses  associated with the Park Place Litigation of $215,489 and $533,096,  respectively.  Both years  resulted in losses of  $1,932,924  and
$2,071,232, respectively. The accrued and unpaid interest for the periods due to
Monticello Realty and Americas Tower Partners,  the co-holders of a note secured by a mortgage, and members of Catskill Development, was $620,125 on December 31,

                                       93

2002 and $563,750 on December 31, 2001 on a balance of  $5,637,500 at January 1,
2001 and depreciation  recorded was $755,601 and $743,716,  respectively.  Other current  assets  increased in both periods by $562,486 to $1,368,792 on December
31,  2002 and  $126,507  to  $806,306 on  December  31,  2001.  Restricted  cash decreased  by $35,694 on December  31, 2002 and  $213,052 On December  31, 2001.
Accounts payable and accrued expenses  increased in both periods by $865,682 and
$144,125, respectively.

            Cash used for investing  activities in the years ended  December 31,
2002 and December 31, 2001, amounted to $499,116 and $254,986, respectively, and consisted  of $171,246  and  $143,521  which was used to purchase  property  and equipment and $327,870 and $111,465, which was used for real estate development, the main pursuit of the entity.

            Cash  from  additional  member  contributions  in 2001  amounted  to
$1,024,800  which was used to assist in funding  the Park Place  Litigation  and operating  expenses.  There were no additional  contributions  by members during
2002.

            For the six months ended June 30, 2003, Catskill Development had net cash  provided by operating  activities of $112,350 and for the six months ended
June 30, 2002 used in operating  activities  a total of  $318,825.  Both periods resulted in a net loss of $1,376,224 and $1,676,526,  respectively.  The accrued interest not paid for the periods due to  Monticello  Realty and Americas  Tower
Partners,  the  co-holders  of a note  secured  by a  mortgage,  and  members of
Catskill  Development,  was $332,750 and $302,500 on a balance of  $6,821,375 at
January 1, 2003 and $6,201,250 at January 1, 2002, and depreciation recorded was
$347,850 and  $376,022,  respectively.  Other current  assets  decreased in both periods by $504,355  and $32,406,  respectively.  Restricted  cash  increased by
$52,664 and  decreased by $21,626,  respectively.  Accounts  payable and accrued expenses increased in both periods by $361,485 and $625,147,  respectively, from starting  balances of $2,585,909 at January 1, 2003 and $1,720,227 at January 1,
2002.

            Cash used in investing  activities for the six months ended June 30,
2003 and June 30, 2002  consisted of $783,513  and  $164,350,  respectively,  of which  $62,178  and $37,945 was used to purchase  property  and  equipment,  and
$721,335  and  $126,405  was used for real estate  development,  increasing  the balance to $6,068,469 at January 1, 2003 and $5,740,599 at January 1, 2002.

            Cash provided by financing  activities for the six months ended June
30, 2003  amounted to  $1,423,297,  which was used to assist in funding the Park
Place  Litigation and operating  expenses.  The January 1, 2002 balance remained unchanged in 2002.

                              SELLING STOCKHOLDERS

            The  shares  of  Empire   Resorts'   common   stock  issued  in  the
consolidation  will be registered  under the Securities Act of 1933, as amended.
These shares will be freely  transferable  under the  Securities Act of 1933, as amended,  except  for  shares  issued  to  persons  who  may  be  deemed  to  be
"affiliates"  of Catskill  Development  or Monticello  Raceway  Development  for
purposes of Rule 145 under the Securities Act of 1933, as amended.

                                       94

            Affiliates may not sell their shares of Empire Resorts' common stock acquired in connection  with the  consolidation  except pursuant to an effective registration  statement  under the Securities Act of 1933, as amended,  covering those shares or in compliance with Rule 145 under the Securities Act of 1933, as amended, or another applicable exemption to the registration requirements of the
Securities  Act of 1933, as amended.  Persons who may be deemed to be affiliates of Catskill  Development or Monticello  Raceway  Development  generally  include individuals  or entities  that  control,  are  controlled by or are under common control with Catskill  Development  or Monticello  Raceway  Development  and may
include  officers and certain  beneficial  holders of Catskill  Development  and
Monticello Raceway Development.

            Pursuant to the contribution agreement, each of Catskill Development and Monticello Raceway  Development agreed to cause each of its affiliates under
Section  2(11) of the  Securities  Act of 1933,  as  amended,  and Rule 145,  to deliver an executed "affiliate  agreement" to Empire Resorts.  Pursuant to these affiliate agreements, no affiliate of Catskill Development or Monticello Raceway
Development  may sell,  transfer  or  otherwise  dispose of any shares of Empire
Resorts'  common  stock issued to that  affiliate,  directly or  indirectly,  in connection  with the  consolidation,  except in compliance  with the  applicable provisions  of the  Securities  Act of  1933,  as  amended,  and the  rules  and regulations  thereunder.  Because the selling  stockholders  listed in the table below may be deemed to be  affiliates  of  Catskill  Development  or  Monticello
Raceway  Development,  the  registration  statement  of which  this  information statement/prospectus is a part will also cover any offers or sales of the resale shares sold by the selling stockholders.  The affiliates of Catskill Development and  Monticello  Raceway  Development  and any other  holder of such  shares who relies on this information statement/prospectus,  as so amended or supplemented, in  connection  with any such offer or sale is  referred  to below as a "selling stockholder."  Notwithstanding  the  transfer  restrictions  set  forth  in  the affiliate  agreements,  for so long as the registration  statement of which this information  statement/prospectus  is a part is  effective,  the  affiliates  of
Catskill  Development and Monticello Raceway  Development will be able, pursuant to the registration  statement,  to sell, transfer or otherwise dispose of their shares of Empire Resorts' common stock received in the consolidation.

            This information  statement/prospectus  may be used by affiliates of
Catskill  Development and Monticello Raceway Development and by any other holder
of  the  Empire   Resorts'   common  stock  acquired  in  connection   with  the
consolidation  to cover the public offering and resale of Empire Resorts' common stock to be  issued  in  connection  with  the  consolidation.  Pursuant  to the registration statement of which this information statement/prospectus is a part,
Empire Resorts has registered under the Securities Act of 1933, as amended,  the issuance of its common  stock to the members of both  Catskill  Development  and
Monticello Raceway Development pursuant to the consolidation.

            Empire  Resorts  does not know when or in what  amounts  the selling stockholders may offer shares for sale. The selling  stockholders may choose not to sell any of the  shares  offered  by this  prospectus.  Because  the  selling stockholders may offer all or some of the shares pursuant to this offering,  and because there are currently no agreements,  arrangements or understandings  with respect to the sale of any of the shares,  Empire  Resorts  cannot  estimate the number of the shares that the selling stockholders will hold after completion of the offering.  For purposes of the table below,  Empire Resorts has assumed that the selling stockholders will sell all of the shares covered by this prospectus.

                                       95

            The following  table,  which sets forth  information with respect to the selling stockholders, gives effect to the issuance of Empire Resorts' common stock  upon the  closing of the  consolidation  and also  assumes  the number of shares of Empire Resorts' common stock  outstanding at the effective time of the consolidation is the same as the number of shares outstanding on the record date for  determining  the  stockholders  of Empire Resorts  entitled to receive this information statement/prospectus:

                            Shares of Empire
                                Resorts'                                       Shares of Empire Resorts'
                           Common Stock to be        Shares of Empire          Common Stock to be Owned
                           Owned Immediately            Resorts'                  after the Offering
Name of Selling                 after the              Common Stock            -----------------------
 Stockholder                  Consolidation            to be Offered           Amount        Percent
----------------           -----------------         ----------------       -----------     ----------
Americas Tower
Partners                        6,190,641                 6,190,641              --             --

Watertone
Holdings                        5,018,389                 5,018,389              --             --

Monticello
Realty                          5,377,298                 5,377,298              --             --

Robert A.
Berman                            397,127                    10,000           387,127         1.87%

Scott A.
Kaniewski                           2,440                     1,000             1,440           *

KFP Trust                          34,667                       125            34,552           *

Kaniewski
Family Limited
Partnership                        28,631                       125            28,506           *

Philip B. Berman                   24,696                     1,250            23,443           *

Clifford A.
Ehrlich                           233,980                   233,980              --            --

Fox-Hollow Lane, LLC              170,167                   170,167              --            --

                                       96

                           Shares of Empire
                               Resorts'                                        Shares of Empire Resorts'
                           Common Stock to be        Shares of Empire          Common Stock to be Owned
                           Owned Immediately            Resorts'                  after the Offering
Name of Selling                 after the              Common Stock            -----------------------
 Stockholder                  Consolidation            to be Offered           Amount        Percent
----------------           -----------------         ----------------       -----------     ----------
Shamrock Strategies, Inc.        21,271                    21,271                --             --

----------
* less than 1%

                              PLAN OF DISTRIBUTION

            Empire Resorts will not receive any of the proceeds of any resale of
Empire  Resorts'  common  stock  by the  selling  stockholders  pursuant  to the registration  statement of which this information  statement/prospectus  forms a part. The selling stockholders will receive all of the proceeds.

            The selling  stockholders,  including their  pledgees,  transferees, assignees,  donees or other successors in interest, may, from time to time, sell any or all of  their  shares  of  Empire  Resorts'  common  stock,  at  fixed or negotiated prices, using one or more of the following methods:

            o   on the NASDAQ Small Cap Market,  or on any other stock exchange, market or trading facility on which Empire Resorts' common stock may from time to time be trading;

            o   in the over-the-counter market;

            o   in privately negotiated transactions or otherwise;

            o   a distribution to a selling stockholder's  partners,  members or stockholders;

            o   through agents or underwriters;

            o   ordinary  brokerage  transactions  and transactions in which the broker-dealer solicits purchasers;

            o   block trades in which the broker-dealer will attempt to sell the shares as agent but may  position  and  resell a portion  of the block as principal to facilitate the transaction;

            o   purchases  by a  broker-dealer  as  principal  and resale by the broker-dealer for its account;

            o   an exchange  distribution  in  accordance  with the rules of the applicable exchange;

            o   through the writing of options on the shares;

                                       97

            o   short sales;

            o   broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

            o   a combination of any such methods of sale; and

            o   any other method permitted pursuant to applicable law.

            The selling  stockholders may also sell shares under Rule 144 of the
Securities  Act of 1933,  as  amended,  if  available,  rather  than  under this registration  statement of which this information  statement/prospectus  forms a part.

            The selling  stockholders may also engage in short sales against the box, puts and calls and other  transactions  in the securities or derivatives of
Empire Resorts and may sell or deliver  shares in connection  with these trades.
The selling  stockholders  may pledge  their shares to their  brokers  under the margin provisions of customer agreements. If a selling stockholder defaults on a margin  loan,  the broker  may,  from time to time,  offer and sell the  pledged shares.

            Broker-dealers  engaged by the selling  stockholders may arrange for other  broker-dealers  to  participate  in  sales.  Broker-dealers  may  receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares,  from the purchaser) in amounts to be negotiated.

            The selling  stockholders and any  broker-dealers or agents that are involved  in selling  the shares may be deemed to be  "underwriters"  within the meaning of the  Securities  Act of 1933,  as amended,  in  connection  with such sales. In such event, any commissions  received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting  commissions  or discounts  under the  Securities  Act of 1933,  as amended.

            To  comply  with  the  securities  laws  of  certain  jurisdictions, registered  or licensed  brokers or dealers may need to offer or sell the shares
offered   by   this   registration   statement   of   which   this   information
statement/prospectus  forms a part. The applicable  rules and regulations  under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a  distribution  of the  shares of common  stock  covered  by this  registration statement  of which this  information  statement/prospectus  forms a part in its ability to engage in market  activities  with respect to such shares.  A selling stockholder,  for  example,  will be subject  to  applicable  provisions  of the
Securities Exchange Act of 1934, as amended, and the rules and regulations under it, which  provisions  may limit the timing of purchases and sales of any shares of common stock by that selling stockholder.

                        COMPARISON OF STOCKHOLDER RIGHTS

            Empire  Resorts is a  Delaware  corporation  subject to the  General
Corporation Law of the State of Delaware. Monticello Raceway Management is a New
York  corporation  subject to the New York  Business  Corporation  Law.  Each of
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk

                                       98

Management  are New York  limited  liability  companies  subject to the New York
Limited Liability Company Law.  Stockholders of Monticello  Raceway  Management,
whose  rights  are  currently  governed  by  Monticello   Raceway   Management's
certificate of incorporation,  bylaws and the New York Business  Corporation Law and members of Monticello Casino Management,  Monticello Raceway Development and
Mohawk  Management,  whose  rights are  governed by their  respective  operating agreements and the New York Limited Liability Company Law, will, upon completion of the  consolidation,  become  stockholders  of Empire Resorts and their rights will be governed by Empire Resorts' certificate of incorporation, bylaws and the
Delaware General Corporation Law.

            The following  description  summarizes the material differences that may affect the rights of stockholders and members, as the case may be, of Empire
Resorts, Monticello Raceway Management, Monticello Casino Management, Monticello
Raceway Development and Mohawk Management, but does not purport to be a complete statement of all those  differences,  or a complete  description of the specific provisions referred to in this summary. Stockholders should carefully review the relevant  provisions of New York law, Delaware law, Empire Resorts'  certificate of incorporation  and bylaws,  Monticello  Raceway  Management's  certificate of incorporation  and bylaws and the  operating  agreements  of  Monticello  Casino
Management, Monticello Raceway Development and Mohawk Management.

OWNERSHIP INTEREST

            EMPIRE RESORTS

            A  stockholder's  interest in Empire  Resorts is  represented by the ownership of its capital stock.  The authorized  capital stock of Empire Resorts consists of 75,000,000  shares of common stock and 5,000,000 shares of preferred stock,  of which 821,496 shares have been designated  Series B Preferred  Stock,
$.01 par value per share, 137,889 shares have been designated Series C Preferred
Stock,  $.01 par value per share,  4,000  shares have been  designated  Series D
Preferred  Stock,  $.01 par  value  per share  and  1,730,697  shares  have been designated Series E Preferred Stock, $.01 par value per share.

            MONTICELLO RACEWAY MANAGEMENT

            A  stockholder's   interest  in  Monticello  Raceway  Management  is
represented by the ownership of its capital stock. The authorized  capital stock of Monticello Raceway consists of 200 shares at no par value.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            A  member's  interest  in  each  of  Monticello  Casino  Management,
Monticello  Raceway  Development  and Mohawk  Management is  represented  by the ownership of percentage membership interests and the member's capital account. A member's  capital account  consists of the amount of capital  contributed by the member to Monticello  Casino  Management,  Monticello  Raceway  Development  and
Mohawk  Management,  as the case may be,  increased  for,  among  other  things,

                                       99

allocations of profit, and reduced for, among other things,  allocations of loss and distributions to the member.  In general,  distributions to members are made according to their percentage membership interests.

RIGHTS OF REDEMPTION

            EMPIRE RESORTS

            Under  the   Delaware   General   Corporation   Law,   with  certain
limitations,  a corporation's stock may be made redeemable by the corporation at its option, at the option of the holders of the stock or upon the happening of a specified event.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  C
Preferred  Stock  provides  that Empire  Resorts may,  within 120 days after the occurrence  of a "capital  event,"  elect to redeem all or a pro rata portion of the  outstanding  Series C Preferred  Stock for the redemption  price of $72 per share, plus all unpaid accrued dividends. A "capital event" is defined as a sale of assets of Empire Resorts which results in at least a $5,000,000 excess of the purchase price paid for the assets and Empire Resorts' basis in such assets.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  D
Preferred  Stock  provides  that on or after  February  8, 2005,  the holders of
Empire  Resorts'  Series D  Preferred  Stock  can  demand  that  their  Series D
Preferred  Stock be redeemed for that number of shares of Empire Resorts' common stock  equal to the  product of (a) the  number of shares of Series D  Preferred
Stock  surrendered  and (b) a  fraction,  the  numerator  of which is the common stock's current market price and the denominator of which is the lesser of $6.00 and the average of the two lowest  closing prices of the common stock during the preceding 30 days. The holders of Empire  Resorts'  Series D Preferred Stock can also  demand  that  their  shares be  redeemed  if Empire  Resorts  defaults  in effecting a conversion of shares of Series D Preferred  Stock in accordance with the  Certificate of Designations  and such default  continues for 10 days, or if
Empire Resorts defaults in the payment of the stated value ($1,000 per share) or of dividends when due and such default  continues for 10 days. Upon a redemption following such a default  described in the prior  sentence,  Empire Resorts must pay the  holders of Series D  Preferred  Stock  demanding  redemption,  in cash,
$1,250 per share of Series D Preferred Stock plus all accrued unpaid  dividends.
Finally, between the date Empire Resorts announces its intention to effectuate a change in its control  until  three days prior to such  change in  control,  the holders of Series D  Preferred  Stock may demand  that their  Series D Preferred
Stock be  redeemed  for 125% of the number of shares of Empire  Resorts'  common stock to which their Series D Preferred Stock would otherwise be convertible.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  E
Preferred Stock provides that Empire Resorts,  at its option,  may redeem all or part of the Series E  Preferred  Stock at any time for the  redemption  price of
$10.00 per share, plus all accrued unpaid dividends, in cash or by delivery of a promissory note payable over three years.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law,  subject  to several limitations, a corporation's certificate of incorporation may provide for one or more  classes  or  series  of  shares  to be  redeemable  at the  option  of the

                                      100

corporation,  the  holders  of the class or  series,  other  persons or upon the happening  of a  specified  event,  for  cash,  other  property,  debt or  other securities of the same or another  corporation,  at the time or times,  price or prices,  or rate or  rates,  and with any  adjustments,  that are  stated in the certificate of incorporation.  Monticello  Raceway  Management's  certificate of corporation does not provide for the redemption of any stock.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            Neither the operating  agreements of Monticello  Casino  Management,
Monticello  Raceway  Development,  Mohawk  Management,  nor the New York Limited
Liability Company Law provide Monticello Casino  Management,  Monticello Raceway
Development  or  Mohawk  Management  with any  rights  of  redemption,  or their respective members with the right to demand redemption.

LIQUIDATION

            EMPIRE RESORTS

            Under  the   Delaware   General   Corporation   Law,   with  certain
limitations,  the  certificate  of  incorporation  can  provide  the  holders of preferred  stock  with  special  rights  upon the  dissolution  of,  or upon the distribution of any assets of, the corporation.

            Pursuant to Empire Resorts'  certificate of incorporation,  upon the liquidation,  dissolution or winding up of Empire Resorts, no distribution shall be made (i) to the holders of stock  ranking  junior  (either as to dividends or upon liquidation, dissolution or winding up) to the Series B, Series C, Series D and Series E Preferred  Stock unless,  prior  thereto,  the holders of Series B,
Series  C,  Series  D and  Series  E  Preferred  Stock  shall  have  received  a liquidation preference of $29, $72, $1,000 and $10 per share, respectively, plus an amount equal to all accrued unpaid  dividends  thereon,  if any,  through the date of such payment or (ii) to the holders of stock  ranking on parity  (either as to dividends or upon liquidation,  dissolution or winding up) with the Series
B, Series C, Series D and Series E Preferred Stock,  except  distributions  made ratably on the Series B, Series C, Series D and Series E Preferred Stock and all
such other parity stock in  proportion to the total amounts to which the holders of such shares are entitled to upon a liquidation, dissolution or winding up.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law, the  certificate  of incorporation  may deny,  limit or otherwise  define the  liquidation  rights of shares of any class, but no such limitation or definition of liquidation  rights will be effective unless at the time one or more classes of outstanding  shares, singly or in the  aggregate,  are  entitled  to  unlimited  liquidation  rights.
However,  each share in a particular class shall have equal  liquidation  rights with every other share in that class.

            As Monticello  Raceway  Management's  certificate  of  incorporation provides  for only one class of stock,  there  are no  preferential  liquidation rights.

                                      101

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, except as provided
in  the  operating  agreement,   distributions  pursuant  to  a  liquidation  or
dissolution   shall  be  made  first  to   members   for  the  return  of  their
contributions,  to the extent not previously returned,  and second, with respect to the member's  membership  interests,  in the proportions in which the members share in distributions.

            The operating  agreements for each of Monticello Casino  Management,
Monticello  Raceway  Management  and  Mohawk  Management  provide  that  upon  a
dissolution,   the  company's  property  and  assets  or  the  proceeds  from  a liquidation  of its properties and assets shall be distributed to the members in accordance  with the  positive  balances in their  respective  capital  accounts determined  after  allocating  all items for periods  prior to and including the date of distribution and after taking into account all prior distributions.

DIVIDENDS

            EMPIRE RESORTS

            Under the Delaware General Corporation Law, a board of directors may authorize a corporation to declare and pay dividends and other  distributions to its  stockholders,  subject to any restrictions  contained in the  corporation's certificate of incorporation, either out of surplus, or, if there is no surplus, out of net  profits  for the  current  or  preceding  fiscal  year in which  the dividend  is  declared.  However,  a  distribution  out  of net  profits  is not permitted  if a  corporation's  capital  is less  than  the  amount  of  capital represented  by the  issued  and  outstanding  stock  of all  classes  having  a preference  upon the  distribution  of  assets,  until the  deficiency  has been repaired.

            The  Certificate of  Designations  for Empire  Resorts' Series B and
Series C  Preferred  Stock  provides  that the holders of shares of Series B and
Series C Preferred  Stock shall be  entitled to receive,  out of assets  legally available for payment, a cash dividend of $2.90 and $5.76 per annum per share of
Series B and Series C Preferred Stock, respectively.  This Series B and Series C
Preferred  Stock dividend shall accrue from the date of initial  issuance and be payable  on the first  day of each  January,  April,  July and  October.  If any dividend on any share shall for any reason not be paid at the time such dividend becomes  due,  such  dividend in arrears  shall be paid as soon as payments  are permissible under Delaware law. However,  any dividend payment which is not made by Empire Resorts on or before  January 30 of the following  calendar year shall be payable in the form of shares of Empire  Resorts' common stock in such number of shares as shall be  determined  by dividing (A) the product of (x) the amount of the unpaid  dividend  and (y) 1.3 by (B) the fair market  value of the common stock.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  D
Preferred  Stock provides that the holders of shares of Series D Preferred Stock are  entitled  to  receive  a  dividend  of $70 per  annum per share of Series D
Preferred  Stock,  which shall  increase to $150 per annum per share of Series D
Preferred Stock upon the conversion of the outstanding  Series D Preferred Stock into more than 330,000 shares of Empire  Resorts'  common stock.  Dividends with respect  to a share of Series D  Preferred  Stock are  payable in arrears on the

                                      102

earlier  to occur of the  conversion  or  redemption  of such  share of Series D
Preferred  Stock.  At the option of Empire  Resorts,  Series D  Preferred  Stock dividends are payable in cash or, subject to certain limitations, by delivery of that  number of shares of common  stock  that the  amount of  accrued  dividends payable would entitle the Series D Preferred  Stock holder to acquire at a price per share of common  stock  equal to the lesser of $6.00 and the  average of the two lowest closing prices of the common stock during the preceding 30 days.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  E
Preferred  Stock provides that the holders of shares of Series E Preferred Stock are entitled to receive, when and as declared by the board of directors,  out of assets  legally  available  for payment,  a cash  dividend of $.80 per annum per share of Series E Preferred Stock. Dividends with respect to a share of Series E
Preferred  Stock shall  accrue from the date of initial  issuance and be payable
(whether or not declared by the board of directors) upon the earliest of (i) the redemption  of such share of Series E Preferred  Stock or (ii) the  liquidation, dissolution or winding up of Empire Resorts.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law,  a  corporation  may declare  and  pay  dividends  or make  other  distributions,  except  when it is insolvent or would thereby be made insolvent,  or when the declaration,  payment or  distribution  would  be  contrary  to  any  restrictions  contained  in  its certificate  of  incorporation.  Except as  otherwise  provided  in the New York
Business  Corporation  Law,  dividends  may  be  declared  and  paid  and  other distributions  may only be made out of  surplus,  so that the net  assets of the corporation  remaining after the  declaration,  payment or distribution  must at least equal the amount of its stated capital.

            Monticello  Raceway  Management's  certificate of incorporation does not contain any  restrictions  on the  declaration,  payment or  distribution of dividends.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            The  New  York  Limited   Liability   Company  Law   provides   that
distributions  of cash or other assets of a limited  liability  company shall be allocated among the members, and among classes of members, if any, in the manner provided in the operating agreement.

            The operating  agreements for each of Monticello Casino  Management,
Monticello  Raceway  Management and Mohawk  Management  provide that the company shall  distribute  all  available  cash to its members  each  fiscal  quarter in accordance with their respective percentage membership interests.

STATE ANTI-TAKEOVER STATUTES

            EMPIRE RESORTS

            Delaware General Corporation Law Section 203, in general,  prohibits a business  combination  between a  corporation  and an  interested  stockholder within three years of the time the stockholder became an interested stockholder, unless:

                                      103

            o   prior  to  the  time  the   stockholder   became  an  interested
                stockholder,  the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

            o   upon  completion  of  the  transaction   that  resulted  in  the
                stockholder becoming an interested  stockholder,  the interested stockholder  owned  at  least  85% of the  voting  stock  of the corporation  outstanding  at the  time  the  transaction  began, exclusive of shares owned by directors who are also officers and by employee stock plans; or

            o   at or after  the  time  the  stockholder  became  an  interested stockholder,  the business  combination is approved by the board
                of   directors   and   authorized   at  an  annual  or   special
                stockholders' meeting by the affirmative vote of at least 66.67%
                of the  outstanding  voting  stock  which  is not  owned  by the interested stockholder.

            The term "business  combination" is defined to include,  among other transactions between an interested stockholder and the corporation or any direct or indirect majority owned subsidiary of the corporation:

            o   a merger or consolidation;

            o   a sale, pledge, transfer or other disposition (including as part of a dissolution,  but other than to the interested  stockholder proportionately  as a stockholder) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the  corporation on a consolidated  basis or the aggregate  market value of all the  outstanding  stock of the corporation;

            o   transactions  that would increase the  interested  stockholder's proportionate  share  ownership  of the  stock  of any  class or series of the corporation or majority owned subsidiary; and

            o   any   receipt  by  the   interested   stockholder   (other  than
                proportionately  as a stockholder)  of the benefit of any loans,
                advances,   guarantees,  pledges  or  other  financial  benefits
                provided by or through the  corporation  or any  majority  owned subsidiary.

            In  general,  and  subject to  several  exceptions,  an  "interested stockholder"  is any person  who is the owner of 15% or more of the  outstanding voting stock (or, in the case of a corporation with classes of voting stock with disparate  voting  power,  15% or more of the  voting  power of the  outstanding voting stock) of the  corporation,  and the  affiliates  and  associates of that person.

            The term  "owner" is broadly  defined  to include  any person  that, individually,  with or through that  person's  affiliates or  associates,  among other  things,  beneficially  owns the stock,  or has the right to  acquire  the stock, whether or not the right is immediately exercisable,  under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock  under any  agreement  or  understanding,  or has an

                                      104

agreement  or  understanding  with the  beneficial  owner of the  stock  for the purpose of acquiring, holding, voting or disposing of the stock.

            The  restrictions in Section 203 do not apply to  corporations  that have  elected,  in the  manner  provided  in Section  203,  not to be subject to
Section 203 of the Delaware General Corporation Law or, with certain exceptions, which  do not  have a class  of  voting  stock  that  is  listed  on a  national securities  exchange or  authorized  for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders.  Empire Resorts'  certificate of incorporation and bylaws do not opt out of Section 203.

            MONTICELLO RACEWAY MANAGEMENT

            Section 912 of the New York Business  Corporation  Law prohibits any
"business combination" (defined to include a variety of transactions,  including mergers,  sales or  dispositions  of assets,  issuances of stock,  liquidations,
reclassifications  and  benefits  from  the  corporation,   including  loans  or
guarantees)  with,  involving or proposed by any "interested  stockholder" for a period of five years after the date on which the interested  stockholder  became an interested stockholder.  "Interested stockholder" is defined generally as any person  who,  directly  or  indirectly,  beneficially  owns  20% or  more of the outstanding  voting stock of a New York corporation.  These  restrictions do not apply,  however, to any business  combination with an interested  stockholder if the business combination, or the purchase of stock by the interested stockholder that caused the stockholder to become an interested  stockholder was approved by the board of  directors of the New York  corporation  prior to the date on which the interested stockholder became an interested stockholder. After the five-year period, a business combination between a New York corporation and the interested stockholder is prohibited unless either the "fair price" provisions set forth in
Section  912 are  complied  with or the  business  combination  is approved by a majority  of  the  outstanding  voting  stock  not  beneficially  owned  by  the interested stockholder or its affiliates and associates.

            A New  York  corporation  may  adopt  an  amendment  to its  bylaws, approved by the affirmative vote of a majority of the outstanding  voting stock, excluding the voting stock of interested  stockholders  and their affiliates and associates,  expressly electing not to be governed by Section 912. The amendment will not,  however,  be effective until 18 months after the stockholder vote and will  not  apply  to any  business  combination  with a  stockholder  who was an interested  stockholder  on or prior  to the  effective  date of the  amendment.
Monticello Raceway  Management's  bylaws do not contain a provision electing not to be governed by Section 912.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            The New York  Limited  Liability  Company  Law does not  contain any provision  comparable to either Section 203 of the Delaware General  Corporation
Law or Section 912 of the New York Business Corporation Law.

                                      105

STOCKHOLDER RIGHTS PLANS

            EMPIRE RESORTS

            The  Delaware  General  Corporation  Law does not provide an express statutory  provision  permitting adoption of a stockholder rights plan. However,
Delaware  courts have  determined  that Delaware law permits valid adoption of a rights  plan by a  company's  board  of  directors.  Delaware  courts  have  not determined that a minimum  percentage of shares must be owned by a person before rights are triggered under a rights plan.

            Empire  Resorts  has a  rights  agreement  with  [Continental  Stock
Transfer & Trust  Company]  under which Empire Resorts issued rights to purchase shares of its Series F Preferred Stock (or comparable  preferred stock of Empire
Resorts if the  aggregate  amount of issued and  outstanding  shares of Series F
Preferred  Stock to be used equals the authorized  amount).  Each right entitles
Empire Resorts' common  stockholders to buy one one-hundredth of a share of such preferred  stock at an exercise price of $____.  The rights are exercisable if a person or group acquires 15% or more of Empire Resorts' common stock,  announces a tender offer or exchange offer for 15% or more of Empire Resorts' common stock or is declared an adverse  person by Empire  Resorts'  board of  directors.  The rights  also  provide  Empire  Resorts'  common  stockholders  with the right to purchase, in lieu of the preferred stock, shares of Empire Resorts' common stock at 50% of its then current  market  price under  certain  circumstances  where a person or group has acquired a 50% block of Empire Resorts' common stock or been declared an adverse  person.  Empire Resorts is entitled to redeem the rights at
$.001 per right at any time until ten days following a public  announcement that a 15% position has been acquired.

            MONTICELLO RACEWAY MANAGEMENT

            The New York  Business  Corporation  Law  expressly  authorizes  the adoption of a stockholder rights plan by a corporation's  board of directors and
20% stock  ownership  is the  required  minimum  ownership to trigger the rights under such stockholder rights plan.  Monticello Raceway Management does not have a stockholder rights plan.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            Neither Monticello Casino Management, Monticello Raceway Development
nor Mohawk Management have a stockholder rights plan.

VOTING RIGHTS

            EMPIRE RESORTS

            The Delaware General Corporation Law provides that, unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  B
Preferred  Stock provides that the holders of shares of Series B Preferred Stock are  entitled  to vote on all  matters  submitted  to the vote of the holders of

                                      106

common stock and each share of Series B Preferred  Stock shall represent 8/10 of one share of common stock for voting purposes.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  C
Preferred  Stock provides that the holders of shares of Series C Preferred Stock are  entitled  to vote on all  matters  submitted  to the vote of the holders of common  stock and each share of Series C  Preferred  stock shall  represent  2.4 shares of common stock for voting purposes.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  D
Preferred  Stock  provides  that prior to  conversion,  the  holders of Series D
Preferred  Stock shall not be entitled to vote on any matter  except as required by Delaware law.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  E
Preferred  Stock provides that the holders of Series E Preferred Stock shall not be entitled to vote on any matter except as required by Delaware  law.  However, pursuant to the amendment to Empire Resorts'  certificate of incorporation  that will take effect prior to the closing of the  consolidation  and is described in this  information  statement/prospectus,  the  holders  of  shares  of  Series E
Preferred Stock will be entitled to vote on all matters submitted to the vote of the  holders of common  stock and each share of Series E  Preferred  Stock shall represent 1/4 of one share of common stock for voting purposes.

            MONTICELLO RACEWAY MANAGEMENT

            The  New  York  Business   Corporation  Law  provides  that,  unless
otherwise  provided in the certificate of incorporation,  each stockholder shall be  entitled  to one  vote  for  each  share  of  capital  stock  held  by  such stockholder.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, except as provided in the  operating  agreement,  in managing the affairs of the limited  liability company,  electing managers or voting on any other matter that requires the vote at a meeting of the members,  each member of a limited  liability  company shall vote in proportion to such member's share of the current  profits of the limited liability  company.  Further,  under New York law,  except  as  provided  in the operating  agreement,  whether or not a limited  liability company is managed by the  members or by one or more  managers,  the vote of a majority in interest of the members entitled to vote thereon shall be required to:

            o   admit a person as a member  and issue such  person a  membership interest in the limited liability company;

            o   approve the incurrence of indebtedness by the limited  liability company other than in the ordinary course of its business;

            o   adopt, amend,  restate or revoke the articles of organization or operating agreement;

                                      107

            o   approve the dissolution of the limited liability company;

            o   approve the sale,  exchange,  lease,  mortgage,  pledge or other transfer  of all or  substantially  all  of  the  assets  of the limited liability company; or

            o   approve  a merger  or  consolidation  of the  limited  liability company  with or  into  another  limited  liability  company  or foreign limited liability company.

            Under each of Monticello  Casino  Management's,  Monticello  Raceway
Development's,  and Mohawk Management's operating agreement,  the affairs of the company shall be managed by a board of managers, but such board may not, without the consent of all members:

            o   acquire or sell real property;

            o   sell, exchange, pledge, encumber or dispose of all assets or any substantial asset of the company;

            o   admit any person as a member; or

            o   amend the operating agreement in any respect.

            Under each of Monticello Casino Management's and Mohawk Management's
operating agreement,  the board of managers also may not, without the consent of all members:

            o   enter into any contract or agreement  not in existence  with any member or  affiliate of a member or any contract or agreement to merge or consolidate with any other entity;  or

            o   approve  annual budgets or approve any act which is unrelated to the business of the company.

            Under Monticello  Raceway  Development's  operating  agreement,  the board of managers also may not, without the consent of all members:

            o   enter into any  contract or  agreement  to merge or  consolidate with another entity; or

            o   do any act which is unrelated to the business of the company.

NUMBER AND ELECTION OF DIRECTORS

            EMPIRE RESORTS

            The  Delaware  General   Corporation  Law  permits  a  corporation's
certificate  of  incorporation  or bylaws to contain  provisions  governing  the number and terms of directors.  However,  if the  certificate  of  incorporation contains  provisions  fixing  the  number of  directors,  the  number may not be changed  without  amending the certificate of  incorporation.  Delaware law also permits a corporation's  certificate of  incorporation  or bylaws adopted by the stockholders  to  provide  that  directors  be  divided  into one,  two or three

                                      108

classes,  with the term of office of one class of  directors to expire each year and with the terms of office of no two classes expiring the same year.

            Pursuant  to  Empire  Resorts'  bylaws,   the  number  of  directors
constituting  the whole board of directors shall be seven,  which may be changed by the affirmative vote of a majority of the whole board of directors. Directors shall be elected at the annual  meeting by a plurality  of the  stockholders  to hold  office.  Pursuant  to the  amendment  to Empire  Resorts'  certificate  of incorporation  that will take effect on or before closing and which is described in this information  statement/prospectus,  the number of directors constituting the  whole  board  of  directors  shall  be fixed  exclusively  by the  board of directors  pursuant to a resolution adopted by a majority of the total number of directors that Empire  Resorts would have if there were no vacancies.  Directors shall be  elected by a  plurality  of votes  cast,  and the  directors  shall be divided into three  classes,  as nearly  equal in number as  possible,  with the initial  term of office of the first  class of  directors  to expire at the 2004 annual meeting of stockholders of Empire Resorts,  the initial term of office of the  second  class  of  directors  to  expire  at the  2005  annual  meeting  of stockholders of Empire Resorts and the initial term of office of the third class of  directors  to expire at the 2006 annual  meeting of  stockholders  of Empire
Resorts.  Commencing  with the 2004  annual  meeting of  stockholders  of Empire
Resorts, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third  succeeding annual meeting of stockholders of Empire Resorts after their election.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York Business Corporation Law, the number of directors of a  corporation  may be fixed by a  corporation's  bylaws,  by  action  of the stockholders  or by action of the board under the specific  provision of a bylaw adopted  by the  stockholders.  At  each  annual  meeting  of the  stockholders, directors are to be elected to hold office until the next annual meeting, except for corporations with classified boards.  The New York Business  Corporation Law
also  permits  a  corporation's   certificate  of   incorporation  or  specified
provisions of a bylaw adopted by the stockholders,  to provide that directors be divided into either two,  three or four  classes.  All classes must be as nearly equal in number as possible.  The term of office of one class of directors shall expire each year,  with the terms of office of no two classes  expiring the same year.

            Pursuant  to  Monticello   Raceway   Management's   certificate   of
incorporation and bylaws,  Monticello Raceway Management shall have 5 directors.
When less than three stockholders own all of the shares, the number of directors may be less than  three but not less than the  number of  stockholders.  At each annual meeting of stockholders,  the stockholders  shall elect directors to hold office until the next annual meeting.  Each director shall hold office until the expiration  of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, if the articles of organization  provide that the management of the limited liability company shall be vested in a manager or  managers  or class or classes of  managers,  then the

                                      109

management  of the  limited  liability  company  shall be  vested in one or more managers or classes of  managers,  subject to any  provisions  in the  operating agreement.

            The  operating  agreement of each of Monticello  Casino  Management,
Monticello Raceway  Development and Mohawk Management  provides that the company shall be  managed  by a board of  managers  and not the  members.  The  board of managers for each of Monticello  Casino  Management and Mohawk  Management shall consist  of 5  individuals,  2 of whom  shall be  designated  and  appointed  by
Catskill Development,  and 2 of whom shall be designated and appointed by Empire
Resorts.  Each of the four appointed managers shall serve as a manager until his successor shall have been appointed, or until his earlier death,  resignation or removal.  The fifth  manager shall be a  disinterested  third party elected by a majority vote of the four appointed  members of the board of managers for a term of one (1) year. The board of managers of Monticello  Raceway  Development shall consist  of 5  individuals,  2 of whom  shall be  designated  and  appointed  by
Americas  Tower  Partners,  and 2 of whom shall be  designated  and appointed by
Robert A. Berman,  Scott A.  Kaniewski  and Philip B. Berman.  The fifth manager shall be nominated and elected by a majority vote of the four appointed  members of the board of managers.

REMOVAL OF DIRECTORS

            EMPIRE RESORTS

            The Delaware  General  Corporation Law provides that a corporation's director or directors  may be removed with or without  cause by the holders of a majority of the shares then entitled to vote at an election of directors, except that:

            o   members of a  classified  board may be  removed  only for cause, unless the certificate of incorporation provides otherwise, and

            o   in the case of a corporation  having cumulative  voting, if less than the  entire  board is to be  removed,  no  director  may be removed  without cause if the votes cast against the  director's removal  would be  sufficient  to  elect  the  director  if then cumulatively  voted  at an  election  of  the  entire  board  of directors  or of the class of directors of which the director is a part.

            Pursuant  to  Empire  Resorts'  bylaws,  any one or  more of  Empire
Resorts' directors may be removed, with or without cause, by the vote or written consent  of the  holders  of a majority  of the  shares  entitled  to vote at an election of directors.  Pursuant to the amendment to Empire Resorts' certificate of  incorporation  that will take  effect on or before the  closing and which is described in this information  statement/prospectus,  any director or the entire board of directors may be removed by the  stockholders  only for cause, and such removal  must be  approved  by the  affirmative  vote of 80% of Empire  Resorts'
voting stock,  voting together as a single class, or the affirmative  vote of at least a majority of the total number of directors that Empire Resorts would have if there were no vacancies.

                                      110

            MONTICELLO RACEWAY MANAGEMENT

            The New York  Business  Corporation  Law provides that any or all of the  directors  may be  removed  for  cause by a vote of the  stockholders.  The certificate of  incorporation or bylaws may provide for the removal by action of the board,  except in the case of any director elected by cumulative  voting, or by the holders of the shares of any class or series, or holders of bonds, voting as a  class,  when so  entitled  by the  certificate  of  incorporation.  If the certificate  of  incorporation  or  the  bylaws  so  provide,  any or all of the directors may be removed without cause by a vote of the  stockholders.  Further, the removal of directors, with or without cause, is subject to the following:

            o   in the  case  of a  corporation  having  cumulative  voting,  no director  may be  removed  unless  the votes  cast  against  the director's  removal would be sufficient to elect the director if voted cumulatively, and

            o   if a director  is elected by the  holders of shares of any class or series,  the director  may be removed only by the  applicable vote of the holders of the shares of that class or series voting as a class.

            An action to procure a judgment removing a director for cause may be brought  by the  attorney  general or by the  holders of 10% of the  outstanding shares, whether or not entitled to vote.

            Pursuant to Monticello  Raceway  Management's  bylaws, any or all of the  directors  may be removed for cause by the vote of the  stockholders  or by action of the board.  Directors may be removed without cause only by the vote of the stockholders.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability Law, except as provided in the operating  agreement,  any or all managers of a limited liability company may be removed or replaced with or without cause by a vote of a majority in interest of the members entitled to vote thereon.

            Pursuant  to  each  of  Monticello   Casino   Management's,   Mohawk
Management's and Monticello Raceway Development's operating agreement, a manager may be removed and replaced, at any time, by those who elected or appointed him, except the fifth  manager who may be  replaced  by a majority  vote of the other managers, or by a coin toss.

VACANCIES ON THE BOARD OF DIRECTORS

            EMPIRE RESORTS

            The Delaware General Corporation Law provides that, unless otherwise provided in the  certificate of  incorporation  or the bylaws,  vacancies on the board of directors and newly created directorships resulting from an increase in the authorized  number of directors may be filled by a majority of the directors then in office,  although less than a quorum, or by the sole remaining director.
In  the  case  of  a  classified   board,   such  vacancies  and  newly  created

                                      111

directorships may be filled by a majority of the directors elected by the class, or by the sole remaining director so elected. In the case of a classified board, directors  elected to fill vacancies or newly created  directorships  shall hold office until the next election of the class for which they have been chosen, and until their  successors have been duly elected and qualified.  In addition,  the
Delaware  Court of  Chancery  may  summarily  order an election to fill any such vacancy or newly created  directorship,  or replace the directors  chosen by the directors then in office if:

            o   at the time of any such vacancy or newly  created  directorship, the directors in office  constitute  less than a majority of the whole board as constituted immediately before the increase; and

            o   any  stockholder  holding  at least 10% of the  total  number of outstanding shares entitled to vote for the directors applies to the Delaware Court of Chancery for the order.

            Pursuant to Empire  Resorts'  bylaws,  vacancies  and newly  created directorships  resulting  from  any  resignation,  removal  or  increase  in the authorized  number of  directors  may be filled  only by a majority  vote of the directors then in office,  although less than a quorum, or by the sole remaining director.

            MONTICELLO RACEWAY MANAGEMENT

            Under New York Business Corporation Law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason  except the removal of directors  without  cause may be filled by a vote of the board of  directors  then in office,  though less than a quorum.  However,  the certificate of  incorporation  or bylaws may provide that such newly  created  directorships  or vacancies are to be filled by the vote of the  stockholders.  Unless the certificate of incorporation or bylaws adopted by the  stockholders  provide  that the  board  of  directors  may  fill  vacancies occurring  on the  board of  directors  by reason of the  removal  of  directors
without  cause,   such  vacancies  may  be  filled  only  by  the  vote  of  the stockholders.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, except as provided in the operating  agreement,  if management of the limited  liability company is vested in a group of  managers,  any  vacancies  occurring  in such group may be filled by the vote of a majority in  interest  of the  members  entitled to vote thereon. Moreover, except as provided in the operating agreement:

            o   a manager  chosen to fill a vacancy  shall  serve the  unexpired term of his or her predecessor;

            o   any  manager's  position  filled by reason of an increase in the number of managers  shall be filled by the vote of a majority in interest of the members entitled to vote thereon; and

                                      112

            o   a manager  chosen to fill a position  resulting from an increase in the  number of  managers  shall  hold  office  until the next annual  meeting of members or until a successor has been elected and qualified.

            Pursuant  to  each  of  Monticello   Casino   Management's,   Mohawk
Management's  and Monticello  Raceway  Development's  operating  agreement,  any manager who is  removed,  dies or resigns  shall be  replaced  by an  individual elected or appointed in the same manner as the departed manager was appointed or elected.  Each  manager  shall hold office until his  successor  shall have been appointed  or  elected,  or until  the  earlier  of his  death,  resignation  or replacement.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

            EMPIRE RESORTS

            Under the Delaware  General  Corporation Law, unless a corporation's certificate of incorporation  requires a greater vote, a proposed amendment to a corporation's  certificate of  incorporation  requires an affirmative  vote of a majority of the voting power of the  outstanding  stock  entitled to vote on the amendment  and a majority of the voting  power of the  outstanding  stock of any class entitled to vote on the amendment separately as a class.

            Except  as  described   below,  if  a  proposed   amendment  to  the
certificate  of  incorporation  would change the aggregate  number of authorized shares of any class of capital  stock,  the par value of the shares of any class of capital stock,  or alter or change the powers,  preferences or special rights of the shares of any class of capital stock so as to affect them adversely,  the
Delaware General  Corporation Law requires that the amendment be approved by the holders of a majority of the outstanding  shares of the affected  class,  voting separately  as a class,  whether  or not the  class is  entitled  to vote on the amendment by the  certificate of  incorporation.  If a proposed  amendment would alter or change the powers,  preferences or special rights of one or more series of any class so as to affect them adversely,  but would not affect the remainder of the class,  then only the shares of the series so affected  would be entitled to vote as a separate class on the proposed amendment.  The authorized number of shares of any  class of stock  may be  increased  or  decreased  (but may not be decreased  below  the  number of  outstanding  shares  in the  class)  without a separate  vote of  stockholders  of the  class if so  provided  in the  original certificate of incorporation or in any amendment  thereto that created the class of stock or that was adopted  prior to the  issuance of any shares of the class, or in an amendment authorized by a majority vote of the holders of shares of the class.

            While  Empire  Resorts'   certificate  of  incorporation   does  not
currently  provide for any greater voting  requirements  than is required by the
Delaware  General  Corporation  Law, the proposed  amendment to be adopted on or before closing that is described in this information  statement/prospectus would require,  unless  waived  by a  vote  of  75% of the  board  of  directors,  the affirmative  vote of 80% of the  total  number of votes  entitled  to be cast by stockholders  to approve  any  amendment  to the  provisions  that  establish  a staggered board of directors.

                                      113

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York Business  Corporation Law, proposed amendments to a certificate of  incorporation  must be authorized by a New York  corporation's board of directors and  generally  must be approved by the vote of a majority of all  outstanding  shares  entitled  to  vote  on  the  proposed  amendment  at a stockholders'  meeting.  The  approval  of  a  majority  of  the  votes  of  all outstanding  shares  of any  class of  capital  stock of a  corporation,  voting separately  as a class,  is  required  to  approve  a  proposed  amendment  to a corporation's  certificate  of  incorporation,  whether or not the  holders  are otherwise entitled to vote on the amendment by the certificate of incorporation, that:

            o   would decrease the par value of the shares of the class,  change any shares of the class into a different number of shares of the same class or into the same or a different number of shares of a different  class,  alter or  change  the  designation,  relative rights, preferences or limitations of the shares of the class or provide new conversion  rights or the alteration of any existing conversion rights, so as to affect them adversely;

            o   would  exclude or limit the  voting  rights of the shares of the class,  except as such  rights may be  limited by voting  rights given to new shares then being authorized of any existing or new class or series of shares;  or

            o   would  subordinate  the  rights  of the  shares  of the class by authorizing shares having preferences  superior to the rights of the existing shares.

            If a proposed  amendment would have any of the effects  discussed in the last  sentence of the previous  paragraph  only on one or more series of any class so as to affect them adversely,  but would not affect the remainder of the class,  then only the shares of the series  affected by the  proposed  amendment would be entitled to vote as a separate class on the proposed amendment.

            Monticello  Raceway  Management's  certificate of incorporation does not currently  provide for any greater voting  requirements  than is required by the New York Business Corporation Law.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under each of Monticello  Casino  Management's,  Monticello  Raceway
Development's  and  Mohawk  Management's  operating  agreement,   the  operating
agreement  may only be amended  upon a  unanimous  vote of the  members.  If any matter requiring a unanimous vote of the members is deadlocked, the members have agreed  that any member  shall have the right to submit  such  matter to binding arbitration for resolution.

                                      114

AMENDMENTS TO THE BYLAWS

            EMPIRE RESORTS

            Pursuant to Delaware General Corporation Law,  stockholders entitled to vote  have the  power to  adopt,  amend or  repeal  bylaws.  In  addition,  a corporation may, in its certificate of  incorporation,  confer this power on the board of  directors.  Nevertheless,  the  stockholders  always have the power to adopt,  amend or repeal the bylaws,  even though the board may also be delegated the power.

            Empire Resorts' certificate of incorporation authorizes the board of directors or the  stockholders  to alter,  amend or repeal  bylaws by a majority vote.

            MONTICELLO RACEWAY MANAGEMENT

            The New York Business  Corporation Law provides that a corporation's bylaws may be  amended,  repealed  or adopted by a majority of votes cast by the shares  entitled to vote in the election of any  directors.  When so provided in the  certificate  of  incorporation  or bylaws,  a  corporation's  bylaws may be amended,  repealed or adopted by the board,  but any bylaw  adopted by the board may be amended or repealed by the stockholders.

            Under  Monticello  Raceway  Management's  bylaws,  any  bylaw may be amended,  repealed or adopted by a vote of the holders of the shares at the time entitled to vote in the election of any  directors.  Bylaws may also be amended, repealed  or adopted by the board,  but the  stockholders  entitled  to vote may amend any bylaw adopted by the board.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            This section is not  applicable  to  Monticello  Casino  Management,
Monticello Raceway Development and Mohawk Management.

SPECIAL MEETINGS

            EMPIRE RESORTS

            The Delaware General Corporation Law provides that a special meeting of  stockholders  may be called by the board of  directors  or by any  person or persons as may be authorized by a corporation's  certificate of incorporation or bylaws.

            Under Empire Resorts'  bylaws, a special meeting of stockholders may be called at any time by the board of directors or its chairman.

            MONTICELLO RACEWAY MANAGEMENT

            The New York  Business  Corporation  Law  provides  that,  if, for a period of one month  after the date  fixed by or under the bylaws for the annual stockholders'  meeting  or,  if no date has been so  fixed,  for a period  of 13 months after the last annual  meeting,  there is a failure to elect a sufficient

                                      115

number  of  directors  to  conduct  the  corporation's  business,  the  board of directors  must call a special  meeting for the  election of  directors.  If the board of directors  does not call a special  meeting  within two weeks after the expiration  of the 13 month  period or if it is  called  but  directors  are not elected for a period of two months after the  expiration of the 13 month period, holders of 10% of the votes of the shares  entitled  to vote in an  election  of directors may, in writing, demand the call of a special meeting for the election
of  directors.   The  New  York  Business   Corporation   Law  provides  that  a
corporation's  board of directors or any person  authorized  by a  corporation's certificate of incorporation or bylaws may call a special stockholders' meeting.

            Under Monticello Raceway  Management's  bylaws,  special meetings of the stockholders may be called by the board of directors or by the president.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Neither the New York Limited Liability Company Law nor the operating agreements  for  each  of  Monticello  Raceway  Development,  Monticello  Casino
Management and Mohawk Management contain  comparable  provisions with respect to the right to call special meetings of members.

ACTION BY WRITTEN CONSENT

            EMPIRE RESORTS

            Delaware  General  Corporation Law provides that,  unless  otherwise stated in the certificate of incorporation,  any action which may be taken at an annual  meeting  or  special  meeting  of  stockholders  may be taken  without a meeting, if a consent, setting forth the action so taken in writing is signed by the holders of the outstanding stock having at least the minimum number of votes necessary  to  authorize  the action at a meeting of  stockholders  at which all shares entitled to vote at the meeting were present and voted.

            Empire Resorts' bylaws do not place any limitations on the rights of stockholders to act by written consent in lieu of a meeting of stockholders.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York Business  Corporation Law, whenever  stockholders are required or permitted to vote on a matter,  such action may be taken without a meeting on written  consent,  signed by the holders of all outstanding  shares entitled  to vote on such  matter or, if the  certificate  of  incorporation  so permits,  signed by the holders of  outstanding  shares having not less than the minimum  number of votes that would be necessary  to authorize  such matter at a meeting at which all shares  entitled to vote on such  matter  were  present and voted.

            Monticello  Raceway  Management's  certificate of incorporation does not permit the  stockholders  to act by less than unanimous  written  consent in lieu of a meeting of stockholders.

                                      116

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability  Company Law, whenever members of a limited liability company are required or permitted to take any action by a vote,  except as provided in the operating  agreement,  such action may be taken without a meeting,  without  prior notice and without a vote, if a consent is in writing,  setting  forth the action so taken and signed by the  members who hold the voting interests having not less than the minimum number of votes that would be  necessary  to authorize or take such action at a meeting at which all of the members entitled to vote therein were present and voted.

            The operating  agreements of each of Monticello  Casino  Management,
Monticello  Raceway  Development and Mohawk Management do not restrict the right of their members to act by written consent in lieu of a meeting.

LIMITATIONS OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

            EMPIRE RESORTS

            The Delaware  General  Corporation Law provides that a corporation's certificate  of  incorporation  may  include a provision  limiting a  director's personal  liability to the corporation or its  stockholders for monetary damages for breach of his or her fiduciary duty as a director.  However, the certificate of  incorporation  may not  contain  a  provision  that  eliminates  or limits a director's liability for:

            o   any breach of the director's  duty of loyalty to the corporation or its stockholders;

            o   acts or omissions not in good faith or that involve  intentional misconduct or a knowing violation of the law;

            o   violation  of  certain   provisions  of  the  Delaware   General
                Corporation Law;

            o   any  transaction  from which the  director  derived an  improper personal benefit; or

            o   any act or omission that occurred before the provision  limiting director liability was adopted.

            Empire  Resorts'  certificate  of  incorporation  provides  that  no director shall be personally  liable to Empire Resorts or its  stockholders  for monetary  damages for the breach of his or her  fiduciary  duty as a director to the fullest extent permitted by Delaware law.

            MONTICELLO RACEWAY MANAGEMENT

            The New York Business  Corporation Law provides that a corporation's certificate of incorporation  may contain a provision  eliminating or limiting a director's personal liability to the corporation or its stockholders for damages for any  breach  of duty in his or her  capacity  as a  director.  However,  the certificate  of  incorporation  may not contain a provision  that  eliminates or limits a director's liability:

                                      117

            o   if a  judgment  or  other  final  adjudication  adverse  to  the director  establishes that the director's acts or omissions were in bad faith or  involved  intentional  misconduct  or a knowing violation of law, that the director  personally gained in fact a financial  profit or other  advantage  to which the director was not  legally  entitled,  or that the  director's  acts  violated certain provisions of the New York Business Corporation Law; or

            o   for any act or  omission  that  occurred  before  the  provision limiting director liability was adopted.

            Monticello  Raceway  Management's  certificate of incorporation does provide for the elimination or limitation of its directors'  personal  liability to Monticello  Raceway  Management  for damages for any breach of duty in his or her capacity as a director.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability  Company  Law,  the  operating agreement  of a New York  limited  liability  company  may set forth a provision eliminating  or  limiting  the  personal  liability  of  managers to the limited liability  company or its  members  for  damages  for any breach of duty in such capacity, provided that no such provision shall eliminate or limit:

            o   the  liability  of any  manager  if a  judgment  or other  final adjudication  adverse to him or her establishes  that his or her acts or  omissions  were in bad  faith or  involved  intentional misconduct  or a  knowing  violation  of law or  that  he or she personally  gained in fact a financial profit or other advantage to which he or she was not legally entitled or that with respect to a  distribution  to its  members,  his or her  acts  were not performed  in good  faith and with  that  degree of care that an ordinary  prudent  person  in a like  position  would  use under similar circumstances; or

            o   the  liability  of any manager for any act or omission  prior to the adoption of a provision authorized by this subdivision.

            The operating  agreements of each of Monticello  Casino  Management,
Monticello  Raceway  Development and Mohawk  Management  provide that no manager shall be liable to the company or any member for any loss or damage sustained by the company or any member solely by reason of being such manager,  and acting or omitting to act in such  capacity in the conduct of the business of the company, provided  such  manager has  performed  his or her duties in good faith and with that degree of care that an ordinary prudent person in a like position would use under similar circumstances.

                                      118

INDEMNIFICATION OF DIRECTORS AND OFFICERS

            EMPIRE RESORTS

            The Delaware General Corporation Law generally permits a corporation to indemnify its directors and officers against expenses,  judgments,  fines and amounts paid in settlement actually and reasonably incurred in connection with a third  party  action,  other than a  derivative  action,  and  against  expenses actually and  reasonably  incurred in the defense or  settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner  reasonably  believed  to be in or not opposed to the best interests of the corporation.  The determination must be made, in the case of an individual who is a director or officer at the time of determination, by:

            o   a majority of the  directors  who are not parties to the action, suit or proceeding, even though less than a quorum;

            o   a committee of these directors  designated by a majority vote of these directors, even though less than a quorum;

            o   independent  legal  counsel,  regardless  of whether a quorum of these directors exists; or

            o   a  majority  vote of the  stockholders,  at a meeting at which a quorum is present.

Without court  approval,  however,  an individual  may not be indemnified in any claim,  issue or matter in a  derivative  action as to which the  individual  is
adjudged  liable  to  the  corporation.   In  addition,  Delaware  law  requires
indemnification  of directors and officers for expenses relating to a successful defense  on the merits or  otherwise  of a  derivative  or  third-party  action.
Further,  Delaware law permits a corporation to advance expenses incurred in the defense  of  any  proceeding  to  directors  and  officers  contingent  upon  an undertaking by or on behalf of the  individuals'  to repay any advances if it is determined  ultimately  that the individuals are not entitled to be indemnified.
Under Delaware law, the rights to  indemnification  and  advancement of expenses provided  under the law are  non-exclusive,  in that,  subject to public  policy issues,  indemnification  and  advancement  of expenses  beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

            Empire Resorts' certificate of incorporation and bylaws provide that its officers and directors shall be indemnified to the fullest extent  permitted by applicable  law, and that Empire  Resorts shall pay the expenses  incurred in defending  any  proceeding  in advance of its final  disposition.  However,  the payment of  expenses  incurred  by a director or officer in advance of the final disposition  of the  proceeding  will  be  made  only  upon  the  receipt  of an undertaking  by the  director  or officer to repay all  amounts  advanced  if it should be ultimately  determined that the director or officer is not entitled to be indemnified.

                                      119

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law,  a  corporation  may indemnify its  directors  and officers  that are made,  or are  threatened to be made, a party to any action or  proceeding,  except for  stockholder  derivative suits,  against  judgments,  fines,  amounts paid in settlement  and  reasonable expenses  incurred as a result of the action or  proceeding  if the  director or officer acted in good faith, for a purpose that he or she reasonably believed to be in the best  interests  of the  corporation  or,  in the case of  service  to another  corporation  or  enterprise,  not opposed to the best  interests of the corporation.  In criminal proceedings,  in addition to the preceding conditions, the director or officer must not have had  reasonable  cause to believe that his or her conduct was unlawful.  In the case of stockholder  derivative  suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose  that he or she  reasonably  believed  to be in or, in the case of service to another corporation or enterprise,  not opposed to the best interests of the corporation,  except that, in either case, no indemnification may be made in respect of:

            o   a  threatened  action,  or a pending  action  that is settled or otherwise disposed of; or

            o   any claim,  issue or matter as to which such individual has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no
                action  was  brought,  any  court  of  competent   jurisdiction,
                determines,   upon  application,   that,  in  view  of  all  the
                circumstances   of  the  case,  the  individual  is  fairly  and
                reasonably  entitled  to  indemnity  for  such  portion  of  the settlement amount and expenses as the court deems proper.

            Any individual who has been successful on the merits or otherwise in the  defense of a civil or  criminal  action or  proceeding  will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the New York Business  Corporation Law, any  indemnification under the New York Business  Corporation Law pursuant to the above paragraph may be made only if  authorized  in the  specific  case and after a finding that the director or officer met the applicable  standard of conduct by the disinterested directors  if a  quorum  is  available,  or  if  the  quorum  so  directs  or is unavailable,  by the board of directors upon the written  opinion of independent legal counsel, or the stockholders.

            A corporation may advance expenses incurred by a director or officer in  defending  any  action or  proceeding  prior to its final  disposition  upon receipt of an  undertaking  by or on behalf of the  officer or director to repay the advance to the extent the advance exceeds the  indemnification  to which the officer or director is entitled.

            The  indemnification  described  above  under the New York  Business
Corporation  Law is not  exclusive  of other  indemnification  rights to which a director or officer may be entitled,  whether  contained in the  certificate  of incorporation or bylaws, or, when authorized by the certificate of incorporation or bylaws contained in:

            o   a resolution of stockholders;

            o   a resolution of directors; or

                                      120

            o   an agreement providing for indemnification,

provided that indemnification may not be made to or on behalf of any director or officer if a judgment or other  final  adjudication  adverse to the  director or officer establishes that his or her acts were committed in bad faith or were the result of active and  deliberate  dishonesty  and were  material to the cause of action so adjudicated,  or that he or she personally  gained in fact a financial profit or other advantage to which he or she was not legally entitled.

            Monticello  Raceway  Management's  certificate of incorporation  and bylaws do not provide for the indemnification of its directors and officers.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability  Company  Law,  subject to the standards  and  restrictions,  if any, set forth in its operating  agreement,  a limited  liability  company may, and shall have the power to, indemnify and hold harmless,  and advance  expenses to, any manager or any testator or intestate of such  manager  from and  against  any and all  claims  and  demands  whatsoever;
provided,  however,  that no indemnification  may be made to or on behalf of any manager if a  judgment  or other  final  adjudication  adverse  to such  manager establishes:

            o   that his or her acts  were  committed  in bad  faith or were the result of active and deliberate  dishonesty and were material to the cause of action so adjudicated, or

            o   that he or she personally  gained in fact a financial  profit or other advantage to which he or she was not legally entitled.

            The operating  agreements for each of Monticello Casino  Management,
Monticello  Raceway  Development and Mohawk Management provide that so long as a manager  acts in good faith and with a degree of care that an  ordinary  prudent person in a like  position  would use under similar  circumstances,  the company shall  indemnify  and hold  harmless  each  manager from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any manager if a judgment  or other  final  adjudication adverse to such manager establishes:

            o   that his acts were  committed in bad faith or were the result of active and deliberate  dishonesty and were material to the cause of action so adjudicated, or

            o   that he personally  gained a financial profit or other advantage to which he was not legally entitled.

            This indemnity includes reimbursement of actual expenses incurred in the defense of such matters.

                                      121

              AMENDMENT OF CERTIFICATE OF INCORPORATION TO CREATE A
                          STAGGERED BOARD OF DIRECTORS

            As discussed  above, the adoption of an amendment to Empire Resorts'
certificate  of  incorporation  and bylaws which  provides for the creation of a staggered  board  is a  condition  to  consummation  of  the  consolidation.  On
September __, 2003, Empire Resorts' board of directors adopted and approved such an amendment,  which  amendment  was  subsequently  approved by Empire  Resorts'
Controlling   Stockholders  as  part  of  the  written  consent   approving  the
consolidation and contribution agreement.

REASONS FOR THE AMENDMENT

            In addition  to being a  necessary  condition  to  consummating  the consolidation,  Empire  Resorts'  board of directors  believes  that a staggered board serves the best  interests of Empire Resorts and its  stockholders,  as it promotes  the  continuity  and  stability  of Empire  Resorts  and its  existing business  plan.  The staggered  election of directors  assures that at any given time  two-thirds  of the  directors  will  have had prior  experience  on Empire
Resorts'  board of directors.  Empire  Resorts' board of directors also believes that  staggering  will  enhance  Empire  Resorts'  ability to attract and retain well-qualified  individuals  who are able to commit  the time and  resources  to understand Empire Resorts,  its business affairs and operations.  The continuity and quality of  leadership  that  results  from a staggered  board of  directors should, in the opinion of Empire Resorts,  promote the long-term value of Empire
Resorts. Staggered terms for directors would also moderate the pace of change in the board of  directors by  extending  the time  required to elect a majority of directors from one to two years.  This delay reduces the vulnerability of Empire
Resorts to unsolicited  takeover attempts and attempts to compel Empire Resorts'
restructuring  or otherwise force it into an extraordinary  transaction.  Empire
Resorts  believes  that this delay  also  serves  the best  interests  of Empire
Resorts and its  stockholders  by forcing most potential  acquirers to negotiate with the board of directors  rather than acting  unilaterally.  Empire  Resorts'
believes that under most  circumstances  it can obtain the best terms for Empire
Resorts  and its  stockholders  if the board of  directors  is in a position  to negotiate effectively on the stockholders' behalf.

            Except  with  respect to the  consolidation,  Empire  Resorts is not aware, at present,  of any effort to accumulate shares of Empire Resorts' common stock or to obtain control of Empire Resorts by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Empire Resorts believes, however,  that it is  appropriate  to adopt  provisions  for its  certificate of incorporation  that may have an  antitakeover  effect at a time when there is no pending  threat of an  unsolicited  takeover so that both the board of directors and the stockholders will be able to make a more careful and reasoned evaluation of the  advantages  and  disadvantages  of including  such  provisions in Empire
Resorts' certificate of incorporation.

            Simultaneous with its approval and recommendation  that stockholders adopt this amendment to Empire  Resorts  certificate  of  incorporation,  Empire
Resorts'  board of  directors  also  approved an  identical  amendment to Empire
Resorts' bylaws and adopted a stockholder rights agreement.  Except as described in this  paragraph,  this  amendment  is not  part of a plan  to  implement  any additional anti-takeover measures.

                                      122

DESCRIPTION OF THE AMENDMENT

            The election of directors of Empire Resorts is currently governed by
Empire  Resorts'  bylaws,  which  provide that all  directors  are to be elected annually for a term of one year, to hold office until the next annual meeting of stockholders  and until their  successors are duly elected and  qualified.  This amendment to Empire Resorts'  certificate of  incorporation  and bylaws provides for the  division  of the board of  directors  into  three  classes to allow for staggered  terms of office,  with one class of  directors  elected each year and each director so elected  serving for a term of three years.  Section  141(d) of
the  Delaware  General   Corporation  Law  permits  either  the  certificate  of
incorporation  or the bylaws of a corporation to provide for the  classification of directors for staggered terms of office.  Neither Empire Resorts' certificate of  incorporation  nor its  bylaws,  in their  current  form,  contain  any such provision.

            The proposed amendments provide for the creation of three classes of directors, as nearly equal in size as possible. Upon their initial election, the
Class I directors  will hold office for a term expiring in one year, at the 2004 annual meeting of  stockholders;  Class II directors will hold office for a term expiring in two years, at the 2005 annual meeting of stockholders; and Class III directors  will hold  office for a term  expiring  in three  years,  at the 2006 annual  meeting  of  stockholders.  Commencing  at the 2004  annual  meeting  of stockholders, the stockholders will elect only one class of directors each year, beginning with Class I directors,  with each director so elected  holding office for a  three-year  term.  The  result  of this  process  is  that  approximately one-third of the board of directors will be up for election each year.

POSSIBLE NEGATIVE EFFECTS OF IMPLEMENTING A STAGGERED BOARD OF DIRECTORS

            Although the creation of a staggered  board of directors is designed as a  protective  measure for Empire  Resorts'  stockholders,  the creation of a staggered board of directors may have the effect of preventing stockholders from realizing an  opportunity  to sell their shares of capital  stock at higher than market  prices by  deterring  unsolicited  takeover  offers or other  efforts to obtain control of Empire Resorts.

            In addition,  staggered board provisions will generally delay, deter or impede  changes in  control  of the board of  directors  or the  approval  of certain stockholder proposals that might have the effect of facilitating changes in  control of the board of  directors,  even if the  holders  of a majority  of
Empire Resorts' voting securities believe the changes or actions would be in the best interests of Empire Resorts and its stockholders.  For example,  staggering terms of the members of the board of  directors  would  operate to increase  the time  required  for  someone to obtain  control of Empire  Resorts  without  the cooperation or approval of the incumbent board of directors, even if that person holds or  acquires  a  majority  of the  voting  power.  Moreover,  by  possibly deterring future takeover offers, the creation of a staggered board of directors might have the  incidental  effect of  inhibiting  certain  changes in incumbent management,  some or all of whom may be  replaced  in the  course of a change in control of Empire Resorts' board of directors.

            Delaware law provides that,  unless a  corporation's  certificate of incorporation  specifically provides otherwise, if a corporation has a staggered board,  the directors of the corporation may only be removed by the stockholders for cause. The certificate of incorporation  will not have a provision  allowing

                                      123

removal  of  directors  other  than  for  cause.  Elimination  of the  right  of stockholders  to remove  directors  without  cause will make the  removal of any director more difficult (unless cause is readily  apparent),  even if a majority of the stockholders believe removal is in their best interest.

            The  board  of  directors  of  Empire  Resorts  has  considered  the potential  adverse  impact of the proposed  amendment  and  concluded  that such adverse effects are outweighed by the benefits the amendment would afford Empire
Resorts and its stockholders.

FILLING BOARD VACANCIES AND REMOVAL OF DIRECTORS

            The staggered  board amendment also provides that any vacancy on the board  of  directors,  whether  by  reason  of  removal,  resignation,  death or otherwise  shall be filled  exclusively  by a vote of no less than a majority of the remaining  directors.  Any director appointed by a majority of the remaining directors  shall hold office for the  remainder of the full term of the class of directors in which the vacancy  occurred and until such director's  successor is elected and qualified.

            Permitting  directors rather than  stockholders to fill vacancies is consistent  with, and supportive of, the purposes of adopting a staggered  board since  together  the two  provisions  tend to moderate  the pace at which Empire
Resorts' board of directors  could be changed and is a further  deterrent to the strategy of removing  existing  directors and replacing them with persons chosen by a takeover  bidder.  In addition,  because the board of  directors  fixes the number of directors, it would also prevent those seeking majority representation
on  Empire   Resorts'  board  of  directors  from   attempting  to  obtain  such
representation  through expanding the size of the board of directors and filling the new directorships with their nominees.

EFFECTIVENESS OF AMENDMENT

            This amendment to Empire Resorts' certificate of incorporation shall become  effective  on or after  the 20th day  following  the date on which  this information statement/prospectus is sent to Empire Resorts' stockholders.

            AMENDMENT OF CERTIFICATE OF INCORPORATION TO PROVIDE THE
             HOLDERS OF SERIES E PREFERRED STOCK WITH VOTING RIGHTS

            On September __, 2003,  Empire  Resorts' board of directors  adopted and approved an amendment to its certificate of incorporation that would provide each holder of its Series E Preferred  Stock with one vote for every four shares of Series E Preferred  Stock held by such holder on all matters  submitted  to a vote of  stockholders.  This  amendment  was  subsequently  approved  by  Empire
Resorts' Controlling Stockholders by a majority written consent.

REASONS FOR THE AMENDMENT

            Section  303  of the  New  York  Racing,  Pari-Mutuel  Wagering  and
Breeding Law  provides  that if the New York Racing and  Wagering  Board,  which licenses Monticello Raceway Management to operate Monticello Raceway, determines that it is inconsistent with the public interest,  convenience or necessity,  or with the best interests of racing  generally,  that any person  continue to be a

                                      124

stockholder of record or the beneficial  owner of any association or corporation licensed to conduct  pari-mutuel  wagering and harness horse racing in New York, or which owns 25% or more of the stock of such licensee,  the board may order or direct each such stockholder or beneficial owner,  irrespective of the time when such stockholder or beneficial owner acquired his stock or beneficial  interest, to dispose of such stock or interest  within a  prescribed  period of time to be specified by the board.  As Empire  Resorts will own 100% of Monticello  Raceway
Management  following  the  consolidation,  Section 303 of the New York  Racing,
Pari-Mutuel  Wagering and Breeding Law will  continue to be applicable to Empire
Resorts' stockholders upon the consolidation's closing.

            Presently,  there are 1,730,697  shares of Empire  Resorts' Series E
Preferred Stock issued and outstanding,  1,704,030 of which are owned by Stanley
Tollman and The Bryanston Group. As previously discussed, in April 2002, each of
Stanley  Tollman,  Brett  Tollman and Monty  Hundley were  indicted by a federal grand  jury on 44  counts  of tax fraud  and bank  fraud.  In May 2002,  Stanley
Tollman was declared a fugitive from justice by United  States  Attorney for the
Southern  District of New York,  and on September 5, 2003,  Brett  Tollman plead guilty to tax fraud and admitted failing to report $2.7 million in income to the
Internal  Revenue  Service.  Monty Hundley has plead not guilty to these charges and is scheduled to go on trial in October 2003. Each of Stanley Tollman,  Brett
Tollman and Monty Hundley is an affiliate of The Bryanston Group.

            These events may have increased the likelihood,  however small, that the New York Racing and  Wagering  Board may deem both  Stanley  Tollman and The
Bryanston Group to be unsuitable  stockholders of Empire Resorts and demand that they  immediately  liquidate their  interests in Empire Resorts.  Empire Resorts believes that as the Series E Preferred  Stock  currently has no voting  rights, liquidation  of these  equity  interests  would be  difficult.  An  inability of
Stanley Tollman or The Bryanston Group to liquidate their respective holdings of
Series E Preferred  Stock would place  Monticello  Raceway  Management's  gaming license in jeopardy. Empire Resorts believes that attaching voting rights to the
Series E Preferred  Stock would allow for a forced  liquidation  to proceed more readily.

            Empire  Resorts  decided  to  provide  the  holders  of its Series E
Preferred  Stock with only one vote for every four  shares of Series E Preferred
Stock held by them in order to ensure that  Stanley  Tollman  and The  Bryanston
Group,  either  separately  or  together,  do not control more than 5% of Empire
Resorts'  voting power should they retain their Series E Preferred  Stock.  This restriction  on their voting power is important,  as all of the gaming  compacts between  the State of New York and Native  American  tribes that allow for Class
III Gaming to be conducted on Native  American land (located within the State of
New York)  require  that each person or entity  owning more than 5% of a company wishing to provide Class III Gaming services on such land first receive a "Class
III Gaming  Enterprise  License."  In order for an  applicant  to obtain  such a license,  the State of New York must  conclude  that the  applicant  is suitable after  conducting a mandatory  background  investigation.  As Stanley Tollman is currently listed by the United States  Government as a fugitive from justice and
Brett Tollman, an affiliate of The Bryanston Group, has recently plead guilty to various counts of tax fraud, Empire Resorts believes that it is highly uncertain that either  Stanley  Tollman or The Bryanston  Group could ever receive a Class
III Gaming Enterprise License.  Therefore,  should either Stanley Tollman or The
Bryanston Group, together or separately, control more than 5% of Empire Resorts'

                                      125

voting  power,  it is  unlikely  that either  Monticello  Casino  Management  or
Monticello Raceway Development,  both of which will be wholly owned subsidiaries of Empire  Resorts  following the  consolidation,  would be permitted to perform under the Gaming Facility Management  Agreement and Gaming Facility  Development
and  Construction   Agreement,   respectively,   as  each  of  these  agreements
contemplate  the provision of Class III Gaming services for the Cayuga Nation of
New York.  See  "Business  -  Monticello  Casino  Management  - Gaming  Facility
Management  Agreement"  beginning on page 77 and "Business - Monticello  Raceway
Development - Gaming Facility Development and Construction  Agreement" beginning on page 83. By limiting the voting power of the Series E Preferred  Stock to one vote for every four shares,  however, Empire Resorts will be able to ensure that
Stanley  Tollman and The Bryanston Group control less than 5% of Empire Resorts'
voting power, thus eliminating the requirement that either of them would have to apply for a Class III Gaming Enterprise  License in order for Empire Resorts and its  subsidiaries  to effectuate  its business plan of developing and managing a
Native American casino in Monticello, New York.

EFFECT OF THE AMENDMENT

            Currently the holders of Empire  Resorts'  Series E Preferred  Stock have no voting  rights,  except as required by law. Upon the  effective  date of this amendment,  the holders of Empire Resorts' Series E Preferred Stock will be entitled to one vote for every four  shares of Series E Preferred  Stock held by them on any matter submitted to a vote of stockholders.

            This  amendment  will not have any  impact on the  holders of Empire
Resorts'  common  stock or Series B Preferred  Stock other than  diluting  their voting power.  Following the  effectiveness  of this  amendment,  the holders of
Empire Resorts' Series E Preferred Stock will have approximately  432,675 votes, representing about 2-3% of Empire Resorts' post-consolidation voting power.

DIVIDENDS

            The  holders of shares of Series E Preferred  Stock are  entitled to receive,  when and as declared by the board of directors,  out of assets legally available  for payment,  a cash dividend of $.80 per annum per share of Series E
Preferred Stock.  Dividends with respect to a share of Series E Preferred Stock, shall accrue from the date of initial  issuance  and be payable  (whether or not declared by the board of directors)  upon the earliest of (i) the  redemption of such share of Series E Preferred Stock or (ii) the  liquidation,  dissolution or
winding   up  of   Empire   Resorts.   As  of  the  date  of  this   information
statement/prospectus, the board of directors has not declared any dividends with respect to the Series E Preferred Stock and no dividends have accrued.

EFFECTIVENESS OF AMENDMENT

            This amendment to Empire Resorts' certificate of incorporation shall become  effective  on or after  the 20th day  following  the date on which  this information statement/prospectus is sent to Empire Resorts' stockholders.

                                      126

                  EMPIRE RESORTS POST CONSOLIDATION MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

MANAGEMENT AFTER THE CONSOLIDATION

            The  following  table  provides   information   about  the  intended
directors and executive officer of the combined  enterprise.  Each person listed was elected by Empire Resorts'  Controlling  Stockholders as part of the written consent  in lieu of a meeting of  stockholders  delivered  to Empire  Resorts on
September  __, 2003,  in which the  controlling  stockholders  also approved the consolidation,  the  contribution  agreement,  an amendment  to Empire  Resorts'
certificate of incorporation providing for a staggered board of directors and an amendment to Empire Resorts' certificate of incorporation  providing the holders of Series E Preferred Stock with certain voting rights.

Name                            Age     Position
----                            ---     --------
David Matheson                  51      Class __ Director and Chairman of the
                                        Board of Directors
John Sharpe                     61      Class __ Director
Ralph J. Bernstein              46      Class __ Director
Robert A. Berman                43      Chief Executive Officer and Class __
                                        Director
David P. Hanlon                 58      Class __ Director and Vice Chairman of
                                        the Board of Directors
Arthur I. Sonnenblick           71      Class __ Director
Paul A. deBary                  56      Class __ Director
Joseph E. Bernstein             54      Class __ Director
Morad Tahbaz                    47      President and Class __ Director

            The principal  occupation for the past five years and current public directorships of each of Empire Resorts' directors and executive officers are as follows:

            DAVID MATHESON.  Over the years, David Matheson,  who is a member of the Coeur d'Alene Tribe of Coeur  d'Alene,  Idaho,  has served as Tribal Council leader, Tribal Chairman, and manager of various tribal operations.  Mr. Matheson is chief executive officer of the Coeur d'Alene Casino & Resort Hotel in Worley,
Idaho,  which  was  voted #1 casino in the  Spokesman  Reader  Review  for three consecutive  years.  Mr. Matheson was appointed by President  George H. W. Bush,
Sr. to serve as Deputy  Commissioner for Indian Affairs,  U.S. Department of the
Interior,  which he did for four  years,  during  the  time  the  Indian  Gaming
Regulatory  Act of 1988 was  being  implemented.  Mr.  Matheson  was  awarded  a
Commendation  from the Secretary of the Interior for Outstanding  Service.  More
recently, he was appointed by President George W. Bush, Jr. as an advisor to the
President's Commission on Reservation Economies.  Mr. Matheson previously served as a delegate to the People's Republic of China's Native American Trade Mission,
and as chief  executive  officer of Coeur d'Alene  Development  Enterprises.  He holds an M.A. in business administration from the University of Washington. Over the past twenty years, he has held many esteemed positions and has received many honors for his work in preserving cultural traditions,  the native language, and ceremonial practices.  He recently published his first novel, Red Thunder, which depicts the faith,  courage and  dedication of the  Schi'tsu'umsh  Indians,  now called the Coeur d'Alene Tribe.

                                      127

            ROBERT  A.  BERMAN.  Robert  A.  Berman  is  Empire  Resorts'  chief executive  officer,  a member of its board of directors and its former chairman.
As the managing director of Watermark Investments Limited from 1994 to 2000, Mr.
Berman  oversaw a number  of  private  partnerships  investing  in real  estate, technology and basic industries. From 1998 to 1999, Mr. Berman was vice chairman and a director of Executone  Information Systems, a telecommunications  company.
From  1995 to 1999,  Mr.  Berman  served  as  chairman  of the  board  and chief executive  officer of  Hospitality  Worldwide  Services,  Inc., a hotel services company with average annual sales above $150 million.

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  He holds a Bachelor of Arts degree in economics from the University of
California at Davis.

            JOHN SHARPE. John Sharpe most recently served as president and chief operating  officer of Four  Seasons  Hotels & Resorts,  from which he retired in
1999, after 23 years of service.  During his tenure at Four Seasons, the world's
largest  operator  of  luxury  hotels,   Mr.  Sharpe  directed  worldwide  hotel
operations,  marketing  and human  resources,  and took  great  pride in helping create Four Seasons' renowned reputation for the highest level of service in the worldwide  hospitality  industry.  In 1999,  Mr.  Sharpe was  bestowed  with the
"Corporate Hotelier of the World" award by Hotels Magazine, Inc. Mr. Sharpe also received  the  "Silver  Plate"  award of the  International  Food  Manufacturers
Association,  and the "Gold Award" of the Ontario Hostelry Institute. Mr. Sharpe
graduated  with a B.S. in hotel  administration  from Cornell  University and is currently  a trustee of the  Culinary  Institute  of  America,  and chair of the
Industry  Advisory Council at the Cornell Hotel School. He serves on a number of boards,  including  Fairmont  Hotels &  Resorts,  Toronto,  Canada.  Mr.  Sharpe
previously  served as  executive-in-residence,  School of Hotel  Administration,
Cornell University;  chair, board of governors,  Ryerson Polytechnic University,
Toronto, Canada; and, co-chair, American Hotel Foundation, Washington, D.C.

            DAVID P. HANLON. David P. Hanlon is presently a U.S. gaming industry consultant, including Native American and international gaming ventures. He most recently  served as president  and chief  operating  officer of Rio Suites Hotel
Casino,  from  1996-1999,  where  he  guided  the  corporation  through  a major expansion and successful return to profitability.  From 1994-1995,  he served as president and chief executive  officer of  International  Game  Technology,  the world's leading manufacturer of microprocessor gaming machines.  From 1988-1993, he served as president and chief  executive  officer of Merv  Griffin's  Resorts
International,  where he completed two complex  billion  dollar  restructurings, while  successfully  selling off international  properties in the Bahamas.  From
1984-1988, he served as president of Harrah's Atlantic City (Harrah's Marina and
Trump Plaza), where he was responsible for casino and hotel operations and 9,000 employees. During his four-year leadership,  Harrah's became the most profitable operation in Atlantic  City.  Between  1978-1983,  he served as chief  financial

                                      128

officer and executive vice president of Caesar's  World,  Inc.,  where he was in charge of all East Coast operations.  Prior to starting his career in the gaming industry,  Mr.  Hanlon  served  as  director  of  corporate  finance  for  Fluor
Corporation,  from 1975-1978.  Mr. Hanlon's  education  includes a B.S. in hotel administration from Cornell  University,  an M.S. in accounting and an M.B.A. in finance from the Wharton School,  University of  Pennsylvania,  and an [Advanced
Management   Program  at  the   Harvard   Business   School].   Mr.   Hanlon  is
executive-in-residence,  School of Hotel Administration, Cornell University, and
a member of various boards.

            ARTHUR I. SONNENBLICK.  Arthur I. Sonnenblick is the senior managing director of Sonnenblick-Goldman Company. Founded in 1893, Sonnenblick-Goldman is
the nation's leading independent real estate investment banking firm. Each year, the firm handles billions of dollars of private equity, joint venture,  mortgage
and   sale    transactions.    Mr.    Sonnenblick   served   as   president   of
Sonnenblick-Goldman  Company from  1978-1987  and chief  executive  officer from
1978-1995.  He is a member of Urban Land Institute and International  Council of
Shopping  Centers,  and has lectured at the Urban Land Institute  Practicing Law
Institute,   International   Council  of  Shopping  Centers,   Mortgage  Bankers
Association,  National  Association of Home Builders,  New York Chapter American
Institute of Appraisers,  Columbia University,  Fordham University, and New York
University.  From 1979 to 1983, Mr.  Sonnenblick was a partner and member of the board of directors of Lehman  Brothers Kuhn Loeb. He is also a past president of the Mortgage  Bankers  Association of New York and a past member of the board of governors of the Real Estate Board of New York.  Mr.  Sonnenblick is currently a member of the board of  directors  of  Alexanders,  Inc.  and is chairman of the board of trustees of the Educational Alliance. He holds a Bachelor of Science in economics from the Wharton School of the University of  Pennsylvania  and served on active duty in the U. S. Naval Reserve as a Lieutenant Junior Grade from 1953 to 1957.

            PAUL A. DEBARY.  Paul A. deBary is a managing  director at Marquette
deBary Co., Inc., a New York based broker-dealer, where he serves as a financial advisor for state and local government agencies, public and private corporations and non-profits.  Prior to assuming his current position,  he served as managing director in the Public Finance Department of Prudential  Securities from 1994 to
1997. He was a partner in the law firm of Hawkins,  Delafield & Wood in New York from 1975 to 1994.  Mr. deBary  received an AB in 1968,  and M.B.A.  and J.D. in
1971 from Columbia  University.  He is a member of the American Bar Association, the New York State Bar  Association,  the  Association of the Bar of the City of
New York and the  National  Association  of Bond Lawyers and serves as President and as a Director of the Society of Columbia graduates. Mr. deBary has served as a director of Empire Resorts since March 2002.

            JOSEPH E.  BERNSTEIN.  Joseph E.  Bernstein  started his career as a corporate  tax  attorney  on Wall  Street at Cahill  Gordon & Reindel  and as an
international  tax  attorney  at  Rosenman  & Colin.  He later  started  his own international  tax practice.  Since the early 1980's,  Mr. Bernstein (along with his brother Ralph, and their partner,  Morad Tahbaz, through their jointly-owned entity,  Americas Tower  Partners) has been involved in the development of three million  square feet of  commercial  property in Manhattan,  including  Americas
Tower,  a 50-story  office  building on Avenue of the  Americas and 46th Street, serving as world headquarters to  PriceWaterhouseCoopers  and US headquarters to
Israel's largest bank, Bank Hapoalim.

                                      129

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America. In 1983 Mr. Tahbaz joined Americas Partners, at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development  of Americas  Tower,  a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

TERMS OF OFFICE

            As discussed  above,  Class I directors  will hold office for a term expiring  in one year,  at the 2004  annual  meeting of  stockholders;  Class II directors will hold office for a term expiring in two years,  at the 2005 annual meeting of  stockholders;  and Class III  directors  will hold office for a term expiring in three years, at the 2006 annual meeting of stockholders.

PRINCIPAL STOCKHOLDERS AFTER THE CONSOLIDATION

            Empire Resorts  estimates that following the  consolidation,  Empire
Resorts will have approximately 20,429,640 shares of common stock, 44,258 shares of Series B Preferred  Stock and  1,730,697  shares of Series E Preferred  Stock issued and  outstanding.  The  following  table sets forth  certain  information
regarding  the  estimated   beneficial   ownership  of  Empire  Resorts'  voting
securities  following  the merger,  based on data  existing as of September  26,
2003,  by all  individuals  expected  to be  directors  and  executive  officers following the consolidation;  persons expected to own 5% or more of any class of
Empire Resorts' voting securities  following the  consolidation;  and all of the
expected  directors  and  executive  officers  as  a  group.   Unless  otherwise
indicated,  the address of each  stockholder,  director  and  executive  officer listed below is c/o Empire Resorts,  Inc., Route 17B, P.O. Box 5013, Monticello,
New York, 12701.

                                        Common Stock Beneficially   Series B Preferred Stock Series E Preferred Stock
                                                Owned(1)             Beneficially Owned(1)     Beneficially Owned(1)
                                       --------------------------   ------------------------ -----------------------
                                        Shares         Percentage   Shares    Percentage     Shares  Percentage
                                        ------         ----------   ------    ----------     ------  ----------
Robert A. Berman                       4,187,282(2)       20.22%      --           --            --     --

Scott A. Kaniewski                       585,232(3)        2.84%      --           --            --     --

Thomas W. Aro                             50,000(4)         *         --           --            --     --

Paul A. deBary                           199,659            *         --           --            --     --

Morad Tahbaz                           1,255,628(5)        6.14%      --           --            --     --

David Mathison                            15,000(6)         *         --           --            --     --

John Sharpe                               15,000(7)         *         --           --            --     --

                                      130

                                        Common Stock Beneficially   Series B Preferred Stock Series E Preferred Stock
                                                Owned(1)             Beneficially Owned(1)     Beneficially Owned(1)
                                       --------------------------   ------------------------ -----------------------
                                        Shares         Percentage   Shares    Percentage     Shares  Percentage
                                        ------         ----------   ------    ----------     ------  ----------
David Hanlon                              15,000(8)        *          --           --            --     --

Arthur Sonnenblick                        15,000(9)        *          --           --            --     --

Joseph E. Bernstein                    2,280,329(10)      11.18%      --           --            --     --

Ralph Bernstein                        2,186,874(11)      10.70%      --           --            --     --

JB Trust                               2,166,829          10.60%      --           --            --     --

Maurice Dabbah                         1,882,054           9.21%      --           --            --     --

Directors and executive officers as
a group (11 persons) (2)-(11)         10,805,004          61.00%      --           --            --     --

BP Group, Ltd.
8306 Tibet Butler Drive
Windemere, FL                               --          --          44,258          100%         --     --

The Bryanston Group, Inc.
2424 Route 52
Hopewell Junction, NY 12533                 --          --            --           --         551,213     89.6%

Stanley Tollman
The Bryanston Group, Inc.
2424 Route 52Hopewell Junction, NY          --          --            --           --         152,817      8.8%
12533

----
* less than 1%

(1)  A person is deemed to be the beneficial owner of voting securities that can be acquired  by such  person  within 60 days after the record date upon the exercise  of  options  and  warrants  and  the  conversion  of  convertible securities.  Each beneficial  owner's percentage of ownership is determined by assuming that all options,  warrants or convertible  securities  held by such person  (but not those held by any other  person)  that are  currently exercisable  or  convertible  (i.e.,  that are  exercisable  or convertible within 60 days after the record date) have been exercised or converted.

(2)  Includes  3,891,593  shares of common  stock  owned  directly  by Robert A.
     Berman,  options that are  currently  exercisable  into  295,689  shares of common  stock,  4,090 shares of common stock held by Debbie N. Berman,  the wife of Robert A. Berman  (with  respect to which Debbie N. Berman has sole voting  and  dispositive  power)  and  12,272  shares of common  stock held directly by the Berman Family Trust. Debbie N. Berman and Philip B. Berman,
     the brother of Robert A. Berman, are co-trustees of the Berman Family Trust and have joint voting and dispositive with respect to its holdings.  Robert
     A. Berman disclaims beneficial ownership of all shares of common stock held by Debbie N. Berman and the Berman Family Trust.

(3)  Includes  14,986  shares  of  common  stock  owned  directly  by  Scott  A.
     Kaniewski,  247,557  shares of common stock owned by the  Kaniewski  Family
     Limited  Partnership,  with respect to which Mr.  Kaniewski is a 1% limited

                                      131

     partner and the general partner with sole voting and disposition  power and options that are currently exercisable into 295,689 shares of common stock.
     Scott A. Kaniewski disclaims  beneficial ownership of the 247,557 shares of common stock owned by the  Kaniewski  Family  Limited  Partnership  for any
     purpose other than voting and dispositive  powers. Does not include 332,769 shares of common  stock owned by the KFP Trust whose sole trustee is Stacey
     B. Kaniewski,  the wife of Scott A. Kaniewski, and whose sole beneficiaries are Scott A. Kaniewski's children.  Stacey B. Kaniewski has sole voting and dispositive power over of these shares of common stock.  Scott A. Kaniewski disclaims beneficial ownership of the shares owned by the KFP Trust.

(4)  Represents  options that are  currently  exercisable  into 50,000 shares of common stock.

(5)  Represents  1,238,128 shares of common stock owned directly by Morad Tahbaz and options that are  currently  exercisable  into 17,500  shares of common stock.

(6)  Represents  options that are  currently  exercisable  into 15,000 shares of common stock.

(7)  Represents  options that are  currently  exercisable  into 15,000 shares of common stock.

(8)  Represents  options that are  currently  exercisable  into 15,000 shares of common stock.

(9)  Represents  options that are  currently  exercisable  into 15,000 shares of common stock.

(10) Includes  2,166,829  shares of common stock owned  directly by the JB Trust whose sole trustee is Helena Bernstein, the mother of Joseph Bernstein, and whose sole beneficiaries are Mr. Bernstein's children,  98,500 shares owned directly by Joseph E. Bernstein and options that are currently  exercisable into 15,000 shares of common stock. Joseph Bernstein  disclaims  beneficial of the shares owned by the JB Trust.

(11) Represents  2,171,874  shares of common  stock  owned  directly by Ralph J.
     Bernstein and options that are currently  exercisable  into15,000 shares of common stock.

DIRECTOR AND EXECUTIVE COMPENSATION

            DIRECTORS - CASH COMPENSATION

            Following the consolidation, the members of Empire Resorts' board of directors will each receive  $20,000 per year and $1,000 per meeting.  Directors that also serve on committees  of the board of  directors,  other than the audit
committee,   will  receive  an  additional  $1,000  per  committee  meeting  for non-employee  committee  members,  with the  chairperson  to receive  $2,500 per meeting. With respect to the audit committee,  its non-employee chairperson will receive an additional annual payment of $10,000, and each audit committee member
(including the chairperson) will receive $2,500 per audit committee meeting.

            DIRECTORS - STOCK COMPENSATION

            Following  the  consolidation,  each of the new  members  of  Empire
Resorts'  board of  directors,  upon their  election to the board,  will receive options to purchase  15,000 shares of Empire  Resorts'  common stock at its then

                                      132

current fair market  value.  In addition,  all members of the board of directors shall receive an annual grant of 10,000 stock options at the common stock's then current  fair  market  value.  All stock  options  granted  to  Empire  Resorts'
directors shall vest immediately.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Empire Resorts, Catskill Development, the Cayuga Nation of New York,
the Cayuga Catskill Gaming  Authority,  Robert A. Berman,  Empire Resorts' chief executive  officer,  a member of its board of directors and its former chairman, and Morad Tahbaz,  Catskill  Development's  and Empire Resorts'  president and a member of Catskill  Development's  and Empire Resorts' boards of directors,  are parties to a letter agreement,  dated as of April 3, 2003, as amended,  pursuant to  which  Empire  Resorts  has  agreed  to  fund  the  Cayuga  Catskill  Gaming
Authority's  purchase  of those 29 acres of land  subject  to the Land  Purchase
Agreement and the development costs of building a Class III Gaming enterprise on such land.  Empire  Resorts is to be reimbursed  for up to  $10,000,000 of these advances from any third party  construction  financing  that is received and, to the extent that such third party financing or $10,000,000 cap is insufficient to fully reimburse Empire Resorts,  from  distributions  made to Monticello  Casino
Management under the Gaming Facility Management Agreement.

            Under this letter agreement,  Catskill Development,  Empire Resorts,
Robert A. Berman and Morad Tahbaz, on the one hand, and the Cayuga Nation of New
York, on the other hand, have also agreed that for 10 years, each shall have the right to participate in the development or operation by the other of

            o   one or more hotels, motels or other similar facilities providing overnight  accommodations  including ancillary  beverage,  food, entertainment,  commercial  and or retail  services  within a 15 mile radius of the 29 acres to be acquired by the Cayuga  Nation of New York under the Land Purchase Agreement; and

            o   any other entertainment,  sports and/or retail facility within a
                5 mile radius of the property

            In each  case,  the  non-developing  party  will  have the  right to purchase up to 33.33% of the equity in the facility  being  developed,  with the purchase  price  being a pro rata share of the costs of such  facility  less any amount  advanced  by any lender for any  mortgage  or other loan  secured by the facility's  property or cash flow. The purchase price for this acquired interest must be paid in cash at the time the  interest is actually  purchased.  However, with respect to any acquired interest purchased by the Cayuga Nation of New York prior to the second anniversary of the primary gaming facility's public opening, the Cayuga Nation of New York may pay for its acquired interest by delivery of a non-recourse promissory note, payable over five years, with interest accruing on the unpaid  principal amount at the then existing prime rate. These parties have further agreed that the first hotel facility to be built that is governed by the letter agreement will be deemed the gaming enterprise's  preferred provider,  in that the gaming  enterprise  shall be obligated  to refer its  customers to that hotel.

                                      133

            In  consideration   of  the  agreements   contained  in  the  letter
agreement,  each of the  parties  has  agreed  that for a period  ending  on the earliest of (i) approval (A) by the Bureau of Indian Affairs of the  application to  transfer  the 29 acres of land to the United  States of America in trust for the  Cayuga  Nation  of New York and to use such land for Class II and Class III
Gaming and (B) by the National  Indian Gaming  Commission of the Gaming Facility
Management  Agreement,  (ii) the termination of the Gaming  Facility  Management
Agreement  because of  Monticello  Casino  Management's  material  breach of its obligations,  (iii) the  termination  of the  Gaming  Facility  Development  and
Construction  Agreement  because of Monticello  Raceway  Development's  material breach of its  obligations,  and (iv) April 30, 2004, each party,  respectively, will refrain from having discussions  regarding the development of another Class
III Gaming facility in Sullivan County, New York.

            Finally, under the letter agreement, Empire Resorts made an award to the Cayuga  Nation of New York of 300,000  shares of Empire  Resorts  restricted common  stock.  100,000  of these  shares  vested  on April  11,  2003.  100,000 additional  shares vest on October 11, 2003,  and the remaining  100,000  shares vest on April 11, 2004.

            Empire  Resorts  and  Monticello  Realty  are  parties  to a  letter agreement,  dated  July 30,  2003,  pursuant  to which  Empire  Resorts  granted
Monticello  Realty the right to appoint up to two  observers  for each of Empire
Resorts'  board of  directors'  meetings for the lesser of (i) 36 months or (ii)
the first day on which Monticello Realty and its beneficial owners cease to own, together,  at least 5% of Empire Resorts'  outstanding common stock. In exchange for these board observation rights, Monticello Realty agreed to select Joseph E.
Bernstein,   Morad   Tahbaz  and   Arthur   Sonnenblick   as  the  three   board
representatives  that  Monticello  Realty is entitled to compel Robert A. Berman and  Scott A.  Kaniewski  to  support  under the  terms of that  certain  voting agreement  between  Americas  Tower  Partners,  Watertone  Holdings,  Monticello
Realty,  Robert A. Berman and Scott A.  Kaniewski.  See "The  Voting  Agreement"
beginning on page 64.

                              CORPORATE GOVERNANCE

            In  anticipation  of  the  consolidation,  Empire  Resorts  recently adopted a new code of ethics for its  executive  officers and  directors and new charters for each of its audit committee,  corporate  governance and nominations committee and compensation  committee. As Empire Resorts expects to grow rapidly in terms of  operations,  employees  and revenue  following  the  consolidation,
Empire  Resorts  believed that it was important to revise the documents  setting forth its corporate governance standards. Each of these new charters and code of ethics is summarized below.

SUMMARY OF CODE OF ETHICS

            The following  principles will apply to all principal  executive and senior financial officers:

            o   to act with honesty and integrity in fulfilling their duties and responsibilities;

                                      134

            o   to handle in an ethical manner all actual or apparent  conflicts of  interest  with  respect  to any  personal  and  professional relationships;

            o   to avoid any  personal  activities,  investments,  interests  or associations  that  interfere  or appear to  interfere  with the officer's good judgment or independent exercise of judgment;

            o   to avoid the actual or  appearance  of  personal  gain due to an officer's position or relationship with Empire Resorts;

            o   to  comply  with  any  applicable  government  laws,  rules  and regulations;

            o   to adhere to Empire Resorts' code of ethics; and

            o   not to engage in any  conduct  that  represents  a  conflict  of interest.

            If a principal  executive or senior  financial  officer has concerns regarding a real or potential  conflict of interest,  the officer should consult with a person designated by the audit committee regarding compliance and ethics.

            It is the  responsibility  of the  principal  executive  and  senior financial officers to assure that:

            o   all records and reports  fairly and  accurately  reflect  Empire
                Resorts' financial position and its respective transactions,  do not contain any false or misleading  information,  are supported by  accurate  documentation  and  are  in  accordance  with  any applicable law;

            o   there is full compliance with Empire Resorts' system of internal accounting controls;

            o   there are no transactions that are  intentionally  misclassified with respect to accounts departments or accounting periods; and

            o   no   information   has  been  concealed  from  any  internal  or
                independent auditors.

            Each principal executive and senior financial officer is responsible for bringing to the attention of the audit committee:

            o   any material information or public information  affecting Empire
                Resorts' disclosures, Securities and Exchange Commission filings or financial condition;

            o   any  significant  deficiencies  in the  design or  operation  of
                internal   controls  which  adversely   affect  Empire  Resorts'
                financial data;

            o   any  fraud  by  management  or  other  employees   significantly
                involved   with  Empire   Resorts'   financial   reporting   and
                disclosures or internal controls; and

                                      135

            o   any information  regarding  violations of the code of ethics, or any  securities  laws or other laws,  rules or  regulations,  by employees or agents of Empire Resorts.

            Any  conduct  that  represents  a conflict  of  interest is strictly prohibited.  In the event of a  violation  of Empire  Resorts'  code of  ethics,
Empire Resorts will take appropriate action designed to deter further wrongdoing and promote accountability.  The board of directors may waive the code of ethics provisions only with the specific written advice of counsel and, if appropriate, outside  auditors,  and only on the condition  that the waiver is  appropriately disclosed and mechanisms are in place to monitor the waiver.

SUMMARY OF CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE CHARTER

            PURPOSE

            The purpose of the corporate governance and nominations committee is to develop and oversee the corporate  governance  principles of Empire  Resorts, manage committee operations,  and report to the board of directors not less than once a year.

            ORGANIZATION

            The  members  of the  committee  will  be  composed  of  independent directors,  unless the Nasdaq rules allow otherwise. The board of directors will appoint the  initial 3 members.  Subsequent  members  will be  nominated  by the committee and appointed by the board of directors.  The board of directors  will determine the duration of the directors' service on the committee.

            Nasdaq rules allow for a  non-independent  director who is neither a current  officer  or  employee,  nor a person  who has the same  residence  as a current officer or employee,  nor is related by blood, marriage or adoption to a current officer or employee, to serve for up to two years, under exceptional and limited  circumstances,  so long as the  committee  already  has at least  three members, if the board of directors discloses all relevant information  regarding the  nomination  in  the  next  annual  meeting  proxy  statement  prior  to the appointment,  and  determines  that this  appointment is in the best interest of
Empire Resorts.

            Nasdaq rules further allow for a non-independent  director who is an officer and owns 20% or more of the company's  stock or voting power, so long as the  committee  already  has at least  three  members,  does  not  have  another non-independent  director,  and if the board of directors discloses all relevant information  regarding the nomination in the next annual meeting proxy statement prior  to the  appointment,  and  determines  this  appointment  is in the  best interest of the company.

            STRUCTURE AND PROCESS

            The  committee  will  meet at least  twice a year,  in  addition  to attending regularly  scheduled meetings of the board of directors.  The board of directors  will designate one  chairperson,  who will determine any voting ties.

                                      136

Further  meetings and actions will be taken by unanimous  written consent of the committee, or by the decision of the chairperson or the board of directors.

            DUTIES AND RESPONSIBILITIES

            The committee's duties and responsibilities are as follows:

            o   to  assist   the  board  of   directors   with  its  duties  and
                responsibilities;

            o   to make recommendations on the size of the board of directors or the  size  of  other  committees,  but  not  for  the  corporate governance and nominations committee;

            o   to  assist  in  selecting  and  identifying  potential  board of directors or other  committee  members and  recommend  qualified individuals in the case of vacancies,  but not for the corporate governance and nominations committee;

            o   to develop standards of independence for the board of directors;

            o   to monitor compliance with the standards of independence between directors and Empire Resorts, its subsidiaries and affiliates;

            o   to  establish  procedures  to evaluate  and oversee the board of directors and management;

            o   to   receive   interested-party   communications   directed   at
                non-management directors through the committee chairperson;

            o   to develop,  recommend and oversee  implementation  of corporate governance  principles  for Empire  Resorts,  and  review  these principles at least once a year;

            o   to review and  report to the board of  directors  the  corporate governance  implications  of any changes to the  charters of any board of directors' committees;

            o   to   prepare   and  issue  an  annual   committee   "performance
                evaluation"  that  compares  the  performance  of the  corporate governance and  nominations  committee with the  requirements of
                the   committee's   charter   and   make   recommendations   for
                improvements   of  the  corporate   governance  and  nominations
                committee charter; and

            o   to perform other express duties relating to corporate governance or the nomination of the board of directors and other  committee members.

            RESOURCES AND AUTHORITY OF THE COMMITTEE

            The corporate governance and nominations committee has the authority to make decisions it deems appropriate without seeking the approval of the board of directors or  management.  The authority to identify  director  candidates is vested solely with the corporate governance and nominations committee.

                                      137

            AMENDMENTS

            The corporate  governance and nominations  committee charter and its provisions can be amended or repealed by the board of directors.

SUMMARY OF AUDIT COMMITTEE CHARTER

            PURPOSE

            The  purpose  of  the  audit  committee  is to  oversee  the  annual independent  audit of Empire  Resorts'  financial  statements,  the  systems  of internal accounting and financial controls, the qualifications, independence and performance of the independent  auditor,  Empire Resorts'  compliance with legal
and  regulatory  requirements,   the  integrity  of  the  financial  statements,
financial  reporting  process  and  ethics  programs,  and to make the  board of directors aware of any significant  financial matters. It is not the committee's duty to plan or conduct  audits or to determine  the accuracy and  compliance of
Empire Resorts' financial statements and disclosures.

            COMMITTEE MEMBERSHIP

            The committee will be composed of at least three directors appointed by the board of directors. Subsequent members and vacancies will be nominated by the corporate governance committee and appointed by the board of directors.  The board of directors will determine the duration of the committee members' service on the  committee.  In  addition,  the board of  directors  will  designate  one chairperson,  who will determine any voting ties.  Further  meetings and actions will be taken by unanimous written consent of the committee,  or by the decision of the chairperson or the board of directors. The chairperson will report to the board of directors no less often than quarterly,  but more often if requested by the board of directors.

            All committee members must:

            o   be  independent   under  the  Nasdaq  rules,   unless  otherwise
                permitted under Nasdaq rules and the Sarbanes-Oxley Act of 2002;

            o   be able to understand fundamental financial statements;

            o   not be an affiliate of Empire  Resorts or any  subsidiaries,  as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as
                amended;

            o   not  accept  other  compensation  from  Empire  Resorts  or  its affiliates for any other services, except for services performed as a member of Empire Resorts' board of directors; and

            o   not own 20% or more of Empire Resorts' voting securities.

            Nasdaq  rules  allow  for a  non-independent  director  who is not a current  employee or an  immediate  family  member to serve for up to two years, under exceptional and limited circumstances, so long as he or she does not chair the  committee,  if the board of directors  discloses  all relevant  information regarding this  nomination in the next annual meeting proxy  statement  prior to

                                      138

the appointment, and determines that this appointment is in the best interest of
Empire Resorts.

            At least one committee member must have a professional certification in  accounting,  an  accounting  or  finance  background,  or  other  experience demonstrating the member's  financial  sophistication to be considered an "audit committee financial expert."

            COMMITTEE AUTHORITY, FUNCTIONS AND RESPONSIBILITIES

            The members of the audit  committee are not full-time  employees and do not represent themselves to be auditors or accountants.  The responsibilities and functions of the committee are as follows:

            o   oversight and sole authority over  independent  auditors,  audit engagements and procedures of independent auditors;

            o   annual review and evaluation of the audit committee  charter and the current and prospective independent auditors;

            o   to review with  management the timing and process for any active or  potential  audit  engagement  or any  significant  financial reporting issues;

            o   to look into the regular rotation of Empire Resorts' audit firm;

            o   to review and discuss with management,  the independent auditors and the  board of  directors  whether  to  include  the  audited statements in Empire Resorts' Form 10-KSB;

            o   to obtain  confirmation  from the independent  auditors that the audit  was  conducted  in  accordance  with  Section  10A of the
                Securities Exchange Act of 1934, as amended;

            o   to  review  and  discuss  with  management  and the  independent auditors the quarterly financial  statements prior to the filing of a Form 10-Q or Form10-QSB;

            o   to  inquire  and  discuss  the  impact of  current  or  proposed pronouncements  by the  Financial  Accounting  Standards  Board,
                American  Institute of Certified  Financial  Accountants and the
                Securities and Exchange Commission;

            o   to meet  separately  and  discuss any item  communicated  to the committee by the independent auditors;

            o   to review  quarterly  reports from the  independent  auditors on
                significant  written   communications  between  the  independent
                auditors and management;

            o   to evaluate the cooperation of the  independent  auditors and to insure the independent  auditors have full cooperation  relating to the conduct of the audit;

                                      139

            o   to review with management Empire Resorts' press releases;

            o   to obtain and review  from  management  its  analysis  of Empire
                Resorts' major  financial risks and exposures and steps taken to monitor and control such risks;

            o   to consult  with  Empire  Resorts and the  independent  auditors regarding the scope and quality of the  accounting and financial reporting controls;

            o   to establish  procedures for receiving and reviewing  complaints and  anonymous  submissions  regarding  accounting  or  auditing matters;

            o   to investigate,  review and report to the board of directors any
                proprietary  and  ethical   implications  of  any   transactions
                reported or disclosed to the committee;

            o   to meet at least once every  fiscal  quarter in order to discuss with  management  the annual  and  quarterly  audited  financial statements;

            o   to  meet  periodically  with  management,   the  chief  internal
                auditor,  and the  independent  auditors in order to discuss any matter  members of the  committee  believe  should be  discussed privately;

            o   to keep minutes of each meeting to be  distributed to members of the  committee,  members  of the  board  of  directors  and  the secretary of Empire Resorts;

            o   to produce an annual performance  evaluation comparing committee performance and requirements,  and to make  recommendations  for improvement to the charter; and

            o   to  perform  other  functions  and have  such  powers  as may be necessary.

            The independent  auditor team shall annually submit to the committee a formal written statement  regarding the  appropriateness of the fees billed in the last two fiscal years.

            RESOURCES AND AUTHORITY OF THE COMMITTEE

            The  committee is granted the  resources  and authority to discharge its duties and  responsibilities  without  seeking the  approval of the board of directors.

            AMENDMENTS

            The  board of  directors  may amend or  repeal  the audit  committee charter.

SUMMARY OF COMPENSATION COMMITTEE CHARTER

            PURPOSE

            The purpose of the  compensation  committee  charter is to discharge the  responsibilities  of the board of directors and to produce an annual report regarding executive compensation.

                                      140

            ORGANIZATION

            The committee will be composed of independent directors,  unless the
Nasdaq rules allow otherwise.  The board of directors will appoint the initial 3 members.  Subsequent members will be nominated by the committee and appointed by the board of directors.  The board of directors  will  determine the duration of the members' service on the committee.

            Nasdaq rules allow, under exceptional and limited circumstances, for a non-independent  director who is neither a current officer or employee,  nor a person living with a current officer or employee, nor related by blood, marriage or adoption to a current officer or employee,  to serve for up to two years as a member of the  committee,  so long as the  committee  already has at least three members,  and if the  board of  directors  discloses  all  relevant  information regarding the nomination and determines this appointment is in the best interest of Empire Resorts.

            STRUCTURE AND PROCESS

            The  committee  will  meet at least  twice a year,  in  addition  to attending regularly  scheduled meetings of the board of directors.  The board of directors  will designate one  chairperson,  who will determine any voting ties.
Further  meetings and actions will be taken by unanimous  written consent of the committee, or by the decision of the chairperson or the board of directors.  The committee may invite Empire Resorts' chief executive officer to participate, but not vote, in the meetings of the committee,  except for those meetings regarding the chief executive  officer and chief  executive  officer's  compensation.  The chief  executive  officer  is  barred  from any  meetings  regarding  the  chief executive officer's compensation.

            DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

            The committee's duties and responsibilities are:

            o   general compensation policies and programs;

            o   approval and sole determination of the chief executive officer's compensation, including long term incentive programs, subject to ratification by the board of directors;

            o   to evaluate  the chief  executive  officer's  performance  on an annual basis;

            o   to review,  approve,  recommend and oversee all proposed officer compensation, severance or termination payments;

            o   to recommend,  approve and oversee  incentive  compensation  and equity based plans,  issuances  and  amendments of tax qualified employee benefit or parallel  non-qualified  stock option plans, and regulatory compliance regarding compensation matters;

            o   to  produce  a  report  on  executive  compensation  for  Empire
                Resorts' annual report and proxy statement; and

                                      141

            o   to perform other duties or  responsibilities  expressly assigned by the board of directors regarding compensation programs.

            COMMITTEE REPORTS

            The committee will produce the following reports:

            o   annual report on executive compensation in Empire Resorts' proxy statement;

            o   annual  performance  evaluation  of  the  committee,   including
                comparison of current  performance  with the requirements of the committee charter;

            o   recommendations   for  any   improvements  to  the  compensation
                committee  charter;  and

            o   summary of actions taken at any committee meeting.

            RESOURCES AND AUTHORITY OF THE COMMITTEE

            The  committee is granted the  resources  and authority to discharge its duties and  responsibilities  without  seeking the  approval of the board of directors.

            AMENDMENTS

            The  board  of  directors  may  amend  or  repeal  the  compensation committee charter.

                                     EXPERTS

            The consolidated financial statements of Empire Resorts incorporated in this  information  statement/prospectus  by reference to the Annual Report on
Form 10-KSB of Empire Resorts for the year ended December 31, 2002, have been so incorporated  in  reliance  on the  report  of  Friedman  Alpren  &  Green  LLP, independent  accountants,  given on the  authority  of said firm as  experts  in auditing and accounting.

            The combined  financial  statements of Catskill  Development and its subsidiaries  included  in  this  information  statement/prospectus,  have  been audited by Bachrach,  Waschitz & Waschitz,  LLP, independent public accountants, and are included  herein in reliance  upon the reports of said firm and upon the authority of said firm as experts in accounting and auditing.

            The financial  statements of Monticello Raceway Development included in  this  information  statement/prospectus,  have  been  audited  by  Bachrach,
Waschitz & Waschitz,  LLP,  independent  public  accountants,  and are  included herein in reliance  upon the reports of said firm and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

            The  validity of the shares of Empire  Resorts'  common  stock to be issued in the  consolidation  will be passed  upon for Empire  Resorts by Olshan
Grundman Frome  Rosenzweig & Wolosky LLP, New York, New York,  counsel to Empire

                                      142

Resorts.   Certain  legal  matters  with  respect  to  the  federal  income  tax consequences  of the  consolidation  will also be passed upon by Olshan Grundman
Frome Rosenzweig & Wolosky LLP, New York, New York.

                       WHERE YOU CAN FIND MORE INFORMATION

            Empire Resorts is subject to the  informational  requirements of the
Securities  Exchange Act of 1934, as amended.  In accordance with the Securities
Exchange Act of 1934, as amended,  Empire  Resorts  files annual,  quarterly and special reports,  proxy statements and other information with the Securities and
Exchange  Commission.  You may read and copy any  reports,  statements  or other information  that  Empire  Resorts  has  filed at the  Securities  and  Exchange
Commission's public reference room at 450 Fifth Street, N.W.,  Washington,  D.C.
20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Empire Resorts'  Securities and Exchange  Commission filings are also  available  to the public from  commercial  retrieval  services  and at the website maintained by the Securities and Exchange Commission at WWW.SEC.GOV.

            Empire  Resorts has filed a  registration  statement  on Form S-4 to register  with the  Securities  and  Exchange  Commission  the  shares of Empire
Resorts'  common stock to be issued in the  consolidation.  This prospectus does not contain all of the information in the registration statement.  You will find additional information about Empire Resorts in the registration  statement.  Any
statements  made  in  this  information   statement/prospectus   concerning  the
provisions of legal documents are not  necessarily  complete and you should read the  documents  which are filed as exhibits  to the  registration  statement  or otherwise filed with the Securities and Exchange Commission.

            This  information  statement/prospectus  is accompanied by a copy of
Empire  Resorts'  Annual  Report on Form 10-KSB for the year ended  December 31,
2002,  Empire  Resorts'  Proxy  Statement  dated  February 21, 2003 for its 2003
Annual Meeting of  Stockholders  on Schedule 14A and Empire  Resorts'  Quarterly
Report on Form 10-QSB for the three months ended June 30, 2003.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

            This  information   statement/prospectus   incorporates   documents,
including  important business and financial  information,  by reference that are not  part  of this  information  statement/prospectus  or  delivered  with  this information  statement/prospectus.  This means that Empire Resorts is disclosing important information to you by referring you to those documents.  You should be aware that  information  in a document  incorporated  by reference may have been modified or superseded by information  that is included in other  documents that were  filed at a later  date and which are also  incorporated  by  reference  or included in this information statement/prospectus.

            Empire Resorts has filed the following documents with the Securities and Exchange Commission and they are incorporated herein by reference:

            o   Quarterly  Report on Form  10-QSB for the fiscal  quarter  ended
                June 30, 2003;

                                      143

            o   Amendment  No. 1 to  Quarterly  Report  on Form  10-QSB  for the
                fiscal quarter ended March 31, 2003;

            o   Quarterly  Report on Form  10-QSB for the fiscal  quarter  ended
                March 31, 2003;

            o   Annual Report on Form 10-KSB for the fiscal year ended  December
                31, 2002;

            o   Current  Report of  Empire  Resorts  on Form 8-K dated  July 30,
                2003;

            o   Current  Report of  Empire  Resorts  on Form 8-K dated  July 10,
                2003;

            o   Current  Report of  Empire  Resorts  on Form 8-K dated  June 24,
                2003;

            o   Current Report of Empire Resorts on Form 8-K dated May 16, 2003;

            o   Current  Report of Empire  Resorts  on Form 8-K dated  April 21,
                2003;

            o   Current  Report of Empire  Resorts  on Form 8-K dated  April 14,
                2003;

            o   Current  Report of Empire  Resorts  on Form 8-K dated  April 11,
                2003;

            o   Current  Report of  Empire  Resorts  on Form 8-K dated  April 7,
                2003;

            o   Current  Report of Empire  Resorts  on Form 8-K dated  March 24,
                2003;

            o   Current  Report of Empire  Resorts  on Form 8-K dated  March 18,
                2003;

            o   Current  Report of Empire  Resorts on Form 8-K/A dated  February
                21, 2003;

            o   Current  Report of Empire Resorts on Form 8-K dated February 21,
                2003;

            o   Current  Report of Empire Resorts on Form 8-K dated February 13,
                2003;

            o   Current  Report of Empire  Resorts on Form 8-K/A dated  February
                10, 2003;

            o   Current  Report of Empire  Resorts on Form 8-K dated February 4,
                2003;

            o   Current  Report of Empire  Resorts on Form 8-K dated January 17,
                2003;

            o   Current Report of Empire Resorts on Form 8-K/A dated January 16,
                2003; and

            o   Description  of Empire  Resorts'  common stock  contained in its
                Registration  Statement  on  Form  8-A12B,  as  filed  with  the
                Securities and Exchange Commission on June 20, 2001.

            All  additional  documents  that  Empire  Resorts  may file with the
Securities and Exchange  Commission  pursuant to Sections  13(a),  13(c),  14 or
15(d) of the  Securities  Exchange Act of 1934, as amended,  between the date of

                                      144

this information  statement/prospectus and the termination of the offering shall be  deemed  to be  incorporated  by  reference  herein  and to be a part of this prospectus  from the date of filing of such documents or reports.  Any statement contained  herein or in a document  incorporated  by  reference  or deemed to be incorporated by reference into this  information  statement/prospectus  shall be deemed to be modified or  superseded  for  purposes  of this  prospectus  to the extent that a statement contained in any other subsequently filed document which also  is or is  deemed  to be  incorporated  by  reference  herein  modifies  or supersedes  such statement.  Any such statement so modified or superseded  shall not be deemed,  except as modified or  superseded,  to constitute a part of this prospectus.

            Documents   incorporated   by   reference   into  this   information
statement/prospectus  are  available  from Empire  Resorts  without  charge upon written or oral request at the address or phone number provided below.  Exhibits
to    documents    incorporated    by    reference    into   this    information
statement/prospectus   will  only  be   furnished   if  they  are   specifically
incorporated  by reference into this document.  If you request any  incorporated documents from Empire  Resorts,  they will be mailed to you by first class mail, or another  equally  prompt  means,  within one business day after the date your request is received.

                              Empire Resorts, Inc.
                             c/o Monticello Raceway
                                   Route 17B
                                 P.O. Box 5013
                           Monticello, New York 12701
                            (845) 794-4100, ext. 478
                         Attention: Corporate Secretary

                                      145

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law ("DGCL"), as the
same exists or may hereafter be amended,  provides  that a Delaware  corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened,  pending or completed  action,  suit or  proceeding,  whether civil, criminal,  administrative  or  investigative  (other than an action by or in the right of such corporation),  by reason of the fact that such person is or was an officer, director,  employee or agent of such corporation,  or is or was serving at the request of such corporation as a director,  officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees),  judgments,  fines and amounts paid in settlement actually and reasonably  incurred  by such person in  connection  with such  action,  suit or proceeding,  provided  such person acted in good faith and in a manner he or she reasonably  believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding,  had no reasonable cause to believe  that his or her  conduct was  illegal.  A Delaware  corporation  may indemnify any persons who are, were or are threatened to be made, a party to any threatened,  pending  or  completed  action  or suit by or in the  right  of the corporation  by reason of the fact that such  person  was a  director,  officer, employee  or agent of such  corporation,  or is or was serving at the request of
such  corporation  as  a  director,   officer,  employee  or  agent  of  another
corporation  or  enterprise.  The  indemnity  may  include  expenses  (including attorneys'  fees) actually and reasonably  incurred by such person in connection with the  defense or  settlement  of such action or suit,  provided  such person acted in good faith and in a manner he or she  reasonably  believed  to be in or
not   opposed  to  the   corporation's   best   interests,   provided   that  no
indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director,  employee or agent is  successful  on the merits or  otherwise  in the defense of any action referred to above,  the corporation  must indemnify him or her  against  the  expenses  which such  officer or director  has  actually  and reasonably incurred.

            DGCL Section 145 further  authorizes a  corporation  to purchase and maintain  insurance  on behalf of any person who is or was a director,  officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation or enterprise,  against any liability  asserted  against him or her and incurred by him or her in any  such  capacity,  arising  out of his or her  status  as such, whether or not the  corporation  would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

            Empire  Resorts'  Certificate  of  Incorporation,  as  amended,  and
Amended and  Restated  By-laws  (the  "By-laws")  limit,  to the maximum  extent permitted by DGCL, the personal  liability of directors for monetary damages for breach  of their  fiduciary  duties  as a  director,  except  for (i)  liability resulting from a breach of the  director's  duty of loyalty to Empire Resorts or its  stockholders,  (ii) acts or omissions  which are not in good faith or which involve  intentional  misconduct or a knowing  violation of law,  (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in
Section 174 of the DGCL or (iv) a transaction from which the director derived an improper personal  benefit.  Empire Resorts'  Certificate of Incorporation  also provides  mandatory  indemnification  for the  benefit of  Empire's  current and

                                      II-1

former  directors and officers and for the benefit of Empire Resorts'  employees and agents, in each instance to the fullest extent permitted by Delaware law, as it may be amended from time to time.

            The By-laws  also provide that Empire  Resorts  will  indemnify  its directors,  officers,  employees  and agents  upon the  determination  that such person has met the applicable standard of conduct under Delaware law as restated
in the By-laws.  The determination  that the applicable  standard of conduct has been met shall be made (1) by the Board of  Directors  by a  majority  vote of a quorum  consisting  of directors  who were not parties to such  action,  suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, by a quorum of disinterested  directors,  or (3) by independent  legal counsel in a written  opinion,  or (4) by the  stockholders.  To the extent  that a director, officer,  employee or agent of Empire Resorts has been  successful on the merits or  otherwise  in defense of any  action,  suit or  proceeding,  whether  civil, criminal,  administrative or investigative (hereinafter a "proceeding"),  Empire
Resorts will  indemnify him against  expenses  without the necessity of making a determination  of whether or not that person has met the applicable  standard of conduct.

            The By-laws  allow  Empire  Resorts to pay in advance  all  expenses incurred by a director,  officer,  employee or agent in defending any proceeding in which such expenses  within the scope of the  indemnification  provisions are incurred in advance of final  disposition,  upon an undertaking by such party to repay such  expenses,  if it is  ultimately  determined  that such party was not entitled to indemnity by Empire Resorts.  The By-laws also permit Empire Resorts to provide any other  indemnification  and advancement of expenses  permitted by law and  permit  Empire  Resorts to provide  any  additional  rights to which an indemnified  person  may be  entitled  under  any  by-law,  agreement,  vote  of stockholders  or  disinterested  directors  or  otherwise.  Indemnification  and advancement  of  expenses  provided  in  the  By-laws  shall,  unless  otherwise provided,  continue  as to a person  who has ceased to be a  director,  officer, employee  or agent  and  shall  inure to the  benefit  of such  person's  heirs, executors and administrators.

            The By-laws provide, for the purposes of the Indemnity Section, that references  to "the  Corporation"  shall  include,  in addition to the resulting corporation,  any  constituent  corporation  (including  any  constituent  of  a constituent)  absorbed  in a  consolidation  or merger  which,  if its  separate existence  had  continued,  would have had power and  authority to indemnify its directors,  officers,  employees  or agents,  so that any person who is or was a director,  officer, employee or agent of such constituent corporation,  or is or was  serving  at the  request of such  constituent  corporation  as a  director, officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise, shall stand in the same position under the provisions of the  Indemnity  Section  of the  By-laws  with  respect to the  resulting  or surviving  corporation  as he  would  have  with  respect  to  such  constituent corporation if its separate existence had continued.

            In addition,  Empire Resorts has entered into employment  agreements with certain of its officers providing additional indemnification benefits. From time to time,  officers  and  directors  may be  provided  with  indemnification agreements that are consistent with the foregoing provisions.

                                      II-2

            Empire  Resorts has policies of directors'  and officers'  liability insurance  which insure  directors  and  officers  against the costs of defense, settlement and/or payment of judgment under certain circumstances.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

            The  following  is a list  of  Exhibits  included  as  part  of this
Registration Statement.

Exhibits and Financial Statement Schedules
------------------------------------------

Exhibit
Number       Description
------       -----------

2.1*         Securities  Contribution  Agreement,  dated  as of  July  3,  2003,
             between  Empire  Resorts,   Inc.,  Catskill  Development,   L.L.C.,
             Americas Tower Partners and BKB, LLC
2.2**        Amendment No. 1 to Securities Contribution  Agreement,  dated as of
             September  ___,  2003,  between  Empire  Resorts,   Inc.,  Catskill
             Development, L.L.C., Americas Tower Partners, BKB, LLC, the members of  Catskill  Development,  L.L.C.  and the  members of  Monticello
             Raceway Development Company, LLC
4.1          Form of Common Stock Certificate (Incorporated by reference,  filed with Company's  Registration Statement filed on Form SB-2 (File No.
             33-64236) filed with the Commission on June 10, 1993 and as amended on  September  30,  1993,  October 25,  1993,  November 2, 1993 and
             November 4, 1993,  which  Registration  Statement  became effective
             November 5, 1993. Such  Registration  Statement was further amended by Post Effective Amendment filed on August 20, 1999.)
5.1**        Legality Opinion
8.1**        Tax Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
10.1         1993 Stock  Option  Plan  (Incorporated  by  reference,  filed with
             Company's  Registration  Statement  filed on Form  SB-2  (File  No.
             33-64236) filed with the Commission on June 10, 1993 and as amended on  September  30,  1993,  October 25,  1993,  November 2, 1993 and
             November 4, 1993,  which  Registration  Statement  became effective
             November 5, 1993. Such  Registration  Statement was further amended by Post Effective Amendment filed on August 20, 1999.)
10.2         1998 Stock Option Plan (Incorporated by reference, filed with Proxy
             Statement pursuant to Section 14(a) of the Securities  Exchange Act of 1934, as amended, filed with the Commission on August 25, 1999.)
10.3         Amended and Restated Contribution  Agreement,  dated as of February
             8, 2002, by and between Alpha Hospitality Corporation and Watertone
             Holdings,  L.P. (Incorporated by reference,  filed as an exhibit to
             Form 8-K filed by Alpha  Hospitality  Corporation  on February  26,
             2002.)

                                      II-3

Exhibit
Number       Description
-------      -----------

10.4**       Amended and Restated  Employment  Agreement between Empire Resorts,
             Inc. and Robert A. Berman dated ________________, 2003
10.5**       Amended and Restated  Employment  Agreement between Empire Resorts,
             Inc. and Scott A. Kaniewski dated ________________, 2003
10.6**       Tag-Along  Agreement,  dated as of March 12,  2002,  by and between
             Bryanston and Watertone Holdings L.P.
10.7         Irrevocable  Proxy for Meeting of Shareholders of Alpha Hospitality
             Corporation,  dated April 30, 2002, given by Bryanston to Watertone
             Holdings,  L.P. (Incorporated by reference,  filed as an exhibit to
             Form 8-K filed by Alpha Hospitality Corporation on May 1, 2002.)
10.8         Recapitalization   Agreement  by  and  between  Alpha   Hospitality
             Corporation, Alpha Monticello, Inc., Bryanston Group, Inc., Stanley
             Tollman,  Beatrice  Tollman  and  Monty  Hundley  (Incorporated  by
             reference,  filed  as  an  exhibit  to  Form  8-K  filed  by  Alpha
             Hospitality Corporation on December 10, 2002.)
13.1**       Form 10-KSB for the year ending 12/31/02, as amended to date
13.2**       Forms 10-QSB for the quarter ending 06/30/2003
13.3**       Proxy  Statement  on Schedule  14A for the 2003  Annual  Meeting of
             Stockholders
14.1*        Code of Ethics
23.1*        Consent of Friedman Alpren and Green LLP
23.2*        Consent of Bachrach, Waschitz & Waschitz, LLP
23.3*        Consent of Kane Reece Associates, Inc.
23.4**       Consent  of  Olshan   Grundman  Frome   Rosenzweig  &  Wolosky  LLP
             (contained in Exhibit 5.1)
24.1*        Power of Attorney

--------------
*  Filed herewith.
** To be filed by amendment.

ITEM 22.    UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (a) Rule 415 Offering.  If the small business  issuer is registering securities  under Rule 415 of the Securities Act, that the small business issuer will:

                (1)  File,  during  any  period  in  which  it  offers  or sells securities, a post-effective amendment to this registration statement to:

                     (i) Include any prospectus  required by section 10(a)(3) of the Securities Act;

                     (ii) Reflect in the  prospectus  any facts or events which, individually or together,  represent a fundamental  change in the information in the  registration  statement.  Notwithstanding  the foregoing,,  any increase or decrease  in  volume  of  securities  offered  (if the  total  dollar  value  of securities  offered  would not exceed that which was  registered)  any deviation

                                      II-4

from  the  low or  high  end of the  estimated  maximum  offering  range  may be reflected in the form of prospectus  filed with the Commission  pursuant to Rule
424(b) if, in the aggregate,  the changes in volume and price  represent no more than a 20%  change  in the  maximum  aggregate  offering  price set forth in the
"Calculation of Registration Fee" table in the effective registration statement;
and

                     (iii)   Include   any   additional   or  changed   material
information on the plan of distribution.

                        NOTE:  Small  business  issuers  do not need to give the
            statements in paragraphs  (a)(1) (i) and  (a)(1)(ii) of this Item if the  registration  statement is on Form S-3 or S-8  (ss.ss.239.13 or
            239.16b  of  this  chapter),  and  the  information  required  in  a post-effective  amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

                 (2) For  determining  liability under the Securities Act, treat each post-effective  amendment as a new registration statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

                 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (b) WARRANTS AND RIGHTS OFFERINGS. If the small business issuer will offer the securities to existing  security  holders under warrants or rights and the small business issuer will reoffer to the public any securities not taken by security  holders,  with any  modifications  that suit the particular  case--The small  business  issuer will  supplement  the  prospectus,  after the end of the subscription  period,  to include the  results of the  subscription  offer,  the transactions by the underwriters  during the subscription  period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms  different  from those on the cover page of the  prospectus,  the small business issuer will file a post-effective  amendment to state the terms of such offering.

            (c)  COMPETITIVE  BIDS.  If the small  business  issuer is  offering securities at competitive  bidding,  with  modifications  to suit the particular case, the small business issuer will:

                 (1) use its best  efforts to  distribute  before the opening of bids, to prospective bidders,  underwriters, and dealers, a reasonable number of copies  of a  prospectus  that meet the  requirements  of  section  10(a) of the
Securities Act, and relating to the securities  offered at competitive  bidding, as contained in the registration statement, together with any supplements; and:

                 (2) file an amendment to the registration  statement reflecting the result of bidding,  the terms of the  reoffering  and related  matters where required by the applicable form, not later than the first use, authorized by the issuer  after the opening of bids,  of a prospectus  relating to the  securities offered at  competitive  bidding,  unless the issuer  proposes no further public offering of such securities by the issuer or by the purchasers.

            (d) EQUITY OFFERINGS OF NONREPORTING  SMALL BUSINESS  ISSUERS.  If a
small business  issuer that before the offering had no duty to file reports with the  Commission  under section 13(a) or 15(d) of the Exchange Act is registering

                                      II-5

equity  securities  for sale in an  underwritten  offering--The  small  business issuer  will  provide  to  the  underwriter  at  the  closing  specified  in the underwriting agreement certificates in such denominations and registered in such names  as  required  by the  underwriter  to  permit  prompt  delivery  to  each purchaser.

            (e)  Request  for  acceleration  of  effective  date.  If the  small business  issuer  will  request  acceleration  of  the  effective  date  of  the registration  statement  under Rule 461 under the  Securities  Act,  include the following:

                        "Insofar  as  indemnification  for  liabilities  arising
            under the  Securities  Act of 1933 (the "Act") may be  permitted  to directors,  officers and  controlling  persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business  issuer  has  been  advised  that  in  the  opinion  of the
            Securities and Exchange  Commission such  indemnification is against
            public   policy  as  expressed   in  the  Act  and  is,   therefore,
            unenforceable."

            In  the  event  that  a  claim  for  indemnification   against  such
liabilities  (other  than the payment by the small  business  issuer of expenses incurred  or paid by a  director,  officer  or  controlling  person of the small business issuer in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities  being  registered,  the small  business  issuer will,  unless in the opinion of its counsel  the matter has been  settled by  controlling  precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities
Act and will be governed by the final adjudication of such issue.

            (f) If the issuer relies on 430A under the Securities  Act, that the small business issuer will:

                (1) For  determining  any liability  under the  Securities  Act, treat the information  omitted from the form of prospectus filed as part of this registration  statement  in reliance  upon Rule 430A and  contained in a form of prospectus  filed by the small business issuer under Rule 424(b)(1),  or (4), or
497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                (2) For  determining  any liability  under the  Securities  Act, treat each post-effective  amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that  offering  of the  securities  at that  time as the  initial  bona fide offering of those securities.

            The undersigned  registrant hereby undertakes to respond to requests for information  that is incorporated by reference into the prospectus  pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such  request,  and to send the  incorporated  documents  by first class mail or other equally  prompt means.  This includes  information  contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            The undersigned registrant hereby undertakes to supply by means of a post-effective  amendment  all  information  concerning a  transaction,  and the

                                      II-6

company  being  acquired  involved  therein,  that  was not the  subject  of and included in the registration statement when it became effective.

                                      II-7

                                   SIGNATURES

            Pursuant to the  requirements  of the Securities Act, the registrant has duly caused this  registration  statement  to be signed on its behalf by the undersigned,  thereunto duly  authorized,  in the City of New York, State of New
York, on September 26, 2003.

                                        Empire Resorts, Inc.
                                        (Registrant)

                                        By: /s/ Robert A. Berman
                                            ------------------------
                                            Robert A. Berman
                                            Chief Executive Officer

                                POWER OF ATTORNEY

            Know all men by these  presents,  that each person  whose  signature appears  below hereby  constitutes  and  appoints  Robert A. Berman and Scott A.
Kaniewski  his true and lawful  attorney-in-fact  and agent,  with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities,  to sign any and all amendments to this Form S-4 and to file the same, with exhibits  thereto,  and other documents in connection  therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent  full power and  authority  to do and  perform  each and every act and thing  requisite  and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact  and  agent or either of them,  or their or his  substitute  or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

Signature                    Title                             Date
---------                    -----                             ----

                              Chief Executive Officer and
                              Director (Principal Executive
/s/ Robert A. Berman          Officer)                         September 26, 2003
-----------------------
Robert A. Berman

                              Chief Financial Officer
                              (Principal Accounting and
/s/ Scott A. Kaniewski        Financial Officer)               September 26, 2003
-----------------------
Scott A. Kaniewski

/s/ David Matheson            Chairman of the Board and
-----------------------       Director                         September 26, 2003
David Matheson

/s/ David P. Hanlon           Vice Chairman of the Board
----------------------        and Director                     September 26, 2003
David P. Hanlon

                                      II-8

Signature                    Title                             Date
---------                    -----                             ----

/s/ Morad Tahbaz             President and Director            September 26, 2003
----------------------
Morad Tahbaz

/s/ Paul A. deBary           Director                          September 26, 2003
----------------------
Paul deBary

/s/ John Sharp               Director                          September 26, 2003
----------------------
John Sharp

/s/ Ralph J. Bernstein       Director                          September 26, 2003
----------------------
Ralph J. Bernstein

/s/ Arthur I. Sonnenblick    Director                          September 26, 2003
-------------------------
Arthur I. Sonnenblick

/s/ Joseph E. Bernstein      Director                          September 26, 2003
-------------------------
Joseph Bernstein

                                      II-9

     INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF CATSKILL DEVELOPMENT, LLC

  INDEX TO FINANCIAL STATEMENTS OF MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC

                                      F-1

                         REPORT OF INDEPENDENT AUDITORS

To the Members of
Catskill Development, LLC

We have  audited  the  accompanying  consolidated  balance  sheets  of  Catskill
Development,  LLC as of December 31, 2002 and 2001, and the related consolidated income statements, changes in member's equity and cash flows for the years ended
December 31, 2002 and 2001. These financial statements are the responsibility of the Company's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in  accordance  with United  States  generally  accepted auditing  standards.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  consolidated   financial  position  of  Catskill
Development,  LLC at December 31, 2002 and 2001, and the consolidated results of its  operations  and its cash flows for the years  ended  December  31, 2002 and
2001, in conformity with United States generally accepted accounting principles.

/s/ Bachrach, Waschitz & Waschitz, LLP

June 25, 2003

                                      F-2

                            Catskill Development, LLC
                           Consolidated Balance Sheets
                           December 31, 2002 and 2001

                                                                 December 31, 2002         December 31, 2001
                                                                 -----------------         -----------------
ASSETS

Current Assets:
   Cash & Cash Equivalents                                        $   643,864                   1,358,469
   Restricted Cash                                                     42,376                      78,070
   Other Current Assets                                             1,368,792                     806,306
                                                                  -----------                 -----------
     Total Current Assets                                           2,055,032                   2,242,845
                                                                  -----------                 -----------
Net Property and Equipment                                          5,856,246                   6,443,420

                                                                  -----------                 -----------
Real Estate Development                                             6,068,469                   5,740,599
                                                                  -----------                 -----------

Total Assets                                                      $13,979,747                  14,426,864
                                                                  ===========                 ===========

LIABILITIES AND MEMEBERS' EQUITY

Current Liabilities:
   Accounts Payable and Accrued Expenses                          $ 2,585,909                   1,720,227
                                                                  -----------                 -----------

     Total Current Liabilities                                      2,585,909                   1,720,227

                                                                  -----------                 -----------
Long-Term Debt:
   Notes Payable                                                    6,821,375                   6,201,250
                                                                  -----------                 -----------
     Total Long-Term Debt                                           6,821,375                   6,201,250
                                                                  -----------                 -----------

Members' Equity                                                     4,572,463                   6,505,387
                                                                  -----------                 -----------

Total Liabilities and Members' Equity                             $13,979,747                  14,426,864
                                                                  ===========                 ===========

                       Bachrach, Waschitz & Waschitz, LLP
                 See Notes To Consolidated Financial Statements

                                      F-3

                            Catskill Development, LLC
                         Consolidated Income Statements
                 For the Years Ended December 31, 2002 and 2001

                                                 December 31, 2002     December 31, 2001
                                                 -----------------     ------------------

Revenues                                           $ 11,366,441             10,533,803
                                                   ------------           ------------

Costs and Expenses
   Purses, Awards and Other                           3,932,168              3,700,717
   General and Administrative                         7,990,892              7,596,578
   Depreciation                                         755,601                743,716
   Interest                                             620,704                564,024
                                                   ------------           ------------

   Total Costs and Expenses                          13,299,365             12,605,035
                                                   ------------           ------------

        Net (Loss)                                 $ (1,932,924)            (2,071,232)
                                                   ============           ============

                       Bachrach, Waschitz & Waschitz, LLP
                 See Notes To Consolidated Financial Statements

                                      F-4

                            Catskill Development, LLC
                      Consolidated Statements of Cash Flows
                 For the Years Ended December 31, 2002 and 2001

                                                                     December 31, 2002         December 31, 2001
                                                                     -----------------         -----------------

Operating Activities:
   Net Loss                                                           $(1,932,924)                (2,071,232)
     Adjustments to reconcile net loss to net cash
     Provided(Used) by operating activities:
       Depreciation                                                       755,601                    743,716
       Loss on Asset Disposal                                               2,819                       --
       Accrued Interest Not Paid                                          620,125                    563,750

   (Increase) Decrease in:
     Restricted Cash                                                       35,694                    213,052
     Other Current Assets                                                (562,486)                  (126,507)

   Increase (Decrease) in:
     Accounts Payable and Accrued Expenses                                865,682                    144,125
                                                                      -----------                -----------

          Net Cash Used by Operating Activities                          (215,489)                  (533,096)
                                                                      -----------                -----------

Investing Activities:
   Purchase of Property, Plant and Equipment                             (171,246)                  (143,521)
   Real Estate Development                                               (327,870)                  (111,465)
                                                                      -----------                -----------

          Net Cash Used in Investing Activities                          (499,116)                  (254,986)
                                                                      -----------                -----------

Financing Activities:
   Member Contributions                                                      --                    1,024,800
                                                                      -----------                -----------

         Net Cash Provided by Financing Activities                           --                    1,024,800
                                                                      -----------                -----------

Net Increase (Decrease) in Cash                                          (714,605)                   236,718
Cash at Beginning of Year                                               1,358,469                  1,121,751
                                                                      -----------                -----------

Cash at End of Year                                                   $   643,864                  1,358,469
                                                                      ===========                ===========

Supplemental Disclosures:
  Interest Paid                                                       $       579                        274

                       Bachrach, Waschitz & Waschitz, LLP
                 See Notes To Consolidated Financial Statements

                                      F-5

                           Catskill Development, LLC
              Consolidated Statements of Changes in Member's Equity
                 For the Years Ended December 31, 2002 and 2001

                                              Preferred                   Other                                Total
                                               Capital                   Capital        Accumulated            Members
                                            Contributions             Contributions      Deficit               Equity
                                            ------------          ------------         ------------          ------------

Balance December 31, 2000                   $ 15,703,893                   400           (8,152,474)            7,551,819

Capital Contributions                          1,024,800                  --                   --               1,024,800

Net (Loss)                                          --                    --             (2,071,232)           (2,071,232)
                                            ------------          ------------         ------------          ------------

Balance December 31, 2001                     16,728,693                   400          (10,223,706)            6,505,387

Capital Adjustment                                (3,900)                3,900                 --

Net (Loss)                                          --                    --             (1,932,924)           (1,932,924)
                                            ------------          ------------         ------------          ------------

Balance December 31, 2002                   $ 16,724,793                   400          (12,152,730)            4,572,463
                                            ============          ============         ============          ============

                       Bachrach, Waschitz & Waschitz, LLP
                 See Notes To Consolidated Financial Statements

                                      F-6

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

1.   SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     This summary of significant  accounting  policies of Catskill  Development,
     LLC (the  Company) is presented to assist in  understanding  the  Company's
     financial   statements.    The   financial   statements   and   notes   are
     representations  of the Company's  management who is responsible  for their integrity and objectivity.  These accounting  policies conform to generally accepted  accounting  principles and have been consistently  applied in the preparation of the financial statements.

     A.   Organization and Business Activity
          ----------------------------------

     In October 1995,  Catskill  Development,  LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American
     Casino  in  Monticello,  New York (the  "Casino  Project").  The  Company's
     business  plan  envisioned  three  distinct  lines of  business:  a) casino activities; b) real estate related activities; and c) the gaming operations related to Monticello  Raceway (the  "Raceway")  including  pari-mutuel and future  Video  Lottery  Terminal  ("VLT")  operations.  Monticello  Raceway
     Management.  Inc.  (MRMI),  a  New  York  Corporation,  is a  wholly  owned
     subsidiary  and  was  formed  to  hold  the  pari-mutuel  license.   Mohawk
     Management, LLC (MM), a New Your Limited Liability Company, is 60% owned by the  Company  and was  formed  to  manage  the  St.  Regis  Mohawk  Casino.
     Monticello  Casino  Management,  LLC (MCM),  a New York  Limited  Liability
     Company,  is 60% owned by the  Company  and was  formed to manage any other
     Native American Casino at the Raceway. Both MM and MCM are inactive at this time.

     Currently,  the Company conducts pari-mutuel wagering on live race meetings for Standard  bred horses and  participates  in intrastate  and  interstate simulcast  wagering at the Raceway in  Monticello,  New York. The Company's
     operations  are  subject to  regulation  by the New York  State  Racing and
     Wagering Board.

     The Company  continues to pursue a Native  American  Casino  Project at the
     Raceway. However, to this point it has been unsuccessful (see Note 6).

     B.   Principles of Consolidation
          ---------------------------

     The accompanying  consolidated financial statements include the accounts of
     the  Company  and  its  wholly   owned   subsidiary,   Monticello   Raceway
     Managements,  Inc, Mohawk Management, LLC and Monticello Casino Management,
     LLC.  All  significant  intercompany  balances and  transactions  have been eliminated in consolidation.

                                      F-7

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

     C.   Use of Estimates
          ----------------

     The  preparation  of financial  statements  in conformity  with  accounting principles  generally  accepted  in the United  States of America  required management  to make  estimates  and  assumptions  that affect the  reported amounts of assets and liabilities  and disclosure of contingent  assets and liabilities  at the  dates of the  financial  statements  and the  reported amounts of revenues  and  expenses  during the  reporting  periods.  Actual results could differ from those estimated.

     D.   Concentrations of Credit Risk
          -----------------------------

     The Company maintains significant cash balances with financial institutions in  excess of the  insurance  provided  by the  Federal  Deposit  Insurance
     Corporation (FDIC).

     The Company,  in the normal  course of business,  settles  wagers for other racetracks and is thereby exposed to credit risk. However,  receivables are generally not a significant  portion of the Company's  total assets and are comprised of a large number of accounts.

     E.   Cash and Cash Equivalents
          -------------------------

     Cash and cash  equivalents  include  cash on account,  demand  deposits and certificates of deposits with original maturities of less than three months at acquisition.

    F.    Restricted Cash
          ---------------

     Under New York States  Racing,  Pari-Mutuel  Wagering  and Breeding Law the
     track is  obliged  to  withhold a certain  percentage  of certain  types of wagers  towards  the  establishment  of a pool of money the use of which is restricted to the funding of approved capital improvements,  repairs and/or certain  advertising  expenses.  Periodically  during  the year  the  track petitions  the  Racing  and  Wagering  Board  to  certify  that  the  noted
     expenditures are eligible for re-imbursement  from the capital  improvement fund.  The  unexpended  balance is shown as restricted  cash on the balance sheet.

     G.   Property and Equipment
          ----------------------

     Plant and equipment are recorded at cost.  Depreciation is calculated using the  straight-line  basis over the  estimated  useful  lives of the related assets as follows: 15 years for grandstands and buildings, 5 to 7 years for

                                      F-8

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

     equipment and 7 years for furniture and fixtures.

     H.   Real Estate Development
          -----------------------

     In  connection  with its real estate  activities,  the Company  capitalizes certain legal,  architectural,  engineering and environmental study fees as well as other costs directly related to the development of its real estate.
     (See Note 2)

     I.   Impairment of Assets
          --------------------

     In the event that facts and circumstances indicate that the carrying amount of tangible  assets or groups of assets may be impaired,  an  evaluation of recoverability  would be  performed.  If an  evaluation  is  required,  the estimate future undiscounted cash flows associated with the assets would be compared to the assets'  carrying  amount to determine  if a write-down  to market  value or  discounted  cash flow value is required.  Management  has determined that no impairment of assets has occurred.

     J.   Inventory
          ---------

     Inventory  is recorded at the lower of cost or market on a first in,  first out basis.

     K.   Revenue Recognition
          -------------------

     Wagering  revenues are  recognized  gross of purses,  stakes and awards and pari-mutual  wagering taxes.  The costs relating to these amounts are shown as "Purses, Awards and Other" in the accompanying Income Statements.

     L.   Advertising
          -----------

     The  Company  expenses  the costs of  general  advertising,  promotion  and marketing programs at the time the costs are incurred.

     M.   Income Taxes
          ------------

     The  Company  was formed as a limited  liability  company and elected to be treated as a partnership  for tax purposes,  and thus no income tax expense is  recorded  in the  statements.  Income  of the  Company  is taxed to the members  in their  respective  returns.  All  income  from  the 100%  owned subsidiary  is passed  to the  Company  because  of a  management  contract
     between  the  companies.   Therefore  no  tax  accrual  is  needed  on  the
     subsidiary's records.

                                      F-9

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

2.   FIXED ASSETS
     ------------

                                               December 31, 2002              December 31, 2001
                                               -----------------              -----------------
Land                                                 $   770,000                       770,000
Buildings & Improvements                               8,517,724                     8,414,664
Furniture, Fixtures & Equipment                        1,253,302                     1,195,613
                                                     -----------                   -----------
Subtotal                                              10,541,026                    10,380,277
Less: Accumulated Depreciation                         4,684,780                     3,936,857
                                                     -----------                   -----------
Net Property and Equipment                           $ 5,856,246                     6,443,420
                                                     ===========                   ===========

     Depreciation  expense was $755,601 for the year ended December 31, 2002 and
     $743,716 for the year ended December 31, 2001. The above land and buildings are security for the mortgage described in Note 3.

     The Company is in the  business of  developing  real estate for  additional gaming  activities.  For the years ended  December  31, 2002 and 2001,  the
     Company had capitalized $327,870 and $111,645, respectively to continue its efforts.

3.   MEMBERS EQUITY AND SENIOR OBLIGATION
     ------------------------------------

     The members of the Company have contributed  considerable  amounts of money to the  Company to fund the  purchasing  of the Raceway  and  pursuing  the approval and  development of a Native  American  Casino on a portion of the
     Raceway  property.  These  contributions  (and a priority return of 10% per anum) and the mortgage  described below,  (with interest  compounded at 10%
     per annum) must be repaid before any net earnings from operations  would be available for  distribution to the Company's other members.  As of December
     31,  2002 the  aggregate  amount  needed to  satisfy  the  payment  of said contributions  (with priority returns) to certain members of the Company is
     $29,991,362.

     These preferred capital balances are subordinate to a mortgage,  payable to two members,  (the "Senior  Obligation"),  which at December 31, 2002,  and
     December 31, 2001 was  $6,821,375  and  $6,201,250  respectively  including accrued  interest at 10% per annum.  All payments  accrue and the principal and  accrued  interest  totaling  $8,052,550  is due  September  15,  2004.
     Currently,  any cash  flow from the  operations  of the  Raceway  are being retained by the Company for working capital purposes and to fund litigation and  development  expenses  in  conjunction  with  other  potential  gaming operations at the track.  As a result,  the Company is not expected to make

                                      F-10

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

     any  distributions  with respect to certain other members'  interests until the Company has achieved  additional  net revenues  sufficient to discharge the payment of the Senior Obligation,  accrued interest,  preferred capital balance and priority returns.

     The  Company  was  formed as a limited  liability  company,  therefore  its members  individual  liability is limited under the appropriate laws of the
     State of New York.  The  Company  will  cease to exist  July 1,  2025.  The
     Company's  distinct  lines of business:  (A) casino  development;  (B) real estate  related  activities;  and  (C) the  gaming  operations  related  to
     Monticello Raceway including  pari-mutuel and future Video Lottery Terminal operations  are owned as follows:  (after the  transaction  of February 12,
     2002 noted below and the transaction of December 10, 2002 described in Note
     6 - Commitments and Contingencies)

                                                 Casino         Real Estate         Racing
                                              ------------   ----------------    ------------
                    Voting Members:
                    Alpha Monticello, Inc.       48.310           25.000            36.870
                    Americas Tower Partners      20.000           25.000            25.000
                    Monticello Realty, LLC       20.000           22.500            22.500
                    Watertone Holdings, LP        9.190           25.000            13.130

                    Non-Voting Members:
                    Cliff Ehrlich                 1.375            1.375             1.375
                    Fox-Hollow Lane, LLC          1.000            1.000             1.000
                    Shamrock Strategies, Inc.     0.125            0.125             0.125

     On February 12, 2002, Alpha Monticello,  Inc. (a wholly owned subsidiary of
     Empire Resorts, Inc. ("Empire"),  a member of the Company,  entered into an agreement with Watertone  Holdings LP  ("Watertone"),  also a member of the
     Company,  providing for the  acquisition of 47.5% of  Watertone's  economic interests in the casino and racetrack  business  components of the Company.
     The transaction contemplated by this agreement closed on March 12, 2002.

4.   RELATED PARTY TRANSACTIONS
     --------------------------

     As explained in Notes 1G and 2 the Company is in the business of developing real estate for  additional  gaming  activities.  In  connection  with this development the Company has paid various consulting fees to related parties consisting  of members or  directors  of Catskill  Development,  LLC.  From inception  through  December  31,  2002  the  Company  has  capitalized  as development costs $868,574 of such related party transactions.

                                      F-11

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

5.   OPERATING LEASES
     ----------------

     At December 31, 2002 the Company had  commitments  under  operating  leases which end in 2006 for various  pieces of equipment  requiring  annual lease payments for the twelve months ending December 31 as follows:

             2003                           $151,321
             2004                            140,121
             2005                             18,451
             2006                              8,808
                                   ------------------
                  Total                     $318,701
                                   ==================

     Lease  expense was $165,721  and $153,208 for the years ended  December 31,
     2002 and 2001 respectively.

6.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Monticello Harness Horsemen's  Association,  Inc. has brought an action against Monticello Raceway  Management,  Inc. and one of the members of the
     Company  seeking the sum of  $1,300,0000  to be credited to the  horsemen's purse account.  The suit claims that revenues  received by the Raceway from various simulcasting sources were not properly credited to their horsemen's purse  account.  Management  has  responded  vigorously to contest the case after attempts at out-of-court  settlement  proved  fruitless.  On June 19,
     2003 the case was dismissed because of lack of subject matter jurisdiction.
     The  plaintiff  is expected to file a complaint  in the proper  court or to seek  alternative  dispute  resolution.  There are disputed  issues of fact between the  parties,  which makes an estimate of the outcome or the amount or range of loss  difficult  to gauge.  In  accordance  with  Statement  of
     Financial  Accounting  Standards No. 5, the amount of the loss, if any that may be  ultimately  realized  has not been  reflected  in the  accompanying financial statements.

     In July  1996,  the  Company  and its  members  entered  into a  series  of agreements  with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello,  New York.  Pursuant
     to such agreements,  the Mohawk Tribe was to purchase certain land from the
     Company  and  various  affiliates  of the  Company  were to help  with  the development of a casino on the land and manage any resulting  casino.  More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven
     (7) years from its opening and to receive certain fees for the provision of management and related services.

                                      F-12

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

     Completion of the project  contemplated  by the agreements  with the Mohawk
     Tribe was  subject  to  certain  conditions,  including  the  obtaining  of
     relevant  federal  and  State  governmental  approvals.   The  Company,  in
     conjunction with its affiliates,  assumed responsibility for and undertook, seeking and obtaining all local,  state and federal  approvals  required or necessary  to  construct  and operate the Casino  Project.  By letter dated
     April 6,  2000,  addressed  to  Governor  George  Pataki,  Kevin  Governor,
     Assistant Secretary of the Department of the Interior, advised and notified the Governor of New York that the Company's  proposed  casino  project with the Mohawk Tribe had been  approved  and  specifically  requested  that the
     Governor concur.  However, on April 22, 2000, the Company became aware of a purported  letter  agreement  between  the  Mohawk  Tribe  and  Park  Place
     Entertainment  Corporation  ("PPE"),  which  agreement (with two irrelevant exceptions) purportedly gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

     Since  2000,  the Company has been  engaged in  litigation  with Park Place
     Entertainment  ("PPE")  alleging  tortuous  interference  with contract and business  relationship  in regard to the Company's  agreements with the St.
     Regis Mohawk Tribe. On March 14, 2003, attorneys for the Plaintiffs filed a motion  requesting  the  District  Court to  vacate a  judgment,  which was adverse to the Company, issued on August 26th, 2002, on the ground that new evidence  has been found that has a material  bearing on  important  issues affecting the judgment.  The motion  indicates  that audio tapes of certain conversations  concerning  the  transaction  at issue in the case were made available to the plaintiffs by  Presidents,  R.C., the plaintiff in another case against PPE and that the tapes provide  evidence  which raise material issues  regarding  important  issues in the case and the positions taken by the  defendant.  The motion  requests that the judgment be vacated and that the  Plaintiffs  be  permitted  to  continue  discovery  and  file  amended pleadings  to reflect the  evidence  contained  in the case.  Although  the
     Company has been  advised by the  attorneys  handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the  Plaintiff's  original  complaint or all of the issues  covered by the  pending  appeal in the case by the  Plaintiffs.
     Accordingly,  no assurance  can be given that the motion will be granted or that,  if  granted,  it  will  provide  relief  sufficient  to  permit  the
     Plaintiffs  to  proceed  with a trial  or  provide  evidence  that  will be available for purposes of the record in the appeal.

     Legal fees in connection  with the  aforementioned  litigation  amounted to
     $2,644,389  and  $2,228,077  for the years ended December 31, 2002 and 2001 respectively.

                                      F-13

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

     The  Company  is  also  a  party  to  a  various   non-environmental  legal
     proceedings  and  administrative  actions,  all arising  from the  ordinary course of business. Although it is impossible to predict the outcome of any legal  proceeding,  the Company  believes any liability that may finally be determined  with  respect  to such  legal  proceedings  should  not  have a material effect on The Company's consolidated  financial position,  results of operations or cash flows.

     In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its  strategic  alternatives  and assist in  maximizing  the value of its  assets.  The  Company  is in  negotiations  with a  federally recognized  Native American tribe in New York and various casino management and  development  entities  with  respect  to the  development  of a Native
     American  Casino.  The  development of a casino at the Raceway will require consummation  of  arrangements  with these parties and various  reviews and approvals.  No  assurances  can be given  that  such  arrangements  will be entered into or that any approvals will be obtained.

     On December 10, 2002,  Empire reached an agreement  with  Bryanston  Group,
     Inc.  ("Bryanston")  (a former  member of the  Company)  and certain  other affiliates  regarding  certain  obligations due from and claims against the
     Company.  Included in the agreement  with  Bryanston is the  acquisition of
     Bryanston's  interest  in  Catskill   Development,   including  its  voting
     membership interest and preferred capital account in the Company. Bryanston has agreed to transfer such interests to Empire.

7.   VIDEO LOTTERY TERMINALS
     -----------------------

     In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the state ("VLT  Legislation").  The bill was signed by the  Governor on October 31, 2001.  The  provision of the VLT
     Legislation  relevant to the Company  include:  a)  authority  given to the
     Governor to  negotiate  casino  licenses  for up to three  Native  American casinos in the  Catskills;  and b) the  authority for several of New York's racetracks,  including  the  Raceway,  to operate  video  lottery  terminal
     ("VLT") in their facilities. The VLT operation will be conducted by the New
     York State Lottery (the "Lottery") with the racetracks  functioning largely as agents for the Lottery.

     The Company  received a letter  from the  Lottery,  dated  March 21,  2002, advising the Raceway that the Lottery has completed  its initial  review of the  Raceway's  business  plan for the  operation  of VLT's at the  Raceway
     during  the  initial  three  year  trial  period   approved  by  the  State
     Legislature.  Based  on such  review,  the  Lottery  has  made  an  initial allocation  of 1,800  VLT's to the  Raceway  and has  approved  the maximum permitted rate for  compensation of 25% of revenues  generated after payout of prizes for the Raceway. The law currently provides that the Raceway must

                                      F-14

     apply 35% in the first year,  escalating to 45% in years two and three,  of its  compensation  to  enhance  purses  at the  Raceway  and each year must dedicate 5% of its compensation to a State Breeding Development Fund.

     The  business  plan was  submitted  at the request of the  Lottery,  and in accordance  with Lottery  procedures,  does not represent a final  decision with respect to the  implementation  of VLT's by the Company.  The business plan  includes  certain  assumptions  recommended  by the Lottery and other estimates  considered  preliminary  by the  Company The Lottery has not yet established  a firm start date or adopted  regulations  with  regard to the program.

     On May 16, 2002, the New York State Legislature  passed a bill that further expanded  the  October  2001 VLT  Legislation.  This bill  extends the test period under the current law from three years to a period  ending  December
     31,  2007.  Further,  the bill  authorizes  each  track  to  enter  into an agreement  with the  organization  representing  its horsemen to reduce the percentage of its vendor fees  dedicated to enhancing  purses at such track during the initial three years, to an amount not less than 25 percent. That bill was signed by the Governor on May 29, 2002. In addition, the Company's ability to proceed  with the VLT  program may be impacted by its plans with respect to casino development at the site.

8.   SUBSEQUENT EVENTS
     -----------------

     On  February  4, 2003 the  Company  entered  into a Letter  of Intent  with
     Empire,  its partner in  developing  gaming  activities  at the  Monticello
     Raceway (the "Raceway") and other related entities.  The agreement provides for Empire to acquire a 48 year ground lease on the Raceway and  contiguous properties,  together with all of the Company's  development and management rights with respect to the site and related gaming activities,  in exchange for an 80.25% position in Empire's common stock.

     The Letter of Intent provides for the Company to lease its 230-acre Raceway property  to Empire  for a period  of 48 years  for an annual  base rent of
     $1,800,000.  Lease  terms are to  contain  certain  options  for  Empire to acquire  title to portions of the  property.  Empire will have the right to purchase  a 29-acre  parcel  for the  purpose  of placing it in trust for a
     Native  American  Tribe or Nation at the purchase price of $1. The exercise
     of  such  option  will  require  obtaining   necessary  federal  and  state
     approvals.  In addition, the remaining property may be purchased within two years of the opening of a casino at the present  value of the ground  lease at the time of such exercise.

                                      F-15

                            CATSKILL DEVELOPMENT, LLC
                            -------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

     The  agreement  is  subject  to the  execution  of  definitive  agreements,
     approvals  by  Empire's   Board  of  Directors  and  an  opinion  that  the
     transaction   will  be  tax-free   to  all  parties  and  other   technical
     requirements,  including a fairness opinion. No assurance can be given that the transactions provided for in the Letter of Intent will ultimately occur or will occur at the times and on the terms and conditions contained in the
     Letter of Intent.

     On April 3, 2003,  the Cayuga  Nation,  a New York  State  based  federally recognized Indian Nation (the "Cayuga Nation"),  the Company and certain of the Company affiliates,  including a subsidiary of the Company entered into a series of agreements  which provide for the  development  of a trust land casino adjacent to the Raceway.  In furtherance of these  transactions,  on
     April 10, 2003, the Cayuga Nation, Empire and the Company, officially filed with the  Eastern  Regional  Office of the  Bureau of  Indian  Affairs,  an
     application  requesting that the Secretary of the Interior acquire in trust on behalf of the Cayuga Nation a 30 acre parcel of land in Monticello,  New
     York to be used for gaming purposes. This transaction,  if completed, gives
     Empire control of the Raceway and all  development  rights for the proposed
     Native  American  casino and any potential  future video  lottery  terminal operations. The Company believes this will strengthen our ability to obtain new  financing on reasonable  terms and our  long-term  viability and hopes that this  transaction  will close  sometime in the third  quarter of 2003, although  there  are a  number  of  approvals  that  must be  obtained  and conditions that must be met.

     On May 15,  2003,  New  York  State  enacted  legislation  to  enhance  the incentives  for racetracks in the State to participate in the State's Video
     Lottery program.  Although  legislation had authorized the program earlier, none of the  racetracks  authorized to participate in the program had found the terms  sufficiently  attractive to justify the  investment  required to participate in the program. Under the newly enacted legislative amendments, the initial term of the program has been extended to 10-years from the date of  inception  and  permits  year round  operations  with  extended  hours.
     Approximately 29% of total VLT revenue received is to be distributed to the tracks and their  horsemen/  breeders  associations.  A  percentage  of VLT revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding fund,  thus improving the quality of racing at the track.  During the initial  eighteen  months of the program,  the NY
     State  Lottery  has the ability to approve  the  opening of  temporary  VLT structures -- while more comprehensive construction takes place.

     Pursuant to the original  legislation,  the New York State  Lottery made an allocation  of 1,800  VLT's to  Monticello  Raceway.  If market  conditions permit,  additional  machines may be added without the need for  additional legislation.

                                      F-16

                            Catskill Development, LLC
                           Consolidated Balance Sheets
                             June 30, 2003 and 2002

                                                              June 30, 2003               June 30, 2002
                                                          ---------------------       ---------------------
ASSETS

Current Assets:
   Cash & Cash Equivalents                                     $ 1,395,998                     875,294
   Restricted Cash                                                  95,040                      56,444
   Other Current Assets                                            864,437                     773,899
                                                               -----------                 -----------

       Total Current Assets                                      2,355,475                   1,705,637
                                                               -----------                 -----------

Net Property and Equipment                                       5,575,775                   6,105,342
                                                               -----------                 -----------

Real Estate Development                                          6,789,804                   5,867,004
                                                               -----------                 -----------

       Total Assets                                            $14,721,054                  13,677,983
                                                               ===========                 ===========

LIABILITIES AND MEMEBERS' EQUITY

Current Liabilities:
   Accounts Payable and Accrued Expenses                       $ 2,947,394                   2,345,374
                                                               -----------                 -----------

       Total Current Liabilities                                 2,947,394                   2,345,374
                                                               -----------                 -----------

Long-Term Debt:
   Notes Payable                                                 7,154,125                   6,503,750
                                                               -----------                 -----------
       Total Long-Term Debt                                      7,154,125                   6,503,750
                                                               -----------                 -----------

Members' Equity                                                  4,619,535                   4,828,859
                                                               -----------                 -----------

Total Liabilities and Members' Equity                          $14,721,054                  13,677,983
                                                               ===========                 ===========

                 See Accompanying Notes And Accountant's Report

                                      F-17

                            Catskill Development, LLC
                         Consolidated Income Statements
                 For the Six Months Ended June 30, 2003 and 2002

                                              June 30, 2003       June 30, 2002
                                              -------------       --------------

Revenues                                        $ 4,834,223           5,515,866
                                                -----------         -----------

Costs and Expenses
   Purses, Awards and Other                       1,667,061           1,940,205
   General and Administrative                     3,862,643           4,573,275
   Depreciation                                     347,850             376,022
   Interest                                         332,893             302,890
                                                -----------         -----------

     Total Costs and Expenses                     6,210,447           7,192,392
                                                -----------         -----------

       Net (Loss)                               $(1,376,224)         (1,676,526)
                                                ===========         ===========

                 See Accompanying Notes And Accountant's Report

                                      F-18

                            Catskill Development, LLC
                      Consolidated Statements of Cash Flows
                 For the Six Months Ended June 30, 2003 and 2002

                                                    June 30, 2003     June 30, 2002
                                                    -------------     -------------

Operating Activities:
  Net Loss                                            $(1,376,224)    (1,676,526)
     Adjustments to reconcile net loss to net cash
     Provided(Used) by operating activities:
        Depreciation                                      347,850        376,022
        Loss on Asset Disposal                             (5,202)          --
        Accrued Interest Not Paid                         332,750        302,500

  (Increase) Decrease in:
     Restricted Cash                                      (52,664)        21,626
     Other Current Assets                                 504,355         32,406

  Increase (Decrease) in:
     Accounts Payable and Accrued Expenses                361,485        625,147
                                                      -----------    -----------

  Net Cash Provided  (Used) by Operating Activities       112,350       (318,825)
                                                      -----------    -----------

  Investing Activities:
     Purchase of Property, Plant and Equipment            (62,178)       (37,945)
     Real Estate Development                             (721,335)      (126,405)
                                                      -----------    -----------
          Net Cash Used in Investing Activities          (783,513)      (164,350)
                                                      -----------    -----------

  Financing Activities:
     Member Contributions                               1,423,297           --
                                                      -----------    -----------

          Net Cash Provided by Financing Activities     1,423,297           --
                                                      -----------    -----------

  Net Increase (Decrease) in Cash                         752,134       (483,175)
  Cash at Beginning of Period                             643,864      1,358,469
                                                      -----------    -----------

  Cash at End of Period                               $ 1,395,998        875,294
                                                      ===========    ===========

  Supplemental Disclosures:
     Interest Paid                                    $        38            180

                 See Accompanying Notes And Accountant's Report

                                      F-19

                            Catskill Development, LLC
              Consolidated Statements of Changes in Member's Equity
                 For the Six Months Ended June 30, 2003 and 2002

                                     Preferred              Other                                     Total
                                      Capital              Capital           Accumulated             Members
                                   Contributions         Contributions         Deficit                Equity
                                   -----------          -----------          -----------           -----------

Balance December 31, 2002          $16,724,793                  400          (12,152,731)            4,572,462

Capital Contributions                1,423,297                 --                   --               1,423,297

Net (Loss)                                --                   --             (1,376,224)           (1,376,224)
                                   -----------          -----------          -----------           -----------

Balance June 30, 2003              $18,148,090                  400          (13,528,955)            4,619,535
                                   ===========          ===========          ===========           ===========

Balance December 31, 2001          $16,728,693                  400          (10,223,708)            6,505,385

Net (Loss)                                --                   --             (1,676,526)           (1,676,526)
                                   -----------          -----------          -----------           -----------

Balance June 30, 2002               $16,728,693                 400          (11,900,234)            4,828,859
                                   ===========          ===========          ===========           ===========

                 See Accompanying Notes And Accountant's Report

                                      F-20

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

1.  SIGNIFICANT ACCOUNTING POLICIES
    -------------------------------

     This summary of significant  accounting  policies of Catskill  Development,
     LLC (the  Company) is presented to assist in  understanding  the  Company's financial  statements.  These  accounting  policies have been  consistently applied in the preparation of the financial statements,  and all normal and
     recurring   adjustments  and  accruals  considered  necessary  for  a  fair presentation have been included. Operating results for the six month period ended June 30, 2003 are not necessarily  indicative of the results that may be expected for the year ended December 31, 2003.

     A. Organization and Business Activity
        ----------------------------------

     In October 1995,  Catskill  Development,  LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American
     Casino  in  Monticello,  New York (the  "Casino  Project").  The  Company's
     business  plan  envisioned  three  distinct  lines of  business:  a) casino activities; b) real estate related activities; and c) the gaming operations related to Monticello  Raceway (the  "Raceway")  including  pari-mutuel and future  Video  Lottery  Terminal  ("VLT")  operations.  Monticello  Raceway
     Management.  Inc.  (MRMI),  a  New  York  Corporation,  is a  wholly  owned subsidiary  and was  formed  to hold  the  pari-mutuel  license.  .  Mohawk
     Management, LLC (MM), a New Your Limited Liability Company, is 60% owned by the  Company  and was  formed  to  manage  the  St.  Regis  Mohawk  Casino.
     Monticello  Casino  Management,  LLC (MCM),  a New York  Limited  Liability
     Company,  is 60% owned by the  Company  and was  formed to manage any other
     Native American Casino at the Raceway. Both MM and MCM are inactive at this time.

     Currently,  the Company conducts pari-mutuel wagering on live race meetings for Standard  bred horses and  participates  in intrastate  and  interstate simulcast  wagering at the Raceway in  Monticello,  New York. The Company's
     operations  are  subject to  regulation  by the New York  State  Racing and
     Wagering Board.

     The Company  continues to pursue a Native  American  Casino  Project at the
     Raceway. However, to this point it has been unsuccessful (see Note 8).

     B.  PRINCIPLES OF CONSOLIDATION
         ---------------------------

     The accompanying  consolidated financial statements include the accounts of the Company's  subsidiaries,  Monticello Raceway  Managements,  Inc, Mohawk
     Management,  LLC and Monticello  Casino  Management,  LLC. All  significant

                                      F-21

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     inter-company   balances  and   transactions   have  been   eliminated   in
     consolidation.

     C.   Use of Estimates
          ----------------

     The  preparation  of financial  statements  in conformity  with  accounting principles  generally  accepted  in the United  States of America  required management  to make  estimates  and  assumptions  that affect the  reported amounts of assets and liabilities  and disclosure of contingent  assets and liabilities  at the  dates of the  financial  statements  and the  reported amounts of revenues  and  expenses  during the  reporting  periods.  Actual results could differ from those estimated.

     D.  Concentrations of Credit Risk
         -----------------------------

     The Company maintains significant cash balances with financial institutions in  excess of the  insurance  provided  by the  Federal  Deposit  Insurance
     Corporation (FDIC).

     The Company,  in the normal  course of business,  settles  wagers for other racetracks and is thereby exposed to credit risk. However,  receivables are generally not a significant  portion of the Company's  total assets and are comprised of a large number of accounts.

     E.  Cash and Cash Equivalents
         -------------------------

     Cash and cash  equivalents  include  cash on account,  demand  deposits and certificates of deposits with original maturities of less than three months at acquisition.

     F.  Restricted Cash
         ---------------

     Under New York States  Racing,  Pari-Mutuel  Wagering  and Breeding Law the
     track is  obliged  to  withhold a certain  percentage  of certain  types of wagers  towards  the  establishment  of a pool of money the use of which is restricted to the funding of approved capital improvements,  repairs and/or certain  advertising  expenses.  Periodically  during  the year  the  track petitions  the  Racing  and  Wagering  Board  to  certify  that  the  noted
     expenditures are eligible for re-imbursement  from the capital  improvement fund.  The  unexpended  balance is shown as restricted  cash on the balance sheet.

     G.  Property, and Equipment
         -----------------------

                                      F-22

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     Plant and equipment are recorded at cost.  Depreciation is calculated using the  straight-line  basis over the  estimated  useful  lives of the related assets as follows: 15 years for grandstands and buildings, 5 to 7 years for equipment and 7 years for furniture and fixtures.

     H.  Real Estate Development
         -----------------------

     In  connection  with its real estate  activities,  the Company  capitalizes certain legal,  architectural,  engineering and environmental study fees as well as other costs directly related to the development of its real estate.
     (See Note 2)

     I.  Impairment of Assets
         --------------------

     In the event that facts and circumstances indicate that the carrying amount of tangible  assets or groups of assets may be impaired,  an  evaluation of recoverability  would be  performed.  If an  evaluation  is  required,  the estimate future undiscounted cash flows associated with the assets would be compared to the assets'  carrying  amount to determine  if a write-down  to market  value or  discounted  cash flow value is required.  Management  has determined that no impairment of assets has occurred.

     J.  Inventory
         ---------

     Inventory  is recorded at the lower of cost or market on a first in,  first out basis.

     K.  Revenue Recognition
         -------------------

     Wagering  revenues are  recognized  gross of purses,  stakes and awards and pari-mutual  wagering taxes.  The costs relating to these amounts are shown as "Purses, Awards and Other" in the accompanying Income Statements.

     L.  Advertising
         -----------

     The  Company  expenses  the costs of  general  advertising,  promotion  and marketing programs at the time the costs are incurred.

                                      F-23

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     M.  Income Taxes
         ------------

     The  Company  was formed as a limited  liability  company and elected to be treated as a partnership  for tax purposes,  and thus no income tax expense is  recorded  in the  statements.  Income  of the  Company  is taxed to the members  in their  respective  returns.  All  income  from  the 100%  owned subsidiary  is passed  to the  Company  because  of a  management  contract
     between  the  companies.   Therefore  no  tax  accrual  is  needed  on  the
     subsidiary's records.

2.   FIXED ASSETS
     ------------

                                              June 30, 2003         June 30, 2002
                                              -------------         --------------
Land                                            $   770,000              770,000
Buildings & Improvements                          8,574,666            8,414,664
Furniture, Fixtures & Equipment                   1,258,538            1,233,558
                                                -----------          -----------
   Subtotal                                      10,603,204           10,418,222
Less: Accumulated Depreciation                    5,027,429            4,312,880
                                                -----------          -----------
   Net Property and Equipment                   $ 5,575,775            6,105,342
                                                ===========          ===========

     Depreciation  expense was  $347,850  and  $376,022 for the six months ended
     June 30,  2003 and 2002  respectively.  The above  land and  buildings  are security for the mortgage described in Note 3.

     The Company is in the  business of  developing  real estate for  additional gaming  activities.  For the six months  ended June 30, 2003 and 2002,  the
     Company had capitalized $721,335 and $126,405, respectively to continue its efforts.

3.   MEMBERS EQUITY AND SENIOR OBLIGATION
     ------------------------------------

     The members of the Company have contributed  considerable  amounts of money to the  Company to fund the  purchasing  of the Raceway  and  pursuing  the approval and  development of a Native  American  Casino on a portion of the
     Raceway  property.  These  contributions  (and a priority return of 10% per anum) and the mortgage  described below,  (with interest  compounded at 10%
     per annum) must be repaid before any net earnings from operations  would be available for  distribution to the Company's other members.  As of June, 30
     2003  the   aggregate   amount  needed  to  satisfy  the  payment  of  said
     contributions  (with priority returns) to certain members of the Company is
     $34,539,867.

                                      F-24

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     These preferred capital balances are subordinate to a mortgage,  payable to two members,  (the "Senior  Obligation"),  which at June 30, 2003, and 2002 was $7,154,125 and $6,503,750  respectively  including  accrued interest at
     10% per annum.  All payments accrue and the principal and accrued  interest totaling  $8,052,550 is due September  15, 2004.  Currently,  any cash flow from the  operations  of the Raceway are being  retained by the Company for working capital purposes and to fund litigation and development expenses in conjunction  with other  potential  gaming  operations  at the track.  As a result,  the Company is not expected to make any distributions with respect to  certain  other  members'  interests  until  the  Company  has  achieved additional  net revenues  sufficient to discharge the payment of the Senior
     Obligation,  accrued  interest,  preferred  capital  balance  and  priority returns.

     The  Company  was  formed as a limited  liability  company,  therefore  its members  individual  liability is limited under the appropriate laws of the
     State of New York.  The  Company  will  cease to exist  July 1,  2025.  The
     Company's  distinct  lines of business:  (A) casino  development;  (B) real estate  related  activities;  and  (C) the  gaming  operations  related  to
     Monticello Raceway including  pari-mutuel and future Video Lottery Terminal operations are owned as follows:

                                                 Casino             Real Estate          Racing
                                            -----------------   ------------------   --------------
               Voting Members:
               --------------
               Alpha Monticello, Inc.            48.310              25.000              36.870
               Americas Tower Partners           20.000              25.000              25.000
               Monticello Realty, LLC            20.000              22.500              22.500
               Watertone Holdings, LP             9.190              25.000              13.130

               Non-Voting Members:
               ------------------
               Cliff Ehrlich                      1.375               1.375               1.375
               Fox-Hollow Lane, LLC               1.000               1.000               1.000
               Shamrock Strategies, Inc.          0.125               0.125               0.125

4.   RELATED PARTY TRANSACTIONS
     --------------------------

     As explained in Notes 1G and 2 the Company is in the business of developing real estate for  additional  gaming  activities.  In  connection  with this development the Company has paid various consulting fees to related parties consisting  of members or  directors  of Catskill  Development,  LLC.  From inception  through June 30, 2003 the Company has capitalized as development costs $976,858 of such related party transactions.

                                      F-25

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

5.   OPERATING LEASES
     ----------------

     At June 30, 2003 the Company had commitments  under operating  leases which end in 2006 for various pieces of equipment requiring annual lease payments for the twelve months ending June 30 as follows:

             2004                           $ 150,921
             2005                              76,374
             2006                              17,616
                                   -------------------

                  Total                     $ 244,911
                                   ===================

     Lease  expense was  $77,461  and $82,860 for the six months  ended June 30,
     2003 and 2002 respectively.

6.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Monticello Harness Horsemen's  Association,  Inc. has brought an action against Monticello Raceway  Management,  Inc. and one of the members of the
     Company  seeking the sum of  $1,562,776  to be  credited to the  horsemen's purse account and an additional  $4,000,000 in punitive  damages.  The suit claims that  revenues  received by the Raceway  from  various  simulcasting sources were not properly  credited to their  horsemen's  purse account.  A separate action seeking $50,000  questions the proper  assignment of stalls to the Horseman.  Management  has responded  vigorously to contest the case after  attempts at  out-of-court  settlement  proved  fruitless.  There are disputed issues of fact between the parties, which makes an estimate of the outcome or the amount or range of loss  difficult to gauge.  In  accordance with Statement of Financial  Accounting  Standards No. 5, the amount of the loss, if any that may be ultimately  realized has not been reflected in the accompanying financial statements.

     In July  1996,  the  Company  and its  members  entered  into a  series  of agreements  with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello,  New York.  Pursuant
     to such agreements,  the Mohawk Tribe was to purchase certain land from the
     Company  and  various  affiliates  of the  Company  were to help  with  the development of a casino on the land and manage any resulting  casino.  More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven
     (7) years from its opening and to receive certain fees for the provision of management and related services.

                                      F-26

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     Completion of the project  contemplated  by the agreements  with the Mohawk
     Tribe was  subject  to  certain  conditions,  including  the  obtaining  of
     relevant  federal  and  State  governmental  approvals.   The  Company,  in
     conjunction with its affiliates,  assumed responsibility for and undertook, seeking and obtaining all local,  state and federal  approvals  required or necessary  to  construct  and operate the Casino  Project.  By letter dated
     April 6,  2000,  addressed  to  Governor  George  Pataki,  Kevin  Governor,
     Assistant Secretary of the Department of the Interior, advised and notified the Governor of New York that the Company's  proposed  casino  project with the Mohawk Tribe had been  approved  and  specifically  requested  that the
     Governor concur.  However, on April 22, 2000, the Company became aware of a purported  letter  agreement  between  the  Mohawk  Tribe  and  Park  Place
     Entertainment  Corporation  ("PPE"),  which  agreement (with two irrelevant exceptions) purportedly gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

     Since  2000,  the Company has been  engaged in  litigation  with Park Place
     Entertainment  ("PPE")  alleging  tortuous  interference  with contract and business  relationship  in regard to the Company's  agreements with the St.
     Regis Mohawk Tribe. On March 14, 2003, attorneys for the Plaintiffs filed a motion  requesting  the  District  Court to  vacate a  judgment,  which was adverse to the Company, issued on August 26th, 2002, on the ground that new evidence  has been found that has a material  bearing on  important  issues affecting the judgment.  The motion  indicates  that audio tapes of certain conversations  concerning  the  transaction  at issue in the case were made available to the plaintiffs by  Presidents,  R.C., the plaintiff in another case against PPE and that the tapes provide  evidence  which raise material issues  regarding  important  issues in the case and the positions taken by the  defendant.  The motion  requests that the judgment be vacated and that the  Plaintiffs  be  permitted  to  continue  discovery  and  file  amended pleadings  to reflect the  evidence  contained  in the case.  Although  the
     Company has been  advised by the  attorneys  handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the  Plaintiff's  original  complaint or all of the issues  covered by the  pending  appeal in the case by the  Plaintiffs.
     Accordingly,  no assurance  can be given that the motion will be granted or that,  if  granted,  it  will  provide  relief  sufficient  to  permit  the
     Plaintiffs  to  proceed  with a trial  or  provide  evidence  that  will be available for purposes of the record in the appeal.

     Legal fees in connection  with the  aforementioned  litigation  amounted to
     $1,018,028  and  $1,945,255 for the six months ended June 30, 2003 and 2002 respectively.

     The  Company  is  also  a  party  to  a  various   non-environmental  legal
     proceedings  and  administrative  actions,  all arising  from the  ordinary course of business. Although it is impossible to predict the outcome of any

                                      F-27

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     legal  proceeding,  the Company  believes any liability that may finally be determined  with  respect  to such  legal  proceedings  should  not  have a material effect on The Company's consolidated  financial position,  results of operations or cash flows.

     In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its  strategic  alternatives  and assist in  maximizing  the value of its  assets.  The  Company  is in  negotiations  with a  federally recognized  Native American tribe in New York and various casino management and  development  entities  with  respect  to the  development  of a Native
     American  Casino.  The  development of a casino at the Raceway will require consummation  of  arrangements  with these parties and various  reviews and approvals.  No  assurances  can be given  that  such  arrangements  will be entered into or that any approvals will be obtained.

7.   VIDEO LOTTERY TERMINALS
     -----------------------

     In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the state ("VLT  Legislation").  The bill was signed by the  Governor on October 31, 2001.  The  provision of the VLT
     Legislation  relevant to the Company  include:  a)  authority  given to the
     Governor to  negotiate  casino  licenses  for up to three  Native  American casinos in the  Catskills;  and b) the  authority for several of New York's racetracks,  including  the  Raceway,  to operate  video  lottery  terminal
     ("VLT") in their facilities. The VLT operation will be conducted by the New
     York State Lottery (the "Lottery") with the racetracks  functioning largely as agents for the Lottery.

     The Company  received a letter  from the  Lottery,  dated  March 21,  2002, advising the Raceway that the Lottery has completed  its initial  review of the  Raceway's  business  plan for the  operation  of VLT's at the  Raceway
     during  the  initial  three  year  trial  period   approved  by  the  State
     Legislature.  Based  on such  review,  the  Lottery  has  made  an  initial allocation of 1,800 VLT's to the Raceway.

     The  business  plan was  submitted  at the request of the  Lottery,  and in accordance  with Lottery  procedures,  does not represent a final  decision with respect to the  implementation  of VLT's by the Company.  The business plan  includes  certain  assumptions  recommended  by the Lottery and other estimates  considered  preliminary  by the  Company The Lottery has not yet established  a firm start date or adopted  regulations  with  regard to the program.

     On May 15,  2003,  New  York  State  enacted  legislation  to  enhance  the incentives  for racetracks in the State to participate in the State's Video
     Lottery program.  Although  legislation had authorized the program earlier,

                                      F-28

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     none of the  racetracks  authorized to participate in the program had found the terms  sufficiently  attractive to justify the  investment  required to participate in the program. Under the newly enacted legislative amendments, the initial term of the program has been extended to 10-years from the date of  inception  and  permits  year round  operations  with  extended  hours.
     Approximately 29% of total VLT revenue received is to be distributed to the tracks and their  horsemen/  breeders  associations.  A  percentage  of VLT revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding fund,  thus improving the quality of racing at the track.  During the initial  eighteen  months of the program,  the NY
     State  Lottery  has the ability to approve  the  opening of  temporary  VLT structures -- while more comprehensive  construction takes place.  Pursuant to the original legislation,  the New York State Lottery made an allocation of  1,800  VLT's  to  Monticello  Raceway.  If  market  conditions  permit,
     additional   machines  may  be  added  without  the  need  for   additional
     legislation.

8.   CASINO DEVELOPMENT
     ------------------

     On April 3, 2003,  the Cayuga  Nation,  a New York  State  based  federally recognized Indian Nation (the "Cayuga Nation"),  the Company and certain of the Company affiliates,  including a subsidiary of the Company entered into a series of agreements  which provide for the  development  of a trust land casino adjacent to the Raceway.  In furtherance of these  transactions,  on
     April 10, 2003, the Cayuga Nation, Empire and the Company, officially filed with the  Eastern  Regional  Office of the  Bureau of  Indian  Affairs,  an
     application  requesting that the Secretary of the Interior acquire in trust on behalf of the Cayuga Nation a 30 acre parcel of land in Monticello,  New
     York to be used for gaming purposes. This transaction,  if completed, gives
     Empire control of the Raceway and all  development  rights for the proposed
     Native  American  casino and any potential  future video  lottery  terminal operations. The Company believes this will strengthen our ability to obtain new  financing on reasonable  terms and our  long-term  viability and hopes that this  transaction  will close  sometime in the fourth quarter of 2003, although  there  are a  number  of  approvals  that  must be  obtained  and conditions that must be met.

9.   SUBSEQUENT EVENTS
     -----------------

     On July 3,  2003 the  Company  entered  into a  Definitive  Agreement  with
     Empire,  its partner in  developing  gaming  activities  at the  Monticello
     Raceway (the "Raceway") and other related entities.  The agreement provides for Empire to acquire a 48 year ground lease on the Raceway and  contiguous properties,  together with all of the Company's  development and management rights with respect to the site and related gaming activities,  in exchange for an 80.25% position in Empire's common stock.

                                      F-29

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                             June 30, 2003 and 2002

     The  Definitive  Agreement  provides  for the Company to lease its 230-acre
     Raceway property to Empire for a period of 48 years for an annual base rent of  $1,800,000.  The Lease  terms are to contain  certain  options  for the
     Company to acquire title to portions of the property.  The exercise of such option will  require  obtaining  necessary  federal and state  approvals to create  a Native  American  gaming  facility  on the  property.  If such an approval  is  reached,  the  Company  will  have the  ability  to apply any proceeds that Catskill receives for the Casino project,  in relation to the land placed in trust,  and apply  those  proceeds  against  the  negotiated purchase price.

     On July  17,  2003  The New  York  State  Supreme  Court  decided  that the
     Legislature did not violate the state  constitution  when it authorized the governor to sign accords with Indian tribes  allowing them to build six new casinos.  Judge Joseph  Teresi,  an Albany  County  judge,  also ruled that racetracks  could install video lottery  terminals and the state could take part in interstate lotteries.

                                      F-30

                         REPORT OF INDEPENDENT AUDITORS

To the Members of
Monticello Raceway Development, LLC

We  have  audited  the  accompanying   balance  sheets  of  Monticello   Raceway
Development  Company,  LLC as of  December  31,  2002 and 2001,  and the related income statements, changes in member's equity and cash flows for the years ended
December 31, 2002 and 2001. These financial statements are the responsibility of the Company's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in  accordance  with United  States  generally  accepted auditing  standards.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the financial position of Monticello Raceway Development
Company,  LLC at December 31, 2002 and 2001,  and the results of its  operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with United States generally accepted accounting principles.

/s/ Bachrach, Waschitz & Waschitz, LLP
--------------------------------------

July 18, 2003

                                      F-31

                   Monticello Raceway Development Company, LLC
                                 Balance Sheets
                     December 31, 2002 and December 31, 2001

                                                       December 31, 2002    December 31, 2001
                                                       -----------------    ------------------
ASSETS

Current Assets:
   Due From Members                                    $             200                  200
                                                       -----------------    ------------------

       Total Assets                                    $             200                  200
                                                       =================    ==================

LIABILITIES AND MEMEBERS' EQUITY

Current Liabilities:
   Accounts Payable and Accrued Expenses               $              --                    --
                                                       -----------------    ------------------

       Total Current Liabilities                                      --                    --
                                                       -----------------    ------------------

Members' Equity                                                      200                   200
                                                       -----------------    ------------------

Total Liabilities and Members' Equity                  $             200                   200
                                                       =================    ==================

                        See Notes To Financial Statements

                                      F-32

                   Monticello Raceway Development Company, LLC
                                Income Statements
                 For the Years Ended December 31, 2002 and 2001

                                       December 31, 2002                   December 31, 2001
                                ---------------------------------   --------------------------------

Revenues                        $                              -                                  -
                                ---------------------------------   --------------------------------
Costs and Expenses                                             -                                  -
                                ---------------------------------   --------------------------------
   Net Income                   $                              -                                  -
                                =================================   ================================

                        See Notes To Financial Statements

                                      F-32

                  Monticello Raceway Development Company, LLC
                           Statements of Cash Flows
                 For the Years Ended December 31, 2002 and 2001

                                                            December 31, 2002                    December 31, 2001
                                                            -----------------------------   -----------------------------

Operating Activities:
Net Income                                                  $                              -                                  -

    Net Cash (Provided) Used by Operating Activities                                       -                                  -
                                                            ---------------------------------   --------------------------------
Investing Activities:

    Net Cash (Provided) Used in Investing Activities                                       -                                  -
                                                            ---------------------------------   --------------------------------

Financing Activities:

    Net Cash Provided (Used) by Financing Activities                                       -                                  -
                                                            ---------------------------------   --------------------------------

Net Increase (Decrease) in Cash                                                            -                                  -
Cash at Beginning of Year                                                                  -                                  -
                                                            ---------------------------------   --------------------------------

Cash at End of Year                                         $                              -                                  -
                                                            =================================   ================================

Supplemental Disclosures:
  Interest Paid                                             $                              -                                  -

                       See Notes To Financial Statements

                                      F-34

                   Monticello Raceway Management Company, LLC
                    Statements of Changes in Member's Equity
                 For the Years Ended December 31, 2002 and 2001

                                                                  Total
                                                                 Members
                                                                 Equity
                                                         -----------------------

                  Balance December 31, 2000                               $ 200

                  Net Income                                                  -
                                                         -----------------------

                  Balance December 31, 2001                                 200

                  Net Income                                                  -
                                                         -----------------------

                  Balance December 31, 2002                               $ 200
                                                         =======================

                        See Notes To Financial Statements

                                      F-35

                   Monticello Raceway Development Company, LLC

                          Notes to Financial Statements
                           December 31, 2002 and 2001

1.  SIGNIFICANT ACCOUNTING POLICIES
    -------------------------------

     This  summary of  significant  accounting  policies of  Monticello  Raceway
     Development   Company,   LLC  (the  Company)  is  presented  to  assist  in
     understanding the Company's financial statements.  The financial statements
     and  notes  are   representations  of  the  Company's   management  who  is
     responsible for their integrity and objectivity.  These accounting policies
     conform  to  generally  accepted   accounting   principles  and  have  been
     consistently applied in the preparation of the financial statements.

     A.  ORGANIZATION AND BUSINESS ACTIVITY
         ----------------------------------

     In  October  1995,   Monticello  Raceway  Development   Company,  LLC  (the
     "Company")  a New York  limited  liability  company,  was formed to provide exclusive services under a 25-year agreement with Catskill Development, LLC to  develop,  manage  and lease  all  projects  on the 230  acres  owned by
     Catskill Development, LLC. in Monticello, New York.

     Catskill  Development,  LLC  continues to pursue a Native  American  Casino
     Project  at  Monticello  Raceway.  However,  to  this  point  it  has  been unsuccessful. Therefore the company is inactive.

                                      F-36

                   Monticello Raceway Development Company, LLC
                                 Balance Sheets
                             June 30, 2003 and 2002

                                                                   June 30, 2003                   June 30, 2002
                                                           ------------------------------   -----------------------------
ASSETS

Current Assets:
   Due From Members                                        $                         200                             200
                                                           ------------------------------   -----------------------------

     Total Assets                                          $                         200                             200
                                                           ==============================   =============================

LIABILITIES AND MEMEBERS' EQUITY

Current Liabilities:
   Accounts Payable and Accrued Expenses                   $                           -                               -
                                                           ------------------------------   -----------------------------

     Total Current Liabilities                                                         -                               -
                                                           ------------------------------   -----------------------------

Members' Equity                                                                      200                             200
                                                           ------------------------------   -----------------------------

Total Liabilities and Members' Equity                      $                         200                             200
                                                           ==============================   =============================

                 See Accompanying Notes And Accountant's Report

                                      F-37

                   Monticello Raceway Development Company, LLC
                                Income Statements
                 For the Six Months Ended June 30, 2003 and 2002

                                            June 30, 2003                       June 30, 2002
                                   ---------------------------------   --------------------------------

Revenues                           $                              -                                  -
                                   ---------------------------------   --------------------------------

Costs and Expenses                                                -                                  -
                                   ---------------------------------   --------------------------------

   Net Income                      $                              -                                  -
                                   =================================   ================================

                 See Accompanying Notes And Accountant's Report

                                      F-38

                   Monticello Raceway Development Company, LLC
                            Statements of Cash Flows
                 For the Six Months Ended June 30, 2003 and 2002

                                                                       June 30, 2003                 June 30, 2002
                                                              ---------------------------------   ---------------------------

Operating Activities:
Net Income                                                    $                              -                                  -

      Net Cash (Provided) Used by Operating Activities                                       -                                  -
                                                              ---------------------------------   --------------------------------

Investing Activities:

      Net Cash (Provided) Used in Investing Activities                                       -                                  -
                                                              ---------------------------------   --------------------------------

Financing Activities:

      Net Cash Provided (Used) by Financing Activities                                       -                                  -
                                                              ---------------------------------   --------------------------------

Net Increase (Decrease) in Cash                                                              -                                  -
Cash at Beginning of Year                                                                    -                                  -
                                                              ---------------------------------   --------------------------------

Cash at End of Year                                           $                              -                                  -
                                                              =================================   ================================

Supplemental Disclosures:
  Interest Paid                                               $                              -                                  -

                 See Accompanying Notes And Accountant's Report

                                      F-39

                     Monticello Raceway Management Company, LLC
                      Statements of Changes in Member's Equity
                   For the Six Months Ended June 30, 2003 and 2002

                                                                Total
                                                               Members
                                                               Equity
                                                       -----------------------

Balance December 31, 2001                                               $ 200

Net Income                                                                  -
                                                       -----------------------
Balance June 30, 2002                                                   $ 200
                                                       =======================

Balance December 31, 2002                                               $ 200

Net Income                                                                  -
                                                       -----------------------

Balance June 30, 2003                                                   $ 200
                                                       =======================

                 See Accompanying Notes And Accountant's Report

                                      F-40

                   Monticello Raceway Development Company, LLC

                          Notes to Financial Statements
                             June 30, 2003 and 2002

1.  SIGNIFICANT ACCOUNTING POLICIES
    -------------------------------

     This  summary of  significant  accounting  policies of  Monticello  Raceway
     Development   Company,   LLC  (the  Company)  is  presented  to  assist  in
     understanding the Company's financial statements.  The financial statements
     and  notes  are   representations  of  the  Company's   management  who  is
     responsible for their integrity and objectivity.  These accounting policies
     conform  to  generally  accepted   accounting   principles  and  have  been
     consistently applied in the preparation of the financial statements.

     A.   Organization and Business Activity
          ----------------------------------

     In  October  1995,   Monticello  Raceway  Development   Company,  LLC  (the
     "Company")  a New York  limited  liability  company,  was formed to provide exclusive services under a 25-year agreement with Catskill Development, LLC to  develop,  manage  and lease  all  projects  on the 230  acres  owned by
     Catskill Development, LLC. in Monticello, New York.

     Catskill  Development,  LLC  continues to pursue a Native  American  Casino
     Project  at  Monticello  Raceway.  However,  to  this  point  it  has  been unsuccessful. Therefore the company is inactive.

                                      F-41